Filed Pursuant to Rule 424(B)(3)
Registration No. 333-197420

The information in this preliminary prospectus supplement is not complete and may be changed. We may not sell the notes described in this preliminary prospectus supplement until we deliver a final prospectus supplement and accompanying prospectus. This preliminary prospectus supplement is not an offer to sell these notes nor is it seeking an offer to buy these notes in any state where the offer or sale is not permitted.

Subject to completion, dated October 17, 2014

PROSPECTUS SUPPLEMENT

To Prospectus Dated October 17, 2014

$1,000,000,000

Fifth Third Auto Trust 2014-3

Issuing Entity

Fifth Third Holdings Funding, LLC

Depositor

Fifth Third Bank

Sponsor and Servicer

The following notes issued by Fifth Third Auto Trust 2014-3 are being offered by this prospectus supplement and the accompanying prospectus:

You should carefully read the “risk factors” beginning on page S-14 of this prospectus supplement and page 2 of the prospectus.

The notes are asset backed securities. The notes will be the sole obligations of the issuing entity only and will not be obligations of or guaranteed by any other person or entity, including Fifth Third Holdings Funding, LLC, Fifth Third Holdings, LLC, Fifth Third Bank or any of their affiliates.

No one may use this prospectus supplement to offer and sell the notes unless it is accompanied by the prospectus.

		Principal Amount	Interest Rate	Final Scheduled Payment Date
Class A-1 Notes		$218,000,000%		November 16, 2015
Class A-2-A Notes Class A-2-B Notes	}	$340,000,000	% LIBOR + %	May 15, 2017 May 15, 2017
Class A-3 Notes		$340,000,000%		March 15, 2019
Class A-4 Notes		$102,000,000%		May 17, 2021

Total		$1,000,000,000

		Price to Public	Underwriting Discount	Proceeds to the Depositor
Per Class A-1 Note		%	%	%
Per Class A-2-A Note		%	%	%
Per Class A-2-B Note		%	%	%
Per Class A-3 Note		%	%	%
Per Class A-4 Note		%	%	%

Total		$	$	$

•

The notes are payable solely from the assets of the issuing entity, which consist primarily of receivables which are motor vehicle retail installment sale contracts and/or installment loans that are secured by new and used automobiles, light-duty trucks, vans and other motor vehicles.

•	The issuing entity will pay interest and principal on the notes on the 15th day of each month, or, if the 15th is not a business day, the next business day, starting on November 17, 2014.

•	Credit enhancement for the notes offered hereby will consist of a reserve account with an initial deposit of approximately $2,604,166.69, excess interest on the receivables and overcollateralization.

•	The issuing entity will also issue certificates representing an equity interest in the issuing entity, which initially will be held by the depositor and are not being offered hereby.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Barclays	Credit Suisse	Deutsche Bank Securities	Wells Fargo Securities

Fifth Third Securities

The date of this prospectus supplement is October     , 2014

i

ii

WHERE TO FIND INFORMATION IN THIS PROSPECTUS

SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

This prospectus supplement and the accompanying prospectus provide information about the issuing entity, Fifth Third Auto Trust 2014-3, including terms and conditions that apply to the notes offered by this prospectus supplement and the accompanying prospectus.

We tell you about the notes in two separate documents:

•	the accompanying prospectus, which provides general information, some of which may not apply to your notes; and

•	this prospectus supplement, which describes the specific terms of your notes.

You should rely only on the information provided in the accompanying prospectus and this prospectus supplement, including the information incorporated by reference therein and herein. We have not authorized anyone to provide you with other or different information. If you receive any other information, you should not rely on it. We are not offering the notes in any jurisdiction where the offer is not permitted. We do not claim that the information in this prospectus supplement and the accompanying prospectus is accurate on any date other than the dates stated on their respective covers.

We have started with two introductory sections in this prospectus supplement describing the notes and the issuing entity in abbreviated form, followed by a more complete description of the terms of the offering of the notes. The introductory sections are:

•

Summary of Terms — provides important information concerning the amounts and the payment terms of each class of notes and gives a brief introduction to the key structural features of the issuing entity; and

•	Risk Factors — describes briefly some of the risks to investors in the notes.

We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find additional related information. You can find the page numbers on which these captions are located under the Table of Contents in this prospectus supplement and the Table of Contents in the accompanying prospectus. You can also find a listing of the pages where the principal terms are defined under “Index of Principal Terms” beginning on page I-1 of this prospectus supplement and page I-1 of the accompanying prospectus.

Whenever information in this prospectus supplement is more specific than the information in the accompanying prospectus, you should rely on the information in this prospectus supplement.

If you have received a copy of this prospectus supplement and accompanying prospectus in electronic format, and if the legal prospectus delivery period has not expired, you may obtain a paper copy of this prospectus supplement and accompanying prospectus from the depositor or from the underwriters upon request.

In this prospectus supplement, the terms “we”, “us” and “our” refer to Fifth Third Holdings Funding, LLC.

REPORTS TO NOTEHOLDERS

After the notes are issued, unaudited monthly reports containing information concerning the issuing entity, the notes and the receivables will be prepared by Fifth Third Bank, an Ohio banking corporation (“Fifth Third Bank”), and sent on behalf of the issuing entity to the indenture trustee who will forward or otherwise make available the same to Cede & Co. (“Cede”), as nominee of The Depository Trust Company (“DTC”). See the accompanying prospectus under “Reports to Securityholders.”

The indenture trustee will also make such reports (and, at its option, any additional files containing the same information in an alternative format) available to noteholders each month via its Internet website, which is presently located at https://tss.sfs.db.com/investpublic. Assistance in using this Internet website may be obtained by calling the indenture trustee’s customer service desk at (800) 735-7777. The indenture trustee will notify the noteholders in writing of any changes in the address or means of access to the Internet website where the reports are accessible.

The reports do not constitute financial statements prepared in accordance with generally accepted accounting principles. Fifth Third Bank, Fifth Third Holdings, LLC (“FTH LLC”), the depositor and the issuing entity do not intend to send any of their financial reports to the beneficial owners of the notes. The issuing entity will file with the Securities and Exchange Commission (the “SEC”) all required annual reports on Form 10-K, distribution reports on Form 10-D and current reports on Form 8-K. Those reports will be filed with the SEC by the depositor under file number 333-197420 and by Fifth Third Auto Trust 2014-3 under file number 333-197420- .

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS MAY ONLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED IN THE UNITED KINGDOM TO PERSONS AUTHORIZED TO CARRY ON A REGULATED ACTIVITY UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000 OF THE UNITED KINGDOM, AS AMENDED (“FSMA”) OR TO PERSONS OTHERWISE HAVING PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005, AS AMENDED (THE “ORDER”) OR TO PERSONS WHO FALL WITHIN ARTICLE 49(2)(A) TO (D) (AS HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE ORDER OR TO ANY OTHER PERSON TO WHOM THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS MAY OTHERWISE LAWFULLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED.

NONE OF THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS OR THE NOTES ARE OR WILL BE AVAILABLE TO OTHER CATEGORIES OF PERSONS IN THE UNITED KINGDOM AND NO ONE FALLING OUTSIDE SUCH CATEGORIES IS ENTITLED TO RELY ON, AND THEY MUST NOT ACT ON, ANY INFORMATION IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. THE COMMUNICATION OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS TO ANY PERSON IN THE UNITED KINGDOM OTHER THAN PERSONS IN THE CATEGORIES STATED ABOVE IS UNAUTHORIZED AND MAY CONTRAVENE THE FSMA.

NOTICE TO RESIDENTS OF THE EUROPEAN ECONOMIC AREA

THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS HAVE BEEN PREPARED ON THE BASIS THAT ANY OFFERS OF NOTES IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE, EACH A “RELEVANT MEMBER STATE”, WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS DIRECTIVE, AS IMPLEMENTED IN THE RELEVANT MEMBER STATE, FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF NOTES. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN A RELEVANT MEMBER STATE OF NOTES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS MAY ONLY DO SO IN CIRCUMSTANCES IN WHICH NO

OBLIGATION ARISES FOR THE ISSUING ENTITY, THE DEPOSITOR OR THE UNDERWRITERS TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE OR SUPPLEMENT A PROSPECTUS PURSUANT TO ARTICLE 16 OF THE PROSPECTUS DIRECTIVE, IN EACH CASE, IN RELATION TO SUCH OFFER. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR THE UNDERWRITERS HAS AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF NOTES, IN CIRCUMSTANCES IN WHICH AN OBLIGATION ARISES FOR THE ISSUING ENTITY, THE DEPOSITOR OR THE UNDERWRITERS TO PUBLISH OR SUPPLEMENT A PROSPECTUS FOR SUCH OFFER. THE EXPRESSION “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC (AS AMENDED, INCLUDING BY DIRECTIVE 2010/73/EU), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE.

SUMMARY OF STRUCTURE AND FLOW OF FUNDS

This structural summary briefly describes certain major structural components, the relationship among the parties, the flow of funds and certain other material features of the transaction. This structural summary does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus to understand all the terms of this offering.

Structural Diagram

Flow of Funds Prior to an Acceleration of the Notes(1)

(1)

For further detail, see “The Notes — Payments of Principal” and “The Transfer Agreements, the Servicing Agreement and the Administration Agreement — Priority of Payments” in this prospectus supplement.

SUMMARY OF TERMS

This summary provides an overview of selected information from this prospectus supplement and the accompanying prospectus and does not contain all of the information that you need to consider in making your investment decision. This summary provides an overview of certain information to aid your understanding. You should carefully read this entire prospectus supplement and the accompanying prospectus to understand all of the terms of this offering.

THE PARTIES

Issuing Entity/Trust

Fifth Third Auto Trust 2014-3, a Delaware statutory trust, will be the “issuing entity” of the notes and the certificates. The principal assets of the issuing entity will be a pool of receivables which are motor vehicle retail installment sale contracts and/or installment loans that are secured by new and used automobiles, light-duty trucks, vans and other motor vehicles.

Depositor

Fifth Third Holdings Funding, LLC, a Delaware limited liability company and a wholly owned special purpose subsidiary of Fifth Third Holdings, LLC, is the “depositor”. The depositor will sell the receivables to the issuing entity. The depositor will be the initial holder of the issuing entity’s certificates.

You may contact the depositor by mail at 1701 Golf Road, Tower I, 9th Floor, Rolling Meadows, Illinois 60008, or by calling (847) 354-7341.

Fifth Third Holdings, LLC

Fifth Third Holdings, LLC, a Delaware limited liability company, known as “FTH LLC”, is the seller of receivables to the depositor described in this prospectus supplement and accompanying prospectus.

Sponsor/Servicer

Fifth Third Bank, an Ohio banking corporation, known as “Fifth Third Bank” or the “servicer”, will service the receivables held by the issuing entity and the servicer will be entitled to receive a servicing fee for each collection period. The “servicing fee” for any payment date will be an amount equal to the product of (1) 1.00% per annum; (2) one-twelfth and (3) the net pool balance of the receivables as of the first day of the related collection period (or as of the cut-off date, in the case of the first payment date). As additional compensation, the servicer will be entitled to retain all supplemental servicing fees and investment earnings from amounts on deposit in the collection account and the reserve account. The servicing fee, together with any portion of the servicing fee that remains unpaid from prior payment dates, will be payable on each payment date from funds on deposit in the collection account with respect to the collection period preceding such payment date, including funds, if any, deposited into the collection account from the reserve account.

Fifth Third Bank is also the “sponsor” of the transaction described in this prospectus supplement and accompanying prospectus.

Originator

Fifth Third Bank originated the receivables. We refer to Fifth Third Bank in this capacity as the “originator”. All receivables will first be sold by the originator to FTH LLC. On the closing date, FTH LLC will sell all of the receivables to be included in the receivables pool to the depositor and the depositor will sell those receivables to the issuing entity.

Administrator

Fifth Third Bank will be the “administrator” of the issuing entity, and in such capacity will provide administrative and ministerial services for the issuing entity.

Trustees

Deutsche Bank Trust Company Americas, a New York banking corporation, will be the “indenture trustee”.

Wilmington Trust, National Association, a national banking association, will be the “owner trustee”.

THE OFFERED NOTES

The issuing entity will issue and offer the following notes:

Class		Principal Amount	Interest Rate	Final Scheduled Payment Date
Class A-1 Notes			$218,000,000%	November 16, 2015
Class A-2-A Notes	}		$340,000,000%	May 15, 2017
Class A-2-B Notes			LIBOR + %	May 15, 2017
Class A-3 Notes			$340,000,000%	March 15, 2019
Class A-4 Notes			$102,000,000%	May 17, 2021

The Class A-2-A notes and the Class A-2-B notes are sometimes referred to as the “Class A-2 notes”. The Class A-2-A notes rank pari passu with the Class A-2-B notes.

The allocation of the principal balance between the Class A-2-A notes and Class A-2-B notes will be determined no later than the day of pricing, although the principal balance of the Class A-2-B notes may not exceed 50% of the aggregate principal balance of the Class A-2 notes. Consequently, the allocation of the principal balance between the Class A-2-A notes and Class A-2-B notes may result in any of a number of possible allocation scenarios, including a scenario in which the entire principal balance of the Class A-2 notes is allocated to the fixed rate Class A-2-A notes and none of the principal balance is allocated to the floating rate Class A-2-B notes and a scenario where half of the principal balance is allocated to the floating rate Class A-2-B notes and the remaining principal balance is allocated to the fixed rate Class A-2-A notes.

The interest rate for each class of notes will be a fixed rate or a combination of a fixed and floating rate if that class has both a fixed rate tranche and a floating rate tranche. For example, the Class A-2 notes are divided into fixed and floating rate tranches, and the Class A-2-A notes are the fixed rate notes and the Class A-2-B notes are the floating rate notes. We refer in this prospectus supplement to notes that bear interest at a floating rate as “floating rate notes”, and to notes that bear interest at a fixed rate as “fixed rate notes”.

The issuing entity will also issue one or more non-interest bearing “certificates”, which are not offered hereby. The certificates represent an equity interest in the issuing entity. The certificates will not be offered by this prospectus supplement and the accompanying prospectus. The certificateholders will be entitled on each payment date only to amounts remaining after payments on the notes and payments of issuing entity expenses and other required amounts on such payment date. Information about the certificates is set forth herein solely to provide a better understanding of the notes.

The notes are issuable in a minimum denomination of $1,000 and integral multiples of $1,000 in excess thereof.

The issuing entity expects to issue the notes on or about October , 2014 which we refer to as the “closing date”.

INTEREST AND PRINCIPAL

To the extent of funds available therefor, the issuing entity will pay interest and principal on the notes monthly, on the 15th day of each month (or, if that day is not a business day, on the next business day), which we refer to as the “payment date”. The first payment date is November 17, 2014. On each payment date, payments on the notes will be made to holders of record as of the close of business on the business day immediately preceding that payment date (except in limited circumstances where definitive notes are issued), which we refer to as the “record date”.

Interest Payments

•

The issuing entity will pay interest on the Class A-1 notes and the Class A-2-B notes on the basis of the actual number of days elapsed during the period for which interest is payable and a 360-day year. This means that the interest due on each payment date for the Class A-1 notes and the Class A-2-B notes, as applicable, will be the product of (i) the outstanding principal balance of the related class of notes, (ii) the related interest rate and (iii) the actual number of days from and including the previous payment date (or, in the case of the first payment date, from and including the closing date) to but excluding the current payment date, divided by 360.

•

The issuing entity will pay interest on the Class A-2-A notes, the Class A-3 notes and the Class A-4 notes on the basis of a 360-day year consisting of twelve 30-day months. This means that the interest due on each payment date for the Class A-2-A notes, the Class A-3 notes and the Class A-4 notes will be the product of (i) the outstanding principal balance of the related class of notes, (ii) the related interest rate and (iii) 30 (or in the case of the first payment date, ), divided by 360.

•

Interest due and payable on any payment date but not paid on such payment date will be due on the next payment date, together with interest on such unpaid amount at the applicable interest rate (to the extent lawful).

•	Interest payments on all notes will have the same priority.

Principal Payments

•

The issuing entity will generally pay principal sequentially to the earliest maturing class of notes monthly on each payment date in accordance with the payment priorities described below under “—Priority of Payments”.

•	The issuing entity will make principal payments of the notes based on the amount of collections and defaults on the receivables during the prior collection period.

•	This prospectus supplement describes how available funds and amounts on deposit in the reserve account are allocated to principal payments of the notes.

•

On each payment date, prior to the acceleration of the notes following an event of default, which is described below under “—Interest and Principal Payments after an Event of Default,” the issuing entity will distribute funds available to pay principal of the notes as follows:

(1)	first, to the Class A-1 noteholders, until the Class A-1 notes are paid in full;

(2)	second, to the Class A-2-A noteholders and Class A-2-B noteholders, ratably, until the Class A-2-A notes and Class A-2-B notes are paid in full;

(3)	third, to the Class A-3 noteholders, until the Class A-3 notes are paid in full; and

(4)	fourth, to the Class A-4 noteholders until the Class A-4 notes are paid in full.

All unpaid principal of a class of notes will be due on the final scheduled payment date for that class.

Interest and Principal Payments after an Event of Default

After an event of default under the indenture occurs and the notes are accelerated, the priority of payments of principal and interest will change from the description in “—Interest Payments” and “—Principal Payments” above.

On each payment date after an event of default under the indenture occurs and the notes are accelerated, after payment of certain amounts to the trustees and the servicer, interest on the notes will be paid ratably to each class of notes and principal payments of each class of notes will be made first to Class A-1 noteholders until the Class A-1 notes are paid in full. Next, the noteholders of the Class A-2 notes, the Class A-3 notes and the Class A-4 notes will receive principal payments, ratably, based on the aggregate outstanding principal amount of each remaining class of notes until each such class of notes is paid in full.

See “The Transfer Agreements, the Servicing Agreement and the Administration Agreement—Rights Upon Event of Default” in this prospectus supplement.

If an event of default has occurred but the notes have not been accelerated, then interest and principal payments will be made in the priority set forth below under “—Priority of Payments”.

Optional Redemption of the Notes

The servicer will have the right at its option to exercise a “clean-up call” and to purchase (and/or to designate one or more other persons to purchase) the receivables and the other issuing entity property (other than the reserve account) from the issuing entity on any payment date if the following conditions are satisfied: (a) the then-outstanding net pool balance of the receivables as of the last day of the related collection period is less than or equal to 10% of the initial net pool balance and (b) the sum of the purchase price for the assets of the issuing entity (other than the reserve account) and available funds for such payment date would be sufficient to pay (x) the amounts required to be paid under clauses first through third and fifth, in accordance with “—Priority of Payments” set forth below and (y) the outstanding note balance (after giving effect to the payments described in the preceding clause (x)). (We use the term “net pool balance” to mean, as of any date, the aggregate outstanding principal balance of all receivables (other than defaulted receivables) of the issuing entity on such date.) If the servicer purchases the receivables and other issuing entity property (other than the reserve account) the purchase price will equal the net pool balance plus accrued and unpaid interest on the receivables. It is expected that at the time this option becomes available to the servicer, only the Class A-4 notes will be outstanding.

Additionally, each of the notes is subject to redemption in whole, but not in part, on any payment date on which the sum of the amounts in the reserve account and the remaining available funds after the payments under clauses first through third and fifth, set forth in “—Priority of Payments” below would be sufficient to pay in full the aggregate unpaid note balance of all of the outstanding notes as determined by the servicer. On the business day prior to such payment date, the indenture trustee upon written direction from the servicer shall transfer all amounts on deposit in the reserve account (other than interest and investment income (net of losses and expenses)) to the collection account and on such payment date the outstanding notes shall be redeemed in whole, but not in part.

Notice of redemption under the indenture must be given by the indenture trustee not later than 10 days prior to the applicable redemption date to each holder of notes. All notices of redemption will state: (i) the redemption date; (ii) the redemption price; (iii) that the record date otherwise applicable to that redemption date is not applicable and that payments will be made only upon presentation and surrender of those notes, and the place where those notes are to be surrendered for payment of the redemption price; (iv) that interest on the notes will cease to accrue on the redemption date; and (v) the CUSIP numbers (if applicable) for the notes.

EVENTS OF DEFAULT

The occurrence of any one of the following events will be an “event of default” under the indenture:

•	a default in the payment of any interest on any note when the same becomes due and payable, and such default shall continue for a period of five business days or more;

•	default in the payment of the principal of any note at the related final scheduled payment date or the redemption date;

•	any failure by the issuing entity to duly observe or perform any of its covenants or agreements in the indenture (other than (i) a covenant or agreement, a default in the observance of which is elsewhere specifically addressed or (ii) a covenant or agreement pursuant to the FDIC Rule Covenant), which failure materially and adversely affects the interests of the noteholders, and which continues unremedied for 90 days after receipt by the issuing entity of written notice thereof from the indenture trustee or noteholders evidencing a majority of the outstanding principal amount of the notes;

•

any representation or warranty of the issuing entity made in the indenture proves to have been incorrect in any material respect when made, which failure materially and adversely affects the interests of the noteholders, and which failure continues unremedied for 90 days after receipt by the issuing entity of written notice thereof from the indenture trustee or noteholders evidencing at least a majority of the notes; and

•	the occurrence of certain events (which, if involuntary, remain unstayed for more than 90 days) of bankruptcy, insolvency, receivership or liquidation of the issuing entity.

Notwithstanding the foregoing, a delay in or failure of performance referred to under the first four bullet points above for a period of 120 days will not constitute an event of default if that delay or failure was caused by force majeure or other similar occurrence.

The amount of principal required to be paid to noteholders under the indenture generally will be limited to amounts available to make such payments in accordance with the priority of payments. Thus, the failure to pay principal of a class of notes due to a lack of amounts available to make such a payment will not result in the occurrence of an event of default until the final scheduled payment date or redemption date for that class of notes.

ISSUING ENTITY PROPERTY

The primary assets of the issuing entity will be a pool of motor vehicle retail installment sale contracts and/or installment loans secured by a combination of new and used automobiles, light-duty trucks, vans, and other motor vehicles. We refer to these contracts and loans as “receivables”, to the pool of those receivables as the “receivables pool” and to the persons who financed their purchases or refinanced existing obligations with these contracts and loans as “obligors”. The receivables were underwritten in accordance with the originator’s underwriting criteria.

The receivables identified on the schedule of receivables delivered by FTH LLC on the closing date will be transferred to the depositor by FTH LLC and then transferred by the depositor to the issuing entity. The issuing entity will grant a security interest in the receivables and the other issuing entity property to the indenture trustee on behalf of the noteholders.

The “issuing entity property” will include the following:

•

the receivables, including collections on the receivables after the cut-off date (the cut-off date for the receivables sold to the issuing entity on the closing date is the close of business on September 30, 2014, which we refer to as the “cut-off date”);

•	security interests in the vehicles financed by the receivables, which we refer to as the “financed vehicles”;

•	all receivable files relating to the original motor vehicle retail installment sale contracts and/or loans evidencing the receivables;

•	any other property securing the receivables;

•	all rights of the originator under agreements with the dealers relating to receivables;

•	all rights of the originator to proceeds under insurance policies that cover the obligors under the receivables or the financed vehicles;

•	all rights of the originator to any refunds in connection with extended service agreements relating to receivables;

•

amounts on deposit in the collection account, reserve account, principal distribution account (but not the designated certificateholder account) and permitted investments of the collection account and reserve account;

•	rights of the issuing entity under the sale agreement, the rights of the depositor under the purchase agreement and the rights of FTH LLC under the receivables sale agreement; and

•	the proceeds of any and all of the above.

STATISTICAL INFORMATION

The statistical information in this prospectus is based on the receivables in the statistical pool as of September 30, 2014, which we refer to as the “statistical cut-off date”. The statistical distribution of the characteristics of the actual receivables pool may vary somewhat from the statistical distribution of those characteristics in this prospectus supplement because the actual pool will be selected from the receivables in the statistical pool and other receivables owned by the originator. Any variance between the characteristics of the statistical pool and the actual pool will not be material.

As of the close of business on the statistical cut-off date, the receivables in the statistical pool described in this prospectus supplement had:

•	an aggregate receivables balance of $1,041,666,676.28;

•	a weighted average contract rate of 3.87%;

•	a weighted average original maturity of 69.00 months;

•	a weighted average FICO® Score of 759;

•	a weighted average loan-to-value ratio of 90.50%; and

•	a weighted average remaining maturity of 54.01 months.

As of the statistical cut-off date, the receivables in the statistical pool described in this prospectus supplement had an aggregate principal balance of $1,041,666,676.28. The receivables sold to the issuing entity on the closing date are expected to have an aggregate principal balance as of the cut-off date of approximately $1,041,666,676.28.

For more information about the characteristics of the receivables in the pool, see “The Receivables Pool” in this prospectus supplement. In connection with the offering of the notes, the depositor has performed a review of the receivables in the pool and certain disclosure in this prospectus supplement and the accompanying prospectus relating to the receivables, as described under “The Receivables Pool—Review of Pool Assets” in this prospectus supplement. Based on its review the depositor has concluded that none of the receivables in the pool were originated with exceptions to Fifth Third Bank’s underwriting criteria.

In addition to the purchase of receivables from the issuing entity in connection with the servicer’s exercise of its “clean-up call” option as described above under “Interest and Principal—Optional Redemption of the Notes,” receivables may be purchased from the issuing entity directly or indirectly by the depositor, FTH LLC or the originator, in connection with the breach of certain representations and warranties concerning the characteristics of the receivables, and by the servicer, in connection with the breach of certain servicing covenants, as described under “The Transaction Documents—Transfer and Assignment of the Receivables—Representations and Warranties of the Transferors” in the accompanying prospectus.

PRIORITY OF PAYMENTS

On each payment date, except after the acceleration of the notes following an event of default, the paying agent will make the following payments and deposits from available funds in the collection account (including funds, if any, deposited into the collection account from the reserve account) as directed by the servicer in the following amounts and order of priority:

•	first, to the servicer, the servicing fee and all unpaid servicing fees with respect to any prior collection period;

•	second, to the noteholders, interest on the notes;

•	third, to the principal distribution account for distribution to the noteholders, the first allocation of principal, if any, which will generally be an amount equal to the excess of:

•	the note balance of the notes as of such payment date (before giving effect to any principal payments made on the notes on such payment date), over

•	the net pool balance as of the last day of the related collection period;

•	fourth, to the reserve account, until the amount of funds in the reserve account is equal to the specified reserve account balance;
•	fifth, to the principal distribution account for distribution to the noteholders, the regular principal distribution amount, if any, which will generally be an amount equal to the excess of:

•

the excess of (A) the note balance of the notes as of such payment date (before giving effect to any principal payments made on the notes on such payment date), over (B) the net pool balance as of the last day of the related collection period minus the target overcollateralization amount, over

•	the amount previously distributed in accordance with the third clause above on such payment date;

•

sixth, to pay to the owner trustee and the indenture trustee, accrued and unpaid fees, expenses and indemnities due and owing under the applicable transaction documents, which have not been previously paid; and

•	seventh, any remaining funds will be distributed to the designated certificateholder account.

The final distribution to any noteholder will be made only upon presentation and surrender of the physical certificate representing that noteholder’s notes (if applicable) at an office or agency of the indenture trustee specified in a notice from the indenture trustee, in the name of and on behalf of the issuing entity. If any notes are not surrendered for cancellation, any funds held by the indenture trustee or any paying agent for the payment of any amount due with respect to any note after the indenture trustee has taken certain measures to locate the related noteholders and those measures have failed, will be distributed to the holders of the issuing entity’s certificates.

Amounts deposited in the principal distribution account will be paid to the noteholders of the notes as described under “The Notes—Payments of Principal” in this prospectus supplement.

CREDIT ENHANCEMENT

The credit enhancement provides protection for the notes against losses and delays in payment or other shortfalls of cash flow. The credit enhancement for the notes will be the reserve account, overcollateralization and the excess interest on the receivables. If the credit enhancement is not sufficient to cover all amounts payable on the notes, the notes having a later final scheduled payment date generally will bear a greater risk of loss than notes having an earlier final scheduled payment date. See also “Risk Factors — Your share of possible losses may not be proportional” and “The Transfer Agreements, the Servicing Agreement and the Administration Agreement—Priority of Payments” in this prospectus supplement.

Reserve Account

On the closing date, the underwriters, at the direction of the depositor, will deposit from the proceeds of the sale of the notes approximately $2,604,166.69 (0.25% of the initial net pool balance) in cash into the reserve account.

On each payment date, after giving effect to any withdrawals from the reserve account, if the amount of cash on deposit in the reserve account is less than the specified reserve account balance, available funds will be deposited in the reserve account in accordance with the priority of payments described above until the amount on deposit in the reserve account equals the specified reserve account balance. Except as provided in the following proviso, the specified reserve account balance is, on any payment date, $2,604,166.69 (which is approximately 0.25% of the initial net pool balance); provided, however, on any payment date after the notes are no longer outstanding following payment in full of principal and interest on the notes, the specified reserve account balance will be $0.

On each payment date, the issuing entity will withdraw funds from the reserve account to cover any shortfalls in the amounts required to be paid on that payment date with respect to clauses first through third under “—Priority of Payments” above.

On any payment date, if the amount in the reserve account (other than net investment earnings) exceeds the specified reserve account balance, such excess will be transferred to the collection account and distributed on that payment date as available funds. See “The Transfer Agreements, the Servicing Agreement and the Administration Agreement—The Accounts—The Reserve Account” in this prospectus supplement.

Overcollateralization

Overcollateralization is the amount by which the net pool balance exceeds the outstanding principal amount of the notes. Overcollateralization means that there will be additional assets generating collections that will be available to cover credit losses on the receivables. The amount of overcollateralization as a percentage of the net pool balance as of the cut-off date is expected to build from approximately 4.00% at the closing date to a target overcollateralization level of 4.50%.

Excess Interest

Because more interest is expected to be paid by the obligors in respect of the receivables than is necessary to pay the related servicing fee and interest on the notes each month, there is expected to be “excess interest”. Any excess interest will be applied on each payment date as an additional source of available funds for distribution in accordance with the “—Priority of Payments” described above and will be applied, in part, to pay principal on the notes more rapidly than the amortization of the underlying receivables in order to reach the target overcollateralization amount.

FDIC RULE AND RISK RETENTION

The transaction contemplated by this prospectus supplement is intended to comply with the FDIC Rule. For more information, see “Risk Factors—FDIC receivership or conservatorship of Fifth Third Bank could result in delays in payments or losses on your notes” in this prospectus supplement and “Description of the Indenture—FDIC Rule Covenant” and “Material Legal Aspects of the Receivables—FDIC Rule” in the accompanying prospectus.

One of the requirements of the FDIC Rule is that the sponsor must retain an economic interest in not less than five percent of the credit risk of the securitized assets. The sponsor intends to satisfy this requirement by holding a representative sample of receivables similar to the securitized receivables with a principal amount equal to not less than 5.0% of the securitized receivables at the time the securitized receivables are sold to the issuing entity. Those assets will not provide credit enhancement for the notes but their retention will provide the sponsor with similar exposure as the issuing entity to the underwriting standards that were used to originate the receivables pool.

TAX STATUS

In connection with the offering of the notes, Mayer Brown LLP, special tax counsel to the depositor, has rendered its opinion that, for United States federal income tax purposes, the issuing entity will not be classified as an association or publicly traded partnership taxable as a corporation, and the offered notes (other than any notes held by the beneficial owner of the certificates or a person related to the beneficial owner of the certificates that is treated as the same person as the beneficial owner of the certificates for United States federal income tax purposes) will be treated as indebtedness.

Each holder of a note, by acceptance of a note, will agree to treat such note as indebtedness for federal, state and local income and franchise tax purposes.

We encourage you to consult your own tax advisor regarding the federal income tax consequences of the purchase, ownership and disposition of the notes and the tax consequences arising under the laws of any state or other taxing jurisdiction.

See “Material Federal Income Tax Consequences” in this prospectus supplement and in the accompanying prospectus.

CERTAIN ERISA CONSIDERATIONS

Subject to the considerations disclosed in “Certain ERISA Considerations” in this prospectus supplement and the accompanying prospectus, the notes may be purchased by employee benefit plans and accounts. An employee benefit plan, any other retirement plan, and any entity deemed to hold “plan assets” of any employee benefit plan or other plan should consult with its counsel before purchasing the notes.

See “Certain ERISA Considerations” in this prospectus supplement and in the accompanying prospectus.

MONEY MARKET INVESTMENT

The Class A-1 notes will be structured to be eligible securities for purchase by money market funds as defined in paragraph (a)(12) of Rule 2a-7 under the

Investment Company Act of 1940, as amended (the “Investment Company Act”). Rule 2a-7, which has recently been amended, includes additional criteria for investments by money market funds, including requirements and clarifications relating to portfolio credit risk analysis, maturity, liquidity and risk diversification. If you are a money market fund contemplating a purchase of Class A-1 notes, you or your advisor should consider these requirements before making a purchase.

CERTAIN INVESTMENT CONSIDERATIONS

The issuing entity is not a “covered fund” as defined in the final regulations issued December 10, 2013, implementing the “Volcker Rule” (Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act).

RATINGS

The depositor expects that the notes will receive credit ratings from two credit rating agencies hired by the sponsor to rate the notes (the “hired agencies”).

Although the hired agencies are not contractually obligated to monitor the ratings on the notes, we believe that the hired agencies will continue to monitor the transaction while the notes are outstanding. The hired agencies’ ratings on the notes may be lowered, qualified or withdrawn at any time. In addition, a rating agency not hired by the sponsor to rate the transaction may provide an unsolicited rating that differs from (or is lower than) the ratings provided by the hired agencies. A rating is based on each rating agency’s independent evaluation of the receivables and the availability of any credit enhancement for the notes. A rating, or a change or withdrawal of a rating, by one rating agency will not necessarily correspond to a rating, or a change or a withdrawal of a rating, from any other rating agency. See “Risk Factors—The ratings of the notes may be withdrawn or lowered, or the notes may receive an unsolicited rating, which may have an adverse effect on the liquidity or the market price of the notes” in this prospectus supplement.

RISK FACTORS

An investment in the notes involves significant risks. Before you decide to invest, we recommend that you carefully consider the following risk factors in addition to the risk factors beginning on page 2 of the accompanying prospectus.

The geographic concentration of the obligors in the receivables pool and varying economic circumstances may increase the risk of losses or reduce the return on your notes

The concentration of the receivables in specific geographic areas may increase the risk of loss. A deterioration in economic conditions in the states where obligors reside could adversely affect the ability and willingness of obligors to meet their payment obligations under the receivables and may consequently affect the delinquency, default, loss and repossession experience of the issuing entity with respect to the receivables. As a result, you may experience payment delays and losses on your notes. An improvement in economic conditions could result in prepayments by the obligors of their payment obligations under the receivables. As a result, you may receive principal payments of your notes earlier than anticipated. No prediction can be made and no assurance can be given as to the effect of an economic downturn or economic growth on the rate of delinquencies, prepayments and/or losses on the receivables. See “— Your yield to maturity may be reduced by prepayments or slower than expected prepayments” below. As of the statistical cut-off date, based on the billing addresses of the obligors, approximately 9.52%, 8.94%, 6.11% and 5.21% of the principal balance of the receivables were located in Texas, Ohio, Pennsylvania and Florida, respectively. No other state accounts for more than 5.00% of the principal balance of the receivables as of the cut-off date. Economic factors such as unemployment, interest rates, the price of gasoline, the rate of inflation and consumer perceptions of the economy may affect the rate of prepayment and defaults on the receivables. Further, the effect of natural disasters, such as hurricanes and floods, on the performance of the receivables, is unclear, but there may be a significant adverse effect on general economic conditions, consumer confidence and general market liquidity. Because of the concentration of the obligors in certain states, any adverse economic factors or natural disasters in those states may have a greater effect on the performance of the notes than if the concentration did not exist.

Additionally, during periods of economic slowdown or recession, delinquencies, defaults, repossessions and losses generally increase. These periods may also be accompanied by decreased consumer demand for new and used automobiles, light-duty trucks, vans or other motor vehicles and declining values of automobiles securing outstanding automobile loan contracts, which weakens collateral coverage and increases the amount of a loss in the event of default by an obligor. Significant increases in the inventory of used automobiles during periods of economic slowdown or recession may also depress the prices at which repossessed automobiles may be sold or delay the timing of these sales. All of these factors could result in losses on your notes.

An economic downturn may adversely affect the performance of the receivables, which could result in losses on your notes

An economic downturn may adversely affect the performance of the receivables. High unemployment and a general reduction in the availability of credit may lead to increased delinquencies and defaults by obligors, as well as decreased consumer demand for automobiles and reduced vehicle prices, which could increase the amount of a loss in the event of a default by an obligor. If an economic downturn is experienced for a prolonged period of time, delinquencies and losses on the receivables could increase, which could result in losses on your notes.

This prospectus supplement provides information regarding the characteristics of the receivables in the statistical pool as of the statistical cut-off date, which may differ from the characteristics of the receivables as of the cut-off date that will be sold to the issuing entity on the closing date

This prospectus supplement describes only the characteristics of the receivables as of the statistical cut-off date. The receivables to be sold to the issuing entity on the closing date may have characteristics that differ somewhat from the characteristics of the receivables as of the statistical cut-off date described in this prospectus supplement. The characteristics of the receivables as of the cut-off date are not expected to differ materially from the characteristics of the receivables as of the statistical cut-off date, and each automobile loan contract must satisfy the eligibility criteria described in “The Receivables Pool.” If you purchase a note, you must not assume that the characteristics of the receivables will be identical to the characteristics of the receivables as of the statistical cut-off date disclosed in this prospectus supplement.

Your yield to maturity may be reduced by prepayments or slower than expected prepayments	The pre-tax yield to maturity is uncertain and will depend on a number of factors including the following:

•

The rate of return of principal is uncertain. The amount of payments of principal of your notes and the time when you receive those payments depends on the amount and times at which obligors make principal payments on the receivables. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments or defaults on the receivables. For example, the servicer may engage in marketing practices or promotions, including refinancing, which may indirectly result in faster than expected payments on the receivables.

•

You may be unable to reinvest distributions in comparable investments. Asset-backed notes, like the notes, usually produce a faster return of principal to investors if market interest rates fall below the interest rates on the related receivables and produce a slower return of principal if market interest rates rise above the interest rates on the related receivables. As a result, you are likely to receive a greater amount of money on your notes to reinvest at a time when other investments generally are producing a lower yield than that on your notes, and are likely to receive a lesser amount of money on your notes when other investments generally are producing a higher yield than that on your notes. You will bear the risk that the timing and amount of payments on your notes will prevent you from attaining your desired yield.

•

An optional redemption of the notes will shorten the life of your investment which may reduce your yield to maturity. If the receivables are sold upon exercise of a “clean-up call,” the issuing entity will redeem all notes then outstanding and you will receive the remaining principal balance of your notes plus accrued interest through the related payment date. Following payment to you of the remaining principal balance of your notes, plus accrued interest, your notes will no longer be outstanding and you will not receive the additional interest payments that you would have received had the notes remained outstanding. If you bought your notes at a premium, your yield to maturity will be lower than it would have been if the clean-up call had not been exercised.

Adverse events with respect to the servicer or its affiliates could affect the timing of payments on your notes or have other adverse effects on your notes

Adverse events with respect to the servicer or any of its affiliates could result in servicing disruptions or reduce the market value of your notes. For example, in the event of a termination and replacement of the servicer, there may be some disruption of the collection activity with respect to the receivables owned by the issuing entity, leading to increased delinquencies, defaults and losses on the receivables. Any such disruptions may cause you to experience delays in payments or losses on your notes.

Federal financial regulatory reform could have a significant impact on the servicer, the sponsor, the originator, the administrator, FTH LLC, the depositor or the issuing entity and could adversely affect the timing and amount of payments on your notes

On July 21, 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). Although the Dodd-Frank Act itself became effective on July 22, 2010, many of its provisions had delayed implementation dates or required implementing regulations to be issued. Final regulations implementing a number of these provisions still have not been issued. The Dodd-Frank Act is extensive and significant legislation that, among other things:

•

created a framework for the liquidation of certain bank holding companies and other nonbank financial companies, determined to be “covered financial companies”, in the event such a company is in default or in danger of default and the resolution of such a company under other applicable law would have serious adverse effects on financial stability in the United States, and also for the liquidation of certain of their respective subsidiaries, defined as “covered subsidiaries”, in the event such a subsidiary also determined to be a “covered financial company” because it is, among other things, in default or in danger of default and the liquidation of such subsidiary would avoid or mitigate serious adverse effects on the financial stability or economic conditions of the United States;

•	created a new framework for the regulation of over-the-counter derivatives activities;

•	expanded the regulatory oversight of securities and capital markets activities by the SEC; and

•

created the Consumer Financial Protection Bureau, a new agency responsible for, among other things, administering and enforcing the laws and regulations for consumer financial products and services and conducting examinations of large banks and their affiliates for purposes of assessing compliance with the requirements of consumer financial laws.

The Dodd-Frank Act also increased the regulation of the securitization markets. For example, it gives broader powers to the SEC to regulate credit rating agencies and adopt regulations governing these organizations and their activities.

Compliance with the implementing regulations under the Dodd-Frank Act or the oversight of the SEC or other government entities, as applicable, may impose costs on, create operational constraints for, or place limits on pricing with respect to banks such as Fifth Third Bank. Many provisions of the Dodd-Frank Act are required to be implemented through rulemaking by the appropriate federal regulatory agencies. A number of these implementing rules still have not been issued. As such, in many respects, the ultimate impact of the Dodd-Frank Act and its effects on the financial markets and their participants will not be fully known for an extended period of time. In particular, no assurance can be given that these new requirements imposed, or to be imposed after implementing regulations are issued, by the Dodd-Frank Act will not have a significant impact on the servicing of the receivables, and on the regulation and supervision of the servicer, the sponsor, the originator, the administrator, FTH LLC, the depositor, the issuing entity and/or their respective affiliates.

In addition, no assurances can be given that the framework for the liquidation of “covered financial companies” or their “covered subsidiaries” determined to be “covered financial companies” would not apply to Fifth Third Bancorp or its nonbank affiliates, the issuing entity, FTH LLC or the depositor, or, if it were to apply, would not result in a repudiation of any of the transaction documents where further performance is required or an automatic stay or similar power preventing the indenture trustee or other transaction parties from exercising their rights. This repudiation power could also affect certain transfers of receivables pursuant to the transaction documents as further described under “Material Legal Aspects of the Receivables — Dodd-Frank Orderly Liquidation Framework” in the accompanying prospectus. Therefore, application of this framework could materially adversely affect the timing and amount of payments of principal and interest on your notes.

FDIC receivership or conservatorship of Fifth Third Bank could result in delays in payments or losses on your notes

Fifth Third Bank is an Ohio banking corporation and its deposits are insured by the Federal Deposit Insurance Corporation (“FDIC”). If Fifth Third Bank were to become insolvent, were to violate applicable regulations, or if other similar circumstances were to occur, the FDIC could be appointed receiver or conservator of Fifth Third Bank. As receiver or conservator, the FDIC would have various powers under the Federal Deposit Insurance Act, including the repudiation and automatic stay powers described under “Material Legal Aspects of the Receivables–Certain Matters Relating to Insolvency” in the accompanying prospectus. To limit the FDIC’s potential use of any of these powers, Fifth Third Bank has structured this transaction to take advantage of a special regulatory safe harbor that the FDIC has created, entitled “Treatment of financial assets transferred in connection with a securitization or participation.” This FDIC regulatory safe harbor, which we refer to as the “FDIC Rule,” contains four separate safe harbors for transactions; in this prospectus supplement and the accompanying prospectus, we describe the safe harbor applicable to securitizations that do not qualify for sale accounting treatment. If the depositor were to sell all or nearly all of the certificates, then the sponsor would record the transfer of receivables as a sale under generally accepted accounting principles at the time of such sale. Consequently, we also describe the safe harbor applicable to securitizations that qualify for sale accounting treatment in the accompanying prospectus. See “Material Legal Aspects of the Receivables—FDIC Rule” in the accompanying prospectus. In this transaction, the certificates initially will be held by the depositor. The FDIC Rule limits the rights of the FDIC, as conservator or receiver, to delay or prevent payments to noteholders in securitization transactions. For a description of the FDIC Rule’s requirements and effects, including the uncertainty regarding its application and interpretation, see “Material Legal Aspects of the Receivables—FDIC Rule” in the accompanying prospectus.

If the FDIC were to successfully assert that this transaction does not comply with the FDIC Rule and that the transfer of receivables under the transfer agreement was not a legal true sale, then FTH LLC would be treated as having made a loan to Fifth Third Bank, secured by the transferred receivables. If the FDIC repudiated that loan, the amount of compensation that the FDIC would be required to pay would be limited to “actual direct compensatory damages,” as discussed under “Material Legal Aspects of the Receivables—Certain Matters Relating to Insolvency” in the accompanying prospectus.

If the FDIC were appointed as conservator or receiver for Fifth Third Bank, the FDIC could:

	•	require the issuing entity, as assignee of the depositor, to go through an administrative claims procedure to establish its rights to payments collected on the receivables; or

	•	request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against Fifth Third Bank; or

	•	repudiate without compensation Fifth Third Bank’s ongoing servicing obligations under a servicing agreement, such as its duty to collect and remit payments or otherwise service the receivables; or

	•	argue that the automatic stay prevents the indenture trustee and other transaction parties from exercising their rights, remedies and interests for up to 90 days.

If the FDIC, as conservator or receiver for Fifth Third Bank, were to take any of the actions described above, payments and/or distributions of principal and interest on the notes issued by the issuing entity could be delayed or reduced. See “Material Legal Aspects of the Receivables—Certain Matters Relating to Insolvency” in the accompanying prospectus.

Additionally, Fifth Third Bank’s accounting treatment of the transfer of receivables may also affect whether the issuing entity would be a covered subsidiary of Fifth Third Bank under the Orderly Liquidation Authority created pursuant to the Dodd-Frank Act and thus potentially subject to an FDIC receivership under that statute in addition to potentially being a debtor in a case under the Bankruptcy Code. See “—Federal financial regulatory reform could have a significant impact on the servicer, the sponsor, the originator, the administrator, FTH LLC, the depositor or the issuing entity and could adversely affect the timing and amount of payments on your notes” above and “Material Legal Aspects of the Receivables—Certain Matters Relating to Insolvency” in the accompanying prospectus.

The ratings of the notes may be withdrawn or lowered, or the notes may receive an unsolicited rating, which may have an adverse effect on the liquidity or the market price of the notes

Security ratings are not recommendations to buy, sell or hold the notes. Rather, ratings are an assessment by the applicable rating agency of the likelihood that any interest on a class of notes will be paid on a timely basis and that a class of notes will be paid in full by its final scheduled payment date. There can be no assurance that the notes will perform as expected, and rating agencies do not guarantee their assessments. Ratings do not consider to what extent the notes will be subject to prepayment or that the principal of any class of notes will be paid prior to the final scheduled payment date for that class of notes, nor do the ratings consider the prices of the notes or their suitability to a particular investor. A rating agency may revise or withdraw the ratings at any time in its sole discretion, including as a result of a failure by the sponsor to comply with its obligation to post information provided to the hired agencies on a website that is accessible by a rating agency that is not a hired agency. The ratings of any notes may be lowered by a rating agency (including the hired agencies) following the initial issuance of the notes as a result of losses on the related receivables in excess of the levels contemplated by a rating agency at the time of its initial rating analysis. Neither the depositor nor the sponsor nor any of their respective affiliates will have any obligation to replace or supplement any credit support, or to take any other action to maintain any ratings of the notes.

Accordingly, there is no assurance that the ratings assigned to any note on the date on which the note is originally issued will not be lowered or withdrawn by any rating agency at any time thereafter. If any rating with respect to the notes is revised or withdrawn, the liquidity or the market value of your note may be adversely affected.

It is possible that other rating agencies not hired by the sponsor may provide an unsolicited rating that differs from (or is lower than) the rating provided by the hired agencies. As of the date of this prospectus supplement, the depositor was not aware of the existence of any unsolicited rating provided (or to be provided at a future time) by any rating agency not hired to rate the transaction. However, there can be no assurance that an unsolicited rating will not be issued prior to or after the closing date, and none of the sponsor, the depositor nor any underwriter is obligated to inform investors (or potential investors) in the notes if an unsolicited rating is issued after the date of this prospectus supplement. Consequently, if you intend to purchase notes, you should monitor whether an unsolicited rating of the notes has been issued by a non-hired rating agency and should consult with your financial and legal advisors regarding the impact of an unsolicited rating on a class of notes. If any non-hired rating agency provides an unsolicited rating that differs from (or is lower than) the rating provided by the hired agencies, the liquidity or the market value of your note may be adversely affected.

Potential rating agency conflict of interest and regulatory scrutiny

It may be perceived that the hired agencies have a conflict of interest that may have affected the ratings assigned to the notes where, as is the industry standard and the case with the ratings of the notes, the sponsor, the depositor or the issuing entity pays the fees charged by the rating agencies for their rating services. Furthermore, the rating agencies have been and may continue to be under scrutiny by federal and state legislative and regulatory bodies for their roles in the recent financial crisis and such scrutiny and any actions such legislative and regulatory bodies may take as a result thereof may also have an adverse effect on the price that a subsequent purchaser would be willing to pay for the notes and your ability to resell your notes.

Risk of loss or delay in payment may result from delays in the transfer of servicing due to the servicing fee structure and upon the occurrence of a servicer replacement event and termination of the servicer

Upon the occurrence of a servicer replacement event, the indenture trustee may or, at the direction of holders of notes evidencing not less than a majority of the outstanding principal balance of the notes, will terminate the servicer. In addition, the holders of notes evidencing not less than a majority of the outstanding principal balance of the notes have the ability to waive any servicer replacement event.

In addition, during the pendency of any servicing transfer or for some time thereafter, obligors may delay making their monthly payments or may inadvertently continue making payments to the predecessor servicer, potentially resulting in delays in payments on the notes. Delays in payments on the notes and possible reductions in the amount of such payments could occur with respect to any cash collections held by the servicer at the time that the servicer becomes the subject of a bankruptcy or similar proceeding.

Because the servicing fee is structured as a percentage of the net pool balance of the receivables, the amount of the servicing fee payable to the servicer may be considered insufficient by potential replacement servicers if servicing is required to be transferred at a time when much of the net pool balance of the receivables has been repaid. Due to the reduction in servicing fee as described in the foregoing, it may be difficult to find a replacement servicer. Consequently, the time it takes to effect the transfer of servicing to a replacement servicer under such circumstances may result in delays and/or reductions in the interest and principal payments on your notes.

You may suffer losses due to
receivables with low contract rates

The receivables pool may include receivables that have contract rates that are less than the interest rates on your notes. Interest paid on the higher contract rate receivables compensates for the lower contract rate receivables and to the extent such interest causes there to be excess interest during any collection period that excess interest may be paid by the issuing entity as principal on your notes and additional overcollateralization may be created. Excessive prepayments on the higher contract rate receivables may adversely impact your notes by reducing the interest payments available.

Book-entry system for the notes may decrease liquidity and delay payment	Because transactions in the notes generally can be effected only through DTC, participants and indirect participants:

•

your ability to pledge your beneficial interest in notes to someone who does not participate in the DTC system, or to otherwise take action relating to your beneficial interest in notes, may be limited due to the lack of a physical note;

•

you may experience delays in your receipt of payments with respect to your beneficial interest in notes because payments will be made by the indenture trustee to Cede, as nominee for DTC, rather than directly to you; and

•

you may experience delays in your receipt of payments with respect to your beneficial interest in notes in the event of misapplication of payments by DTC, participants or indirect participants or bankruptcy or insolvency of those entities and your recourse will be limited to your remedies against those entities.

Your share of possible losses may not be proportional

Principal payments on the notes generally will be made to the holders of the notes sequentially so that no principal will be paid on any class of notes until each class of notes with an earlier final scheduled payment date has been paid in full. As a result, a class of notes with a later maturity date may absorb more losses than a class of notes with an earlier maturity date.

Prepayments, potential losses and a change in the order of priority of principal payments may result from an event of default under the indenture	An event of default under the indenture may result in payments on your notes being accelerated. As a result:

	•	you may suffer losses on your notes if the assets of the issuing entity are insufficient to pay the amounts owed on your notes; and

	•	your notes may be repaid earlier than scheduled, which may require you to reinvest your principal at a lower rate of return.

Credit scores and historical loss experience may not accurately predict the likelihood of delinquencies, defaults and losses on the receivables

Information regarding credit scores for the obligors obtained at the time of acquisition from the originating dealer of their contracts is presented in “The Receivables Pool” in this prospectus supplement. A credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. However, none of the depositor, FTH LLC, the sponsor nor any other party makes any representations or warranties as to any obligor’s current credit score or actual performance of any motor vehicle receivable or that a particular credit score should be relied upon as a basis for an expectation that a receivable will be paid in accordance with its terms.

Additionally, historical loss and delinquency information set forth in this prospectus supplement under “The Receivables Pool” was affected by several variables, including general economic conditions and market interest rates, that are likely to differ in the future. Therefore, there can be no assurance that the net loss experience calculated and presented in this prospectus supplement with respect to Fifth Third Bank’s managed portfolio of contracts will reflect actual experience with respect to the receivables in the receivables pool. There can be no assurance that the future delinquency or loss experience of the servicer with respect to the receivables will be better or worse than that set forth in this prospectus supplement with respect to Fifth Third Bank’s managed portfolio.

The rate of depreciation of the financed vehicles could exceed the amortization of the outstanding principal amount of the related receivables, which may result in losses

There can be no assurance that the value of any financed vehicle will be greater than the outstanding principal amount of the related receivable. For example, new vehicles normally experience an immediate decline in value after purchase because they are no longer considered new. As a result, it is highly likely that the principal amount of a receivable will exceed the value of the related financed vehicle during the early years of a receivable’s term. The lack of any significant equity in their vehicles may make it more likely that those obligors will default in their payment obligations if their personal financial conditions change. Defaults during these earlier years are likely to result in losses because the proceeds from liquidating the related financed vehicle are less likely to pay the full amount of interest and principal owed on the related receivable. Further, the frequency and amount of losses may be greater for receivables with longer terms, because these receivables tend to have a somewhat greater frequency of delinquencies and defaults and because the slower rate of amortization of the principal balance of a longer term receivable may result in a longer period during which the value of the related financed vehicle is less than the remaining principal balance of the receivable. Additionally, although the frequency of delinquencies and defaults tends to be greater for receivables secured by used vehicles, loss severity tends to be greater with respect to receivables secured by new vehicles because of the higher rate of depreciation described above and the decline in used vehicle prices. Furthermore, specific makes, models and vehicle types may experience a higher rate of depreciation and a greater than anticipated decline in used vehicle prices under certain market conditions including, but not limited to, the discontinuation of a brand by a manufacturer or the termination of dealer franchises by a manufacturer.

The pricing of used vehicles is affected by the supply and demand for those vehicles, which, in turn, is affected by consumer tastes, economic factors (including the price of gasoline), the introduction and pricing of new vehicle models and other factors. Decisions by a manufacturer with respect to new vehicle production, pricing and incentives may affect used vehicle prices, particularly those for the same or similar models. Further, the insolvency of a manufacturer may negatively affect used vehicle prices for vehicles manufactured by that company. An increase in the supply or a decrease in the demand for used vehicles may impact the resale value of the financed vehicles securing the receivables. Decreases in the value of those vehicles may, in turn, reduce the incentive of obligors to make payments on the receivables and decrease the proceeds realized by the issuing entity from repossessions of financed vehicles. In any of the foregoing cases, the delinquency, repossession and credit loss figures, shown in the tables appearing under “The Receivables Pool” in this prospectus supplement, might be a less reliable indicator of the rates of delinquencies, repossessions and losses that could occur on the receivables than would otherwise be the case.

Risks associated with unknown allocation of Class A-2 notes

The allocation of the principal balance between the Class A-2-A notes and the Class A-2-B notes may not be known until the day of pricing, although the principal balance of the Class A-2-B notes may not exceed 50% of the aggregate principal balance of the Class A-2 notes. Consequently, the allocation of the principal balance between the Class A-2-A notes and the Class A-2-B notes may result in any number of possible allocation scenarios, including a scenario in which the entire principal balance of the Class A-2 notes is allocated to the fixed rate Class A-2-A notes and none of the principal balance is allocated to the floating rate Class A-2-B notes and a scenario in which half of the principal balance of the Class A-2 notes is allocated to the floating rate Class A-2-B notes and the remaining principal balance is allocated to the fixed rate Class A-2-A notes.

As the allocated principal balance of the floating rate Class A-2-B notes is increased (relative to the corresponding Class A-2-A fixed rate notes), there will be a greater amount of floating rate securities issued by the issuing entity, and therefore the issuing entity will have a greater exposure to increases in the floating rate payable on the floating rate notes. For more information on the risks associated with the issuance of floating rate notes, please see “—The issuing entity will issue floating rate notes, but the issuing entity will not enter into any interest rate swaps and you may suffer losses on your notes if interest rates rise” below.

In addition, because the aggregate amount of Class A-2 notes is fixed as set forth on the cover of this prospectus supplement, the division of the aggregate Class A-2 note principal balance between the Class A-2-A notes and the Class A-2-B notes may result in one of such classes being issued in only a very small principal amount, which may reduce the liquidity of such class of notes.

The issuing entity will issue floating rate notes, but the issuing entity will not enter into any interest rate swaps and you may suffer losses on your notes if interest rates rise

The receivables sold to the issuing entity on the closing date will bear interest at a fixed rate, while the floating rate notes will bear interest at a floating rate based on LIBOR plus an applicable spread. Even though the issuing entity will issue floating rate notes, it will not enter into any interest rate swaps or interest rate caps in connection with the issuance of the notes.

If the floating rate payable by the issuing entity increases to the point where the amount of interest and principal due on the notes, together with other fees and expenses payable by the issuing entity, exceeds the amount of collections and other funds available to the issuing entity to make such payments, the issuing entity may not have sufficient funds to make payments on the notes. If the issuing entity does not have sufficient funds to make payments, you may experience delays or reductions in the interest and principal payments on your notes.

If market interest rates rise or other conditions change materially after the issuance of the notes and certificates, you may experience delays or reductions in interest and principal payments on your notes. The issuing entity will make payments on the floating rate notes out of its generally available funds—not solely from funds that are dedicated to the floating rate notes. Therefore, an increase in interest rates would reduce the amounts available for distribution to holders of all notes, not just the holders of the floating rate notes, and a decrease in interest rates would increase the amounts available to the holders of all notes.

USE OF PROCEEDS

The depositor will use the net proceeds from the offering of the notes:

•	to purchase the receivables from Fifth Third Holdings, LLC, a Delaware limited liability company (which we sometimes refer to as “FTH LLC”);

•	to make (or cause to be made) the initial deposit into the reserve account.

The depositor or its affiliates may use all or a portion of the net proceeds of the offering of the notes to pay their respective debts, including debt secured by the receivables prior to their transfer to the issuing entity, and for general purposes.

THE ISSUING ENTITY

Limited Purpose and Limited Assets

Fifth Third Auto Trust 2014-3 is a statutory trust formed on September 8, 2014 under the laws of the State of Delaware by the depositor for the purpose of owning the receivables and issuing the notes. The issuing entity will be established and operated pursuant to a trust agreement. Fifth Third Bank will be the “administrator” of the issuing entity. The issuing entity will also issue certificates representing the residual interest in the issuing entity, which are not being offered by this prospectus supplement. The depositor will be the initial holder of the issuing entity’s certificates. On each payment date, the holders of the certificates will be entitled to any funds remaining on that payment date after all deposits and distributions of higher priority, as described in “The Transfer Agreements, the Servicing Agreement and the Administration Agreement — Priority of Payments” in this prospectus supplement.

The issuing entity will engage in only the following activities:

•	issuing the notes and the certificates;

•	making payments on the notes and distributions to the designated certificateholder account;

•	selling, transferring and exchanging the notes and the certificates;

•	acquiring, holding and managing the receivables and other assets of the issuing entity;

•	making deposits to and withdrawals from the trust accounts;

•	paying the organizational, start-up and transactional expenses of the issuing entity;

•	pledging the receivables and other assets of the issuing entity pursuant to the indenture;

•	entering into and performing its obligations under the transfer agreements; and

•

taking any action necessary, suitable or convenient to fulfill the role of the issuing entity in connection with the foregoing activities, as may be required in connection with conservation of the assets of the issuing entity and the making of payments on the notes and distributions on the certificates.

Capitalization of the Issuing Entity

The following table illustrates the expected assets of the issuing entity as of the closing date:

Receivables	$1,041,666,676.28
Reserve Account	$2,604,166.69

Total	$1,044,270,842.97

The following table illustrates the expected liabilities of the issuing entity as of the closing date:

Class A-1 Asset Backed Notes		$218,000,000
Class A-2-A Asset Backed Notes	}	$340,000,000
Class A-2-B Asset Backed Notes
Class A-3 Asset Backed Notes		$340,000,000
Class A-4 Asset Backed Notes		$102,000,000

Total		$1,000,000,000

The issuing entity will issue the certificates, which are not offered by this prospectus supplement, and initially will be retained by the depositor. On each payment date, the holders of the certificates will be entitled to any funds remaining on that payment date after all deposits and distributions of higher priority, as described in “The Transfer Agreements, the Servicing Agreement and the Administration Agreement — Priority of Payments” in this prospectus supplement.

The issuing entity’s fiscal year ends on December 31st.

The issuing entity’s trust agreement, including its permissible activities, may be amended in accordance with the procedures described in “The Transfer Agreements, the Servicing Agreement and the Administration Agreement — Amendment Provisions” in this prospectus supplement.

The issuing entity’s principal offices are in Wilmington, Delaware, in care of Wilmington Trust, National Association, as owner trustee, at the address listed in “The Trustees — The Owner Trustee” below.

For a description of the roles and responsibilities of the indenture trustee, see “Description of the Indenture” in the accompanying prospectus and “The Trustees — The Indenture Trustee” in this prospectus supplement.

The Issuing Entity Property

The notes will be collateralized by the issuing entity property. The primary assets of the issuing entity will be the receivables, which are amounts owed by individuals under motor vehicle retail installment sale contracts and/or installment loans with respect to new or used automobiles or light-duty trucks, vans and other motor vehicles originated by Fifth Third Bank. We refer to Fifth Third Bank in this capacity as the “originator”.

The issuing entity property will consist of all the right, title, interest, claims and demands of the issuing entity in and to:

•	the receivables acquired by the issuing entity from the depositor on the closing date and payments made on the receivables after the cut-off date;

•	all receivable files relating to the original motor vehicle retail installment sale contracts and/or loans evidencing the receivables;

•	the security interests in the financed vehicles;

•

all rights of the originator to any proceeds from (1) claims on any theft and physical damage insurance policy maintained by an obligor under a receivable providing coverage against loss or damage to or theft of the related financed vehicle or (2) claims on any credit life or credit disability insurance maintained by an obligor in connection with any receivable;

•	any other property securing the receivables;

•	all rights of the originator under agreements with dealers relating to receivables;

•	all rights of the originator to any refunds in connection with extended service agreements relating to the receivables;

•

the rights of the issuing entity to funds on deposit in the reserve account, the collection account and the principal distribution account (but not the designated certificateholder account) established pursuant to the indenture or servicing agreement, and all cash, investment property and other property from time to time credited thereto and all proceeds thereof;

•	rights of the issuing entity under the sale agreement, of the depositor, as buyer, under the purchase agreement and of FTH LLC, as buyer, under the receivables sale agreement; and

•	the proceeds of any and all of the above.

The issuing entity will pledge the issuing entity property to the indenture trustee under the indenture.

THE TRUSTEES

The Owner Trustee

Wilmington Trust, National Association (“WTNA”) (formerly called M & T Bank, National Association) —also referred to herein as the “owner trustee”—is a national banking association with trust powers incorporated in 1995. The owner trustee’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of Wilmington Trust Corporation. Since 1998, Wilmington Trust Company has served as owner trustee in numerous asset-backed securities transactions involving auto receivables.

On May 16, 2011, after receiving all required shareholder and regulatory approvals, Wilmington Trust Corporation, the parent of WTNA, through a merger, became a wholly owned subsidiary of M&T Bank Corporation (“M&T”), a New York corporation.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTNA does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.

WTNA has provided the above information for purposes of complying with Regulation AB. Other than the above three paragraphs, WTNA has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus.

The owner trustee’s liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the owner trustee set forth in the trust agreement. Wilmington Trust, National Association is not affiliated with FTH LLC, Fifth Third Bank or any of their affiliates. FTH LLC, Fifth Third Bank and their affiliates may maintain normal commercial banking or investment banking relations with the owner trustee and its affiliates. The servicer will be responsible for paying the owner trustee’s fees and for indemnifying the owner trustee against specified losses, liabilities or expenses incurred by the owner trustee in connection with the transfer agreements, the trust agreement and the administration agreement. To the extent these fees and indemnification amounts are not paid by the servicer, they will be payable out of Available Funds as described in “The Transfer Agreements, the Servicing Agreement and the Administration Agreement — Priority of Payments” in this prospectus supplement.

For a description of the roles and responsibilities of the owner trustee, see “The Transaction Documents — The Owner Trustee and the Indenture Trustee” in the accompanying prospectus.

The Indenture Trustee

Deutsche Bank Trust Company Americas, a New York banking corporation, is the “indenture trustee” under the indenture for the benefit of the noteholders.

Deutsche Bank Trust Company Americas’ corporate trust office is located at 60 Wall Street, 16th Floor, New York, New York 10005.

Deutsche Bank Trust Company Americas has acted as indenture trustee on numerous asset-backed securities transactions, including as indenture trustee on various auto loan and auto lease securitization transactions. While the structure of the transactions referred to in the preceding sentence may differ among these transactions, Deutsche Bank Trust Company Americas is experienced in administering transactions of this kind.

The indenture trustee’s duties are limited to those duties specifically set forth in the indenture. Fifth Third Bank and its affiliates may maintain normal commercial banking relations with the indenture trustee and its affiliates. Deutsche Bank Trust Company Americas and Deutsche Bank Securities Inc., one of the underwriters, are affiliates. The servicer will be responsible for paying the indenture trustee’s fees and for indemnifying the indenture trustee against specified losses, liabilities or expenses incurred by the indenture trustee in connection with the transaction documents. To the extent these fees and indemnification amounts are not paid by the servicer, they will be payable out of Available Funds as described in “The Transfer Agreements, the Servicing Agreement and the Administration Agreement — Priority of Payments” in this prospectus supplement.

The indenture trustee shall make each monthly statement available to the noteholders via the indenture trustee’s internet website at https://tss.sfs.db.com/investpublic. Noteholders with questions may direct them to the indenture trustee’s bondholder services group at (800) 735-7777.

For a description of the roles and responsibilities of the indenture trustee, see “Description of the Indenture” and “The Transaction Documents — The Owner Trustee and the Indenture Trustee” in the accompanying prospectus and “The Transfer Agreements, the Servicing Agreement and the Administration Agreement” in this prospectus supplement.

THE DEPOSITOR

The depositor, Fifth Third Holdings Funding, LLC, a wholly owned special purpose subsidiary of FTH LLC, was formed on June 28, 2007 as a Delaware limited liability company. The principal place of business of the depositor is at 1701 Golf Road, Tower 1, 9th Floor, Rolling Meadows, Illinois 60008. You may also reach the depositor by telephone at (847) 354-7341. The depositor was formed, among other things, to purchase, accept capital contributions of or otherwise acquire retail installment sale contracts and motor vehicle loans; to own, sell, and assign the receivables and to issue and sell one or more series of securities. Since its inception, the depositor has been engaged in these activities solely as (i) the transferee of contracts from FTH LLC pursuant to purchase agreements, (ii) the transferor of contracts to securitization trusts pursuant to sale agreement, (iii) the depositor that may form various securitization trusts pursuant to trust agreements and (iv) the entity that executes underwriting agreements and purchase agreements in connection with issuances of asset-backed securities.

FIFTH THIRD HOLDINGS, LLC

Fifth Third Holdings, LLC, (“FTH LLC”) a wholly owned special purpose subsidiary of Fifth Third Bank, was formed on September 8, 2000 as a Delaware limited liability company. The principal place of business of FTH LLC is at 222 South Riverside Plaza, MD GRVROA, Chicago, Illinois 60606. You may also reach FTH LLC by telephone at (312) 704-4034. FTH LLC is the seller of receivables to the depositor.

THE SPONSOR

Fifth Third Bank was formed in the State of Ohio in 1994 and is a wholly owned indirect subsidiary of Fifth Third Bancorp (“Bancorp”), an Ohio corporation headquartered in Cincinnati, Ohio. Fifth Third Bank is a banking corporation chartered under the laws of the State of Ohio with its principal executive offices at 38 Fountain Square Plaza, Cincinnati, Ohio, 45263. Its telephone number is (800) 972-3030. Fifth Third Bank is a commercial bank offering a wide range of banking services to its customers. Fifth Third Bank is subject to the enforcement authority of the Ohio Department of Commerce, Division of Financial Institutions, the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), the Consumer Financial Protection Bureau (the “CFPB”) and the FDIC.

Bancorp is a financial holding company with assets totaling approximately $133 billion, making it among the 20 largest bank holding companies in the United States. As a registered financial holding company, Bancorp is subject to the supervision of the Federal Reserve Board. Bancorp and its subsidiaries provide retail and commercial financial products and services through more than 1,300 banking offices in Ohio, Kentucky, Indiana, Michigan, Illinois, Florida, Tennessee, West Virginia, Pennsylvania, Missouri, Georgia and North Carolina.

Fifth Third Bank has been engaged in the securitization of motor vehicle receivables since 1996. Fifth Third Bank’s experience in and overall procedures for originating or acquiring receivables is described in “Origination and Servicing Procedures” in the accompanying prospectus. No securitizations sponsored by Fifth Third Bank have defaulted or experienced an early amortization triggering event.

Fifth Third Bank has participated in the structuring of the transaction described in this prospectus supplement and has originated the receivables to be assigned to the issuing entity. Fifth Third Bank is responsible for servicing the receivables included in the receivables pool as described below. Fifth Third Bank is also the administrator of the issuing entity.

Additional information regarding the sponsor is described in “The Sponsor” in the accompanying prospectus.

Fifth Third Securities Inc., one of the underwriters, is an affiliate of the sponsor.

THE ORIGINATOR

Fifth Third Bank originated all of the receivables included in the transaction described in this prospectus supplement. Information regarding Fifth Third Bank is set forth under “The Sponsor” in this prospectus supplement and in the accompanying prospectus.

The originator purchases motor vehicle retail sale installment loans relating to new or used automobiles, light-duty trucks, vans and other motor vehicles from dealers. Additionally, in some states Fifth Third Bank provides vehicle financing directly to consumers through dealer networks throughout the United States. Fifth Third Bank has been originating auto loans since its formation in 1994. The following table contains information about retail auto loans originated directly or indirectly by Fifth Third Bank during each of the periods indicated:

	Six Months Ended June 30,	Year Ended December 31,
	2014	2013	2012	2011
Number of receivables originated	119,193	258,884	243,972	265,986
Aggregate Original Principal Balance	$2,789,665,923	$5,922,020,356	$5,457,002,816	$5,762,802,349
Average Original Principal Balance	$23,405	$22,875	$22,367	$21,666
Weighted Average Original Term (in months)(1)	69.0	68.3	67.8	66.6
Percentage by Principal Balance of New Vehicle	51.1%	54.1%	51.6%	50.0%

	Year Ended December 31,
	2010	2009
Number of receivables originated	234,405	188,419
Aggregate Original Principal Balance	$5,103,489,877	$3,793,149,866
Average Original Principal Balance	$21,772	$20,131
Weighted Average Original Term (in months)(1)	66.3	66.6
Percentage by Principal Balance of New Vehicle	48.9%	52.4%

(1)	Weighted by aggregate original principal balance.

THE SERVICER

Fifth Third Bank will be the servicer. Fifth Third Bank offers automotive consumer loan financing through (and to) approximately 9,350 dealers in the United States. Fifth Third Bank has been servicing motor vehicle receivables since its formation in 1994.

The aggregate amount of retail auto loans serviced by Fifth Third Bank that were originated by the originator and its affiliates is approximately $12.1 billion. The tables set forth below under “The Receivables Pool–Delinquency, Loss and Repossession Information” summarize the delinquency, repossession and loss experience of the portfolio of direct and indirect automobile contracts originated through motor vehicle dealers, owned by Fifth Third Bank and its affiliates (collectively, “Fifth Third”) and serviced by Fifth Third Bank.

The servicer, among other things, will manage, service, administer and make collections on the receivables in accordance with its customary servicing practices, using the degree of skill and attention that the servicer exercises with respect to all comparable motor vehicle receivables that it services for itself or others. The servicer is permitted to delegate some or all of its duties to its affiliates or specific duties to sub-contractors who are in the business of performing such duties, although the servicer will remain liable for the performance of any duties that it delegates to another entity. The servicer will be responsible for determining the allocations of collections and other funds for the issuing entity to payments on the notes and other liabilities of the issuing entity and directing the trustees and paying agents for the issuing entity to make such payments. The servicer will also be responsible for providing monthly reports and filing periodic reports with the SEC.

Under the servicing agreement, the servicer will covenant not to release the financed vehicle securing each receivable from the security interest granted by that receivable in whole or in part, except as required by applicable law or court order or in the event of payment in full by or on behalf of the related obligor or payment in full less a deficiency which the servicer would not attempt to collect in accordance with its customary servicing practices or in connection with repossession or except as may be required by an insurer in order to receive proceeds from any insurance policy covering that financed vehicle. If this covenant is breached and not cured, under the servicing agreement, the servicer will be required to repurchase the related receivable if such breach materially and adversely affects the interests of the issuing entity or the noteholders in the related receivable. In addition, if the servicer extends the date for final payment by the obligor on any receivable beyond the last day of the collection period prior to the final scheduled payment date for the Class A-4 notes or reduces the contract rate or outstanding principal balance with respect to any receivable, in either case, other than as required by applicable law, under the servicing agreement the servicer will be required to repurchase the related receivable, if such change in the receivable would materially and adversely affect the interests of the issuing entity or the noteholders in such receivable.

The servicer, in its capacity as custodian, will hold the receivable files for the benefit of the issuing entity and the indenture trustee as pledgee of the issuing entity. In performing its duties as custodian, the servicer will act in accordance with its customary servicing practices. The servicer may, in accordance with its customary servicing practices, (i) maintain all or a portion of the receivable files in electronic form and (ii) maintain custody of all or any portion of the receivable files with one or more of its agents or designees. The servicer will maintain each receivable file in the United States, and will make available to the issuing entity and the indenture trustee (or their authorized representatives, attorneys or auditors) a list of locations of the receivable files upon request. The servicer, as custodian, will hold the receivable files in safekeeping with originals maintained in secured areas or facilities with limited access. Copies may consist of electronically imaged copies. Imaged copies of the documents will be accessible as “read only.” Each receivable file is fully imaged, with the original note and collateral documents retained and stored with individual service vendors. Documents will not be physically segregated from other similar receivable files that are in the servicer’s/vendor’s possession or stamped or marked to reflect the sale of the related receivables to the issuing entity. The servicer will provide access to the receivable files, and the related accounts, records and computer systems maintained by the servicer at such times as the issuing entity or indenture trustee direct (but only upon reasonable notice, in the presence of a specified officer of the servicer and during normal business hours, which do not unreasonably interfere with the servicer’s normal operations) at the respective offices of the servicer. Further, upon written instructions from the indenture trustee, the servicer will release any documents in the receivable files to the indenture trustee or its agent or designee. The servicer will not be responsible for any loss resulting from the failure of the indenture trustee or its agent or designee to return any document or any delay in doing so.

Material Servicing Changes During the Past Three Years

Fifth Third Bank regularly makes adjustments to its customary servicing practices over time. Most of these adjustments are introduced on a limited and controlled trial basis and are implemented program-wide after Fifth Third Bank determines that those adjustments will result in an overall improvement in servicing and collections.

Fifth Third Bank has not made any material changes to its customary servicing practice during the past three years.

Additional information about Fifth Third Bank’s servicing policies and procedures is described in “Origination and Servicing Procedures” in the accompanying prospectus.

AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Fifth Third Bank, as originator, sponsor, servicer and administrator, is a wholly owned indirect subsidiary of Bancorp. FTH LLC, as seller, is a wholly owned special purpose subsidiary of Fifth Third Bank. The depositor is a wholly owned special purpose subsidiary of FTH LLC. The issuing entity is a wholly owned special purpose subsidiary of the depositor. Additionally, Fifth Third Bank, FTH LLC, the depositor and Fifth Third Securities Inc., one of the underwriters, are affiliates. The owner trustee and the indenture trustee are entities that the sponsor and its affiliates may have other banking relationships with directly or with their affiliates in the ordinary course of their businesses. In some instances the owner trustee and the indenture trustee may be acting in similar capacities for other asset-backed transactions of the sponsor for similar or other asset types. Deutsche Bank Trust Company Americas, the indenture trustee, and Deutsche Bank Securities Inc., one of the underwriters, are affiliates.

THE RECEIVABLES POOL

The issuing entity will own a pool of receivables consisting of motor vehicle retail installment sale contracts and motor vehicle installment loans secured by new and used automobiles, light-duty trucks, vans and other motor vehicles. The pool will consist of the receivables that the originator will sell to FTH LLC, that FTH LLC will in turn sell to the depositor on the closing date, and that the depositor will simultaneously transfer to the issuing entity on the closing date. The receivables will include payments on the receivables that are made after the cut-off date.

The characteristics set forth in this section are based on the statistical pool of receivables as of the statistical cut-off date. The statistical pool consists of receivables owned by the originator that met the criteria below as of the statistical cut-off date. In addition, some amortization of the receivables will have occurred since the statistical cut-off date and some receivables included in the statistical pool will have prepaid in full or have been determined not to meet the eligibility criteria described below and therefore will not be included in the receivables pool. The receivables pool will be selected from (i) the statistical pool and (ii) other receivables owned by the originator but which, in each case, satisfy the eligibility criteria as of the actual cut-off date. The characteristics of the receivables pool sold to the issuing entity on the closing date as of the actual cut-off date may vary somewhat from the characteristics of the actual receivables as of the statistical cut-off date illustrated in the tables below. Any variance between the characteristics of the statistical pool and the actual pool will not be material.

Exceptions to Underwriting Criteria

As described in “Origination and Servicing Procedures — Underwriting” in the accompanying prospectus, under the Fifth Third Bank’s origination process, credit applications are evaluated when received and are either automatically approved, automatically rejected or forwarded for review by a credit analyst based on Fifth Third Bank’s electronic decisioning model. Fifth Third Bank does not intend to include any motor vehicle loan that was originated as an exception to its underwriting policies in the pool of receivables to be sold to the issuing entity on the closing date. Fifth Third Bank, on behalf of the depositor, conducted a review of the receivables in the pool, and will conduct a review of the receivables to be sold to the issuing entity on the closing date, to determine if any receivable was originated pursuant to an exception to Fifth Third Bank’s underwriting criteria. Based on the review, none of the receivables in the statistical pool were originated with exceptions to Fifth Third Bank’s underwriting criteria in effect at the time the respective receivable was originated.

Criteria Applicable to Selection of Receivables

The receivables sold to the issuing entity on the closing date will be selected for inclusion in the pool by several criteria. These criteria include, among other things, the requirement that each receivable:

•	had a FICO® Score of not less than 650[1];

•	had a remaining term to maturity, as of the cut-off date, of at least 2 months and not more than 73 months;

•	had an original maturity of not less than 24 months and not more than 75 months;

•

is a fully-amortizing, fixed rate simple interest receivable that provides for level scheduled monthly payments (except for the last payment, which may be minimally different from the level payments) over its remaining term and, as of the cut-off date, had a contract rate of not less than 0.00% per annum and not more than 12.34% per annum;

•	is secured by a financed vehicle that, as of the cut-off date, had not been repossessed without reinstatement of such receivable;

•	had not been identified in the records of the servicer as relating to an obligor who was in bankruptcy proceedings, as of the cut-off date;

•	had no payment more than 30 days past due, as of the cut-off date; and

•	had a remaining principal balance, as of the cut-off date, of at least $1,003.35 and not greater than $73,596.28.

The receivables will be selected from the portfolio of retail installment loans for new and used vehicles acquired by the originator from dealers or originated directly by the originator and serviced by the servicer, in each case meeting the criteria described above and in the prospectus. No selection procedures believed by the applicable transferor to be materially adverse to the noteholders will be utilized in selecting the receivables. As of the statistical cut-off date, no receivable in the statistical pool has a scheduled maturity later than October 31, 2020 and approximately 2.76% of the receivables in the statistical pool were evidenced by electronic contracts.

As of the statistical cut-off date, the receivables in the statistical pool described in this prospectus supplement had an aggregate principal balance of $1,041,666,676.28. As of the cut-off date, the receivables sold to the issuing entity on the closing date are expected to have an aggregate principal balance of approximately $1,041,666,676.28.

The composition, geographic distribution by state of the obligor, distribution by outstanding principal balance, distribution by contract rate, distribution by remaining term and distribution by FICO® Score, in each case of the receivables as of the statistical cut-off date, are set forth in the tables below.

[1]

FICO® scores are calculated as of the origination of the related receivables and exclude obligors for which no FICO® score was available as of origination of the related receivable. FICO® is a federally registered trademark of Fair Isaac Corporation. A FICO® score is a measurement determined by Fair Isaac Corporation using information collected by the major credit bureaus to assess credit risk. Data from an independent credit reporting agency, such as FICO® score, is one of several factors that may be used by the originator in its credit scoring system to assess the credit risk associated with each applicant, see “Origination and Servicing Procedures” in the accompanying prospectus. FICO® scores are based on independent third party information, the accuracy of which cannot be verified. FICO® scores should not necessarily be relied upon as a meaningful predictor of the performance of the receivables.

Composition of the Statistical Receivables Pool

as of the Statistical Cut-off Date

Number of Receivables	63,354
Aggregate Outstanding Principal Balance	$1,041,666,676.28
Outstanding Principal Balance
Average	$16,442.00
Minimum	$1,003.35
Maximum	$73,596.28
Contract Rate
Weighted Average(1)	3.87%
Minimum	0.00%
Maximum	12.34%
Original Term (Months)
Weighted Average(1)	69.00 months
Minimum	24 months
Maximum	75 months
Remaining Term (Months)
Weighted Average(1)	54.01 months
Minimum	2 months
Maximum	73 months
Percentage By Principal Balance of New Vehicles	51.36%
Percentage By Principal Balance of Used Vehicles	48.64%
FICO® Score(2)
Weighted Average(1)	759
Minimum	650
Maximum	894
Weighted Average LTV(1)(3)	90.50%

(1)	Weighted by outstanding principal balance as of the statistical cut-off date.
(2)

FICO® scores are calculated as of the origination of the related receivables and exclude obligors for which no FICO® score was available as of origination of the related receivable. FICO® is a federally registered trademark of Fair Isaac Corporation. A FICO® score is a measurement determined by Fair Isaac Corporation using information collected by the major credit bureaus to assess credit risk. Data from an independent credit reporting agency, such as FICO® score, is one of several factors that may be used by the originator in its credit scoring system to assess the credit risk associated with each applicant, see “Origination and Servicing Procedures” in the accompanying prospectus. FICO® scores are based on independent third party information, the accuracy of which cannot be verified. FICO® scores should not necessarily be relied upon as a meaningful predictor of the performance of the receivables.

(3)

The loan-to-value ratio (or “LTV”) for a receivable secured by a new vehicle is equal to the original amount financed divided by the manufacturer’s suggested retail price for that vehicle. The LTV for a receivable secured by a used vehicle is equal to the original amount financed divided by the retail price for that vehicle as set forth in the applicable N.A.D.A. Official Used Car Guide. There can be no assurance that the retail price for a used vehicle set forth in the applicable N.A.D.A. Official Used Car Guide reflects the amount that could be realized upon a sale of the related vehicle, and such retail price represents N.A.D.A.’s opinion of the retail price for such used vehicle. Amounts relating to LTV are calculated excluding LTVs for which no manufacturer’s suggested retail price or retail price for that vehicle was available.

Geographic Distribution of the Statistical Receivables Pool as of the Statistical Cut-off Date

State(1)	Number of Receivables	Principal Balance	Percentage of Aggregate Principal Balance(2)
Texas	5,003	$99,140,909.39	9.52%
Ohio	6,042	$93,086,639.14	8.94%
Pennsylvania	4,238	$63,697,047.20	6.11%
Florida	3,326	$54,321,613.38	5.21%
California	2,592	$51,964,756.66	4.99%
Illinois	3,339	$51,780,224.31	4.97%
Michigan	3,416	$49,424,398.58	4.74%
Minnesota	2,807	$45,521,009.20	4.37%
North Carolina	2,513	$39,877,447.47	3.83%
Tennessee	2,004	$34,457,754.04	3.31%
New York	2,212	$33,146,540.14	3.18%
Missouri	1,899	$30,820,787.31	2.96%
Indiana	1,864	$29,418,272.18	2.82%
Wisconsin	1,852	$28,933,986.08	2.78%
Georgia	1,455	$23,869,305.52	2.29%
Kentucky	1,466	$23,728,413.49	2.28%
Massachusetts	1,527	$23,077,358.14	2.22%
Iowa	1,348	$23,028,471.04	2.21%
Virginia	1,356	$22,044,720.79	2.12%
Alabama	1,269	$21,759,463.12	2.09%
Connecticut	1,150	$18,067,374.74	1.73%
New Jersey	1,175	$18,018,655.48	1.73%
Arizona	856	$15,538,106.29	1.49%
Mississippi	836	$14,577,005.99	1.40%
Nebraska	780	$13,329,619.82	1.28%
Maine	731	$11,781,474.22	1.13%
Colorado	655	$11,561,903.69	1.11%
Oregon	683	$10,952,889.96	1.05%
Kansas	563	$9,948,187.46	0.96%
Maryland	558	$8,803,794.22	0.85%
North Dakota	452	$8,541,027.28	0.82%
South Carolina	511	$7,941,430.69	0.76%
New Hampshire	502	$7,521,723.51	0.72%
Washington	450	$7,249,670.02	0.70%
South Dakota	330	$6,609,734.16	0.63%
Arkansas	332	$6,051,844.02	0.58%
Other(3)	1,262	$22,073,117.55	2.12%

Total:	63,354	$1,041,666,676.28	100.00%

(1)	Based on the billing addresses of the obligors as of the statistical cut-off date.
(2)	May not add to 100.00% due to rounding.
(3)	“Other” represents those obligors whose state of residence comprises less than 0.50% of the total aggregate outstanding principal balance of the receivables.

Distribution by Outstanding Principal Balance of the Statistical Receivables Pool as of the Statistical Cut-off Date

Range of Principal Balance ($)	Number of Receivables	Principal Balance	Percentage of Aggregate Principal Balance(1)
0.01 to 5,000.00	3,149	$10,897,873.56	1.05%
5,000.01 to 10,000.00	11,836	$92,147,675.19	8.85%
10,000.01 to 15,000.00	16,411	$205,912,775.44	19.77%
15,000.01 to 20,000.00	14,081	$244,502,169.80	23.47%
20,000.01 to 25,000.00	8,632	$192,404,921.37	18.47%
25,000.01 to 30,000.00	4,673	$127,253,435.09	12.22%
30,000.01 to 35,000.00	2,336	$75,285,693.05	7.23%
35,000.01 to 40,000.00	1,188	$44,146,431.82	4.24%
40,000.01 to 45,000.00	536	$22,575,368.46	2.17%
45,000.01 to 50,000.00	257	$12,114,244.24	1.16%
50,000.01 to 55,000.00	125	$6,534,525.43	0.63%
55,000.01 to 60,000.00	66	$3,770,859.31	0.36%
60,000.01 to 65,000.00	40	$2,486,172.54	0.24%
65,000.01 to 70,000.00	18	$1,200,785.27	0.12%
70,000.01 to 75,000.00	6	$433,745.71	0.04%

Total:	63,354	$1,041,666,676.28	100.00%

(1)	May not add to 100.00% due to rounding.

Distribution by Contract Rate of the Statistical Receivables Pool as of the Statistical Cut-off Date

Range of Contract Rates (%)	Number of Receivables	Principal Balance	Percentage of Aggregate Principal Balance(1)
0.000 to 1.000	82	$1,391,794.35	0.13%
1.001 to 2.000	3,344	$60,444,485.27	5.80%
2.001 to 3.000	13,461	$244,821,642.21	23.50%
3.001 to 4.000	16,903	$288,589,725.98	27.70%
4.001 to 5.000	17,330	$278,946,510.75	26.78%
5.001 to 6.000	8,966	$132,393,099.56	12.71%
6.001 to 7.000	2,577	$29,891,518.92	2.87%
7.001 to 8.000	541	$4,539,860.47	0.44%
8.001 to 9.000	107	$521,031.00	0.05%
9.001 to 10.000	26	$80,084.91	0.01%
10.001 to 11.000	13	$33,733.27	0.00	%(2)
11.001 to 12.000	3	$10,154.73	0.00	%(2)
12.001 or more	1	$3,034.86	0.00	%(2)

Total:	63,354	$1,041,666,676.28	100.00%

(1)	May not add to 100.00% due to rounding.
(2)	Greater than 0.00% but less than 0.01%.

Distribution by Remaining Term to Maturity of the Statistical Receivables Pool as of the Statistical Cut-off Date

Remaining Term to Maturity (in months)(1)	Number of Receivables	Principal Balance	Percentage of Aggregate Principal Balance(2)
1 to 10	878	$2,328,546.65	0.22%
11 to 20	2,272	$13,698,875.53	1.32%
21 to 30	7,063	$60,563,522.96	5.81%
31 to 40	8,661	$104,244,395.00	10.01%
41 to 50	12,238	$186,829,030.38	17.94%
51 to 60	15,324	$285,080,698.33	27.37%
61 to 70	13,900	$312,043,351.96	29.96%
71 to 75	3,018	$76,878,255.47	7.38%

Total:	63,354	$1,041,666,676.28	100.00%

(1)	Assumes that all monthly payments of simple interest loans are made on their respective due dates.
(2)	May not add to 100.00% due to rounding.

Distribution by Original FICO® Score of the Statistical Receivables Pool as of the Statistical Cut-off Date

FICO (Range)(1)	Number of Receivables	Principal Balance	Percentage of Aggregate Principal Balance(2)
650 to 689	6,184	$118,250,827.65	11.35%
690 to 719	9,615	$168,787,349.07	16.20%
720 to 739	7,498	$123,605,019.58	11.87%
740 to 759	6,740	$112,481,495.40	10.80%
760 to 779	6,513	$104,639,669.89	10.05%
780 to 799	7,278	$116,199,924.65	11.16%
800 to 819	7,971	$124,370,722.51	11.94%
820 to 839	7,516	$113,092,013.32	10.86%
840 to 859	3,277	$48,974,496.46	4.70%
860 to 879	745	$10,965,520.23	1.05%
880 to 899	17	$299,637.52	0.03%

Total:	63,354	$1,041,666,676.28	100.00%

(1)

FICO® scores are calculated as of the origination of the related receivables and exclude obligors for which no FICO® score was available as of origination of the related receivable. FICO® is a federally registered trademark of Fair Isaac Corporation. A FICO® score is a measurement determined by Fair Isaac Corporation using information collected by the major credit bureaus to assess credit risk. Data from an independent credit reporting agency, such as FICO® score, is one of several factors that may be used by the originator in its credit scoring system to assess the credit risk associated with each applicant, see “Origination and Servicing Procedures” in the accompanying prospectus. FICO® scores are based on independent third party information, the accuracy of which cannot be verified. FICO® scores should not necessarily be relied upon as a meaningful predictor of the performance of the receivables.

(2)	May not add to 100.00% due to rounding.

Delinquency, Loss and Repossession Information

The tables below summarize the delinquency, repossession and loss experience of the portfolio of direct and indirect automobile receivables acquired from or arranged by a dealer that are originated by Fifth Third Bank and serviced by Fifth Third Bank. The data includes all automobile receivables currently owned by Fifth Third Bank, whether originated, purchased or acquired as the result of bank mergers and reflects automobile receivables that were originated or underwritten under criteria that may be different from the receivables held by the issuing entity. Accordingly, the delinquency and loss figures presented below may not be representative of the receivables held by the issuing entity and no assurances can be given that the repossession, delinquency and loss experience presented in the following tables will be indicative of the actual experience on the receivables held by the issuing entity.

Fifth Third Bank Managed Retail Portfolio

Delinquency Experience(1)(2)(3)

	As of June 30,
	2014		2013
	Dollars	Percent	Dollars	Percent
Principal Outstanding	$11,376,744,439		$11,354,638,808
Delinquencies
30-59 days	$35,151,552	0.31%	$34,521,886	0.30%
60-89 days	$9,735,328	0.09%	$10,744,631	0.09%
90 or more days	$9,818,281	0.09%	$9,882,096	0.09%

Total Delinquencies	$54,705,162	0.48%	$55,148,614	0.49%

	As of December 31,
	2013		2012		2011		2010		2009
	Dollars	Percent	Dollars	Percent	Dollars	Percent	Dollars	Percent	Dollars	Percent
Principal Outstanding	$11,325,592,047		$10,802,769,524		$10,511,518,003		$9,573,675,711		$8,688,820,527
Delinquencies
30-59 days	$42,879,778	0.38%	$46,194,426	0.43%	$52,113,049	0.50%	$68,348,364	0.71%	$89,994,708	1.04%
60-89 days	$9,883,613	0.09%	$11,205,926	0.10%	$14,182,920	0.13%	$20,458,916	0.21%	$26,180,516	0.30%
90 or more days	$11,810,649	0.10%	$12,661,649	0.12%	$14,123,440	0.13%	$17,960,886	0.19%	$26,675,029	0.31%

Total Delinquencies	$64,574,040	0.57%	$70,062,001	0.65%	$80,419,409	0.77%	$106,768,166	1.12%	$142,850,253	1.64%

(1)	Data presented in the table is based upon retail principal balances for new and used vehicles serviced by Fifth Third Bank.
(2)

Fifth Third Bank considers a payment to be past due or delinquent when an obligor fails to make at least 90% of the scheduled monthly payment by the related due date. Fifth Third Bank measures delinquency by the number of days elapsed from the date a payment is due under the loan contract.

(3)	Delinquencies include repossessions.

Net Credit Loss and Repossession Experience(1)

	At or for the 6 Months Ended June 30,
	2014	2013
Principal Amount of Receivables Outstanding	$11,376,744,439	$11,354,638,808
Number of Receivables Outstanding	779,352	785,335
Average Month End Principal Amount of Receivables Outstanding(2)	$11,383,364,029	$11,153,475,769
Gross Charge-Offs(3)	$16,763,225	$16,958,711
Gross Charge-Offs as a percentage of the Principal Amount of Receivables Outstanding at Period End(3)(6)	0.29%	0.30%
Gross Charge-Offs as a percentage of the Principal Amount of the Average Receivables Outstanding(2)(6)	0.29%	0.30%
Recoveries(4)	$7,681,524	$8,312,428
Net Charge-Offs(5)	$9,081,701	$8,646,283
Net Charge-Offs as a percentage of the Principal Amount of Receivables Outstanding at Period End(6)	0.16%	0.15%
Net Charge-Offs as a percentage of the Principal Amount of the Average Receivables Outstanding(2)(6)	0.16%	0.16%

	At or for the 12 Months Ended December 31,
	2013	2012	2011	2010	2009
Principal Amount of Receivables Outstanding	$11,325,592,047	$10,802,769,524	$10,511,518,003	$9,573,675,711	$8,688,820,527
Number of Receivables Outstanding	785,120	762,955	749,631	702,749	667,516
Average Month End Principal Amount of Receivables Outstanding(2)	$11,267,985,111	$10,620,558,001	$10,037,586,022	$9,000,086,805	$8,713,112,246
Gross Charge-Offs(3)	$33,375,091	$40,586,230	$64,252,617	$97,956,453	$170,456,127
Gross Charge-Offs as a percentage of the Principal Amount of Receivables Outstanding at Period End(3)	0.29%	0.38%	0.61%	1.02%	1.96%
Gross Charge-Offs as a percentage of the Principal Amount of the Average Receivables Outstanding(2)	0.30%	0.38%	0.64%	1.09%	1.96%
Recoveries(4)	$14,887,973	$19,712,080	$26,040,552	$34,080,578	$40,942,774
Net Charge-Offs(5)	$18,487,117	$20,874,150	$38,212,065	$63,875,874	$129,513,353
Net Charge-Offs as a percentage of the Principal Amount of Receivables Outstanding at Period End	0.16%	0.19%	0.36%	0.67%	1.49%
Net Charge-Offs as a percentage of the Principal Amount of the Average Receivables Outstanding(2)	0.16%	0.20%	0.38%	0.71%	1.49%

(1)	Data presented in the table is based upon retail principal balances for new and used vehicles financed by Fifth Third, including those that have been sold but are serviced by Fifth Third Bank.
(2)	Averages are computed by taking a simple average of the month end outstanding amounts for each period presented.
(3)

Charge-offs generally represent the total aggregate net outstanding balance of the receivables determined to be uncollectible in the period less proceeds from disposition of the related vehicles, other than recoveries described in Note (4).

(4)	Recoveries generally include the net amounts received with respect to retail contracts previously charged off.
(5)

Net Charge-offs generally represent the total aggregate net outstanding balance of receivables determined to be uncollectible during the period less proceeds from the disposition of related vehicles, including net amounts received from customers with respect to accounts previously charged off.

(6)	Percentages have been annualized at or for the six months ended June 30 and are not necessarily indicative of the experience for the entire year.

Delinquency Experience Regarding the Statistical Pool of Receivables

The following table sets forth the delinquency experience regarding the statistical pool of receivables. The servicer considers a receivable delinquent when an obligor fails to make at least 90% of a scheduled payment by the related due date. The period of delinquency is based on the number of days payments are contractually past due. As of the statistical cut-off date, none of the receivables in the receivables pool were more than 30 days delinquent, and none of the receivables in the pool sold to the issuing entity on the closing date will be more than 30 days delinquent as of the cut-off date.

Historical Delinquency Status	Number of Receivables	Percent of Total Number of Receivables	Outstanding Principal Balance	Percent of Total Outstanding Principal Balance
Delinquent no more than once for 30-59 days(1)	62,964	99.38%	$1,036,749,404.26	99.53%
Delinquent more than once for 30-59 days but never for 60 days or more	343	0.54%	$4,407,759.10	0.42%
Delinquent at least once for 60 days or more	47	0.07%	$509,512.92	0.05%

(1)	Delinquent no more than once for 30-59 days represent accounts that were delinquent 1 time but never exceeded 59 days past due.

Static Pool Information About Certain Previous Receivables Pools

Appendix A, attached to this prospectus supplement, sets forth characteristics of all motor vehicle retail installment sale contracts and installment loans originated and serviced by Fifth Third Bank by vintage origination year and by publicly securitized receivables pool, including the number of receivables, the aggregate original and the month-end principal balance, the average original and the month-end principal balance, the weighted average contract rate, the weighted average age, the weighted average original term, the weighted average remaining term, the minimum FICO® Score, the maximum FICO® Score and the weighted average FICO® Score, the distribution of the pool of receivables by the range of contract rate, the percentage new, the percentage used, the weighted average LTV, the pool factor, and the geographic distribution, and information with respect to the monthly delinquency rates, the monthly pool factor, the monthly prepayment speeds, and the monthly cumulative net charge-off of the pool of receivables.

The static pool information is presented both by month for originations in the last five years and by securitized pool for each prior public securitization sponsored by Fifth Third Bank in the last five years if such securitized pool had characteristics similar to this pool of receivables.

The characteristics of receivables included in the static pool data discussed above, as well as the social, economic and other conditions existing at the time when those receivables were originated and repaid, may vary materially from the characteristics of the receivables in this transaction and the social, economic and other conditions existing at the time when the receivables in this transaction were originated and those that will exist in the future when the receivables in the current transaction are required to be repaid. As a result, there can be no assurance that the static pool data referred to above will correspond to or be an accurate predictor of the performance of this receivables securitization transaction.

Repurchase and Replacements

No assets securitized by Fifth Third Bank were the subject of a demand to repurchase or replace for breach of the representations and warranties during the three-year period ended June 30, 2014. Please refer to the Form ABS-15G filed by Fifth Third Bank on January 21, 2014 for additional information. The CIK number of Fifth Third Bank is 0000035528.

Review of Pool Assets

In connection with the offering of the notes, the depositor has performed a review of the receivables in the pool and the disclosure regarding those receivables required to be included in this prospectus supplement and the accompanying prospectus by Item 1111 of Regulation AB (such disclosure, the “Rule 193 Information”). This review was designed and effected to provide the depositor with reasonable assurance that the Rule 193 Information is accurate in all material respects.

As part of the review, Fifth Third Bank identified the Rule 193 Information to be covered and identified the review procedures for each portion of the Rule 193 Information. Descriptions consisting of factual information were reviewed and approved by Fifth Third Bank’s senior management to ensure the accuracy of such descriptions. Fifth Third Bank also reviewed the Rule 193 Information consisting of descriptions of portions of the transaction documents and compared that Rule 193 Information to the related transaction documents to ensure the descriptions were accurate. Members of Fifth Third Bank’s capital markets group also consulted with internal regulatory personnel and counsel, as well as external counsel, with respect to the description of the legal and regulatory provisions that may materially and adversely affect the performance of the receivables or payments on the notes.

In addition, Fifth Third Bank also performed a review of the receivables in the statistical pool and other receivables owned by Fifth Third Bank as of August 31, 2014 (the “Sample Pool”) to confirm that those receivables satisfied the criteria set forth under “The Receivables Pool — Criteria Applicable to Selection of Receivables” in this prospectus supplement. The first aspect of that review tested the accuracy of the individual receivables data contained in Fifth Third Bank’s data tape. The data tape is an electronic record maintained by Fifth Third Bank, which includes certain attributes of the receivables in the Sample Pool, including the receivables in the statistical pool. Fifth Third Bank selected a random sample of 125 receivable files from the Sample Pool to confirm certain data points such as maturity date, monthly payment and interest rate conformed to the applicable information on the data tape. Fifth Third Bank found 2 errors out of the data points reviewed or compared between the data tape and the receivable files. Fifth Third Bank considers the errors to be immaterial and believes that they do not indicate any systemic errors in the receivables data or other errors that could have a material adverse effect on the data and information about the receivables in this prospectus supplement. A second aspect of that review consisted of a comparison of the statistical information contained under “The Receivables Pool” to data in, or derived from, the data tape. Statistical information relating to the receivables in the pool was recalculated using the applicable information on the data tape. The statistical pool was selected from the Sample Pool in a manner designed to cause the characteristics of the receivables pool to not differ materially from the characteristics of the receivables in the Sample Pool. In addition to this review, Fifth Third Bank performs periodic internal control reviews and internal audits of various processes, including its origination and reporting system processes.

As described under “The Receivables Pool” in this prospectus supplement, some of the information in this prospectus supplement pertains to a statistical pool rather than the actual pool of receivables to be transferred to the issuing entity. The actual pool will be substantially similar to the statistical pool in all respects. The characteristics of the receivables sold to the issuing entity on the closing date will not vary materially from the characteristics of the receivables in the statistical pool as described in this prospectus supplement. Any additional receivables to be added will be selected from the same or similar data tapes created from Fifth Third Bank’s auto loan databases in the same manner as the data tape used to select the statistical pool. Fifth Third Bank and the depositor believe that the verification of certain information, numeric comparisons and recalculations, internal control reviews and other review procedures described above provide similar reasonable assurance that the information in Fifth Third Bank’s auto loan databases and data tape relating to the actual pool is accurate in all material respects.

Portions of the review of legal matters and the review of statistical information were performed with the assistance of third parties engaged by the depositor. The depositor determined the nature, extent and timing of the review and the sufficiency of the assistance provided by the third parties for purposes of its review. The depositor had ultimate authority and control over, and assumes all responsibility for, the review and the findings and conclusions of the review. The depositor attributes all finding and conclusions of the review to itself.

After undertaking the review described above, the depositor has found and concluded that it has reasonable assurance that the Rule 193 Information in this prospectus supplement and the accompanying prospectus is accurate in all material respects.

WEIGHTED AVERAGE LIFE OF THE NOTES

The following information is provided solely to illustrate the effect of prepayments of the receivables on the unpaid principal balances of the notes and the weighted average life of the notes under the assumptions stated below, and is not a prediction of the prepayment rates that might actually be experienced with respect to the receivables.

Prepayments on receivables can be measured against prepayment standards or models. The model used in this prospectus supplement, the absolute prepayment model, or “ABS”, assumes a rate of prepayment each month which is related to the original number of receivables in a pool of receivables. ABS also assumes that all of the receivables in a pool are the same size, that all of those receivables amortize at the same rate, and that for every month that any individual receivable is outstanding, payments on that particular receivable will either be made as scheduled or the receivable will be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, if a 1% ABS were used, that would mean that 100 receivables would prepay in full each month. The percentage of prepayments that is assumed for ABS is not a historical description of prepayment experience on pools of receivables or a prediction of the anticipated rate of prepayment on either the pool of receivables involved in this transaction or on any pool of receivables. You should not assume that the actual rate of prepayments on the receivables will be in any way related to the percentage of prepayments that was assumed for ABS.

The tables below which are captioned “Percent of the Initial Note Balance Outstanding at Various ABS Percentages” (the “ABS Tables”) are based on ABS and were prepared using the following assumptions:

•	the issuing entity holds seven pools of receivables with the following characteristics:

Pool	Current Principal Balance	Weighted Average Coupon	Weighted Average Original Term to Maturity (in Months)	Weighted Average Remaining Term to Maturity (in Months)
1	$3,069,012.88	5.236%	61	9
2	$33,086,556.55	4.464%	62	21
3	$92,912,640.83	4.104%	64	31
4	$199,903,473.74	3.779%	66	43
5	$323,773,384.85	3.682%	68	55
6	$358,756,158.74	3.954%	73	67
7	$30,165,448.69	4.094%	75	73

Total	$1,041,666,676.28

•

the scheduled payment for each receivable was calculated on the basis of the characteristics described in the assumptions set forth above and in such a way that each receivable would amortize in a manner that would be sufficient to repay the receivable balance of that receivable by its indicated remaining term to maturity;

•	all prepayments on the receivables each month are made in full at the specified constant percentage of ABS and there are no defaults, losses or repurchases;

•	interest accrues on the notes at the following per annum coupon rates: Class A-1 notes, 0.45%; Class A-2-A notes, 0.75%; Class A-2-B notes, 0.60%; Class A-3 notes, 1.16%; and Class A-4 notes, 1.57%;

•	each scheduled payment on the receivables is made on the last day of each month commencing in October 31, 2014, and each month has 30 days;

•

the initial note balance of the Class A-1 notes, the Class A-3 notes and the Class A-4 notes are equal to the initial note balance for that class of notes as set forth on the front cover of this prospectus supplement, and the initial note balance of the Class A-2-A notes and Class A-2-B notes are $170,000,000 and $170,000,000, respectively;

•	payments on the notes are paid in cash on each payment date commencing November 15, 2014, and on the 15th calendar day of each subsequent month whether or not that day is a business day;

•	the notes are purchased on October 29, 2014;

•	the Class A-1 notes and the Class A-2-B notes will be paid interest on the basis of the actual number of days elapsed during the period for which interest is payable and a 360-day year;

•	the Class A-2-A notes, the Class A-3 notes and the Class A-4 notes will be paid interest on the basis of a 360-day year consisting of twelve 30-day months;

•

the scheduled payment for each receivable was calculated on the basis of the characteristics described in the ABS Tables and in such a way that each receivable would amortize in a manner that would be sufficient to repay the receivable balance of that receivable by its indicated remaining term to maturity;

•	except as indicated in the tables, the clean-up call option to redeem the notes will be exercised at the earliest opportunity; and

•	the servicing fee rate will be 1.00% per annum and all other fees will equal $0.

The ABS Tables were created relying on the assumptions listed above. The tables indicate the percentages of the original outstanding balances of each class of notes that would be outstanding after each of the listed payment dates if certain percentages of ABS are assumed. The ABS Tables also indicate the corresponding weighted average lives of each class of notes if the same percentages of ABS are assumed. The assumptions used to construct the ABS Tables are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under various prepayment scenarios. The actual characteristics and performance of the receivables may differ materially from the assumptions used to construct the ABS Tables.

As used in the ABS Tables, the “weighted average life” of a class of notes is determined by:

•	multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date;

•	adding the results; and

•	dividing the sum by the related original outstanding balance of the note.

Percent of the Initial Outstanding Balance at Various ABS Percentages

Class A-1 Notes

Payment Date	0.5%	1.0%	1.3%	1.5%	1.8%	2.0%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2014	87.50%	84.44%	82.22%	80.50%	77.14%	73.50%
December 15, 2014	75.24%	69.26%	64.94%	61.58%	55.09%	49.29%
January 15, 2015	63.20%	54.42%	48.07%	43.15%	33.74%	25.83%
February 15, 2015	51.88%	40.42%	32.16%	25.78%	13.76%	3.72%
March 15, 2015	40.62%	26.62%	16.56%	8.79%	0.00%	0.00%
April 15, 2015	29.44%	13.03%	1.27%	0.00%	0.00%	0.00%
May 15, 2015	18.33%	0.00%	0.00%	0.00%	0.00%	0.00%
June 15, 2015	7.29%	0.00%	0.00%	0.00%	0.00%	0.00%
July 15, 2015	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life (Years) to Call(1)	0.36	0.28	0.25	0.23	0.19	0.17
Weighted Average Life (Years) to Maturity(2)	0.36	0.28	0.25	0.23	0.19	0.17

(1)	Assumes that the servicer exercises its clean-up call option at the earliest possible opportunity.

(2)	Assumes that the servicer does not exercise its clean-up call option.

Percent of the Initial Outstanding Balance at Various ABS Percentages

Class A-2 Notes

Payment Date	0.5%	1.0%	1.3%	1.5%	1.8%	2.0%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2015	100.00%	100.00%	100.00%	100.00%	96.45%	88.65%
April 15, 2015	100.00%	100.00%	100.00%	95.00%	84.41%	75.35%
May 15, 2015	100.00%	99.77%	91.20%	84.62%	72.72%	62.49%
June 15, 2015	100.00%	91.32%	81.79%	74.49%	61.37%	50.08%
July 15, 2015	97.65%	83.00%	72.58%	64.62%	50.36%	38.11%
August 15, 2015	90.76%	74.90%	63.63%	55.05%	39.70%	27.17%
September 15, 2015	83.92%	66.93%	54.87%	45.71%	29.38%	16.57%
October 15, 2015	77.13%	59.08%	46.31%	36.62%	19.42%	6.32%
November 15, 2015	70.39%	51.37%	37.94%	27.79%	9.81%	0.00%
December 15, 2015	63.69%	43.79%	29.77%	19.20%	0.55%	0.00%
January 15, 2016	57.04%	36.34%	21.80%	10.86%	0.00%	0.00%
February 15, 2016	50.44%	29.03%	14.03%	2.77%	0.00%	0.00%
March 15, 2016	43.88%	21.85%	6.46%	0.00%	0.00%	0.00%
April 15, 2016	37.38%	14.80%	0.00%	0.00%	0.00%	0.00%
May 15, 2016	30.92%	7.89%	0.00%	0.00%	0.00%	0.00%
June 15, 2016	24.52%	1.12%	0.00%	0.00%	0.00%	0.00%
July 15, 2016	18.16%	0.00%	0.00%	0.00%	0.00%	0.00%
August 15, 2016	12.27%	0.00%	0.00%	0.00%	0.00%	0.00%
September 15, 2016	6.42%	0.00%	0.00%	0.00%	0.00%	0.00%
October 15, 2016	0.62%	0.00%	0.00%	0.00%	0.00%	0.00%
November 15, 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life (Years) to Call(1)	1.35	1.11	0.98	0.89	0.76	0.68
Weighted Average Life (Years) to Maturity(2)	1.35	1.11	0.98	0.89	0.76	0.68

(1)	Assumes that the servicer exercises its clean-up call option at the earliest possible opportunity.
(2)	Assumes that the servicer does not exercise its clean-up call option.

Percent of the Initial Outstanding Balance at Various ABS Percentages

Class A-3 Notes

Payment Date	0.5%	1.0%	1.3%	1.5%	1.8%	2.0%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 15, 2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 15, 2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 15, 2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 15, 2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2015	100.00%	100.00%	100.00%	100.00%	100.00%	96.42%
December 15, 2015	100.00%	100.00%	100.00%	100.00%	100.00%	86.88%
January 15, 2016	100.00%	100.00%	100.00%	100.00%	91.73%	77.69%
February 15, 2016	100.00%	100.00%	100.00%	100.00%	83.34%	68.85%
March 15, 2016	100.00%	100.00%	100.00%	94.94%	75.23%	60.38%
April 15, 2016	100.00%	100.00%	99.08%	87.35%	67.43%	52.95%
May 15, 2016	100.00%	100.00%	91.91%	80.03%	59.91%	45.79%
June 15, 2016	100.00%	100.00%	84.95%	72.96%	52.70%	38.88%
July 15, 2016	100.00%	94.48%	78.18%	66.15%	45.79%	32.23%
August 15, 2016	100.00%	88.29%	71.81%	59.67%	39.17%	25.83%
September 15, 2016	100.00%	82.21%	65.61%	53.41%	33.00%	19.71%
October 15, 2016	100.00%	76.26%	59.60%	47.38%	27.26%	13.84%
November 15, 2016	94.87%	70.43%	53.77%	41.57%	21.75%	8.24%
December 15, 2016	89.16%	64.73%	48.12%	35.99%	16.46%	2.90%
January 15, 2017	83.50%	59.16%	42.65%	30.64%	11.39%	0.00%
February 15, 2017	77.88%	53.71%	37.37%	25.51%	6.56%	0.00%
March 15, 2017	72.31%	48.38%	32.27%	20.62%	1.95%	0.00%
April 15, 2017	66.79%	43.19%	27.36%	15.95%	0.00%	0.00%
May 15, 2017	61.32%	38.12%	22.64%	11.52%	0.00%	0.00%
June 15, 2017	56.64%	33.67%	18.35%	7.37%	0.00%	0.00%
July 15, 2017	52.01%	29.32%	14.22%	3.40%	0.00%	0.00%
August 15, 2017	47.41%	25.07%	10.23%	0.00%	0.00%	0.00%
September 15, 2017	42.86%	20.93%	6.38%	0.00%	0.00%	0.00%
October 15, 2017	38.34%	16.89%	2.69%	0.00%	0.00%	0.00%
November 15, 2017	33.87%	12.96%	0.00%	0.00%	0.00%	0.00%
December 15, 2017	29.43%	9.13%	0.00%	0.00%	0.00%	0.00%
January 15, 2018	25.04%	5.41%	0.00%	0.00%	0.00%	0.00%
February 15, 2018	20.68%	1.79%	0.00%	0.00%	0.00%	0.00%
March 15, 2018	16.37%	0.00%	0.00%	0.00%	0.00%	0.00%
April 15, 2018	12.10%	0.00%	0.00%	0.00%	0.00%	0.00%
May 15, 2018	7.87%	0.00%	0.00%	0.00%	0.00%	0.00%
June 15, 2018	4.78%	0.00%	0.00%	0.00%	0.00%	0.00%
July 15, 2018	1.72%	0.00%	0.00%	0.00%	0.00%	0.00%
August 15, 2018	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life (Years) to Call(1)	2.82	2.44	2.18	2.01	1.74	1.57
Weighted Average Life (Years) to Maturity(2)	2.82	2.44	2.18	2.01	1.74	1.57

(1)	Assumes that the servicer exercises its clean-up call option at the earliest possible opportunity.
(2)	Assumes that the servicer does not exercise its clean-up call option.

Percent of the Initial Outstanding Balance at Various ABS Percentages

Class A-4 Notes

Payment Date	0.5%	1.0%	1.3%	1.5%	1.8%	2.0%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 15, 2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 15, 2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 15, 2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 15, 2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 15, 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 15, 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 15, 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 15, 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2017	100.00%	100.00%	100.00%	100.00%	100.00%	92.75%
February 15, 2017	100.00%	100.00%	100.00%	100.00%	100.00%	79.38%
March 15, 2017	100.00%	100.00%	100.00%	100.00%	100.00%	66.56%
April 15, 2017	100.00%	100.00%	100.00%	100.00%	91.91%	0.00%
May 15, 2017	100.00%	100.00%	100.00%	100.00%	78.09%	0.00%
June 15, 2017	100.00%	100.00%	100.00%	100.00%	65.04%	0.00%
July 15, 2017	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
August 15, 2017	100.00%	100.00%	100.00%	98.69%	0.00%	0.00%
September 15, 2017	100.00%	100.00%	100.00%	86.65%	0.00%	0.00%
October 15, 2017	100.00%	100.00%	100.00%	75.22%	0.00%	0.00%
November 15, 2017	100.00%	100.00%	97.16%	64.39%	0.00%	0.00%
December 15, 2017	100.00%	100.00%	85.85%	0.00%	0.00%	0.00%
January 15, 2018	100.00%	100.00%	75.05%	0.00%	0.00%	0.00%
February 15, 2018	100.00%	100.00%	64.76%	0.00%	0.00%	0.00%
March 15, 2018	100.00%	94.28%	0.00%	0.00%	0.00%	0.00%
April 15, 2018	100.00%	82.95%	0.00%	0.00%	0.00%	0.00%
May 15, 2018	100.00%	71.97%	0.00%	0.00%	0.00%	0.00%
June 15, 2018	100.00%	63.45%	0.00%	0.00%	0.00%	0.00%
July 15, 2018	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
August 15, 2018	95.63%	0.00%	0.00%	0.00%	0.00%	0.00%
September 15, 2018	85.62%	0.00%	0.00%	0.00%	0.00%	0.00%
October 15, 2018	75.71%	0.00%	0.00%	0.00%	0.00%	0.00%
November 15, 2018	65.90%	0.00%	0.00%	0.00%	0.00%	0.00%
December 15, 2018	56.19%	0.00%	0.00%	0.00%	0.00%	0.00%
January 15, 2019	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life (Years) to Call(1)	4.11	3.64	3.31	3.07	2.66	2.41
Weighted Average Life (Years) to Maturity(2)	4.23	3.83	3.50	3.23	2.80	2.54

(1)	Assumes that the servicer exercises its clean-up call option at the earliest possible opportunity.
(2)	Assumes that the servicer does not exercise its clean-up call option.

THE NOTES

The following information summarizes material provisions of the notes and related provisions in the indenture. The following summary supplements the description of the general terms and provisions of the notes of any given series and the related indenture set forth in the accompanying prospectus, to which you should refer.

General

The notes will be issued pursuant to the terms of the indenture to be dated as of the closing date between the issuing entity and the indenture trustee for the benefit of the noteholders. We will file a copy of the indenture with the Securities and Exchange Commission (the “SEC”) after we issue the notes. Each noteholder will have the right to receive payments made with respect to the receivables and other assets in the issuing entity property and certain rights and benefits available to the indenture trustee under the indenture. Deutsche Bank Trust Company Americas will be the “indenture trustee”. You may contact the indenture trustee at 60 Wall Street, 16th Floor, Mail Stop NYC 60-1625, New York, New York 10005, Attn: Irene Siegel – Fifth Third Auto Trust 2014-3 or by calling (800) 735-7777.

All payments required to be made on the notes will be made monthly on each payment date, which will be the 15th day of each month or, if that day is not a business day, then the next business day beginning November 17, 2014.

The indenture trustee will distribute principal and interest on each payment date to holders in whose names the notes were registered on the latest record date.

For each class of book-entry notes, the “record date” for each payment date or redemption date is the close of business on the business day immediately preceding that payment date or redemption date. For notes issued as definitive notes, the record date for any payment date or redemption date is the close of business on the last business day of the calendar month immediately preceding the calendar month in which such payment date or redemption date occurs. See “The Securities — Definitive Securities” in the accompanying prospectus.

The initial principal amount, interest rate and final scheduled payment date for each class of notes is set forth on the cover page to this prospectus supplement.

Distributions to the certificateholders will be subordinated to distributions of principal of and interest on the notes to the extent described in “The Transfer Agreements, the Servicing Agreement and the Administration Agreement — Priority of Payments” in this prospectus supplement.

Delivery of Notes

The notes will be issued in the minimum denomination of $1,000 and in integral multiples of $1,000 in excess thereof (except for one note of each class of notes which may be issued in a denomination other than an integral of $1,000) on or about the closing date in book-entry form through the facilities of The Depository Trust Company, Clearstream and the Euroclear System against payment in immediately available funds.

Payments of Interest

Interest on the unpaid outstanding balance of each class of notes will accrue at the applicable interest rate listed on the cover of this prospectus supplement and will be payable monthly on each payment date. Interest will accrue during each interest period at the applicable interest rate (a) for the Class A-1 notes and the Class A-2-B notes from and including the most recent payment date on which interest was paid (or from and including the closing date in the case of the first interest period) to but excluding the following payment date or (b) for the Class A-2-A notes, the Class A-3 notes and the Class A-4 notes from and including the 15th day of each calendar month preceding each payment date (or from and including the closing date in the case of the first payment period) to but excluding the 15th day of the month in which that payment date occurs.

Interest will accrue and will be calculated on the various classes of notes as follows:

•

Actual/360. Interest on the Class A-1 notes and the Class A-2-B notes will be calculated on the basis of the actual number of days elapsed during the applicable interest period, but assuming a 360-day year. This means that the interest due on each payment date for the Class A-1 notes and the Class A-2-B notes, as applicable, will be the product of (i) the outstanding principal balance of the related class of notes, (ii) the related interest rate and (iii) the actual number of days from and including the previous payment date (or, in the case of the first payment date, since the closing date) to but excluding the current payment date, divided by 360.

•

30/360. Interest on the Class A-2-A notes, the Class A-3 notes and the Class A-4 notes will be calculated on the basis of a 360-day year of twelve 30-day months. This means that the interest due on each payment date for the Class A-2-A notes, the Class A-3 notes and the Class A-4 notes will be the product of (i) the outstanding principal balance of the related class of notes, (ii) the related interest rate and (iii) 30 (or in the case of the first payment date, ), divided by 360.

•

Interest Accrual Periods. Interest will accrue on the outstanding principal amount of each class of notes (a) with respect to the Class A-1 notes and the Class A-2-B notes from the prior payment date (after giving effect to all payments made on that date) (or in the case of the first payment date, the closing date) to but excluding the following payment date or (b) with respect to the Class A-2-A notes, the Class A-3 notes and the Class A-4 notes from the 15th day of each calendar month (after giving effect to all payments made on that date) (or in the case of first payment date, the closing date) to but excluding the 15th day of the following month. Interest accrued as of any payment date but not paid on that payment date will be payable on the next payment date, together with interest on such amount at the applicable interest rate (to the extent lawful).

Interest on the floating rate notes will be calculated based on LIBOR plus the applicable spread set forth on the cover page to this prospectus supplement. For purposes of computing interest on the floating rate notes, the following terms have the following meanings:

“LIBOR” means, with respect to any interest period (including the first interest period), the London interbank offered rate for deposits in U.S. dollars having a maturity of one month commencing on the related LIBOR Determination Date which appears on Bloomberg Screen BTMM Page (or any successor page) as of 11:00 a.m., London time, on such LIBOR Determination Date. If the rates used to determine LIBOR do not appear on the Bloomberg Screen BTMM Page (or any successor page), the rates for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having a maturity of one month and in a principal balance of not less than U.S. $1,000,000 are offered at approximately 11:00 a.m., London time, on such LIBOR Determination Date to prime banks in the London interbank market by the reference banks. The indenture trustee will request the principal London office of each of such reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean to the nearest 1/100,000 of 1.00% (0.0000001), with five one-millionths of a percentage point rounded upward, of all such quotations. If fewer than two such quotations are provided, the rate for that day will be the arithmetic mean to the nearest 1/100,000 of 1.00% (0.0000001), with five one-millionths of a percentage point rounded upward, of the offered per annum rates that one or more leading banks in New York City, selected by the Administrator, are quoting as of approximately 11:00 a.m., New York City time, on such LIBOR Determination Date to leading European banks for United States dollar deposits for that maturity; provided that if the banks selected as aforesaid are not quoting as mentioned in this sentence, LIBOR in effect for the applicable interest period will be LIBOR in effect for the previous interest period. The reference banks are the four major banks in the London interbank market selected by the Administrator. The indenture trustee shall obtain LIBOR in accordance with the foregoing on the LIBOR Determination Date (or in the event that the LIBOR Determination Date is not a business day, the next succeeding business day) and shall provide such rate to the administrator or such person as directed by the administrator.

“LIBOR Determination Date” means the second London Business Day prior to the closing date with respect to the first payment date and, as to each subsequent payment date, the second London Business Day prior to the immediately preceding payment date.

“London Business Day” means any day other than a Saturday, Sunday or day on which banking institutions in London, England are authorized or obligated by law or government decree to be closed.

No assurance can be given that the rate displayed on the Bloomberg Screen BTMM Page (or any successor page) accurately represents the London interbank rate or the rate applicable to actual loans in U.S. dollars for a one-month period between leading European banks.

Interest on each note will be paid to the person in whose name that note is registered on the record date. (The holders of record of the notes are referred to as “noteholders” in this prospectus supplement.) The final interest payment on each class of notes is due on the earlier of (a) the payment date (including any redemption date) on which the principal amount of that class of notes is reduced to zero or (b) the applicable final scheduled payment date for that class of notes. In this transaction, a “business day” will be any day other than a Saturday, a Sunday or a day on which banking institutions in the states of Delaware, Ohio, Illinois or New York, or in the state in which the corporate trust office of the indenture trustee is located, are authorized or obligated by law, executive order or government decree to be closed.

A failure to pay the interest due on the notes on any payment date that continues for a period of five business days or more generally will result in an event of default. See “The Transfer Agreements, the Servicing Agreement and the Administration Agreement — Events of Default” in this prospectus supplement.

Payments of Principal

On each payment date, except as described below, the First Allocation of Principal and the Regular Principal Distribution Amount will be applied to make principal payments on the notes. Prior to an event of default, principal payments will be applied to the notes in sequential priority so that no principal payments will be made on any class of notes until all notes with an earlier final scheduled payment date have been paid in full. Thus, on each payment date, the amounts on deposit in the principal distribution account will be applied to the notes as follows:

•	first, to the Class A-1 notes, until the Class A-1 notes are paid in full;

•	second, to the Class A-2-A notes and Class A-2-B notes, ratably, until the Class A-2-A notes and Class A-2-B notes are paid in full;

•	third, to the Class A-3 notes, until the Class A-3 notes are paid in full; and

•	fourth, to the Class A-4 notes, until the Class A-4 notes are paid in full.

At any time that the outstanding balances of the notes have been declared due and payable following the occurrence of an event of default under the indenture, principal payments will be made first to the Class A-1 noteholders until the Class A-1 notes are paid in full, and then ratably to all other Class A noteholders on each payment date, based on the outstanding balance of each class of Class A notes (other than the Class A-1 notes), until the Class A notes have been paid in full. Such payments will be made from Available Funds and other amounts, including all amounts held on deposit in the reserve account.

To the extent not previously paid prior to those dates, the outstanding amount of each class of notes will be payable in full on the payment date specified below (each, a “final scheduled payment date”):

•	for the Class A-1 notes, the November 16, 2015 payment date;

•	for the Class A-2-A notes and the Class A-2-B notes, the May 15, 2017 payment date;

•	for the Class A-3 notes, the March 15, 2019 payment date; and

•	for the Class A-4 notes, the May 17, 2021 payment date.

Failure to pay the full principal amount of a class of notes by the applicable final scheduled payment date or redemption date will be an event of default under the indenture.

Payments of Principal on each Payment Date (other than

Payment Dates after the Notes Have Been Accelerated

Following the Occurrence of an Event of Default)

THE TRANSFER AGREEMENTS, THE SERVICING AGREEMENT

AND THE ADMINISTRATION AGREEMENT

The following information in this section summarizes material provisions of the “receivables sale agreement” entered into between the originator and FTH LLC, the “purchase agreement” entered into between FTH LLC and the depositor, the “sale agreement” entered into among the depositor and the issuing entity and the “indenture” entered into between the issuing entity and the indenture trustee. We sometimes refer to these agreements collectively as the “transfer agreements.” This section also summarizes the “administration agreement” entered into among the issuing entity, Fifth Third Bank and the indenture trustee and the “servicing agreement” entered into among the servicer, the issuing entity and the indenture trustee. The following summary supplements the description of the general terms and provisions of these agreements set forth in the accompanying prospectus in the sections titled “The Transaction Documents” and “Description of the Indenture”, to which reference is hereby made.

We will file a copy of the actual transfer agreements, the servicing agreement and the administration agreement with the SEC after we issue the notes. This is not a complete description of the transfer agreements, the servicing agreement or the administration agreement, and the summaries of the transfer agreements, the servicing agreement and the administration agreement in this prospectus supplement are subject to all of the provisions of the transfer agreements, the servicing agreement and the administration agreement.

Sale and Assignment of Receivables and Related Security Interests

Under the receivables sale agreement, Fifth Third Bank will sell, transfer, assign and otherwise convey to FTH LLC all of its right, title, interest, claims and demands in, to and under the receivables originated by Fifth Third Bank, Collections after the cut-off date, the receivables files and the related security relating to those receivables. The receivables sale agreement will create a first priority ownership/security interest in the property transferred thereunder in favor of FTH LLC.

Under the purchase agreement, FTH LLC will sell, transfer, assign and otherwise convey to the depositor all of its right, title, interest, claims and demands in, to and under the receivables, Collections after the cut-off date, the receivables files and the related security relating to those receivables. The purchase agreement will create a first priority ownership/security interest in that property in favor of the depositor.

Under the sale agreement, the depositor will sell, transfer, assign and otherwise convey to the issuing entity all of its right, title, interest, claims and demands in, to and under the receivables, Collections after the cut-off date, the receivable files, the related security relating to those receivables and related property. The sale agreement will create a first priority ownership/security interest in that property in favor of the issuing entity.

Under the indenture, the issuing entity will pledge all of its right, title, interest, claims and demands in, to and under the issuing entity property to the indenture trustee. The terms of the indenture create a first priority perfected security interest in the issuing entity property in favor of the indenture trustee for the benefit of the noteholders.

Administration Agreement

Fifth Third Bank will be the administrator under the administration agreement. The administrator will perform all of its duties as administrator under the administration agreement and the duties and obligations of the issuing entity under the servicing agreement, the sale agreement, the indenture, the note depository agreement and the trust agreement. However, except as otherwise provided in such documents, the administrator will have no obligation to make any payment required to be made by the issuing entity under any such document. The administrator will monitor the performance of the issuing entity and will advise the issuing entity when action is necessary to comply with the issuing entity’s duties and obligations under such documents. In furtherance of the foregoing, the administrator will take all appropriate action that is the duty of the issuing entity to take pursuant to such documents.

The administrator is permitted to delegate some or all of its duties to its affiliates or specific duties to sub-contractors who are in the business of performing such duties, although the administrator will remain liable for the performance of any duties that it delegates to another entity.

As compensation for the performance of the administrator and as a reimbursement for its expenses, the administrator will be entitled to receive $12,000 annually, which shall be solely an obligation of the servicer.

The Accounts

The issuing entity will have the following non-interest bearing bank accounts, which initially will be maintained at and will be maintained in the name of the indenture trustee on behalf of the noteholders:

•	the collection account;

•	the principal distribution account; and

•	the reserve account.

If the depositor or any of its affiliates is not the sole certificateholder, a certificate distribution account will be established for the benefit of the certificateholders. Neither the indenture trustee nor any noteholder will have any interest or claim to the certificate distribution account or funds on deposit in that account. The certificate distribution account will not be a trust account.

The Collection Account

Under the servicing agreement, so long as Fifth Third Bank is acting as servicer, the servicer will be required to deposit an amount equal to all Collections into the collection account within the time after its receipt thereof, not to exceed two business days, necessary to clear any payment received. Pending deposit in the collection account, Collections may be used by the servicer at its own risk and are not required to be segregated from its own funds.

On the business day prior to each payment date, the indenture trustee will withdraw from the reserve account and deposit into the collection account any amount of funds required under the indenture to be withdrawn from the reserve account and distributed on that payment date.

Principal Distribution Account

On each payment date, the indenture trustee will make payments from amounts deposited in the principal distribution account on that date as directed by the servicer in the order of priority above under “The Notes — Payments of Principal.”

Reserve Account

The servicer will establish the reserve account in the name of the indenture trustee for the benefit of the noteholders. To the extent that Collections on the receivables and amounts on deposit in the reserve account are insufficient to pay interest and principal of the notes, the noteholders will have no recourse to the assets of the certificateholders, the depositor, FTH LLC, the originator or the servicer as a source of payment.

The reserve account will be funded by a deposit from proceeds of the offering of the notes on the closing date in an amount equal to approximately $2,604,166.69 (which is approximately 0.25% of the initial net pool balance (the “Specified Reserve Account Balance”); provided, that after the notes are no longer outstanding following payment in full of the principal and interest on the notes, the Specified Reserve Account Balance will be $0.

As of any payment date, the amount of funds actually on deposit in the reserve account may, in certain circumstances, be less than the Specified Reserve Account Balance. On each payment date, the issuing entity will, to the extent available, deposit the amount, if any, necessary to cause the amount of funds on deposit in the reserve account to equal the Specified Reserve Account Balance to the extent set forth below under “— Priority of Payments.”

The amount of funds on deposit in the reserve account may decrease on each payment date by withdrawals of funds to cover shortfalls in the amounts required to be distributed pursuant to clauses first through third under “— Priority of Payments” below.

If the amount of funds (other than net investment earnings) on deposit in the reserve account on any payment date, after giving effect to all deposits and withdrawals from the reserve account on that payment date, is greater than the Specified Reserve Account Balance for that payment date, then such amounts in excess of the Specified Reserve Account Balance shall constitute Available Funds and the servicer will instruct the indenture trustee to distribute the amount of the excess as specified under “— Priority of Payments” below.

In addition, on any payment date if the sum of the amounts in the reserve account and the remaining Available Funds after the payments under clauses first through third and fifth under “— Priority of Payments” below would be sufficient to pay in full the aggregate unpaid principal amount of all of the outstanding notes, then the indenture trustee will, if instructed by the servicer, withdraw such amounts from the reserve account to the extent necessary to pay all outstanding notes in full.

Permitted Investments

Amounts on deposit in the collection account and the reserve account may be invested by the indenture trustee at the direction of the servicer in Permitted Investments. Permitted Investments are limited to obligations or securities that mature on or before the next payment date. The servicer will be entitled to receive any investment earnings (net of investment losses and expenses) from these Permitted Investments.

Overcollateralization

Overcollateralization is the amount by which the net pool balance exceeds the outstanding principal amount of the notes. Overcollateralization means that there will be additional assets generating collections that will be available to cover credit losses on the receivables. The amount of overcollateralization as a percentage of the net pool balance as of the cut-off date is expected to build from approximately 4.00% at the closing date to a target overcollateralization level of 4.50%.

Priority of Payments

On each payment date, except after acceleration of the notes after an event of default under the indenture, the paying agent will make the following deposits and distributions (in accordance with the servicer’s instructions), to the extent of the Available Funds then on deposit in the collection account with respect to the collection period preceding such payment date and funds, if any, deposited into the collection account from the reserve account, in the following order of priority:

first, to the servicer, the servicing fee and all prior unpaid servicing fees with respect to prior periods;

second, to the noteholders, pro rata based on the amount payable to each class of notes, the accrued note interest, which is the sum of (a) the aggregate amount of interest accrued for the related interest period on each class of the notes at their respective interest rates on the respective note balances as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the noteholders on prior payment dates; and (b) the excess, if any, of the amount of interest due and payable to the noteholders on prior payment dates over the amounts actually paid to the noteholders on those prior payment dates, plus interest on any such shortfall at the respective interest rates on each class of the notes (to the extent permitted by law);

third, to the principal distribution account for distribution pursuant to “The Notes — Payments of Principal” above, the First Allocation of Principal, if any;

fourth, to the reserve account, any additional amount required to cause the amount on deposit in the reserve account to equal the Specified Reserve Account Balance;

fifth, to the principal distribution account for distribution pursuant to “The Notes — Payments of Principal” above, the Regular Principal Distribution Amount, if any;

sixth, to the owner trustee and the indenture trustee, accrued and unpaid fees, expenses and indemnities due and owing under the applicable transaction documents, which have not been previously paid; and

seventh, to the designated certificateholder account, any funds remaining.

“First Allocation of Principal” means, for any payment date, an amount not less than zero equal to the excess, if any, of (a) the note balance of the notes as of such payment date (before giving effect to any principal payments made on the notes on such payment date) over (b) the net pool balance as of the last day of the related collection period; provided, however, that the First Allocation of Principal on and after the final scheduled payment date for any notes will not be less than the amount that is necessary to reduce the note balance of that class of notes to zero.

“Regular Principal Distribution Amount” means, for any payment date, an amount not less than zero equal to the excess of (a) the excess of (A) the note balance of the notes as of such payment date (before giving effect to any principal payments made on the notes on such payment date) over (B) the net pool balance as of the end of the related collection period minus the Target Overcollateralization Amount over (b) the First Allocation of Principal for that payment date; provided, however, that the Regular Principal Distribution Amount on and after the final scheduled payment date for any class of notes will not be less than the amount that is necessary to reduce the note balance of that class to zero (after the application of the First Allocation of Principal).

“Target Overcollateralization Amount” means, for any payment date, 4.50% of net pool balance as of the cut-off date.

Upon and after any distribution to the designated certificateholder account of any amounts, the noteholders will not have any rights in, or claims to, those amounts. Amounts on deposit in the certificate distribution account, if any, will be distributed on each payment date by the certificate paying agent to the certificateholders, ratably, based on the Percentage Interest of each certificateholder.

If the sum of the amounts required to be distributed pursuant to clauses first through third above exceeds the sum of Available Funds for that payment date, the indenture trustee will withdraw from the reserve account and deposit in the collection account for distribution in accordance with the payment waterfall an amount equal to the lesser of the funds in the reserve account (other than net investment earnings) and the shortfall.

Excess Interest

Because more interest is expected to be paid by the obligors in respect of the receivables than is necessary to pay the related servicing fee and interest on the notes each month, there is expected to be excess interest. Any excess interest will be applied on each payment date as an additional source of Available Funds as described under “— Priority of Payments” above, to make principal payments on the notes outstanding to the extent necessary to reach the Target Overcollateralization Amount. Generally, excess interest provides a source of funds to absorb any losses on the receivables and reduce the likelihood of losses on the notes.

Fees and Expenses

The fees and expenses paid or payable from Available Funds are set forth in the table below. Those fees and expenses are paid on each payment date as described above under “— Priority of Payments.”

Recipient	Fees and Expenses Payable*

Servicer	The servicing fee as described below under “— Servicing Compensation and Expenses”

Administrator	$12,000 per annum, which is solely an expense of the servicer and will not be paid from available funds.

Indenture Trustee	$5,000 per annum plus reasonable expenses**

Owner Trustee	$4,000 per annum plus reasonable expenses**

*	The fees and expenses described above do not change upon an event of default although actual expenses incurred may be higher after an event of default.

**	The servicer has the primary obligation to pay the fees and expenses of both the indenture trustee and the owner trustee.

Hired Agency Fees

The sponsor will pay the hired agencies fees, which include initial fees in an amount equal to approximately $465,000 and annual surveillance fees in an amount equal to approximately $23,500. None of these fees will be paid out of the collections on the receivables. None of the hired agencies retain any risk of loss with respect to the receivables.

Risk Retention

At closing, the sponsor and the servicer do not plan to retain any risk of loss with respect to the receivables other than to the extent that any purchase or repurchase obligations resulting from certain breaches of representations and warranties can be deemed to be a risk of loss. However, the sponsor intends to satisfy the risk retention requirement in connection with the FDIC Rule by holding a representative sample of receivables similar to the securitized receivables with a principal amount equal to not less than 5.0% of the securitized receivables at the time the securitized receivables are sold to the issuing entity, in the manner and subject to the limitations set forth in “Material Legal Aspects of the Receivables—FDIC Rule” in the accompanying prospectus. Additionally, so long as the depositor holds the certificates, the sponsor will indirectly be exposed to a risk of loss with respect to the receivables through its indirect ownership interest in the depositor.

Indemnification of Indenture Trustee and the Owner Trustee

Under the indenture, the issuing entity will agree to cause the servicer to indemnify the indenture trustee for, and hold it harmless against, any loss, liability or expense (including any reasonable attorneys’ fees) incurred by it in connection with the administration of the trust or trusts thereunder or the performance of its duties as indenture trustee. However, the indenture trustee will not be indemnified by the administrator, the issuing entity, the depositor, FTH LLC, Fifth Third Bank or the servicer against any loss, liability or expense incurred by it or arising from (i) its own willful misconduct, negligence or bad faith, (ii) the inaccuracy of certain of the indenture trustee’s representations or warranties or (iii) taxes, fees or other charges on, based on or measured by, any fees, commissions or compensation received by the indenture trustee. To the extent that any such indemnities are not otherwise satisfied, they will be paid from Available Funds as described above under “— Priority of Payments.”

Under the trust agreement, the depositor will cause the servicer to indemnify the owner trustee from and against any and all loss, liability, expense, tax, penalty, action, suit, cost or claim (including reasonable legal fees and expenses) of any kind and nature whatsoever which may at any time be imposed on, incurred by or asserted against the owner trustee in any way relating to or arising out of the trust agreement, the other transaction documents, the issuing entity property, administration of the issuing entity property or the action or inaction of the owner trustee. However, neither the depositor nor the servicer will be liable for or required to indemnify the owner trustee from and against any of the foregoing expenses arising or resulting from (i) the owner trustee’s own willful misconduct, bad faith or gross negligence, (ii) the inaccuracy of certain of the owner trustee’s representations and warranties, (iii) liabilities arising from the failure of the owner trustee to perform certain obligations or (iv) taxes, fees or other charges on, based on or measured by, any fees, commissions or compensation received by the owner trustee. To the extent that any such indemnities are not otherwise satisfied, they will be paid from Available Funds as described above under “— Priority of Payments”.

Optional Redemption

The servicer may exercise its optional clean-up call to purchase (and/or to designate one or more other persons to purchase) the assets of the issuing entity (other than the reserve account) on any payment date if both of the following conditions are satisfied: (a) as of the last day of the related collection period the then-outstanding net pool balance has declined to 10% or less of the initial net pool balance and (b) the sum of the purchase price for the assets of the issuing entity (other than the reserve account) and Available Funds for such payment date would be sufficient to pay (x) the amounts required to be paid under clauses first through third and fifth in accordance with “— Priority of Payments” above (assuming that such payment date is not a Redemption Date) and (y) the outstanding note balance (after giving effect to the payments described in the preceding clause (x)), then the outstanding notes will be redeemed in whole, but not in part, on the payment date on which the servicer exercises this option. This option is described in the prospectus under “The Transaction Documents — Purchase of Receivables by the Servicer.” The purchase price will be equal to the net pool balance plus accrued and unpaid interest in the receivables.

It is expected that, at the time this clean-up call option becomes available to the servicer, only the Class A-4 notes will be outstanding.

Additionally, each of the notes is subject to redemption in whole, but not in part, on any payment date on which the sum of the amounts in the reserve account and the remaining available funds after the payments under clauses first through third and fifth set forth in “— Priority of Payments” above would be sufficient to pay in full the aggregate unpaid note balance of all of the outstanding notes as determined by the servicer. On the business day prior to such payment date, the indenture trustee upon written direction from the servicer shall transfer all amounts on deposit in the reserve account (other than interest and investment income (net of losses and expenses)) to the collection account and on such payment date the outstanding notes shall be redeemed in whole, but not in part.

Servicing Compensation and Expenses

The servicer will be entitled to receive a servicing fee for each collection period. The “servicing fee” for any payment date will be an amount equal to the product of (1) one-twelfth, (2) 1.00% per annum and (3) the net pool balance of the receivables as of the first day of the related collection period (or as of the cut-off date, in the case of the first payment date). As additional compensation, the servicer will be entitled to retain all Supplemental Servicing Fees. In addition, the servicer will be entitled to receive all investment earnings (net of investment losses and expenses) from the investment of funds on deposit in the collection account and the reserve account. The servicing fee, together with any portion of the servicing fee that remains unpaid from prior payment dates, will be payable on each payment date from funds on deposit in the collection account with respect to the collection period preceding that payment date, including funds, if any, deposited into the collection account from the reserve account. The servicer will pay all expenses (apart from certain expenses incurred in connection with liquidating a financed vehicle related to a receivable, such as auction, painting, repair or refurbishment in respect of that financed vehicle) incurred by it in connection with its servicing activities including any fees and disbursements of sub-servicers to whom it has delegated servicing responsibilities, independent accountants, taxes imposed on the servicer and expenses incurred in connection with distributions and reports to noteholders and the certificateholder. The servicer will have no responsibility, however, to pay any losses with respect to the receivables.

Modifications of Receivables and Extensions of Receivables Final Payment Dates

Pursuant to the servicing agreement, the servicer will make reasonable efforts to collect all payments called for under the terms and provisions of the receivables as and when the same become due in accordance with its customary servicing practices. Subject to certain limitations set forth below, the servicer may grant extensions, rebates, deferrals, amendments, modifications or adjustments with respect to any receivable in accordance with its customary servicing practices; provided, however, that if the servicer (i) extends the date for final payment by the obligor of any receivable beyond the last day of the collection period preceding the final scheduled payment date for the latest maturing class of notes or (ii) reduces the contract rate or the outstanding principal balance with respect to any receivable, in either case, other than as required by applicable law (including, without limitation, by the Servicemembers Civil Relief Act, as amended) or by court order or in connection with a settlement in the event a receivable becomes a defaulted receivable, it will promptly purchase such receivable; provided, further, that the servicer shall not make any modification described in the preceding proviso that would trigger a purchase pursuant to the above provisions for the sole purpose of enabling the servicer to purchase a receivable from the issuing entity.

The servicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a receivable. The servicer may refinance any receivable by making a new loan to the related obligor and depositing the full amount financed of such receivable into the Collection Account. The receivable created by such refinancing will not be property of the issuing entity. The amount financed will be treated for all purposes, including for tax purposes, as a payoff of all amounts owed by the related obligor with respect to such receivable.

Servicer Replacement Events

The following events constitute “servicer replacement events” under the servicing agreement:

•

any failure by the servicer to deliver or cause to be delivered to the indenture trustee or the owner trustee for deposit into the collection account any payment required to be so delivered by the servicer under the terms of the servicing agreement, which failure continues unremedied for a period of five (5) business days after discovery thereof by an officer of the servicer or receipt by an officer of the servicer of written notice thereof from the indenture trustee or the noteholders evidencing at least a majority of the note balance (or, if no notes are outstanding, by the Majority Certificateholders);

•

failure on the part of the servicer to duly observe or perform in any respect any other covenants or agreements, as the case may be, of the servicer set forth in the servicing agreement (other than a covenant or agreement pursuant to the FDIC Rule Covenant), which failure (i) materially and adversely affects the interests of the issuing entity or the noteholders or the certificateholders and (ii) continues unremedied for a period of ninety (90) days after discovery thereof by an officer of the servicer or receipt by the servicer of written notice thereof from the indenture trustee or the noteholders evidencing at least a majority of the note balance (or, if no notes are outstanding, by the Majority Certificateholders);

•

any representation or warranty of the servicer made in any transfer agreement to which the servicer is a party or by which it is bound or any certificate delivered pursuant to the servicing agreement (other than a covenant or agreement pursuant to the FDIC Rule Covenant) proves to have been incorrect in any material respect when made, which failure materially and adversely affects the interests of the issuing entity, the noteholders or certificateholders, and which failure continues unremedied for ninety (90) days after discovery thereof by an officer of the servicer or receipt by an officer of the servicer of written notice thereof from the indenture trustee or the noteholders evidencing at least a majority of the note balance (or, if no notes are outstanding, by the Majority Certificateholders); and

•	the occurrence of certain events (which, if involuntary, remain unstayed for more than 90 days) of bankruptcy, insolvency, receivership or liquidation of the servicer.

Notwithstanding the foregoing, (A) if any delay or failure of performance referred to in the first bullet above shall have been caused by force majeure or other similar occurrence, the five (5) business day grace period shall be extended for an additional sixty (60) calendar days and (B) if any delay or failure of performance referred to in the second or third bullet above shall have been caused by force majeure or other similar occurrence, the ninety (90) day grace period referred to in the second and third bullet above shall be extended for an additional sixty (60) calendar days.

The existence or occurrence of any “material instance of noncompliance” (within the meaning of Item 1122 of Regulation AB) shall not create any presumption that any event under the first three bullet points above has occurred.

Resignation, Removal or Replacement of the Servicer

If a servicer replacement event is unremedied, the indenture trustee or owner trustee, as applicable, acting at the direction of noteholders holding 66 2/3% of the outstanding principal amount of the notes (or, if no notes are outstanding, the Majority Certificateholders), will terminate all of the servicing rights and obligations of the servicer with respect to the receivables. The indenture trustee or owner trustee, as applicable, will effect that termination by delivering notice to the servicer, the owner trustee, the issuing entity, the administrator, the certificateholders and the noteholders. Any successor servicer must be an established institution having a net worth of not less than $100,000,000 and whose regular business includes the servicing of comparable motor vehicle receivables having an aggregate outstanding principal amount of not less than $50,000,000.

The servicer may not resign from its servicing obligations and duties except upon determination that the performance of its duties as servicer is no longer permissible under applicable law. No servicer resignation will become effective until a successor servicer has assumed the servicer’s obligations and duties and provided in writing the information reasonably requested by the depositor to comply with its reporting obligations under the Exchange Act with respect to a replacement servicer. The servicer may, at any time without notice or consent, delegate (a) any or all of its duties (including, without limitation, its duties as custodian) under the transfer agreements to any of its affiliates or (b) specific duties (including, without limitation, its duties as custodian) to sub-contractors who are in the business of performing similar duties. However, no delegation to affiliates or sub-contractors will release the servicer of its responsibility with respect to its duties, and the servicer will remain obligated and liable to the issuing entity and the indenture trustee for those duties as if the servicer alone were performing those duties.

Upon the servicer’s receipt of notice of termination, the predecessor servicer will continue to perform its functions as servicer only until the date specified in that termination notice or, if no date is specified therein, until receipt of that notice. If a successor servicer has not been appointed at the time when the predecessor servicer ceases to act as servicer of the receivables, the indenture trustee will automatically be appointed the successor servicer. However, if the indenture trustee is legally unable or is unwilling to act as servicer, the indenture trustee will appoint (or petition a court to appoint) a successor servicer.

Upon appointment of a successor servicer, the successor servicer will assume all of the responsibilities, duties and liabilities of the servicer with respect to the receivables (other than the obligations of the predecessor servicer that survive its termination as servicer, including indemnification obligations against certain events arising before its replacement). In a bankruptcy or similar proceeding for the servicer, a bankruptcy trustee or similar official may have the power to prevent the indenture trustee, the owner trustee or the noteholders from effecting a transfer of servicing to a successor servicer.

Waiver of Past Servicer Replacement Events

The noteholders of a majority of the note balance (or, if no notes are outstanding, the Majority Certificateholders) may waive any servicer replacement event.

Evidence as to Compliance

The servicing agreement will also provide for delivery, so long as the depositor is filing reports under the Exchange Act with respect to the issuing entity, on or before March 30 of each calendar year, a report, regarding the servicer’s assessment of compliance during the preceding calendar year with all applicable servicing criteria set forth in relevant SEC regulations for asset-backed securities transactions, as described under “The Transaction Documents — Evidence as to Compliance” in the accompanying prospectus, including disclosure of any material instance of non-compliance identified by the servicer.

For so long as the depositor is filing reports under the Exchange Act with respect to the issuing entity, an annual report of Form 10-K will be filed with the SEC within 90 days after the end of each fiscal year. The annual report will contain the statements, certificates and reports discussed above.

The servicer will also give the issuing entity and the indenture trustee notice of any servicer replacement events under the servicing agreement.

Events of Default

The occurrence of any one of the following events will be an “event of default” under the indenture:

•	a default in the payment of any interest on any note when the same becomes due and payable, and that default continues for a period of five business days or more;

•	a default in the payment of the principal of any note at the related final scheduled payment date or the redemption date;

•

any failure by the issuing entity to duly observe or perform any of its covenants or agreements in the indenture (other than (i) a covenant or agreement, a default in the observance or performance of which is elsewhere specifically addressed in the indenture or (ii) a covenant or agreement pursuant to the FDIC Rule Covenant), which failure materially and adversely affects the interests of the noteholders, and which failure continues unremedied for 90 days after receipt by the issuing entity of written notice thereof from the indenture trustee or noteholders evidencing a majority of the aggregate outstanding principal amount of the notes;

•

any representation or warranty of the issuing entity made in the indenture proves to have been incorrect in any material respect when made, which failure materially and adversely affects the rights of the noteholders, and which failure continues unremedied for 90 days after receipt by the issuing entity of written notice thereof from the indenture trustee or noteholders evidencing a majority of the aggregate outstanding principal amount of the notes; or

•	the occurrence of certain events (which, if involuntary, remain unstayed for a period of 90 consecutive days) of bankruptcy, insolvency, receivership or liquidation of the issuing entity.

Notwithstanding the foregoing, a delay in or failure of performance referred to under the first four bullet points above for a period of 120 days will not constitute an event of default if that delay or failure was caused by force majeure or other similar occurrence.

The amount of principal required to be paid to noteholders under the indenture generally will be limited to amounts available to make such payments in accordance with the priority of payments. Thus, the failure to pay principal on a class of notes due to a lack of amounts available to make such payments will not result in the occurrence of an event of default until the final scheduled payment date for that class of notes.

Rights Upon Event of Default

Upon the occurrence and continuation of any event of default (other than an event of default resulting from an event of bankruptcy, insolvency, receivership or liquidation of the issuing entity), the indenture trustee may, or at the direction of the holders of a majority of the outstanding principal amount of the notes, will, declare the notes to be immediately due and payable. Upon the occurrence of an event of default resulting from an event of bankruptcy, insolvency, receivership or liquidation of the issuing entity, the notes will automatically be accelerated, and all interest on and principal of the notes will be due and payable without any declaration or other act by the indenture trustee or the noteholders.

If an event of default is unremedied, the indenture trustee may institute proceedings to collect amounts due or foreclose on the issuing entity property, exercise remedies as a secured party, elect to maintain the receivables and other issuing entity property and continue to apply the proceeds from the receivables and other issuing entity property as if there had been no declaration of acceleration or sell the receivables and the other issuing entity property. Upon the occurrence of an event of default resulting in acceleration of the notes, the indenture trustee may sell the receivables or may elect to have the issuing entity maintain possession of the receivables and apply Collections as received. However, the indenture trustee is prohibited from selling the receivables following an event of default and acceleration of the notes unless:

•	the holders of 100% of the aggregate outstanding principal amount of the notes consent to a sale;

•	the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on all outstanding notes at the date of such sale; or

•

the event of default relates to the failure to pay interest or principal when due (a “payment default”), the indenture trustee determines that the Collections on the receivables would not be sufficient on an ongoing basis to make all payments on the notes as those payments would have become due if those obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the outstanding principal amount of the notes.

In addition, if the event of default does not relate to a payment default or insolvency of the issuing entity, the indenture trustee is prohibited from selling the receivables and the other issuing entity property unless the holders of all outstanding notes consent to a sale or the proceeds of a sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes.

If an event of default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the noteholders, unless the indenture trustee believes in its sole discretion that the noteholders will offer to reasonably secure or indemnify the indenture trustee against the reasonable costs, expenses, advances and liabilities which might be incurred by it, its agents and its counsel in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of not less than a majority of the aggregate outstanding principal amount of the notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee, and the holders of not less than a majority of the aggregate outstanding principal amount of the notes may, in certain cases, waive any event of default, except a default in payment of principal of or interest on any of the notes, a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the noteholders of all of the outstanding notes or a default arising from certain events of bankruptcy, insolvency, receivership or liquidation with respect to the issuing entity.

Priority of Payments Will Change Upon Events of Default that Result in Acceleration

Following the occurrence and during the continuation of an event of default under the indenture which has resulted in an acceleration of the notes, and upon the liquidation of the receivables after any event of default, the priority of payments changes (including payments of principal on the notes). On each payment date after an event of default and acceleration of the notes, payments will be made from all funds available to the issuing entity in the following order of priority:

(1) first, to the indenture trustee and the owner trustee, any accrued and unpaid fees, indemnity payments and reasonable expenses permitted under the applicable transaction documents, provided, that the amounts payable pursuant to this clause will be limited to $300,000 per annum in the aggregate;

(2) second, to the servicer, the servicing fee and all unpaid servicing fees with respect to prior collection periods;

(3) third, to the noteholders, pro rata, the accrued note interest;

(4) fourth, to the Class A-1 noteholders in respect of principal thereon, until the Class A-1 notes have been paid in full;

(5) fifth, to the Class A-2-A noteholders and the Class A-2-B noteholders, the Class A-3 noteholders and the Class A-4 noteholders in respect of principal thereon, pro rata based on the aggregate outstanding principal amount of each remaining class of notes, until all classes of the notes have been paid in full;

(6)        sixth, to the owner trustee and the indenture trustee, any accrued and unpaid fees, reasonable expenses and indemnity payments not previously paid; and

(7)        seventh, any remaining funds to the designated certificateholder account.

Following the occurrence of any event of default under the indenture which has not resulted in an acceleration of the notes, the issuing entity will continue to pay interest and principal on the notes on each payment date in the manner set forth in this prospectus supplement under “— Priority of Payments” above, until a liquidation, if any, of the receivables and the other issuing entity property.

Amendment Provisions

The receivables sale agreement generally may be amended by the parties thereto without the consent of the noteholders or any other person; the purchase agreement generally may be amended by the parties thereto without the consent of the noteholders or any other person; the sale agreement generally may be amended by the depositor without the consent of the noteholders or any other person; the indenture generally may be amended by the parties thereto without the consent of the noteholders or any other person; the trust agreement generally may be amended by the parties thereto without the consent of the noteholders, any certificateholder or any other person; the servicing agreement may be amended by the servicer without the consent of the noteholders or any other person; and the administration agreement may be amended by the administrator without the consent of the noteholders or any other person, in each case, if one of the following requirements is met, subject to the last paragraph of this section:

(i)         an opinion of counsel or officer’s certificate of FTH LLC, the depositor, the servicer or the administrator, as applicable, to the effect that such amendment will not materially and adversely affect the interests of the noteholders is delivered to the indenture trustee; or

(ii)         the Rating Agency Condition is satisfied with respect to such amendment and the indenture trustee is so notified in writing.

Any amendment to the trust agreement, the administration agreement, the servicing agreement and the transfer agreements also may be made by the parties thereto with the consent of the noteholders holding not less than a majority of the note balance for the purpose of adding any provisions to or changing in any manner or eliminating any provision of the relevant agreement or of modifying in any manner the rights of the noteholders or the certificateholders.

The indenture may be modified as follows:

The issuing entity and, when authorized by an issuing entity order, the indenture trustee may, with prior notice from the issuing entity to each hired agency, enter into supplemental indentures, without obtaining the consent of the noteholders or any other person, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of those noteholders; provided that (1) the issuing entity delivers to the indenture trustee an opinion of counsel or an officer’s certificate to the effect that such supplemental indenture will not materially and adversely affect the interest of any noteholder or (2) the Rating Agency Condition is satisfied with respect to such amendment and the issuing entity so notifies the indenture trustee in writing.

The issuing entity and the indenture trustee, when authorized by an issuing entity order, may also with prior notice from the issuing entity to each hired agency and with the consent of the noteholders of not less than a majority of the note balance, enter into supplemental indentures for the purpose of adding provisions to, changing in any manner or eliminating any provisions of, the indenture, or modifying in any manner the rights of the noteholders. Any such supplemental indenture that amends, modifies or supplements the rights of any noteholder in any of the following manners will require prior notice by the issuing entity to the hired agencies and the consent of the holders of 100% of the aggregate outstanding principal balance of each outstanding note affected thereby:

•

changes the coin or currency in which, any note or any interest thereon is payable, reduces the interest rate or principal balance of any note, delays the final scheduled payment date of any note or changes the redemption price of any note;

•

reduces the percentage of the note balance, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the indenture or of certain defaults thereunder and their consequences as provided for in the indenture;

•	modifies or alters the provisions of the indenture regarding the voting of notes held by the issuing entity, the depositor, the servicer or the administrator or an affiliate of any of them;

•

reduces the percentage of the note balance, the consent of the holders of which is required to direct the indenture trustee to direct the issuing entity to sell or liquidate the issuing entity property if the proceeds of the sale would be insufficient to pay the principal balance of and accrued but unpaid interest on the outstanding notes;

•	modifies any amendment provision requiring noteholder consent in any respect materially adverse to the interest of the noteholders;

•

permits the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any part of the issuing entity property or, except as otherwise permitted or contemplated in the transaction documents, terminates the lien of the indenture on any property at any time or deprives the holder of any note of the security afforded by the lien of the indenture; or

•	impairs the right of the noteholders to institute suit for the enforcement of principal and interest payment on the notes that such noteholders own.

No amendment or supplemental indenture will be effective which materially and adversely affects the rights, protections or duties of the indenture trustee or the owner trustee, as applicable, without the prior written consent of the indenture trustee or the owner trustee, respectively.

Notwithstanding the above, if any provision of the FDIC Rule is amended, or any interpretive guidance regarding the FDIC Rule is provided by the FDIC or its staff, and the issuing entity determines that an amendment to the FDIC provisions of the indenture is necessary or desirable, then the issuing entity and the indenture trustee or the owner trustee, as applicable, will be authorized and entitled to amend the relevant provisions in accordance with such FDIC Rule amendment or guidance.

Additionally, notwithstanding the first two paragraphs of this “—Amendment Provisions” section, the trust agreement, the administration agreement, the transfer agreements, the servicing agreement and the indenture may only be amended by the parties thereto if (i) the Majority Certificateholders consent to such amendment or (ii) such amendment will not, as evidenced by an officer’s certificate of the appropriate party or an opinion of counsel delivered to the indenture trustee or the owner trustee, as applicable, materially and adversely affect the interests of the certificateholders.

LEGAL INVESTMENT

Money Market Investment

The Class A-1 notes will be structured to be “eligible securities” for purchase by money market funds as defined in paragraph (a)(12) of Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Rule 2a-7, which has recently been amended, includes additional criteria for investments by money market funds, including requirements and clarifications relating to portfolio credit risk analysis, maturity, liquidity and risk diversification. It is the responsibility solely of the fund and its advisor to satisfy those requirements.

Certain Investment Considerations

The issuing entity is not a “covered fund” as defined in the final regulations issued December 10, 2013, implementing the “Volcker Rule” (Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act).

Requirements for Certain European Regulated Investors and Affiliates

Articles 404-410 of Regulation (EU) No. 575/2013 of the European Parliament and of the Council of June 26, 2013, known as the Capital Requirements Regulation (“CRR”), place certain conditions on investments in asset-backed securities by credit institutions and investment firms (together referred to as “institutions”) regulated in European Union (“EU”) member states and in other countries in the European Economic Area (“EEA”) and by certain affiliates of those institutions. These Articles, effective January 1, 2014, replace and in some respects amend Article 122a of Directive 2006/48/EC (as amended by Directive 2009/111/EC), known as Article 122a of the Capital Requirements Directive or CRD Article 122a. They are to be implemented in accordance with new regulatory technical standards which supersede and amend the guidance previously issued under CRD Article 122a. CRR has direct effect in EU member states and is expected to be implemented by national legislation or rulemaking in the other EEA countries.

CRR Article 405 requires an institution not to invest in any securitization position (as defined in CRR) unless the sponsor, originator or original lender has disclosed to investors that it will retain a specified minimum net economic interest in the securitization transaction. Prior to investing in a securitization position, and on an ongoing basis thereafter, the regulated institution must also be able to demonstrate that it has a comprehensive and thorough understanding of the securitization transaction and its structural features by satisfying the due diligence requirements and ongoing monitoring obligations of CRR Article 406. Under CRR Article 407, an institution that fails to comply with the requirements of CRR Article 405 or 406 will be subject to an additional regulatory capital charge.

Article 17 of EU Directive 2011/61/EU on Alternative Investment Fund Managers (the “AIFMD”) and Chapter III, Section 5 of Regulation 231/2013 supplementing the AIFMD (the “AIFM Regulation”), introduced risk retention and due diligence requirements (which took effect from July 22, 2013 in general) in respect of alternative investment fund managers (“AIFMs”) that are required to become authorised under the AIFMD. While the requirements applicable to AIFMs under Chapter III, Section 5 of the AIFM Regulation are similar to those which apply to credit institutions and investment firms under CRR Articles 405-406, they are not identical and, in particular, additional due diligence obligations apply to AIFMs.

Requirements similar to those set out in CRR Articles 405-406, AIFMD Article 17 and Chapter III, Section 5 of the AIFM Regulation are expected to be implemented in the future for other types of investors which are regulated by national authorities of EEA member states (such as insurance and reinsurance companies and undertakings for collective investments in transferrable securities funds). When implemented, such requirements may apply to investments in securities already issued, including the notes being offered by this prospectus supplement.

None of the originator, the depositor nor any of their respective affiliates is obligated to retain a material net economic interest in the securitization described in this prospectus supplement or to provide any additional information that may be required to enable a credit institution, investment firm, alternative investment fund manager or other investor to satisfy the due diligence and monitoring requirements of CRR Articles 404-410, AIFMD Article 17, Chapter III, Section 5 of the AIFM Regulation or any corresponding rules applicable to EEA-regulated investors (together, “EU Retention Rules”).

Failure by an investor or investment manager to comply with any applicable EU Retention Rules with respect to an investment in the notes offered by this prospectus supplement may result in the imposition of a penalty regulatory capital charge on that investment or of other regulatory sanctions. EU Retention Rules and any other changes to the regulation or regulatory treatment of the notes for some or all investors may negatively impact the regulatory position of affected investors and investment managers and have an adverse impact on the value and liquidity of the notes offered by this prospectus supplement. Prospective investors should analyze their own regulatory position, and are encouraged to consult with their own investment and legal advisors, regarding application of and compliance with any applicable EU Retention Rules or other applicable regulations and the suitability of the offered notes for investment.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

In connection with the offering of the notes, Mayer Brown LLP, special tax counsel to the depositor, has rendered its opinion that, for United States federal income tax purposes, the issuing entity will not be classified as an association or publicly traded partnership taxable as a corporation, and the offered notes (other than any notes held by the beneficial owner of the certificates or a person related to the beneficial owner of the certificates that is treated as the same person as the beneficial owner of the certificates for United States federal income tax purposes) will be treated as indebtedness.

It is anticipated that the notes offered hereunder (other than notes, if any, with an original maturity of one year or less, which are subject to special rules with respect to original issue discount discussed in the accompanying prospectus under “Material Federal Income Tax Consequences — The Notes — Original Issue Discount”) will not be issued with more than a de minimis amount (i.e.,  1/4% of the principal amount of the notes multiplied by their weighted average life to maturity) of original issue discount (“OID”). In addition, the issuing entity intends to treat payments of stated interest on the notes as “unconditionally payable” and, thus, as qualified stated interest includible in income by a noteholder when received or accrued in accordance with the holder’s method of accounting. If the notes offered hereunder are in fact issued at a greater than de minimis discount or are treated as having been issued with OID under the Treasury Regulations, the following general rules will apply.

The excess, if any, of the “stated redemption price at maturity” of the notes offered hereunder (generally equal to their principal amount as of the date of original issuance plus all interest other than “qualified stated interest payments” payable prior to or at maturity) over their original issue price (in this case, the initial offering price at which a substantial amount of the notes offered hereunder are sold to the public) will constitute OID. A noteholder must include OID in income over the term of the notes under a constant yield method. In general, OID must be included in income in advance of the receipt of the cash representing that income. In the case of debt instruments as to which the repayment of principal may be accelerated as a result of the prepayment of other obligations securing the debt instrument, the periodic accrual of OID is determined by taking into account both the prepayment assumptions used in pricing the debt instrument and the prepayment experience. If this provision applies to the notes, the amount of OID which will accrue in any given “accrual period” may either increase or decrease depending upon the accrual prepayment rate.

In the case of a debt instrument (such as a note) as to which the repayment of principal may be accelerated as a result of the prepayment of other obligations securing the debt instrument, under section 1272(a)(6) of the Code, the periodic accrual of OID is determined by taking into account (i) a reasonable prepayment assumption in accruing OID (generally, the assumption used to price the debt offering) and (ii) adjustments in the accrual of OID when prepayments do not conform to the prepayment assumption, and regulations could be adopted applying those provisions to the notes. It is unclear whether those provisions would be applicable to the notes in the absence of such regulations or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. If this provision applies to the notes, the amount of OID that will accrue in any given “accrual period” may either increase or decrease depending upon the actual prepayment rate. In the absence of such regulations (or statutory or other administrative clarification), any information reports or returns to the IRS and the noteholders regarding OID, if any, will be based on the assumption that the receivables will prepay at a rate based on the assumption used in pricing the notes offered hereunder. However, no representation will be made regarding the prepayment rate of the receivables. See “Weighted Average Life of the Notes” in this prospectus supplement. Accordingly, noteholders are advised to consult their own tax advisors regarding the impact of any prepayments under the receivables (and the OID rules) if the notes offered hereunder are issued with OID.

In the case of a note purchased with de minimis OID, generally, a portion of such OID is taken into income upon each principal payment on the note. Such portion equals the de minimis OID times a fraction whose numerator is the amount of principal payment made and whose denominator is the stated principal amount of the note. Such income generally is capital gain. If the notes are not issued with OID but a holder purchases a note at a discount greater than the de minimis amount set forth above, such discount will be market discount. Generally, a portion of each principal payment will be treated as ordinary income to the extent of the accrued market discount not previously recognized as income. Gain on sale of such note is treated as ordinary income to the extent of the accrued but not previously recognized market discount. Market discount generally accrues ratably, absent an election to base accrual on a constant yield to maturity basis.

Noteholders should consult their tax advisors with regard to OID and market discount matters concerning their notes. See “Material Federal Income Tax Consequences—The Notes” in the accompanying prospectus.

STATE AND LOCAL TAX CONSEQUENCES

The discussion above does not address the tax consequences of purchase, ownership or disposition of the notes under any state or local tax law. We encourage investors to consult their own tax advisors regarding state and local tax consequences.

CERTAIN ERISA CONSIDERATIONS

Subject to the following discussion, the notes may be acquired by pension, profit-sharing or other employee benefit plans, subject to the fiduciary responsibility provisions of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), as well as individual retirement accounts, Keogh plans and other plans covered by Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), and entities deemed to hold “plan assets” of any of the foregoing (each a “benefit plan”). Section 406 of ERISA, and Section 4975 of the Code prohibit a benefit plan from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such benefit plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the benefit plan. In addition, Title I of ERISA also requires fiduciaries of a benefit plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

Certain transactions involving the issuing entity might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a benefit plan that purchased notes if assets of the issuing entity were deemed to be assets of the benefit plan. Under a regulation issued by the United States Department of Labor, as modified by Section 3(42) of ERISA, (the “regulation”), the assets of the issuing entity would be treated as plan assets of a benefit plan for the purposes of ERISA and the Code only if the benefit plan acquired an “equity interest” in the issuing entity and none of the exceptions to plan assets contained in the regulation were applicable. An equity interest is defined under the regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features as of any date of determination. Although there is little guidance on the subject, the depositor believes that, at the time of their issuance, the notes should be treated as indebtedness of the issuing entity without substantial equity features for purposes of the regulation. This determination is based in part upon the traditional debt features of the notes, including the reasonable expectation of purchasers of notes that the notes will be repaid when due, traditional default remedies, as well as the absence of conversion rights, warrants or other typical equity features. The debt treatment of the notes for ERISA purposes could change if the issuing entity incurs losses. This risk of recharacterization is enhanced for notes that are subordinated to other classes of notes.

However, without regard to whether the notes are treated as an equity interest for purposes of the regulation, the acquisition or holding of the notes by, or on behalf of, a benefit plan could be considered to give rise to a prohibited transaction if the issuing entity, the depositor, an originator, the servicer, the administrator, the underwriters, the owner trustee, the indenture trustee, or any of their affiliates is or becomes a party in interest or a disqualified person with respect to such benefit plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of the notes by a benefit plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such notes. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 96-23, as amended, regarding transactions effected by “in-house asset managers”; PTCE 95-60, as amended, regarding investments by insurance company general accounts; PTCE 91-38, as amended, regarding investments by bank collective investment funds; PTCE 90-1, as amended, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, as amended, regarding transactions effected by “qualified professional asset managers”. In addition to the class exemptions listed above, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide statutory exemptions for prohibited transactions between a benefit plan and a person or entity that is a party in interest to such benefit plan solely by reason of providing services to the benefit plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the benefit plan involved in the transaction), provided that there is adequate consideration for the transaction. Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the notes and prospective purchasers that are benefit plans should consult with their advisors regarding the applicability of any such exemption.

Governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to Title I of ERISA, and are also not subject to the prohibited transaction provisions under Section 4975 of the Code. However, state or local laws or regulations governing the investment and management of the assets of such plans may contain fiduciary and prohibited transaction requirements similar to those under ERISA and the Code discussed above and may include other limitations on permissible investments. Accordingly, fiduciaries of governmental and church plans, in consultation with their advisors, should consider the requirements of their respective pension codes with respect to investments in the notes, as well as general fiduciary considerations.

By acquiring a note, each purchaser or transferee will be deemed to represent and warrant that either (a) it is not acquiring the notes with the assets of a benefit plan or a governmental plan, church, non-U.S. or other plan that is subject to any applicable law that is substantially similar to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code (“similar law”) or (b)(i) the note is rated at least “BBB-“or its equivalent by a rating agency at the time of purchase or transfer and (ii) the acquisition and holding of the notes will not give rise to a nonexempt prohibited transaction under ERISA or Section 4975 of the Code or a nonexempt violation of any similar law.

Neither the issuing entity, the servicer, the administrator nor any of their respective affiliates, agents or employees will act as a fiduciary to any benefit plan with respect to the benefit plan’s decision to invest in the notes. Each fiduciary or other person with investment responsibilities over the assets of a benefit plan considering an investment in the notes must carefully consider the above factors before making an investment. Fiduciaries of benefit plans considering the purchase of notes should consult their legal advisors regarding whether the assets of the issuing entity would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

See “Certain ERISA Considerations” in the accompanying prospectus for additional considerations applicable to benefit plans that are considering an investment in the notes.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement relating to the notes, the depositor has agreed to sell and the underwriters named below have severally but not jointly agreed to purchase the principal amount of the notes set forth opposite its name below:

Underwriter	Class A-1 Notes		Class A-2-A Notes	Class A-2-B Notes	Class A-3 Notes		Class A-4 Notes		Total
Barclays Capital Inc..	$		$	$	$		$		$
Credit Suisse Securities (USA) LLC	$		$	$	$		$		$
Deutsche Bank Securities Inc.	$		$	$	$		$		$
Wells Fargo Securities, LLC.	$		$	$	$		$		$
Fifth Third Securities Inc..	$		$	$	$		$		$

Total		$218,000,000	$	$		$340,000,000		$102,000,000		$1,000,000,000

The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters will be obligated to purchase all the notes if any are purchased. The underwriting agreement provides that, in the event of a default by an underwriter, in certain circumstances the purchase commitments of the non-defaulting underwriter may be increased or the underwriting agreement may be terminated.

The depositor has been advised by the underwriters that the underwriters propose to offer the notes to the public initially at the offering prices set forth on the cover page of this prospectus, and to certain dealers at these prices less the concessions and reallowance discounts set forth below:

Class	Selling Concession	Reallowance Discount
Class A-1 Notes	%	%
Class A-2-A Notes	%	%
Class A-2-B Notes	%	%
Class A-3 Notes	%	%
Class A-4 Notes	%	%

After the initial public offering, the underwriters may change the public offering price and selling concessions and reallowance discounts to dealers.

There currently is no secondary market for any class of notes and there is no assurance that one will develop. The underwriters expect, but will not be obligated, to make a market in each class of notes. However, the underwriters are not obligated to make a market in the notes and any such market-making may be discontinued at any time at the sole discretion of the underwriters. Accordingly, we give no assurance regarding the liquidity of, or trading markets for, the notes. There is no assurance that a market for the notes will develop, or if one does develop, that it will continue or that it will provide sufficient liquidity.

Fifth Third Bank and the depositor have agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments which the underwriters may be required to make in respect thereby. In the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and may, therefore, be unenforceable.

Until the distribution of the notes is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the notes. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the prices of the notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of such notes.

The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the notes in accordance with Regulation M under the Securities Exchange Act of 1934 (as amended, the “Exchange Act”). Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the notes so long as the stabilizing bids do not exceed a specified maximum. Syndicate coverage transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the notes originally sold by the syndicate member are purchased in a syndicate covering transaction. These over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the notes to be higher than they would otherwise be in the absence of these transactions. Neither the depositor nor any of the underwriters will represent that they will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice.

It is expected that delivery of the notes will be made against payment therefor on or about the closing date. Rule 15c6-1 of the SEC under the Exchange Act generally requires trades in the secondary market to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date hereof will be required, by virtue of the fact that the notes initially will settle more than three business days after the date hereof, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. It is suggested that purchasers of notes who wish to trade notes on the date hereof consult their own advisors.

Upon receipt of a request by an investor who has received an electronic prospectus from an underwriter or a request by that investor’s representative within the period during which there is an obligation to deliver a prospectus, Fifth Third Bank, the depositor or the underwriters will promptly deliver, or cause to be delivered, without charge, a paper copy of this prospectus supplement and the accompanying prospectus.

In the ordinary course of its business one or more of the underwriters and affiliates have provided, and in the future may provide other investment banking and commercial banking services to the depositor, the servicer, the issuing entity and their affiliates.

As discussed under “Use of Proceeds” above, the depositor or its affiliates may apply all or any portion of the net proceeds of this offering to the repayment of debt, including debt secured by the receivables prior to their contribution to the issuing entity.

The indenture trustee, on behalf of the issuing entity and at the direction of the servicer, may from time to time invest the funds in the collection account or the reserve account in Permitted Investments acquired from the underwriters or their affiliates.

Deutsche Bank Trust Company Americas, the indenture trustee, and Deutsche Bank Securities Inc., one of the underwriters, are affiliates.

The depositor will receive aggregate proceeds of approximately $             from the sale of the notes (representing % of the initial note balance of the notes) after paying the aggregate underwriting discount of $             on the notes. Additional offering expenses are estimated to be $            .

Offering Restrictions

Each underwriter has severally represented to and agreed with the depositor and Fifth Third Bank that:

•

it will not offer or sell any notes within the United States, its territories or possessions or to persons who are citizens thereof or residents therein, except in transactions that are not prohibited by any applicable securities, bank regulatory or other applicable law that applies to such underwriter or to an offer of the notes; and

•

it will not offer or sell any notes in any other country, its territories or possessions or to persons who are citizens thereof or residents therein, except in transactions that are not prohibited by any applicable securities law.

United Kingdom

Each underwriter has further severally represented and agreed that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA, as amended) received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to the issuing entity or the depositor; and

•	its has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any notes in, from or otherwise involving the United Kingdom.

European Economic Area

In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of notes to the public in that Relevant Member State, except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State:

(i) at any time to any legal entity which is a “qualified investor” as defined in the Prospectus Directive; or

(ii) at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require the issuing entity, the depositor or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including Directive 2010/73/EU) and includes any relevant implementing measure in the Relevant Member State.

FORWARD-LOOKING STATEMENTS

Certain statements made in future SEC filings by the issuing entity or the depositor, in press releases and in oral and written statements made by or with the issuing entity’s or the depositor’s approval may constitute forward-looking statements. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements include information relating to, among other things, continued and increased business competition, an increase in delinquencies (including increases due to worsening of economic conditions), changes in demographics, changes in local, regional or national business, economic, political and social conditions, regulatory and accounting initiatives, changes in customer preferences, and costs of integrating new businesses and technologies, many of which are beyond the control of Fifth Third Bank and FTH LLC, the issuing entity or the depositor. Forward-looking statements also include statements using words such as “expect,” “anticipate,” “hope,” “intend,” “plan,” “believe,” “estimate” or similar expressions. The issuing entity and the depositor have based these forward-looking statements on their current plans, estimates and projections, and you should not unduly rely on them.

Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions, including the risk factors discussed in this prospectus supplement and the accompanying prospectus. Future performance and actual results may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond the ability of Fifth Third Bank, FTH LLC, the issuing entity or the depositor to control or predict. The forward-looking statements made in this prospectus supplement speak only as of the date stated on the cover of this prospectus supplement. The issuing entity and the depositor undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

LEGAL PROCEEDINGS

There are no legal or governmental proceedings pending, or to the knowledge of the sponsor, threatened, against the sponsor, depositor, indenture trustee, owner trustee, issuing entity, servicer or originator, or of which any property of the foregoing is the subject, that are material to noteholders.

LEGAL MATTERS

Certain legal matters relating to the notes will be passed upon for the servicer and the depositor by H. Samuel Lind, attorney for Fifth Third. Certain other legal matters with respect to the notes, including federal income tax matters, will be passed upon for the servicer and the depositor by Mayer Brown LLP. Mayer Brown LLP has from time to time represented Fifth Third and its affiliates in other transactions. Katten Muchin Rosenman LLP will provide opinions on certain legal matters relating to the notes for the underwriters. Katten Muchin Rosenman LLP has from time to time represented Fifth Third and its affiliates in connection with other matters.

GLOSSARY

“Available Funds” means, for any payment date and the related collection period, an amount equal to the sum of the following amounts: (i) all Collections received by the servicer during such collection period, (ii) the sum of the repurchase prices deposited in the collection account with respect to each receivable that will be purchased by the depositor or servicer on that payment date, (iii) any amounts in the reserve account (excluding net investment earnings) in excess of the Specified Reserve Account Balance on that payment date and (iv) the optional purchase price deposited into the collection account in connection with the exercise of the optional purchase.

“certificate distribution account” means the account designated as such, established and maintained to the extent required by the indenture.

“certificateholder” means, as of any date, the person in whose name a certificate is registered on the certificate register on that date.

“collection period” means the period commencing on the first day of each calendar month and ending on the last day of that calendar month (or, in the case of the initial collection period, the period commencing on the close of business on the Cut-Off Date and ending on October 31, 2014). As used in this prospectus supplement, the “related” collection period with respect to a payment date will be deemed to be the collection period which precedes that payment date.

“Collections” means, with respect to the receivables and to the extent received by the servicer after the cut-off date, (A) the sum of (i) any monthly payment by or on behalf of the obligor under that receivable, (ii) any full or partial prepayment of such receivables, (iii) all Liquidation Proceeds and (iv) any other amounts received by the servicer which, in accordance with the customary servicing practices, would customarily be applied to the payment of accrued interest or to reduce the outstanding principal balance of a receivable less (B) all Liquidation Expenses; provided, however, that the term Collections in no event will include (i) for any payment date, any amounts in respect of any receivable the repurchase price of which has been included in the Available Funds on a prior payment date, (ii) any Supplemental Servicing Fees or (iii) rebates of premiums with respect to the cancellation or termination of any insurance policy, extended warranty or service contract that was not financed by such receivable.

“Cut-off Date” means close of business on September 30, 2014.

“Defaulted Receivable” means a Receivable (other than a repurchased receivables), which the servicer has charged-off in accordance with its customary servicing practices.

“designated certificateholder account” means (a) so long as the depositor or any of its affiliates is the sole certificateholder, the account designated by such certificateholder and (b) at any time thereafter, the certificate distribution account.

“FDIC” means the Federal Deposit Insurance Corporation.

“FDIC Rule Covenant” has the meaning set forth in “Material Legal Aspects of the Receivables—FDIC Rule” in the accompanying prospectus.

“Liquidation Expenses” means, in the case of each of clauses (a) through (c) of the definition of “Liquidation Proceeds”, any expenses (including, without limitation, any auction, painting, repair or refurbishment expenses in respect of the related financed vehicle) incurred by the servicer in connection therewith and any payments required by law to be remitted to the related obligor.

“Liquidation Proceeds” means, with respect to any receivable, (a) insurance proceeds received by the servicer with respect to any insurance policies relating to the related financed vehicle or maintained by the obligor in connection with a receivable, (b) amounts received by the servicer in connection with that receivable pursuant to the exercise of rights under that receivable and (c) the monies collected by the servicer (from whatever source, including proceeds of a sale of the related financed vehicle, a deficiency balance recovered from the related obligor after the charge-off of that receivable or as a result of any recourse against the related dealer, if any) on that receivable other than any monthly payments by or on behalf of the obligor thereunder or any full or partial prepayment of such receivable; provided, however, that the repurchase price for any receivable purchased by FTH LLC, Fifth Third Bank, the depositor or the servicer will not constitute Liquidation Proceeds.

“Majority Certificateholders” means certificateholders holding in the aggregate more than 50% of the Percentage Interests.

“Percentage Interest” means, with respect to a certificate, the individual percentage interest of such certificate, which will be specified on the face thereof and which will represent the percentage of certain distributions of the issuing entity beneficially owned by the related certificateholder. The sum of the Percentage Interests for all of the certificates shall be 100%.

“Permitted Investments” means any one or more of the following types of investments:

(a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

(b) demand deposits, money market deposit accounts, time deposits or certificates of deposit of any depository institution (including the servicer, the indenture trustee or the owner trustee or any of their respective affiliates) or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause (a) above or a portion of such obligation for the benefit of the holders of such depository receipts); provided that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each payment date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person other than such depository institution or trust company) of such depository institution or trust company shall have a credit rating from Standard & Poor’s of at least A-1+ and from Fitch of F1+;

(c) commercial paper (including commercial paper of any affiliate of FTH LLC, the servicer, Fifth Third Bank, the indenture trustee or the owner trustee or any of their respective affiliates) having, at the time of the investment or contractual commitment to invest therein, a rating from Standard & Poor’s of at least A-1+ and from Fitch of F1+;

(d) investments in money market funds (including funds for which FTH LLC, the servicer, Fifth Third Bank, the indenture trustee or the owner trustee or any of their respective affiliates is investment manager or advisor) having a rating (i) from Standard & Poor’s of AAAm or AAAm-G and (ii)(A) if rated by Fitch, from Fitch of AAAmmf or, (B) if not rated by Fitch and in addition to the rating from Standard & Poor’s, from any other nationally recognized statistical rating organization equal to the highest rating category for money market funds from that organization;

(e) banker’s acceptances issued by any depository institution or trust company referred to in clause (b) above; and

(f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) referred to in clause (b) above.

“Rating Agency Condition” means, with respect to any event or circumstance and each hired agency, either (a) written confirmation (which may be in the form of a letter, press release or other publication, or a change in such hired agency’s published ratings criteria to this effect) by such hired agency that the occurrence of such event or circumstance will not cause it to downgrade, qualify or withdraw its rating assigned to any of the notes or (b) that such hired agency shall have been given notice of such event or circumstance at least ten days prior to the occurrence of such event or circumstance (or, if ten days’ advance notice is impracticable, as much advance notice as is practicable) and such hired agency shall not have issued any written notice that the occurrence of such event or circumstance will cause it to downgrade, qualify or withdraw its rating assigned to the notes.

“Simple Interest Receivable” has the meaning set forth in the accompanying prospectus.

“Specified Reserve Account Balance” means $2,604,166.69, which is approximately 0.25% of the initial net pool balance of the receivables; provided, however, on any payment date after the notes are no longer outstanding following payment in full of the principal and interest on the notes, the “Specified Reserve Account Balance” will be $0.

“statistical cut-off date” means September 30, 2014.

“Supplemental Servicing Fees” means any and all (i) late fees, (ii) extension fees, (iii) non-sufficient funds charges and (iv) any and all other administrative fees or similar charges allowed by applicable law with respect to any receivable.

INDEX OF PRINCIPAL TERMS

ABS	S-41
ABS Tables	S-41
administration agreement	S-50
administrator	S-6, S-25
AIFM Regulation	S-62
AIFMD	S-62
AIFMs	S-62
Available Funds	S-69
Bancorp	S-28
benefit plan	S-64
business day	S-49
Cede	S-2
certificate distribution account	S-69
certificateholder	S-69
certificates	S-7
CFPB	S-28
Class A-2 notes	S-7
clean-up call	S-8
closing date	S-7
Code	S-64
collection period	S-69
Collections	S-69
CRR	S-62
cut-off date	S-10
Cut-off Date	S-69
Defaulted Receivable	S-69
depositor	S-6
designated certificateholder account	S-69
Dodd-Frank Act	S-16
DTC	S-2
EEA	S-62
ERISA	S-64
EU	S-62
EU Retention Rules	S-62
event of default	S-9, S-58
excess interest	S-12
Exchange Act	S-66
FDIC	S-18, S-69
FDIC Rule	S-18
FDIC Rule Covenant	S-69
Federal Reserve Board	S-28
Fifth Third	S-30
Fifth Third Bank	S-2, S-6
final scheduled payment date	S-49
financed vehicles	S-10
First Allocation of Principal	S-53
fixed rate notes	S-7
floating rate notes	S-7
FSMA	S-2
FTH LLC	S-2, S-6, S-25
hired agencies	S-13
indenture	S-50
indenture trustee	S-6, S-27, S-47
institutions	S-62

Investment Company Act	S-13, S-61
issuing entity	S-6
issuing entity property	S-10
LIBOR	S-48
LIBOR Determination Date	S-48
Liquidation Expenses	S-69
Liquidation Proceeds	S-69
London Business Day	S-48
M&T	S-27
Majority Certificateholders	S-70
net pool balance	S-8
noteholders	S-49
obligors	S-9
OID	S-63
Order	S-2
originator	S-6, S-26
owner trustee	S-6, S-27
payment date	S-7
payment default	S-59
Percentage Interest	S-70
Permitted Investments	S-70
Prospectus Directive	S-68
PTCE	S-64
purchase agreement	S-50
Rating Agency Condition	S-70
receivables	S-9
receivables pool	S-9
receivables sale agreement	S-50
record date	S-7, S-47
Regular Principal Distribution Amount	S-53
regulation	S-64
Relevant Implementation Date	S-67
Relevant Member State	S-67
Rule 193 Information	S-40
sale agreement	S-50
Sample Pool	S-40
SEC	S-2, S-47
Securities Act	S-66
servicer	S-6
servicer replacement events	S-56
servicing agreement	S-50
servicing fee	S-6, S-55
similar law	S-65
Simple Interest Receivable	S-71
specified reserve account balance	S-52
Specified Reserve Account Balance	S-71
sponsor	S-6
statistical cut-off date	S-10, S-71
Supplemental Servicing Fees	S-71
Target Overcollateralization Amount	S-53
transfer agreements	S-50
weighted average life	S-42
WTNA	S-27

I-1

APPENDIX A

STATIC POOL INFORMATION REGARDING CERTAIN PREVIOUS RECEIVABLES POOLS

Characteristics of the Receivables

Attached to this prospectus supplement as Appendix A, are charts that reflect the static pool performance of motor vehicle retail installment sale contracts and installment loans originated and serviced by Fifth Third Bank by vintage origination year. Also attached are charts that reflect the static pool performance of motor vehicle retail installment sale contracts and installment loans originated and serviced by Fifth Third Bank by publicly securitized receivables pool if such securitized pool had characteristics similar to this pool of receivables. We caution you that the receivables may not perform in a similar manner to the motor vehicle retail installment sale contracts and installment loans presented in Appendix A.

Appendix A, attached to this prospectus supplement, sets forth characteristics of all motor vehicle retail installment sale contracts and installment loans originated and serviced by Fifth Third Bank by vintage origination year and by publicly securitized receivables pool if such securitized pool had characteristics similar to this pool of receivables, including the number of receivables, the aggregate original and the month-end principal balance, the average original and the month-end principal balance, the weighted average contract rate, the weighted average age, the weighted average original term, the weighted average remaining term, the minimum FICO® Score, the maximum FICO® Score and the weighted average FICO® Score, the distribution of the pool of receivables by the range of contract rate, the percentage new, the percentage used, the weighted average LTV, the pool factor, and the geographic distribution, and information with respect to the monthly delinquency rates, the monthly pool factor, the monthly prepayment speeds, and the monthly cumulative net charge-off of the pool of receivables.

Summary Characteristics of All Originated Receivables

		Year
		2009	2010	2011	2012	2013	2014(6)
Origination Characteristics	Aggregate Original Principal Balance	$3,793,149,866	$5,103,489,877	$5,762,802,349	$5,457,002,816	$5,922,020,356	$2,789,665,923
	Number of Receivables	188,419	234,405	265,986	243,972	258,884	119,193
	Average Original Principal Balance	$20,131	$21,772	$21,666	$22,367	$22,875	$23,405
	Weighted Average Original Term (1)	66.6	66.3	66.6	67.8	68.3	69.0
	Weighted Average Contract Rate (1)	6.90%	5.06%	4.28%	3.95%	3.74%	3.88%
	Weighted Average FICO (1) (2)	763	768	770	768	755	751
	Minimum FICO	570	631	624	573	539	630
	Maximum FICO	886	890	897	894	894	894
	% New	52.4%	48.9%	50.0%	51.6%	54.1%	51.1%
	% Used	47.6%	51.1%	50.0%	48.4%	45.9%	48.9%
	Weighted Average LTV (1)(3)	93.7%	90.8%	90.0%	90.0%	88.9%	91.0%

As of June 30, 2014	Aggregate Month-end Principal Balance	$149,948,997	$597,400,709	$1,443,697,633	$2,467,818,055	$4,139,766,133	$2,547,464,695
	Month-end Number of Receivables	46,768	88,821	141,147	169,719	219,677	113,503
	Average Month-end Principal Balance	3,206	6,726	10,228	14,541	18,845	22,444
	Weighted Average Contract Rate(4)	7.0%	5.0%	4.2%	3.9%	3.7%	3.9%
	Weighted Average Age(4)	58.4	46.1	34.7	22.9	11.5	2.4
	Weighted Average Remaining Term(4)	13.9	23.8	34.3	46.4	57.6	67.0
	Pool Factor (5)	4.0%	11.7%	25.1%	45.2%	69.9%	91.3%

(1)	Weighted by aggregate original principal balance.
(2)	Calculated excluding accounts for which no original FICO score is available. Less than 3% have no original FICO score.
(3)

The loan-to-value ratio (or “LTV”) for a receivable secured by a new vehicle is equal to the original amount financed divided by the manufacturer’s suggested retail price for that vehicle. The LTV for a receivable secured by a used vehicle is equal to the original amount financed divided by the retail price for that vehicle as set forth in the applicable N.A.D.A. Official Used Car Guide. Amounts relating to LTV are calculated excluding LTVs for which no manufacturer’s suggested retail price or retail price for that vehicle was available.

(4)	Weighted by aggregate month-end principal balance.
(5)

The pool factor represents (a) the aggregate outstanding month-end principal balance of receivables originated in the specified year divided by (b) the aggregate original principal balance of the receivables originated in the specified year.

(6)	As of June 30, 2014.

Distribution by States (as a percentage of the aggregate original principal balance)(1)(2)

	2009	2010	2011	2012	2013	2014
Texas	10.4%	9.0%	8.1%	9.3%	9.7%	10.9%
Ohio	8.6%	9.7%	9.8%	9.4%	8.2%	7.9%
Pennsylvania	4.1%	5.6%	6.4%	6.6%	5.7%	5.4%
Michigan	6.1%	7.3%	7.0%	6.5%	4.9%	3.5%
California	0.0%	0.1%	0.7%	3.0%	5.1%	6.2%
Florida	4.7%	4.1%	4.2%	5.0%	5.2%	5.9%
Minnesota	1.9%	2.6%	3.7%	3.5%	3.9%	4.6%
Illinois	6.9%	7.7%	5.5%	5.0%	4.7%	4.4%
North Carolina	5.4%	4.6%	4.6%	3.9%	4.4%	3.8%
Other(3)	53.7%	51.8%	53.7%	51.2%	52.0%	47.4%

(1)	As of June 30, 2014.
(2)	Based on the contract state of the obligors as of June 30, 2014.
(3)	Category includes states representing less than 4.5% of total original principal balances as of June 30, 2014 that are not otherwise set forth above.

Delinquency Experience

30-59 Day Delinquency Rates(1)(2)

30-59 Days Past Due	Year Originated
AGE (MONTHS)(3)	2009	2010	2011	2012	2013	2014
1	0.03%	0.02%	0.01%	0.01%	0.01%	0.01%
2	0.20%	0.08%	0.05%	0.07%	0.08%	0.09%
3	0.23%	0.11%	0.08%	0.09%	0.09%	0.10%
4	0.31%	0.12%	0.09%	0.11%	0.14%	0.18%
5	0.37%	0.17%	0.11%	0.14%	0.16%	0.17%
6	0.39%	0.21%	0.16%	0.16%	0.21%
7	0.46%	0.24%	0.16%	0.18%	0.22%
8	0.42%	0.24%	0.17%	0.18%	0.23%
9	0.46%	0.24%	0.16%	0.19%	0.25%
10	0.50%	0.23%	0.19%	0.20%	0.24%
11	0.48%	0.26%	0.20%	0.22%	0.23%
12	0.50%	0.24%	0.21%	0.22%	0.25%
13	0.52%	0.29%	0.22%	0.24%	0.25%
14	0.51%	0.29%	0.26%	0.26%	0.27%
15	0.50%	0.30%	0.27%	0.26%	0.29%
16	0.54%	0.30%	0.26%	0.27%	0.26%
17	0.59%	0.31%	0.28%	0.29%	0.27%
18	0.57%	0.32%	0.26%	0.30%
19	0.59%	0.33%	0.29%	0.30%
20	0.55%	0.35%	0.29%	0.33%
21	0.64%	0.35%	0.34%	0.34%
22	0.63%	0.40%	0.32%	0.35%
23	0.64%	0.41%	0.37%	0.31%
24	0.63%	0.44%	0.34%	0.34%
25	0.67%	0.43%	0.38%	0.34%
26	0.65%	0.47%	0.37%	0.36%
27	0.70%	0.46%	0.35%	0.34%
28	0.70%	0.47%	0.39%	0.36%
29	0.72%	0.49%	0.43%	0.29%
30	0.77%	0.47%	0.43%
31	0.77%	0.51%	0.41%
32	0.80%	0.52%	0.43%
33	0.79%	0.51%	0.47%
34	0.86%	0.48%	0.48%
35	0.81%	0.55%	0.44%
36	0.89%	0.57%	0.42%
37	0.85%	0.53%	0.47%
38	0.91%	0.59%	0.40%
39	0.95%	0.59%	0.43%
40	0.97%	0.59%	0.39%
41	0.94%	0.58%	0.47%
42	0.99%	0.65%
43	1.03%	0.67%
44	0.98%	0.66%
45	1.00%	0.64%
46	1.01%	0.68%
47	1.07%	0.72%
48	1.12%	0.76%
49	1.16%	0.74%
50	1.15%	0.86%
51	1.22%	0.88%
52	1.24%	0.81%
53	1.20%	0.97%
54	1.16%
55	1.14%
56	1.29%
57	1.34%
58	1.31%
59	1.69%
60	1.40%
61	1.53%
62	1.73%
63	1.84%
64	2.08%
65	2.66%

(1)

The percentages set forth above represent (a) the aggregate outstanding principal balance of receivables originated in the specified year that are 30-59 days past due at the end of the specified number of months since origination divided by (b) the aggregate outstanding principal balance of all receivables originated in the specified year at the end of the specified number of months since origination.

(2)	As of June 30, 2014.
(3)	“Age (Months)” represents the number of months that have elapsed since origination for receivables originated in the specified year.

60-89 Day Delinquency Rates(1)(2)

60-89 Days Past Due	Year Originated
AGE (MONTHS)(3)	2009	2010	2011	2012	2013	2014
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.01%	0.01%	0.00%	0.00%	0.00%	0.00%
3	0.11%	0.04%	0.03%	0.03%	0.04%	0.05%
4	0.10%	0.04%	0.03%	0.03%	0.04%	0.04%
5	0.14%	0.05%	0.03%	0.03%	0.04%	0.03%
6	0.14%	0.06%	0.04%	0.05%	0.05%
7	0.15%	0.07%	0.05%	0.05%	0.06%
8	0.17%	0.09%	0.05%	0.06%	0.07%
9	0.16%	0.09%	0.05%	0.05%	0.07%
10	0.18%	0.09%	0.05%	0.05%	0.07%
11	0.17%	0.10%	0.06%	0.06%	0.07%
12	0.15%	0.08%	0.06%	0.07%	0.07%
13	0.17%	0.08%	0.07%	0.06%	0.07%
14	0.19%	0.10%	0.06%	0.08%	0.07%
15	0.20%	0.10%	0.08%	0.08%	0.10%
16	0.17%	0.11%	0.07%	0.10%	0.07%
17	0.19%	0.11%	0.09%	0.08%	0.07%
18	0.20%	0.10%	0.09%	0.09%
19	0.19%	0.11%	0.07%	0.09%
20	0.19%	0.12%	0.08%	0.09%
21	0.19%	0.12%	0.08%	0.09%
22	0.21%	0.11%	0.10%	0.10%
23	0.20%	0.13%	0.08%	0.09%
24	0.20%	0.11%	0.10%	0.09%
25	0.18%	0.13%	0.09%	0.08%
26	0.22%	0.14%	0.11%	0.08%
27	0.21%	0.13%	0.11%	0.07%
28	0.22%	0.12%	0.08%	0.10%
29	0.23%	0.12%	0.10%	0.08%
30	0.23%	0.13%	0.12%
31	0.22%	0.13%	0.12%
32	0.22%	0.16%	0.11%
33	0.24%	0.14%	0.10%
34	0.24%	0.14%	0.13%
35	0.24%	0.13%	0.13%
36	0.21%	0.17%	0.09%
37	0.28%	0.18%	0.09%
38	0.25%	0.17%	0.09%
39	0.26%	0.14%	0.08%
40	0.27%	0.18%	0.08%
41	0.25%	0.19%	0.11%
42	0.27%	0.19%
43	0.28%	0.21%
44	0.25%	0.23%
45	0.30%	0.24%
46	0.24%	0.21%
47	0.26%	0.22%
48	0.28%	0.29%
49	0.29%	0.21%
50	0.29%	0.22%
51	0.32%	0.27%
52	0.31%	0.21%
53	0.38%	0.28%
54	0.34%
55	0.32%
56	0.33%
57	0.42%
58	0.30%
59	0.35%
60	0.52%
61	0.41%
62	0.53%
63	0.49%
64	0.53%
65	0.57%

(1)

The percentages set forth above represent (a) the aggregate outstanding principal balance of receivables originated in the specified year that are 60-89 days past due at the end of the specified number of months since origination divided by (b) the aggregate outstanding principal balance of all receivables originated in the specified year at the end of the specified number of months since origination.

(2)	As of June 30, 2014.
(3)	“Age (Months)” represents the number of months that have elapsed since origination for receivables originated in the specified year.

90+ Day Delinquency Rates(1)(2)

90+ Days Past Due	Year Originated
AGE (MONTHS)(3)	2009	2010	2011	2012	2013	2014
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
3	0.01%	0.00%	0.00%	0.00%	0.00%	0.00%
4	0.08%	0.02%	0.02%	0.03%	0.03%	0.03%
5	0.09%	0.03%	0.02%	0.02%	0.03%	0.02%
6	0.11%	0.04%	0.02%	0.03%	0.03%
7	0.10%	0.04%	0.02%	0.03%	0.04%
8	0.11%	0.04%	0.03%	0.03%	0.03%
9	0.11%	0.05%	0.04%	0.04%	0.05%
10	0.10%	0.06%	0.03%	0.03%	0.03%
11	0.12%	0.05%	0.03%	0.03%	0.04%
12	0.12%	0.06%	0.04%	0.04%	0.04%
13	0.11%	0.05%	0.04%	0.05%	0.05%
14	0.12%	0.06%	0.05%	0.04%	0.05%
15	0.12%	0.07%	0.03%	0.05%	0.05%
16	0.13%	0.07%	0.04%	0.06%	0.06%
17	0.12%	0.07%	0.05%	0.07%	0.04%
18	0.13%	0.07%	0.06%	0.06%
19	0.15%	0.07%	0.06%	0.06%
20	0.13%	0.07%	0.05%	0.05%
21	0.13%	0.08%	0.06%	0.06%
22	0.14%	0.09%	0.05%	0.07%
23	0.15%	0.08%	0.07%	0.08%
24	0.15%	0.10%	0.06%	0.07%
25	0.12%	0.10%	0.07%	0.06%
26	0.13%	0.10%	0.06%	0.06%
27	0.15%	0.11%	0.08%	0.07%
28	0.13%	0.10%	0.09%	0.09%
29	0.15%	0.11%	0.07%	0.12%
30	0.16%	0.12%	0.07%
31	0.17%	0.12%	0.09%
32	0.17%	0.11%	0.11%
33	0.18%	0.13%	0.11%
34	0.19%	0.13%	0.11%
35	0.20%	0.13%	0.12%
36	0.21%	0.12%	0.14%
37	0.21%	0.16%	0.13%
38	0.25%	0.18%	0.11%
39	0.26%	0.17%	0.11%
40	0.29%	0.17%	0.12%
41	0.29%	0.19%	0.05%
42	0.30%	0.20%
43	0.30%	0.22%
44	0.36%	0.24%
45	0.33%	0.26%
46	0.38%	0.27%
47	0.36%	0.28%
48	0.42%	0.31%
49	0.39%	0.37%
50	0.41%	0.39%
51	0.44%	0.44%
52	0.51%	0.52%
53	0.52%	0.59%
54	0.55%
55	0.58%
56	0.62%
57	0.62%
58	0.72%
59	0.80%
60	0.88%
61	0.93%
62	0.87%
63	1.31%
64	1.70%
65	1.91%

(1)

The percentages set forth above represent (a) the aggregate outstanding principal balance of receivables originated in the specified year that are 90+ days past due at the end of the specified number of months since origination divided by (b) the aggregate outstanding principal balance of all receivables originated in the specified year at the end of the specified number of months since origination.

(2)	As of June 30, 2014.
(3)	“Age (Months)” represents the number of months that have elapsed since origination for receivables originated in the specified year.

Prepayment Speed Information

Prepayment Speeds (ABS)(1)(2)

Quarter Originated
Age (Months)(3)	2009Q1	2009Q2	2009Q3	2009Q4	2010Q1	2010Q2	2010Q3	2010Q4	2011Q1	2011Q2	2011Q3	2011Q4	2012Q1	2012Q2	2012Q3	2012Q4	2013Q1	2013Q2	2013Q3	2013Q4	2014Q1	2014Q2
Original Term	67.6	66.8	65.8	66.5	66.3	65.4	66.5	66.8	66.4	66.1	66.8	66.9	67.0	67.8	68.3	68.0	68.3	68.2	68.5	68.4	68.8	69.2
Original FICO	753.7	764.6	767.4	764.6	765.7	770.9	767.0	769.0	770.7	771.5	768.5	769.8	767.5	769.5	767.5	766.1	758.6	754.5	753.6	754.7	752.9	749.3
LTV	97.4%	94.4%	90.8%	92.5%	91.9%	90.2%	90.8%	90.4%	89.3%	90.1%	90.8%	89.9%	90.2%	89.7%	90.4%	89.8%	88.9%	88.3%	89.2%	89.3%	90.3%	91.6%
Used%	48.3%	46.8%	44.6%	51.2%	53.3%	50.5%	53.2%	47.4%	50.1%	48.5%	51.6%	49.8%	54.7%	45.9%	45.9%	47.1%	47.2%	44.3%	46.1%	45.8%	47.7%	50.1%
Origination Amt($)	929,049,353	906,223,466	1,083,986,883	873,890,164	1,004,455,963	1,180,095,979	1,553,611,332	1,365,326,604	1,345,305,911	1,404,871,172	1,530,837,152	1,481,788,114	1,347,642,230	1,242,526,709	1,487,073,997	1,379,759,880	1,619,261,760	1,630,729,034	1,441,829,326	1,230,200,237	1,439,392,270	1,350,273,652
1	2.58%	2.41%	2.70%	1.90%	1.86%	1.09%	1.92%	1.53%	2.01%	1.88%	2.12%	1.80%	2.07%	2.15%	2.05%	2.00%	1.88%	2.04%	2.12%	2.08%	2.31%
2	1.52%	1.54%	1.58%	1.31%	1.46%	1.37%	1.31%	1.20%	1.54%	1.42%	1.34%	1.35%	1.60%	1.54%	1.46%	1.43%	1.72%	1.37%	1.40%	1.65%	1.77%
3	1.28%	1.25%	1.33%	1.30%	1.21%	1.28%	1.23%	1.30%	1.41%	1.29%	1.27%	1.45%	1.40%	1.35%	1.37%	1.30%	1.42%	1.21%	1.27%	1.32%	1.39%
4	1.13%	1.17%	1.09%	1.28%	1.12%	1.06%	1.04%	1.17%	1.26%	1.25%	1.12%	1.35%	1.30%	1.16%	1.08%	1.36%	1.26%	1.13%	1.10%	1.30%
5	1.23%	1.10%	1.04%	1.44%	1.23%	1.17%	1.03%	1.29%	1.35%	1.16%	1.17%	1.39%	1.33%	1.15%	1.18%	1.43%	1.25%	1.10%	1.12%	1.28%
6	1.19%	1.14%	1.19%	1.22%	1.27%	1.22%	1.22%	1.31%	1.30%	1.16%	1.32%	1.35%	1.28%	1.17%	1.18%	1.38%	1.20%	1.15%	1.13%	1.30%
7	1.12%	1.05%	1.34%	1.29%	1.20%	1.19%	1.30%	1.31%	1.31%	1.19%	1.30%	1.31%	1.25%	1.12%	1.35%	1.30%	1.21%	1.07%	1.18%
8	1.17%	1.07%	1.41%	1.40%	1.27%	1.08%	1.46%	1.27%	1.25%	1.16%	1.36%	1.36%	1.27%	1.15%	1.35%	1.27%	1.11%	1.03%	1.29%
9	1.13%	1.29%	1.40%	1.31%	1.14%	1.30%	1.36%	1.25%	1.30%	1.27%	1.35%	1.33%	1.30%	1.25%	1.30%	1.33%	1.14%	1.10%	1.33%
10	1.06%	1.36%	1.32%	1.20%	1.27%	1.36%	1.35%	1.30%	1.25%	1.31%	1.37%	1.30%	1.09%	1.39%	1.31%	1.28%	1.19%	1.19%
11	1.04%	1.36%	1.31%	1.30%	1.16%	1.48%	1.46%	1.24%	1.28%	1.45%	1.36%	1.32%	1.15%	1.33%	1.29%	1.22%	1.19%	1.29%
12	1.30%	1.41%	1.30%	1.40%	1.43%	1.43%	1.42%	1.40%	1.42%	1.41%	1.29%	1.33%	1.43%	1.38%	1.39%	1.34%	1.33%	1.27%
13	1.37%	1.42%	1.38%	1.31%	1.44%	1.45%	1.50%	1.30%	1.53%	1.36%	1.27%	1.24%	1.41%	1.39%	1.36%	1.26%	1.22%
14	1.43%	1.47%	1.31%	1.30%	1.59%	1.43%	1.45%	1.35%	1.56%	1.43%	1.36%	1.24%	1.53%	1.45%	1.21%	1.26%	1.39%
15	1.44%	1.39%	1.35%	1.48%	1.54%	1.47%	1.40%	1.41%	1.50%	1.33%	1.34%	1.36%	1.41%	1.31%	1.29%	1.27%	1.32%
16	1.38%	1.42%	1.30%	1.61%	1.59%	1.48%	1.36%	1.49%	1.45%	1.37%	1.20%	1.44%	1.49%	1.44%	1.25%	1.42%
17	1.51%	1.45%	1.31%	1.55%	1.59%	1.42%	1.40%	1.58%	1.44%	1.28%	1.29%	1.50%	1.39%	1.27%	1.23%	1.42%
18	1.42%	1.31%	1.43%	1.56%	1.56%	1.33%	1.49%	1.49%	1.39%	1.37%	1.39%	1.43%	1.47%	1.31%	1.27%	1.43%
19	1.44%	1.33%	1.38%	1.53%	1.49%	1.40%	1.50%	1.45%	1.44%	1.29%	1.42%	1.45%	1.41%	1.21%	1.28%
20	1.41%	1.27%	1.56%	1.68%	1.45%	1.36%	1.52%	1.45%	1.35%	1.30%	1.44%	1.45%	1.42%	1.28%	1.38%
21	1.34%	1.48%	1.46%	1.48%	1.45%	1.43%	1.48%	1.41%	1.35%	1.39%	1.44%	1.45%	1.27%	1.27%	1.38%
22	1.35%	1.42%	1.44%	1.52%	1.41%	1.58%	1.48%	1.43%	1.32%	1.42%	1.43%	1.39%	1.33%	1.38%
23	1.35%	1.51%	1.44%	1.53%	1.47%	1.58%	1.50%	1.42%	1.34%	1.48%	1.42%	1.31%	1.28%	1.38%
24	1.54%	1.52%	1.46%	1.51%	1.58%	1.51%	1.50%	1.44%	1.40%	1.49%	1.57%	1.32%	1.39%	1.50%
25	1.53%	1.47%	1.49%	1.44%	1.61%	1.51%	1.49%	1.43%	1.48%	1.51%	1.42%	1.33%	1.31%
26	1.52%	1.51%	1.32%	1.34%	1.55%	1.49%	1.37%	1.35%	1.50%	1.50%	1.31%	1.22%	1.41%
27	1.43%	1.45%	1.31%	1.54%	1.51%	1.41%	1.43%	1.34%	1.42%	1.42%	1.30%	1.35%	1.37%
28	1.44%	1.45%	1.27%	1.52%	1.49%	1.42%	1.39%	1.48%	1.40%	1.31%	1.23%	1.30%
29	1.44%	1.40%	1.31%	1.50%	1.52%	1.32%	1.29%	1.43%	1.40%	1.30%	1.22%	1.47%
30	1.41%	1.40%	1.36%	1.46%	1.45%	1.29%	1.33%	1.42%	1.41%	1.31%	1.25%	1.37%
31	1.42%	1.30%	1.31%	1.38%	1.46%	1.29%	1.38%	1.39%	1.37%	1.24%	1.28%
32	1.37%	1.32%	1.36%	1.46%	1.33%	1.25%	1.41%	1.43%	1.30%	1.21%	1.33%
33	1.31%	1.37%	1.32%	1.32%	1.26%	1.35%	1.42%	1.32%	1.22%	1.28%	1.30%
34	1.26%	1.42%	1.29%	1.38%	1.27%	1.41%	1.42%	1.32%	1.30%	1.31%
35	1.33%	1.37%	1.36%	1.36%	1.27%	1.38%	1.35%	1.27%	1.26%	1.35%
36	1.35%	1.33%	1.25%	1.33%	1.40%	1.37%	1.44%	1.22%	1.34%	1.34%
37	1.37%	1.36%	1.26%	1.28%	1.39%	1.38%	1.33%	1.27%	1.31%
38	1.36%	1.31%	1.16%	1.27%	1.39%	1.30%	1.21%	1.19%	1.35%
39	1.32%	1.29%	1.25%	1.25%	1.32%	1.27%	1.19%	1.21%	1.30%
40	1.31%	1.33%	1.15%	1.27%	1.32%	1.29%	1.19%	1.20%
41	1.25%	1.22%	1.14%	1.30%	1.28%	1.16%	1.15%	1.23%
42	1.19%	1.20%	1.16%	1.26%	1.29%	1.18%	1.18%	1.22%
43	1.23%	1.17%	1.20%	1.27%	1.21%	1.15%	1.18%
44	1.17%	1.09%	1.20%	1.29%	1.18%	1.11%	1.23%

Quarter Originated
Age (Months)(3)	2009Q1	2009Q2	2009Q3	2009Q4	2010Q1	2010Q2	2010Q3	2010Q4	2011Q1	2011Q2	2011Q3	2011Q4	2012Q1	2012Q2	2012Q3	2012Q4	2013Q1	2013Q2	2013Q3	2013Q4	2014Q1	2014Q2
Original Term	67.6	66.8	65.8	66.5	66.3	65.4	66.5	66.8	66.4	66.1	66.8	66.9	67.0	67.8	68.3	68.0	68.3	68.2	68.5	68.4	68.8	69.2
Original FICO	753.7	764.6	767.4	764.6	765.7	770.9	767.0	769.0	770.7	771.5	768.5	769.8	767.5	769.5	767.5	766.1	758.6	754.5	753.6	754.7	752.9	749.3
LTV	97.4%	94.4%	90.8%	92.5%	91.9%	90.2%	90.8%	90.4%	89.3%	90.1%	90.8%	89.9%	90.2%	89.7%	90.4%	89.8%	88.9%	88.3%	89.2%	89.3%	90.3%	91.6%
Used%	48.3%	46.8%	44.6%	51.2%	53.3%	50.5%	53.2%	47.4%	50.1%	48.5%	51.6%	49.8%	54.7%	45.9%	45.9%	47.1%	47.2%	44.3%	46.1%	45.8%	47.7%	50.1%
Origination Amt($)	929,049,353	906,223,466	1,083,986,883	873,890,164	1,004,455,963	1,180,095,979	1,553,611,332	1,365,326,604	1,345,305,911	1,404,871,172	1,530,837,152	1,481,788,114	1,347,642,230	1,242,526,709	1,487,073,997	1,379,759,880	1,619,261,760	1,630,729,034	1,441,829,326	1,230,200,237	1,439,392,270	1,350,273,652
45	1.18%	1.09%	1.14%	1.18%	1.12%	1.16%	1.21%
46	1.12%	1.24%	1.16%	1.14%	1.12%	1.17%
47	1.11%	1.24%	1.17%	1.11%	1.13%	1.21%
48	1.17%	1.20%	1.19%	1.13%	1.22%	1.23%
49	1.23%	1.22%	1.13%	1.11%	1.20%
50	1.19%	1.10%	1.04%	1.03%	1.18%
51	1.13%	1.17%	1.04%	1.12%	1.15%
52	1.11%	1.05%	1.02%	1.13%
53	1.15%	1.03%	1.05%	1.10%
54	1.13%	1.00%	1.05%	1.10%
55	1.10%	0.97%	1.04%
56	1.10%	1.00%	1.08%
57	1.05%	0.99%	0.99%
58	1.01%	1.12%
59	1.01%	1.07%
60	1.09%	1.01%
61	1.19%
62	1.15%
63	1.04%

(1)

The ABS speed is a measurement of the non-scheduled amortization of the pool of receivables and is derived by calculating a monthly single month mortality rate, or SMM, which is the sum of the non-scheduled reduction in the balance of the pool of receivables, including prepayments and defaults, divided by the beginning of month receivables pool balance less any scheduled payments received. The scheduled principal is calculated assuming the receivables have been aggregated into a single pool. The non-scheduled amortization is assumed to be the difference between the beginning receivables pool balance less the scheduled principal minus the actual ending receivables pool balance. The SMM is converted into the ABS speed by dividing (a) the SMM by (b) the sum of (i) one and (ii) the SMM multiplied by the age of the pool, in months, minus one. The age of the pool is assumed to be the weighted average age of the pool at the first day of the applicable month minus the number of months since the first day of the applicable month.

(2)	As of June 30, 2014.
(3)	“Age (Months)” represents the number of months that have elapsed since origination for receivables originated in the specified quarter.

Cumulative Loss Experience

Cumulative Net Charge-Off(1)(2)

Quarter Originated
Age (Months)(3)	2009Q1	2009Q2	2009Q3	2009Q4	2010Q1	2010Q2	2010Q3	2010Q4	2011Q1	2011Q2	2011Q3	2011Q4	2012Q1	2012Q2	2012Q3	2012Q4	2013Q1	2013Q2	2013Q3	2013Q4	2014Q1	2014Q2
Original Term	67.6	66.8	65.8	66.5	66.3	65.4	66.5	66.8	66.4	66.1	66.8	66.9	67.0	67.8	68.3	68.0	68.3	68.2	68.5	68.4	68.8	69.2
Original FICO	753.7	764.6	767.4	764.6	765.7	770.9	767.0	769.0	770.7	771.5	768.5	769.8	767.5	769.5	767.5	766.1	758.6	754.5	753.6	754.7	752.9	749.3
LTV	97.4%	94.4%	90.8%	92.5%	91.9%	90.2%	90.8%	90.4%	89.3%	90.1%	90.8%	89.9%	90.2%	89.7%	90.4%	89.8%	88.9%	88.3%	89.2%	89.3%	90.3%	91.6%
Used%	48.3%	46.8%	44.6%	51.2%	53.3%	50.5%	53.2%	47.4%	50.1%	48.5%	51.6%	49.8%	54.7%	45.9%	45.9%	47.1%	47.2%	44.3%	46.1%	45.8%	47.7%	50.1%
Origination Amt($)	929,049,353	906,223,466	1,083,986,883	873,890,164	1,004,455,963	1,180,095,979	1,553,611,332	1,365,326,604	1,345,305,911	1,404,871,172	1,530,837,152	1,481,788,114	1,347,642,230	1,242,526,709	1,487,073,997	1,379,759,880	1,619,261,760	1,630,729,034	1,441,829,326	1,230,200,237	1,439,392,270	1,350,273,652
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
3	0.01%	0.01%	0.00%	0.01%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
4	0.04%	0.01%	0.01%	0.01%	0.01%	0.00%	0.01%	0.01%	0.00%	0.00%	0.01%	0.01%	0.01%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
5	0.13%	0.04%	0.05%	0.05%	0.03%	0.01%	0.02%	0.02%	0.01%	0.01%	0.03%	0.02%	0.01%	0.01%	0.03%	0.02%	0.01%	0.01%	0.02%	0.03%
6	0.21%	0.09%	0.08%	0.08%	0.05%	0.03%	0.05%	0.03%	0.03%	0.03%	0.04%	0.03%	0.02%	0.03%	0.05%	0.03%	0.02%	0.02%	0.03%	0.04%
7	0.28%	0.14%	0.12%	0.13%	0.08%	0.06%	0.06%	0.04%	0.03%	0.04%	0.06%	0.04%	0.03%	0.05%	0.06%	0.04%	0.04%	0.04%	0.05%
8	0.36%	0.18%	0.15%	0.16%	0.10%	0.07%	0.08%	0.06%	0.04%	0.05%	0.07%	0.05%	0.05%	0.07%	0.07%	0.05%	0.05%	0.06%	0.06%
9	0.43%	0.22%	0.17%	0.17%	0.12%	0.09%	0.10%	0.08%	0.05%	0.06%	0.08%	0.06%	0.05%	0.08%	0.08%	0.06%	0.06%	0.07%	0.07%
10	0.48%	0.24%	0.20%	0.22%	0.16%	0.10%	0.11%	0.08%	0.06%	0.08%	0.09%	0.07%	0.06%	0.10%	0.09%	0.07%	0.08%	0.09%
11	0.54%	0.26%	0.21%	0.26%	0.19%	0.12%	0.14%	0.09%	0.07%	0.08%	0.10%	0.09%	0.07%	0.11%	0.10%	0.08%	0.09%	0.09%
12	0.62%	0.29%	0.24%	0.30%	0.22%	0.13%	0.16%	0.11%	0.09%	0.09%	0.11%	0.10%	0.08%	0.11%	0.12%	0.09%	0.10%	0.09%
13	0.69%	0.31%	0.26%	0.32%	0.24%	0.16%	0.18%	0.12%	0.10%	0.10%	0.13%	0.11%	0.08%	0.11%	0.13%	0.10%	0.11%
14	0.72%	0.33%	0.27%	0.36%	0.26%	0.17%	0.18%	0.14%	0.11%	0.12%	0.14%	0.13%	0.11%	0.12%	0.13%	0.11%	0.13%
15	0.76%	0.35%	0.30%	0.39%	0.28%	0.18%	0.20%	0.14%	0.11%	0.12%	0.16%	0.14%	0.12%	0.13%	0.14%	0.13%	0.13%
16	0.82%	0.37%	0.32%	0.41%	0.29%	0.19%	0.22%	0.16%	0.12%	0.13%	0.17%	0.14%	0.12%	0.15%	0.16%	0.14%
17	0.86%	0.38%	0.36%	0.43%	0.31%	0.21%	0.24%	0.18%	0.14%	0.14%	0.18%	0.15%	0.13%	0.16%	0.18%	0.16%
18	0.89%	0.41%	0.38%	0.46%	0.33%	0.22%	0.25%	0.19%	0.15%	0.14%	0.19%	0.16%	0.15%	0.17%	0.20%	0.17%
19	0.93%	0.43%	0.39%	0.47%	0.33%	0.25%	0.26%	0.20%	0.16%	0.15%	0.21%	0.17%	0.16%	0.19%	0.21%
20	0.97%	0.46%	0.41%	0.49%	0.36%	0.25%	0.26%	0.21%	0.17%	0.16%	0.23%	0.18%	0.17%	0.20%	0.22%
21	1.00%	0.49%	0.44%	0.50%	0.37%	0.27%	0.28%	0.23%	0.17%	0.17%	0.23%	0.19%	0.18%	0.21%	0.22%
22	1.04%	0.51%	0.46%	0.52%	0.39%	0.28%	0.29%	0.24%	0.19%	0.18%	0.24%	0.21%	0.18%	0.23%
23	1.08%	0.52%	0.46%	0.54%	0.40%	0.29%	0.29%	0.25%	0.20%	0.19%	0.25%	0.21%	0.19%	0.23%
24	1.12%	0.53%	0.48%	0.56%	0.42%	0.29%	0.30%	0.26%	0.21%	0.20%	0.26%	0.22%	0.21%	0.23%
25	1.16%	0.54%	0.50%	0.58%	0.43%	0.30%	0.31%	0.28%	0.21%	0.21%	0.27%	0.23%	0.21%
26	1.17%	0.55%	0.50%	0.60%	0.43%	0.31%	0.32%	0.28%	0.22%	0.22%	0.27%	0.25%	0.22%
27	1.20%	0.56%	0.51%	0.62%	0.45%	0.32%	0.34%	0.29%	0.22%	0.22%	0.28%	0.26%	0.22%
28	1.23%	0.58%	0.53%	0.64%	0.45%	0.34%	0.34%	0.30%	0.23%	0.22%	0.28%	0.27%
29	1.24%	0.60%	0.53%	0.65%	0.47%	0.34%	0.35%	0.31%	0.24%	0.23%	0.29%	0.28%
30	1.26%	0.63%	0.55%	0.65%	0.47%	0.35%	0.36%	0.32%	0.24%	0.24%	0.30%	0.28%
31	1.28%	0.65%	0.56%	0.66%	0.47%	0.36%	0.37%	0.32%	0.25%	0.24%	0.31%
32	1.31%	0.66%	0.56%	0.67%	0.48%	0.37%	0.37%	0.33%	0.25%	0.25%	0.31%
33	1.32%	0.67%	0.57%	0.68%	0.49%	0.37%	0.38%	0.33%	0.26%	0.26%	0.32%
34	1.33%	0.68%	0.57%	0.69%	0.50%	0.38%	0.38%	0.34%	0.27%	0.27%
35	1.36%	0.69%	0.57%	0.70%	0.50%	0.38%	0.39%	0.34%	0.27%	0.27%
36	1.37%	0.69%	0.58%	0.71%	0.51%	0.38%	0.40%	0.34%	0.28%	0.27%
37	1.38%	0.68%	0.59%	0.72%	0.51%	0.38%	0.40%	0.34%	0.28%
38	1.39%	0.68%	0.59%	0.72%	0.51%	0.38%	0.40%	0.35%	0.29%
39	1.41%	0.69%	0.61%	0.73%	0.52%	0.39%	0.41%	0.36%	0.29%
40	1.42%	0.70%	0.61%	0.74%	0.52%	0.39%	0.42%	0.37%
41	1.43%	0.71%	0.62%	0.75%	0.52%	0.39%	0.43%	0.37%
42	1.43%	0.72%	0.63%	0.75%	0.53%	0.40%	0.43%	0.38%
43	1.44%	0.72%	0.63%	0.76%	0.53%	0.40%	0.44%
44	1.45%	0.72%	0.63%	0.76%	0.54%	0.40%	0.44%

Quarter Originated
Age (Months)(3)	2009Q1	2009Q2	2009Q3	2009Q4	2010Q1	2010Q2	2010Q3	2010Q4	2011Q1	2011Q2	2011Q3	2011Q4	2012Q1	2012Q2	2012Q3	2012Q4	2013Q1	2013Q2	2013Q3	2013Q4	2014Q1	2014Q2
Original Term	67.6	66.8	65.8	66.5	66.3	65.4	66.5	66.8	66.4	66.1	66.8	66.9	67.0	67.8	68.3	68.0	68.3	68.2	68.5	68.4	68.8	69.2
Original FICO	753.7	764.6	767.4	764.6	765.7	770.9	767.0	769.0	770.7	771.5	768.5	769.8	767.5	769.5	767.5	766.1	758.6	754.5	753.6	754.7	752.9	749.3
LTV	97.4%	94.4%	90.8%	92.5%	91.9%	90.2%	90.8%	90.4%	89.3%	90.1%	90.8%	89.9%	90.2%	89.7%	90.4%	89.8%	88.9%	88.3%	89.2%	89.3%	90.3%	91.6%
Used%	48.3%	46.8%	44.6%	51.2%	53.3%	50.5%	53.2%	47.4%	50.1%	48.5%	51.6%	49.8%	54.7%	45.9%	45.9%	47.1%	47.2%	44.3%	46.1%	45.8%	47.7%	50.1%
Origination Amt($)	929,049,353	906,223,466	1,083,986,883	873,890,164	1,004,455,963	1,180,095,979	1,553,611,332	1,365,326,604	1,345,305,911	1,404,871,172	1,530,837,152	1,481,788,114	1,347,642,230	1,242,526,709	1,487,073,997	1,379,759,880	1,619,261,760	1,630,729,034	1,441,829,326	1,230,200,237	1,439,392,270	1,350,273,652
45	1.46%	0.73%	0.64%	0.76%	0.55%	0.40%	0.44%
46	1.48%	0.73%	0.64%	0.76%	0.55%	0.40%
47	1.48%	0.73%	0.64%	0.76%	0.55%	0.41%
48	1.48%	0.73%	0.65%	0.76%	0.56%	0.41%
49	1.48%	0.74%	0.65%	0.77%	0.56%
50	1.48%	0.75%	0.65%	0.77%	0.56%
51	1.49%	0.75%	0.65%	0.77%	0.57%
52	1.49%	0.75%	0.65%	0.77%
53	1.49%	0.75%	0.66%	0.77%
54	1.50%	0.75%	0.66%	0.77%
55	1.50%	0.75%	0.67%
56	1.50%	0.75%	0.67%
57	1.50%	0.75%	0.66%
58	1.50%	0.75%
59	1.50%	0.75%
60	1.50%	0.75%
61	1.51%
62	1.51%
63	1.51%

(1)

The percentages set forth above represent (a) the aggregate outstanding principal balance of receivables originated in the specified year that are charged-off at the end of the specified number of months since origination divided by (b) the aggregate original outstanding principal balance of all receivables originated in the specified year at the end of the specified number of months since origination.

(2)	As of June 30, 2014.
(3)	“Age (Months)” represents the number of months that have elapsed since origination for receivables originated in the specified quarter.

Fifth Third Bank-Indirect Auto Pool Factor(1)(2)

Quarter Originated
Age (Months)(3)	2009Q1	2009Q2	2009Q3	2009Q4	2010Q1	2010Q2	2010Q3	2010Q4	2011Q1	2011Q2	2011Q3	2011Q4	2012Q1	2012Q2	2012Q3	2012Q4	2013Q1	2013Q2	2013Q3	2013Q4	2014Q1	2014Q2
Original Term	67.6	66.8	65.8	66.5	66.3	65.4	66.5	66.8	66.4	66.1	66.8	66.9	67.0	67.8	68.3	68.0	68.3	68.2	68.5	68.4	68.8	69.2
Original FICO	753.7	764.6	767.4	764.6	765.7	770.9	767.0	769.0	770.7	771.5	768.5	769.8	767.5	769.5	767.5	766.1	758.6	754.5	753.6	754.7	752.9	749.3
LTV	97.4%	94.4%	90.8%	92.5%	91.9%	90.2%	90.8%	90.4%	89.3%	90.1%	90.8%	89.9%	90.2%	89.7%	90.4%	89.8%	88.9%	88.3%	89.2%	89.3%	90.3%	91.6%
Used%	48.3%	46.8%	44.6%	51.2%	53.3%	50.5%	53.2%	47.4%	50.1%	48.5%	51.6%	49.8%	54.7%	45.9%	45.9%	47.1%	47.2%	44.3%	46.1%	45.8%	47.7%	50.1%
Origination Amt($)	929,049,353	906,223,466	1,083,986,883	873,890,164	1,004,455,963	1,180,095,979	1,553,611,332	1,365,326,604	1,345,305,911	1,404,871,172	1,530,837,152	1,481,788,114	1,347,642,230	1,242,526,709	1,487,073,997	1,379,759,880	1,619,261,760	1,630,729,034	1,441,829,326	1,230,200,237	1,439,392,270	1,350,273,652
1	96.35%	95.14%	94.70%	95.89%	95.92%	95.89%	95.68%	96.19%	95.70%	95.85%	95.57%	95.73%	95.25%	95.28%	95.40%	95.65%	95.60%	95.54%	95.44%	95.48%	95.36%
2	93.70%	92.44%	91.94%	93.36%	93.22%	93.23%	93.11%	93.70%	92.89%	93.13%	92.95%	93.10%	92.39%	92.49%	92.70%	92.96%	92.63%	92.91%	92.80%	92.59%	92.37%
3	91.32%	90.06%	89.45%	90.87%	90.79%	90.69%	90.65%	91.15%	90.24%	90.58%	90.44%	90.40%	89.76%	89.92%	90.12%	90.43%	89.99%	90.47%	90.31%	90.06%	89.79%
4	89.10%	87.78%	87.22%	88.42%	88.47%	88.40%	88.39%	88.76%	87.77%	88.09%	88.09%	87.83%	87.26%	87.57%	87.85%	87.87%	87.55%	88.13%	88.01%	87.57%
5	86.81%	85.58%	85.05%	85.84%	86.08%	86.03%	86.17%	86.27%	85.24%	85.72%	85.73%	85.25%	84.76%	85.24%	85.51%	85.27%	85.14%	85.85%	85.72%	85.14%
6	84.57%	83.37%	82.77%	83.51%	83.67%	83.63%	83.80%	83.79%	82.79%	83.39%	83.25%	82.76%	82.33%	82.93%	83.19%	82.75%	82.81%	83.54%	83.45%	82.72%
7	82.42%	81.27%	80.36%	81.14%	81.35%	81.29%	81.36%	81.35%	80.36%	81.04%	80.82%	80.32%	79.98%	80.69%	80.74%	80.35%	80.49%	81.33%	81.15%
8	80.25%	79.16%	77.92%	78.69%	79.00%	79.08%	78.81%	78.98%	78.02%	78.75%	78.36%	77.87%	77.63%	78.45%	78.32%	78.00%	78.30%	79.19%	78.78%
9	78.14%	76.87%	75.52%	76.36%	76.80%	76.68%	76.38%	76.65%	75.66%	76.38%	75.95%	75.48%	75.28%	76.15%	75.98%	75.63%	76.10%	77.00%	76.40%
10	76.12%	74.53%	73.23%	74.15%	74.50%	74.25%	74.00%	74.30%	73.38%	74.01%	73.55%	73.15%	73.16%	73.73%	73.67%	73.34%	73.88%	74.75%
11	74.14%	72.23%	70.98%	71.88%	72.33%	71.74%	71.54%	72.05%	71.09%	71.54%	71.19%	70.84%	71.01%	71.41%	71.39%	71.13%	71.69%	72.44%
12	71.92%	69.90%	68.76%	69.54%	69.92%	69.32%	69.16%	69.67%	68.71%	69.14%	68.93%	68.55%	68.62%	69.07%	69.06%	68.84%	69.40%	70.18%
13	69.66%	67.60%	66.49%	67.33%	67.55%	66.91%	66.73%	67.42%	66.26%	66.82%	66.73%	66.39%	66.29%	66.76%	66.78%	66.66%	67.25%
14	67.36%	65.27%	64.32%	65.15%	65.06%	64.56%	64.40%	65.16%	63.81%	64.47%	64.46%	64.25%	63.87%	64.42%	64.69%	64.51%	64.96%
15	65.09%	63.06%	62.15%	62.83%	62.66%	62.21%	62.14%	62.87%	61.46%	62.25%	62.25%	62.03%	61.62%	62.26%	62.55%	62.38%	62.78%
16	62.91%	60.86%	60.05%	60.41%	60.25%	59.89%	59.97%	60.54%	59.20%	60.03%	60.21%	59.76%	59.32%	60.01%	60.48%	60.14%
17	60.63%	58.66%	57.97%	58.09%	57.87%	57.67%	57.78%	58.15%	56.99%	57.94%	58.12%	57.47%	57.16%	57.95%	58.46%	57.94%
18	58.47%	56.63%	55.81%	55.80%	55.57%	55.57%	55.55%	55.90%	54.87%	55.80%	55.96%	55.30%	54.96%	55.89%	56.43%	55.76%
19	56.33%	54.61%	53.74%	53.59%	53.39%	53.44%	53.34%	53.73%	52.74%	53.76%	53.81%	53.14%	52.86%	53.96%	54.42%
20	54.26%	52.68%	51.52%	51.25%	51.28%	51.38%	51.16%	51.60%	50.73%	51.74%	51.67%	51.02%	50.79%	51.99%	52.36%
21	52.29%	50.57%	49.44%	49.17%	49.21%	49.29%	49.05%	49.54%	48.75%	49.68%	49.58%	48.94%	48.89%	50.06%	50.32%
22	50.34%	48.56%	47.41%	47.09%	47.22%	47.08%	46.98%	47.51%	46.84%	47.63%	47.54%	46.96%	46.97%	48.07%
23	48.42%	46.49%	45.42%	45.03%	45.21%	44.92%	44.93%	45.52%	44.94%	45.55%	45.55%	45.09%	45.13%	46.11%
24	46.33%	44.45%	43.46%	43.04%	43.13%	42.88%	42.93%	43.56%	43.03%	43.52%	43.44%	43.25%	43.22%	44.07%
25	44.30%	42.52%	41.50%	41.16%	41.06%	40.89%	40.98%	41.64%	41.07%	41.50%	41.54%	41.44%	41.43%
26	42.32%	40.57%	39.75%	39.41%	39.10%	38.95%	39.18%	39.84%	39.13%	39.54%	39.78%	39.76%	39.57%
27	40.47%	38.73%	38.04%	37.50%	37.23%	37.15%	37.38%	38.08%	37.32%	37.70%	38.06%	38.00%	37.80%
28	38.65%	36.92%	36.40%	35.66%	35.41%	35.36%	35.64%	36.23%	35.58%	36.00%	36.44%	36.32%
29	36.86%	35.20%	34.76%	33.88%	33.61%	33.72%	34.03%	34.47%	33.86%	34.35%	34.85%	34.51%
30	35.13%	33.52%	33.10%	32.18%	31.92%	32.13%	32.43%	32.76%	32.18%	32.73%	33.27%	32.84%
31	33.44%	31.97%	31.53%	30.59%	30.26%	30.57%	30.82%	31.12%	30.58%	31.20%	31.71%
32	31.84%	30.44%	29.94%	28.97%	28.77%	29.08%	29.21%	29.48%	29.08%	29.73%	30.13%
33	30.32%	28.89%	28.44%	27.51%	27.36%	27.55%	27.64%	27.98%	27.67%	28.23%	28.62%
34	28.88%	27.33%	26.99%	26.04%	25.97%	26.00%	26.11%	26.52%	26.23%	26.75%
35	27.41%	25.86%	25.51%	24.62%	24.63%	24.52%	24.68%	25.14%	24.86%	25.26%
36	25.96%	24.46%	24.17%	23.27%	23.21%	23.10%	23.22%	23.83%	23.46%	23.83%
37	24.53%	23.09%	22.86%	22.01%	21.85%	21.73%	21.91%	22.54%	22.15%
38	23.15%	21.80%	21.66%	20.79%	20.52%	20.46%	20.73%	21.34%	20.84%
39	21.84%	20.55%	20.42%	19.62%	19.29%	19.25%	19.59%	20.15%	19.60%
40	20.57%	19.31%	19.29%	18.47%	18.11%	18.06%	18.47%	19.00%
41	19.39%	18.18%	18.19%	17.32%	16.99%	16.99%	17.41%	17.86%
42	18.29%	17.09%	17.10%	16.24%	15.89%	15.94%	16.36%	16.76%
43	17.18%	16.06%	16.02%	15.18%	14.88%	14.94%	15.34%
44	16.15%	15.10%	14.96%	14.14%	13.92%	13.99%	14.32%
45	15.14%	14.17%	13.98%	13.20%	13.02%	13.04%	13.34%
46	14.19%	13.17%	13.02%	12.32%	12.14%	12.11%
47	13.27%	12.21%	12.08%	11.47%	11.29%	11.19%

Quarter Originated
Age (Months)(3)	2009Q1	2009Q2	2009Q3	2009Q4	2010Q1	2010Q2	2010Q3	2010Q4	2011Q1	2011Q2	2011Q3	2011Q4	2012Q1	2012Q2	2012Q3	2012Q4	2013Q1	2013Q2	2013Q3	2013Q4	2014Q1	2014Q2
Original Term	67.6	66.8	65.8	66.5	66.3	65.4	66.5	66.8	66.4	66.1	66.8	66.9	67.0	67.8	68.3	68.0	68.3	68.2	68.5	68.4	68.8	69.2
Original FICO	753.7	764.6	767.4	764.6	765.7	770.9	767.0	769.0	770.7	771.5	768.5	769.8	767.5	769.5	767.5	766.1	758.6	754.5	753.6	754.7	752.9	749.3
LTV	97.4%	94.4%	90.8%	92.5%	91.9%	90.2%	90.8%	90.4%	89.3%	90.1%	90.8%	89.9%	90.2%	89.7%	90.4%	89.8%	88.9%	88.3%	89.2%	89.3%	90.3%	91.6%
Used%	48.3%	46.8%	44.6%	51.2%	53.3%	50.5%	53.2%	47.4%	50.1%	48.5%	51.6%	49.8%	54.7%	45.9%	45.9%	47.1%	47.2%	44.3%	46.1%	45.8%	47.7%	50.1%
Origination Amt($)	929,049,353	906,223,466	1,083,986,883	873,890,164	1,004,455,963	1,180,095,979	1,553,611,332	1,365,326,604	1,345,305,911	1,404,871,172	1,530,837,152	1,481,788,114	1,347,642,230	1,242,526,709	1,487,073,997	1,379,759,880	1,619,261,760	1,630,729,034	1,441,829,326	1,230,200,237	1,439,392,270	1,350,273,652
48	12.35%	11.31%	11.16%	10.66%	10.43%	10.30%
49	11.44%	10.45%	10.34%	9.90%	9.63%
50	10.58%	9.68%	9.59%	9.19%	8.87%
51	9.79%	8.90%	8.86%	8.48%	8.16%
52	9.04%	8.21%	8.15%	7.78%
53	8.29%	7.54%	7.46%	7.13%
54	7.57%	6.91%	6.80%	6.49%
55	6.90%	6.30%	6.16%
56	6.25%	5.71%	5.53%
57	5.65%	5.14%	4.96%
58	5.08%	4.56%
59	4.54%	4.03%
60	4.01%	3.55%
61	3.55%
62	3.12%
63	2.75%

(1)

The percentages set forth above represent (a) the aggregate outstanding principal balance of receivables originated in the specified year at the end of the specified number of months since origination divided by (b) the aggregate original principal balance of the receivables originated in the specified year at the end of the specified number of months since origination.

(2)	As of June 30, 2014.
(3)	“Age (Months)” represents the number of months that have elapsed since origination for receivables originated in the specified quarter.

Summary Information for Prior Securitized Receivables Pools

		FTAT 2013-1(1)	FTAT 2014-1(2)	FTAT 2014-2(3)
Original Characteristics as of the cut-off date	Aggregate Principal Balance	$1,301,538,957.65	$1,295,426,188.15	$1,574,861,456.81
	Number of Receivables	90,098	88,767	104,653
	Average Principal Balance	$14,445.81	$14,593.56	$15,048.41
	Weighted Average Original Term (4)	67.85	67.90	68.16
	Weighted Average Contract Rate (4)	4.26%	4.02%	3.93%
	Weighted Average FICO (4) (5)	765	763	760
	Minimum FICO	650	651	650
	Maximum FICO	890	897	885
	% New	49.8%	51.2%	51.4%
	% Used	50.2%	48.8%	48.6%
	Weighted Average LTV (4)(6)	90.44%	89.75%	89.72%

(1)	Cut-off date of July 31, 2013.
(2)	Cut-off date of January 31, 2014.
(3)	Cut-off date of May 31, 2014.
(4)	Weighted by aggregate principal balance as of the applicable cut-off date.
(5)	Calculated excluding accounts for which no original FICO score is available. Less than 3% have no original FICO score.
(6)

The loan-to-value ratio (or “LTV”) for a receivable secured by a new vehicle is equal to the original amount financed divided by the manufacturer’s suggested retail price for that vehicle. The LTV for a receivable secured by a used vehicle is equal to the original amount financed divided by the retail price for that vehicle as set forth in the applicable N.A.D.A. Official Used Car Guide. Amounts relating to LTV are calculated excluding LTVs for which no manufacturer’s suggested retail price or retail price for that vehicle was available.

Distribution by States (as a percentage of the net pool balance as of the applicable cut-off date)(1)(5)

	FTAT 2013-1(2)	FTAT 2014-1(3)	FTAT 2014-2(4)
Ohio	10.32%	9.69%	9.49%
Texas	8.40%	8.97%	9.43%
Pennsylvania	6.61%	6.34%	6.16%
Michigan	6.57%	5.85%	5.36%
Florida	4.58%	4.96%	5.23%
Illinois	5.50%	5.48%	5.11%
Other(6)	58.03%	58.71%	59.23%

(1)	Totals may not add to 100.00% due to rounding.
(2)	Cut-off date of July 31, 2013.
(3)	Cut-off date of January 31, 2014.
(4)	Cut-off date of May 31, 2014.
(5)	Based on the billing addresses of the obligors as of the cut-off date.
(6)	Category includes states representing less than 5% of total original principal balances as of the cut-off date.

Delinquency Experience

30-59 Day Delinquency Rates(1)

30-59 Days Past Due	Prior Securitized Receivables Pool
AGE (MONTHS)	FTAT 2013-1	FTAT 2014-1	FTAT 2014-2
1	0.15%	0.17%	0.19%
2	0.21%	0.14%	0.27%
3	0.24%	0.16%	0.31%
4	0.27%	0.29%
5	0.33%	0.20%
6	0.27%	0.32%
7	0.30%	0.35%
8	0.25%
9	0.27%
10	0.35%
11	0.31%
12	0.43%
13	0.42%

(1)	As of the collection period ending August 31, 2014.

60-89 Day Delinquency Rates(1)

60-89 Days Past Due	Prior Securitized Receivables Pool
AGE (MONTHS)	FTAT 2013-1	FTAT 2014-1	FTAT 2014-2
1	0.00%	0.00%	0.00%
2	0.02%	0.03%	0.04%
3	0.03%	0.04%	0.06%
4	0.04%	0.04%
5	0.06%	0.06%
6	0.09%	0.07%
7	0.08%	0.08%
8	0.08%
9	0.08%
10	0.08%
11	0.07%
12	0.09%
13	0.10%

(1)	As of the collection period ending August 31, 2014.

90+ Day Delinquency Rates(1)

90+ Days Past Due	Prior Securitized Receivables Pool
AGE (MONTHS)	FTAT 2013-1	FTAT 2014-1	FTAT 2014-2
1	0.00%	0.00%	0.00%
2	0.00%	0.00%	0.00%
3	0.02%	0.01%	0.03%
4	0.02%	0.02%
5	0.02%	0.03%
6	0.03%	0.03%
7	0.05%	0.04%
8	0.05%
9	0.05%
10	0.06%
11	0.06%
12	0.06%
13	0.08%

(1)	As of the collection period ending August 31, 2014.

Prepayment Speed Information

Prepayment Speeds (ABS)(1)(2)

Age (Months)	FTAT 2013-1(3)	FTAT 2014-1(4)	FTAT 2014-2(5)
Weighted Average Original Term(6)	67.85	67.90	68.16
Weighted Average Original FICO(6)	765	763	760
Weighted Average LTV(6)	90.44%	89.75%	89.72%
Used%	50.2%	48.8%	48.6%
Aggregate Principal Balance as of the cut-off date	$1,301,538,958	$1,295,426,188	$1,574,861,457
1	1.33%	1.16%	1.52%
2	1.43%	1.53%	1.68%
3	1.48%	1.53%	1.43%
4	1.33%	1.44%
5	1.35%	1.50%
6	1.42%	1.71%
7	1.30%	1.42%
8	1.49%
9	1.52%
10	1.46%
11	1.47%
12	1.55%
13	1.40%

(1)

The ABS speed is a measurement of the non-scheduled amortization of the pool of receivables and can be converted into the SMM (the monthly single month mortality rate) by dividing (a) the ABS by (b) (i) one less (ii) the product of the ABS and the age of each pool, in months, minus one. The non-scheduled reduction in balance of the pool of receivables is derived by taking the product of (a) the SMM and (b) the beginning of the month receivables pool balance less any scheduled payments. The scheduled principal is calculated assuming the receivables have been separated into 7 distinct pools for FTAT 2013-1 and FTAT 2014-1 and 9 distinct pools for FTAT 2014-2 which were initially calculated as of the cutoff date. The ABS speeds have been computed such that when applied to each distinct pool, the sum of the resulting period ending balances is equivalent to the actual aggregate receivables pool balance at the end of the respective period. The age of each pool is assumed to be the weighted average age of the pool as of the cut-off date plus the number of months since the cut-off date to the relevant month.

(2)	As of the collection period ending August 31, 2014.
(3)	Cut-off date of July 31, 2013.
(4)	Cut-off date of January 31, 2014.
(5)	Cut-off date of May 31, 2014.
(6)	Weighted by aggregate principal balance as of the applicable cut-off date.

Cumulative Loss Experience

Cumulative Net Charge-Off(1)

Age (Months)	FTAT 2013-1(2)	FTAT 2014-1(3)	FTAT 2014-2(4)
Weighted Average Original Term(5)	67.85	67.90	68.16
Weighted Average Original FICO(5)	765	763	760
Weighted Average LTV(5)	90.44%	89.75%	89.72%
Used%	50.2%	48.8%	48.6%
Aggregate Principal Balance as of the cut-off date	$1,301,538,958	$1,295,426,188	$1,574,861,457
1	0.00%	0.00%	0.00%
2	0.00%	0.00%	0.00%
3	0.00%	0.01%	0.00%
4	0.01%	0.01%
5	0.02%	0.02%
6	0.03%	0.05%
7	0.04%	0.05%
8	0.06%
9	0.06%
10	0.08%
11	0.09%
12	0.10%
13	0.10%

(1)	As of the collection period ending August 31, 2014.
(2)	Cut-off date of July 31, 2013.
(3)	Cut-off date of January 31, 2014.
(3)	Cut-off date of May 31, 2014.
(5)	Weighted by aggregate principal balance as of the applicable cut-off date.

Fifth Third Bank-Indirect Auto Pool Factor(1)

Age (Months)	FTAT 2013-1(2)	FTAT 2014-1(3)	FTAT 2014-2(4)
Weighted Average Original Term(5)	67.85	67.90	68.16
Weighted Average Original FICO(5)	765	763	760
Weighted Average LTV(5)	90.44%	89.75%	89.72%
Used%	50.2%	48.8%	48.6%
Aggregate Principal Balance as of the cut-off date	$1,301,538,958	$1,295,426,188	$1,574,861,457
1	96.29%	96.62%	96.08%
2	92.44%	92.64%	91.93%
3	88.57%	88.74%	88.31%
4	85.08%	85.11%
5	81.63%	81.46%
6	78.14%	77.48%
7	74.93%	74.16%
8	71.46%
9	68.02%
10	64.79%
11	61.63%
12	58.40%
13	55.55%

(1)	As of the collection period ending August 31, 2014.
(2)	Cut-off date of July 31, 2013.
(3)	Cut-off date of January 31, 2014.
(4)	Cut-off date of May 31, 2014.
(5)	Weighted by aggregate principal balance as of the applicable cut-off date.

Prospectus

Fifth Third Auto Trusts

Issuing Entities

Auto Loan Asset-Backed Securities

Fifth Third Holdings Funding, LLC

Depositor

Fifth Third Bank

Sponsor and Servicer

The Issuing Entities:

You should consider carefully the risk factors beginning on page 2 of this prospectus and the risk factors in the applicable prospectus supplement.

The notes and the certificates will represent obligations of, or interests in, the related issuing entity only and are not guaranteed by any other person or entity, including Fifth Third Holdings Funding, LLC, Fifth Third Holdings, LLC or Fifth Third Bank. Neither the securities nor the underlying receivables are insured or guaranteed by any governmental entity.

This prospectus may be used to offer and sell securities only if accompanied by an applicable prospectus supplement for the related issuing entity.

The issuing entities may periodically issue asset-backed notes and/or certificates in one or more series with one or more classes, and each issuing entity will own:

  •      motor vehicle retail installment sale contracts and/or installment loans secured by a combination of new and used automobiles, light-duty trucks, vans, mini-vans and/or other types of motor vehicles such as motorcycles;

  •      collections on the receivables;

  •      liens on the financed vehicles and the rights to receive proceeds from claims on insurance policies;

  •      funds in the accounts of the issuing entity; and

  •      any credit or cash flow enhancement issued in favor of the issuing entity.

The Securities:

  •      will represent indebtedness of the issuing entity that issued those securities, in the case of the notes, or beneficial interests in the issuing entity that issued those securities, in the case of the certificates;

  •      will be paid only from the assets of the issuing entity that issued those securities;

  •      will represent the right to payments in the amounts and at the times described in the accompanying applicable prospectus supplement;

  •      may benefit from one or more forms of credit or cash flow enhancement; and

  •      will be issued as part of a designated series, which may include one or more classes of notes and/or one or more classes of certificates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 17, 2014

i

ii

iii

OVERVIEW OF THE INFORMATION IN THIS PROSPECTUS

AND THE APPLICABLE PROSPECTUS SUPPLEMENT

We provide information about your securities in two separate documents: (a) this prospectus, which provides general information, some of which may not apply to a particular series of notes or certificates, including your series; and (b) the applicable prospectus supplement, which describes the specific terms of your series, including information about:

•	the type of securities offered;

•	certain risks relating to an investment in the securities;

•	the timing and amount of interest payments on and principal payments of the securities;

•	the receivables underlying your securities;

•	the credit enhancement and cash flow enhancement for each class of securities; and

•	the method of selling the securities.

Whenever information in the applicable prospectus supplement is more specific than the information in this prospectus, you should rely on the information in the applicable prospectus supplement.

You should rely only on the information provided in this prospectus and the applicable prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any jurisdiction where the offer is not permitted.

We include cross-references in this prospectus and in the applicable prospectus supplement to captions in these materials where you can find further related discussions. The tables of contents in the applicable prospectus supplement provide the pages on which these captions are located.

To understand the structure of, and risks related to, these securities, you must read carefully this prospectus and the applicable prospectus supplement in their entirety.

RISK FACTORS

An investment in the securities involves significant risks. Before you decide to invest, we recommend that you carefully consider the following risk factors.

You must rely for repayment only upon the issuing entity’s assets, which may not be sufficient to make full payments on your securities

Your securities are either secured by or represent beneficial ownership interests solely in the assets of the related issuing entity. Your securities will represent an interest in or obligation of the related issuing entity only and will not represent an interest in or obligation of Fifth Third Bancorp, Fifth Third Bank, an Ohio banking corporation, the depositor or any of their other respective affiliates. We, the sponsor or another entity may have a limited obligation to repurchase some receivables under some circumstances as described in the applicable prospectus supplement. Distributions on any class of securities will depend solely on the amount and timing of payments and other collections in respect of the related receivables and any credit enhancement for the securities. We cannot assure you that these amounts will be sufficient to make full and timely distributions on your securities. The securities and the receivables will not be insured or guaranteed, in whole or in part, by the United States or any governmental entity or, unless specifically set forth in the applicable prospectus supplement, by any provider of credit enhancement or cash flow enhancement. If delinquencies and losses create shortfalls which exceed the available credit enhancement for your series of securities, you may experience delays in payments due to you and you could suffer a loss.

You may experience a loss if defaults on the receivables and related losses exceed the available credit enhancement or cash flow enhancement

The issuing entity does not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the receivables together with its right to payments under any interest rate or currency swap or cap agreement or credit enhancement or cash flow enhancement and available funds in certain accounts. The securities of a series represent obligations solely of the issuing entity and will not be insured or guaranteed by any entity unless otherwise indicated in the applicable prospectus supplement. Accordingly, you will rely primarily upon collections on the receivables owned by the issuing entity for your series of securities and, to the extent available, any credit enhancement or cash flow enhancement for the issuing entity, including payments under any interest rate or currency swap or cap agreement and amounts on deposit in any reserve account or similar account. Funds on deposit in any reserve account or similar account will cover shortfalls due to delinquencies and losses on the receivables up to some level. However, if delinquencies and losses create shortfalls which exceed the available credit enhancement or cash flow enhancement for your series of securities, you may experience delays in payments due to you and you could suffer a loss. You will have no claim to any amounts properly distributed to the depositor or others from time to time.

Returns on your investments may be reduced by prepayments on the receivables, events of default, optional redemption of the securities or repurchases of receivables from the issuing entity

You may receive payments on your securities earlier than you expected for the reasons set forth below. You may not be able to invest the amounts paid to you earlier than you expected at a rate of return that is equal to or greater than the rate of return on your securities.

•         The rate of return of principal is uncertain. The amount of distributions of principal of your securities and the time when you receive those distributions depend on the amount in which and times at which obligors make principal payments on the receivables. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments or defaults of the receivables. Additionally, if an originator, FTH LLC, the depositor or the servicer is required to repurchase receivables from the issuing entity because of a breach of a representation or warranty payment of principal on the securities will be accelerated.

•         You may be unable to reinvest distributions in comparable investments. The occurrence of an optional redemption event or event of default resulting in acceleration may require repayment of the securities prior to the expected principal payment date for one or more classes of securities of a series. Asset backed securities, like the securities, usually produce a faster return of principal to investors if market interest rates fall below the interest rates on the receivables and produce a slower return of principal when market interest rates are above the interest rates on the receivables. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on your securities, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on your securities. You will bear the risk that the timing and amount of distributions on your securities will prevent you from attaining your desired yield.

•         An early redemption of the securities will shorten the life of your investment which may reduce your yield to maturity. If the receivables are sold upon exercise of a “clean-up call” or other repurchase by the servicer or any other entity specified in the applicable prospectus supplement, the issuing entity will redeem the securities and you will receive the remaining principal amount of your securities plus any other amounts due to securityholders, such as accrued interest through the related payment date. Because your securities will no longer be outstanding, you will not receive the additional interest payments or other distributions that you would have received had the securities remained outstanding. If you bought your securities at par or at a premium, your yield to maturity will be lower than it would have been if the optional redemption had not been exercised.

The failure to make principal payments on any securities of a series will generally not result in an event of default under the related indenture until the applicable final scheduled payment date

The amount of principal required to be paid to investors prior to the applicable final scheduled payment date set forth in the applicable prospectus supplement generally will be limited to amounts available for those purposes. Therefore, the failure to pay principal of a security generally will not result in an event of default under the indenture until the applicable final scheduled payment date for that series of securities.

The issuing entity’s interest in the receivables could be defeated because the contracts will not be delivered to the issuing entity

To the extent that contracts exist for any receivable, the servicer, in its capacity as custodian, will maintain possession of the original contracts in tangible form or “control” of the authoritative copies of the contracts in electronic form for each of the receivables and the original contracts will not be segregated or marked as belonging to the issuing entity. If the servicer sells or pledges and delivers original contracts for the receivables to another party in violation of its obligations under the agreements for the securities, this party could acquire an interest in the receivables having a priority over the issuing entity’s interest.

In addition, another person could acquire an interest in a receivable that is superior to the issuing entity’s interest in the receivable if the receivable is evidenced by an electronic contract and the servicer loses control over the authoritative copy of the contract and another party purchases the receivable evidenced by the contract without knowledge of the issuing entity’s interest. If the servicer loses control over the contract through fraud, forgery, negligence or error, or as a result of a computer virus or a hacker’s actions or otherwise, a person other than the issuing entity may be able to modify or duplicate the authoritative copy of the contract.

As a result of any of the above events, the issuing entity may not have a perfected security interest in certain receivables. The possibility that the issuing entity may not have a perfected security interest in the receivables may affect the issuing entity’s ability to repossess and sell the underlying financed vehicles. Therefore, you may be subject to delays in payment and may incur losses on your investment in the securities.

Furthermore, if the servicer becomes the subject of an insolvency proceeding, competing claims to ownership or security interests in the receivables could arise. These claims, even if unsuccessful, could result in delays in payments on the securities. If successful, the attempt could result in losses or delays in payments to you or an acceleration of the repayment of the securities.

The issuing entity’s security interest in the financed vehicles will not be noted on the certificates of title, which may cause losses on your securities

Upon the origination of a receivable, each originator or its predecessor in interest or affiliate, as applicable, takes a security interest in the financed vehicle by placing a lien on the title to the financed vehicle. In connection with each sale of receivables to the depositor, each originator, either directly or through one or more other originators, will assign its security interests in the financed vehicles to FTH LLC, which will assign its security interests in the financed vehicles to the depositor, which will further assign its security interest to the issuing entity. Finally, the issuing entity will pledge its interest in the financed vehicles as collateral for the securities. The lien certificates or certificates of title relating to the financed vehicles will not be amended or reissued to identify the issuing entity as the new secured party. In the absence of an amendment or reissuance, the issuing entity may not have a perfected security interest in the financed vehicles securing the receivables in some states. We, an originator or another entity may be obligated to repurchase any receivable sold to the issuing entity which did not have a perfected security interest in the name of that originator or an affiliate, as applicable, in the financed vehicle.

We, the servicer, an originator or another entity may be required to purchase or repurchase, as applicable, any receivable sold to the issuing entity as to which it failed to obtain or maintain a perfected security interest in the financed vehicle securing the receivable. All of these purchases and repurchases are limited to breaches that materially and adversely affect the interests of the securityholders in the receivable and are subject to the expiration of a cure period. If the issuing entity has failed to obtain or maintain a perfected security interest in a financed vehicle, its security interest would be subordinate to, among others, a bankruptcy trustee of the obligor, a subsequent purchaser of the financed vehicle or a holder of a perfected security interest in the financed vehicle or a bankruptcy trustee of such holder. If the issuing entity elects to attempt to repossess the related financed vehicle, it might not be able to realize any liquidation proceeds on the financed vehicle and, as a result, you may suffer a loss on your investment in the securities.

Failure to comply with consumer protection laws may result in losses on your investment

Federal and state consumer protection laws regulate the creation, collection and enforcement of consumer contracts such as the receivables. These laws impose specific statutory liabilities upon creditors who fail to comply with the provisions of these laws. Although the liability of the issuing entity to the obligor for violations of applicable federal and state consumer laws may be limited, these laws may make an assignee of a receivable, such as the issuing entity, liable to the obligor for any violation by the lender. Under certain circumstances, the liability of the issuing entity to the obligor for violations of applicable federal and state consumer protection laws may be limited by the applicable law. In some cases, this liability could affect an assignee’s ability to enforce its rights related to secured loans such as the receivables. We, an originator or another party may be obligated to repurchase from the issuing entity any receivable that fails to comply with federal and state consumer protection laws. To the extent that we, an originator or such other entity fail to make such a repurchase, or to the extent that a court holds the issuing entity liable for violating consumer protection laws regardless of such a repurchase, a failure to comply with consumer protection laws could result in required payments by the issuing entity. For a discussion of federal and state consumer protection laws which may affect the receivables, you should refer to “Material Legal Aspects of the Receivables — Consumer Protection Law” in this prospectus.

A depositor, FTH LLC, originator or sponsor bankruptcy could delay or limit payments to you

Following a bankruptcy or insolvency of the sponsor, an originator, FTH LLC or the depositor, a court could conclude that the receivables for your series of securities are owned by the sponsor, that originator, FTH LLC or the depositor, instead of the issuing entity. This conclusion could be either because the court concluded that any transfer of the receivables was not a true sale or because the court concluded that FTH LLC, the depositor or the issuing entity should be treated as the same entity as the sponsor, the originator, FTH LLC or the depositor for bankruptcy purposes. If this were to occur, you could experience delays in payments due to you or you may not ultimately receive all amounts due to you as a result of:

•        the automatic stay, which prevents a secured creditor from exercising remedies against a debtor in bankruptcy without permission from the court, and provisions of the United States Bankruptcy Code that permit substitution of collateral in limited circumstances;

•        tax or government liens on the originator’s, the sponsor’s or the depositor’s property (that arose prior to the transfer of the receivables to the issuing entity) having a prior claim on collections before the collections are used to make payments on the securities; or

•        the fact that the issuing entity and the indenture trustee for your series of securities may not have a perfected security interest in any cash collections of the receivables held by the servicer at the time that a bankruptcy proceeding begins.

For a discussion of how a bankruptcy proceeding of the sponsor, an originator, FTH LLC or the depositor may affect the issuing entity and the securities, you should refer to “Material Legal Aspects of the Receivables — Certain Matters Relating to Bankruptcy” in this prospectus.

The originators, the sponsor, FTH LLC, the servicer and the depositor have limited obligations to the issuing entity and will not make payments on the securities

The originators, the sponsor, FTH LLC, the servicer, the depositor and their affiliates are not obligated to make any payments to you on your securities. The originators, the sponsor, FTH LLC, the servicer, the depositor and their affiliates do not guarantee payments on the receivables or your securities. However, the originators will make representations and warranties about the characteristics of the receivables.

If a representation or warranty made by an originator, the sponsor or another entity with respect to a receivable is untrue, or if that originator, the sponsor or another entity breaches a covenant with respect to a receivable, then that originator, the sponsor or another entity, as applicable, may be required to repurchase that receivable. If that originator, the sponsor or another entity fails to repurchase that receivable, you might experience delays and/or reductions in payments on the securities. In addition, in some circumstances, the servicer may be required to purchase receivables. If the servicer fails to purchase receivables, you might experience delays and/or reductions in payments on your securities.

See “The Transaction Documents — Transfer and Assignment of the Receivables” in this prospectus.

Interests of other persons in the receivables and financed vehicles could be superior to the issuing entity’s interest, which may result in reduced payments on your securities

If another person acquires an interest in a motor vehicle loan that is superior to the issuing entity’s interest in the motor vehicle loan, the proceeds of that motor vehicle loan may not be available to make payments on the securities. The issuing entity could lose the priority of its security interest in a financed vehicle due to, among other things, liens for repairs or storage of a financed vehicle or for unpaid taxes of an obligor. Generally, no action will be taken to perfect the rights of the issuing entity in proceeds of any insurance policies covering individual financed vehicles or obligors. Therefore, the rights of a third party with an interest in the proceeds could prevail against the rights of the issuing entity prior to the time the proceeds are deposited by the servicer into an account controlled by the trustee for the securities. See “Material Legal Aspects of the Receivables — Security Interests in the Financed Vehicles” in this prospectus.

Furthermore, a creditor of a dealer that originated a motor vehicle loan in electronic form may have an interest in that motor vehicle loan that is prior to the interest of the issuing entity if the methods by which the authoritative copy of that electronic contract was assigned to the originator and by which the servicer maintains control over such authoritative copy are not sufficient under the applicable provisions of the UCC to perfect the assignment of such electronic contract to the originator.

In addition, after the transfer of motor vehicle loans to an issuing entity, the servicer will retain possession of the paper contracts on behalf of the issuing entity and the servicer will maintain control over the authoritative copies of the electronic contracts on behalf of the issuing entity. A purchaser of the motor vehicle loans who gives new value and is able to take possession of the paper contracts and/or obtain control over the electronic contracts in the ordinary course of its business will have priority over the issuing entity’s interest in the motor vehicle loans if that purchaser acted in good faith without knowledge that the purchase of the motor vehicle loans violated the rights of a third party.

A purchaser could obtain possession of the paper contracts or control over the electronic contracts through the fraud, forgery, negligence or error of other parties.

None of the servicer, any originator nor their affiliates will have any obligation to purchase or repurchase, respectively, a receivable if these liens result in the loss of the priority of the security interest in the financed vehicle after the issuance of securities by the issuing entity.

You may experience a loss or a delay in receiving payments on the securities if the assets of the issuing entity are liquidated

If certain events of default under the indenture occur and the securities of a series are accelerated, the related indenture trustee may liquidate the assets of the related issuing entity. If a liquidation occurs close to the date when any class otherwise would have been paid in full, repayment of that class might be delayed while liquidation of the assets is occurring. The issuing entity cannot predict the length of time that will be required for liquidation of the assets of the issuing entity to be completed. In addition, liquidation proceeds may not be sufficient to repay the securities of that series in full. Even if liquidation proceeds are sufficient to repay the securities in full, any liquidation that causes the outstanding principal balance of a class of securities to be paid before the related final scheduled payment date will involve the prepayment risks described under “— Returns on your investments may be reduced by prepayments on the receivables, events of default, optional redemption of the securities or repurchases of receivables from the issuing entity” above.

The servicer’s commingling of funds with its own funds could result in a loss

To the extent specified and subject to the satisfaction of certain conditions set forth in the applicable prospectus supplement, the servicer, may be able to commingle funds relating to a transaction such as collections from the loans and proceeds from the disposition of any repossessed financed vehicles with its own funds during each collection period and may make a single deposit to the collection account on each payment date. Commingled funds may be used or invested by the servicer at its own risk and for its own benefit. If the servicer were unable to remit those funds or the servicer were to become a debtor under any insolvency laws, delays or reductions in distributions to you may occur.

Extensions and deferrals of payments on receivables could increase the average life of the securities

In some circumstances, the servicer may permit an extension on payments due on receivables on a case-by-case basis. In addition, the servicer may from time to time offer obligors an opportunity to defer payments. Any of these extensions or deferrals may extend the maturity of the receivables and increase the weighted average life of the securities. The weighted average life and yield on your securities may be adversely affected by extensions and deferrals on the receivables. However, if specified in the applicable prospectus supplement, the servicer will be required to purchase a receivable from the issuing entity if it extends the term of the receivable beyond a specific date identified in the applicable prospectus supplement.

The return on your securities may be reduced due to varying economic circumstances

A deterioration in economic conditions could adversely affect the ability and willingness of obligors to meet their payment obligations under the receivables. The economic conditions could deteriorate in connection with an economic recession or could be due to events such as rising oil prices, housing price declines, terrorist events, extreme weather conditions or an increase of an obligor’s payment obligations under other indebtedness incurred by the obligor. As a result, you may experience payment delays and losses on your securities. An improvement in economic conditions could result in prepayments by the obligors of their payment obligations under the receivables. As a result, you may receive principal payments of your securities earlier than anticipated. No prediction or assurance can be made as to the effect of an economic downturn or economic growth on the rate of delinquencies, prepayments and/or losses on the receivables.

The return on your securities could be reduced by shortfalls due to application of the Servicemembers Civil Relief Act

The Servicemembers Civil Relief Act (“Relief Act”) and similar state legislation may limit the interest payable on a receivable during an obligor’s period of active military duty. This legislation could adversely affect the ability of the servicer to collect full amounts of interest on a receivable as well as to foreclose on an affected receivable during and, in certain circumstances, after the obligor’s period of active military duty. This legislation may thus result in delays and losses in payments to holders of the securities. See “Material Legal Aspects of the Receivables — Servicemembers Civil Relief Act” in this prospectus.

Changes to federal or state bankruptcy or debtor relief laws may impede collection efforts or alter timing and amount of collections, which may result in acceleration of or reduction in payment on your securities

If an obligor sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the obligor’s obligations to repay amounts due on its receivable. As a result, that receivable would be written off as uncollectible. You could suffer a loss if no funds are available from credit enhancement or other sources and finance charge amounts allocated to the securities are insufficient to cover the applicable default amount.

The absence of a secondary market for the securities could limit your ability to resell your securities

If you want to sell your securities you must locate a purchaser that is willing to purchase those securities. The underwriters intend to make a secondary market for the securities. The underwriters will do so by offering to buy the securities from investors that wish to sell. However, the underwriters will not be obligated to make offers to buy the securities and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers would be willing to pay, were they to be given the opportunity. There have been times in the past where there have been very few buyers of asset-backed securities, and there may be these times again in the future. As a result, you may not be able to sell your securities when you want to do so or you may not be able to obtain the price that you wish to receive.

If your securities are in book-entry form, your rights can only be exercised indirectly

If your securities are initially issued in book-entry form, you will be required to hold your interest in your securities through The Depository Trust Company in the United States, or Clearstream Banking Luxembourg S.A. or Euroclear Bank S.A./NV as operator of the Euroclear System in Europe or Asia. Transfers of interests in the securities within The Depository Trust Company, Clearstream Banking Luxembourg S.A. or Euroclear Bank S.A./NV as operator of the Euroclear System must be made in accordance with the usual rules and operating procedures of those systems. So long as the securities are in book-entry form, you will not be entitled to receive a definitive note representing your interest. The securities of a series will remain in book-entry form except in the limited circumstances described under the caption “The Securities — Definitive Securities” in this prospectus. Unless and until the securities cease to be held in book-entry form, the related transaction parties will not recognize you as a holder of the related security.

As a result, you will only be able to exercise the rights as a securityholder indirectly through The Depository Trust Company (if in the United States) and its participating organizations, or Clearstream Banking Luxembourg S.A. and Euroclear Bank S.A./ NV as operator of the Euroclear System (in Europe or Asia) and their participating organizations. Holding the securities in book-entry form could also limit your ability to pledge or transfer your securities to persons or entities that do not participate in The Depository Trust Company, Clearstream Banking Luxembourg S.A. or Euroclear Bank S.A./NV as operator of the Euroclear System. In addition, having the securities in book-entry form may reduce their liquidity in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical notes.

Interest and principal on the securities of any series will be paid by the related issuing entity to The Depository Trust Company as the record holder of those securities while they are held in book-entry form. The Depository Trust Company will credit payments received from the issuing entity to the accounts of its participants which, in turn, will credit those amounts to securityholders either directly or indirectly through indirect participants. This process may delay your receipt of payments from the issuing entity.

The servicer’s discretion over the servicing of the receivables may impact the amount and timing of funds available to make payments on the securities

The servicer is obligated to service the receivables in accordance with its customary practices. The servicer has discretion to the extent set forth in the transaction documents in servicing the receivables including the ability to grant payment extensions and to determine the timing and method of collection and liquidation procedures. In addition, the servicer’s customary practices may change from time to time and those changes could reduce collections on the receivables.

Although the servicer’s customary practices at any time will apply to all receivables serviced by the servicer, without regard to whether a receivable has been sold to an issuing entity, the servicer is not obligated to maximize collections from receivables. Consequently, the manner in which the servicer exercises its servicing discretion or changes its customary practices could have an impact on the amount and timing of collections on the receivables, which may impact the amount and timing of funds available to make payments on the securities.

Adverse events with respect to Fifth Third Bank or its affiliates or third party providers to whom Fifth Third Bank outsources its activities could affect the timing of payments on your securities or have other adverse effects on your securities

Adverse events with respect to Fifth Third Bank or any of its affiliates or a third party provider to whom Fifth Third Bank or its affiliates outsource their activities could result in servicing disruptions or reduce the market value of your securities. In the event of a termination and replacement of Fifth Third Bank, as the servicer, there may be some disruption of the collection activity with respect to loans and therefore delinquencies and credit losses could increase. Similarly, if the sponsor or any transferor becomes unable to repurchase the beneficial interest in any receivables which do not comply with representations and warranties about the receivables made by that entity in the related transfer agreement (for example, representations relating to the compliance of the loan receivables with applicable laws), then investors could suffer losses. In addition, adverse corporate developments with respect to servicers of asset-backed securities or their affiliates have in some cases also resulted in a reduction in the market value of the related asset-backed securities.

The securities may not be a suitable investment for you

The securities are not a suitable investment for you if you require a regular or predictable schedule of payments or payment on any specific date. The securities are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risks, the tax consequences of an investment in the securities and the interaction of these factors.

CAPITALIZED TERMS

The capitalized terms used in this prospectus, unless defined elsewhere in this prospectus, have the meanings set forth in the glossary at the end of this prospectus.

THE ISSUING ENTITIES

With respect to each series of securities, Fifth Third Holdings Funding, LLC (the “depositor”), a Delaware limited liability company and an indirect wholly owned special purpose, bankruptcy remote subsidiary of Fifth Third Bank, an Ohio banking corporation (“Fifth Third Bank”), will establish a separate issuing entity that will issue the securities of that series. Each issuing entity will be either a limited liability company formed pursuant to a limited liability agreement, a limited partnership formed pursuant to a limited partnership agreement or a trust formed pursuant to a trust agreement between the depositor and the owner trustee specified in the applicable prospectus supplement for that issuing entity. The issuing entity will be formed in accordance with the laws of Delaware or New York as a common law trust, statutory trust, limited partnership or limited liability company, as specified in the applicable prospectus supplement. The fiscal year end of the issuing entity will be set forth in the applicable prospectus supplement. The depositor will sell and assign the receivables and other specified issuing entity property to the issuing entity in exchange for the securities of that issuing entity. The authorized purposes of each issuing entity will be described in the applicable prospectus supplement.

The issuing entity may issue asset-backed notes and may, if a trust, issue asset-backed certificates, in one or more classes, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in the applicable prospectus supplement. The notes and/or certificates of a series are collectively referred to as securities. Any notes that are issued will represent indebtedness of the issuing entity and will be issued and secured pursuant to an indenture between the issuing entity and the indenture trustee specified in the applicable prospectus supplement. Any certificates that are issued will represent beneficial interests in that issuing entity.

In addition to and to the extent specified in the applicable prospectus supplement, the property of each issuing entity may include (collectively as follows, the “issuing entity property”):

•

the receivables identified on the schedule of receivables acquired on the Closing Date and on each subsequent funding date, if any, which are a pool of motor vehicle retail installment sales contracts and/or installment loans made by an originator, a third party or through a dealer that sold a financed vehicle, all of which are secured by new or used automobiles, light-duty trucks and/or other types of motor vehicles;

•	collections and all other amounts due under the receivables after the applicable cut-off dates specified in the applicable prospectus supplement;

•	the depositor’s right to all documents and information contained in the receivable files;

•	the security interests in the financed vehicles;

•	the rights under any interest rate swap or cap agreement and payments made by the counterparty under that interest rate swap or cap agreement;

•

an originator’s rights to receive any proceeds from claims on any physical damage, credit life, risk default, disability or other insurance policies covering the financed vehicles or obligors or refunds in connection with extended service agreements relating to defaulted receivables from the applicable cut-off date;

•	any other property securing the receivables;

•

to the extent specified in the applicable prospectus supplement, some of the applicable originator’s rights relating to the receivables purchased from dealers under agreements between the originators that purchase receivables from dealers and the dealers that sold the financed vehicles;

•

the Issuing Entity Accounts and all amounts on deposit in the applicable Issuing Entity Accounts (except any certificate distribution account), including the related collection account and any other account identified in the applicable prospectus supplement, including all Eligible Investments credited thereto (but excluding any investment income from Eligible Investments which is to be paid to the servicer of the receivables or other entity identified in the applicable prospectus supplement);

•	the rights of the issuing entity under the applicable transaction documents;

•	the rights under any credit enhancement; and

•	all proceeds of the foregoing.

To the extent specified in the applicable prospectus supplement, a surety bond, letter of credit, insurance policy, reserve account or spread account or other form of credit enhancement or liquidity described under “The Transaction Documents – Credit and Cash Flow Enhancement” in this prospectus may be a part of the property of any given issuing entity or may be held by the owner trustee or the indenture trustee for the benefit of holders of the related securities. To the extent specified in the applicable prospectus supplement, an interest rate or currency swap, interest rate cap, guaranteed investment contract, or other hedge agreement may also be a part of the property of any given issuing entity or may be held by the owner trustee or the indenture trustee for the benefit of holders of the related securities.

If so provided in the applicable prospectus supplement, the property of an issuing entity may also include a pre-funding account, into which the depositor will deposit cash and which will be used by the issuing entity to purchase receivables directly or indirectly from originators during a specified period following the Closing Date for the related issuing entity. Any receivables so conveyed to an issuing entity will also be issuing entity property of the issuing entity.

Prior to formation, each issuing entity will have no assets or obligations. After formation, each issuing entity will not engage in any activity other than acquiring and holding the related receivables and the issuing entity property, issuing the related securities, distributing payments in respect thereof and any other activities described in this prospectus, in the applicable prospectus supplement and in the trust agreement, limited liability company agreement or limited partnership agreement of the issuing entity, as applicable. Each issuing entity will not acquire any receivables or assets other than the issuing entity property.

THE OWNER TRUSTEE

The owner trustee for any issuing entity that is a trust will be specified in the applicable prospectus supplement. The owner trustee’s liability in connection with the issuance and sale of the related securities is limited solely to the express obligations of the owner trustee set forth in the related trust agreement. The owner trustee may resign at any time, in which event the administrator and the depositor, acting jointly, will be obligated to appoint a successor owner trustee. The depositor or the administrator of each issuing entity may also remove the owner trustee if:

•	the owner trustee ceases to be eligible to continue as owner trustee under the related trust agreement;

•	the owner trustee becomes legally unable to act; or

•	the owner trustee is adjudged bankrupt or insolvent or becomes subject to a receivership, conservatorship or liquidation.

In any of these circumstances, the depositor and the administrator, acting jointly, must appoint a successor owner trustee. If the owner trustee resigns or is removed, the resignation or removal and appointment of a successor owner trustee will not become effective until the successor owner trustee accepts its appointment.

The principal offices of each issuing entity and the related owner trustee will be specified in the applicable prospectus supplement.

FIFTH THIRD HOLDINGS, LLC

Fifth Third Holdings, LLC (“FTH LLC”), a wholly owned special purpose subsidiary of Fifth Third Bank, was formed on September 8, 2000 as a Delaware limited liability company. The principal place of business of FTH LLC is at 222 South Riverside Plaza, MD GRVROA, Chicago, Illinois 60606. You may also reach FTH LLC by telephone at (312) 704-4034.

To the extent provided in the applicable prospectus supplement, FTH LLC may purchase receivables from an originator and/or sell receivables to the depositor.

THE DEPOSITOR

The “depositor”, Fifth Third Holdings Funding, LLC, is a bankruptcy-remote, wholly owned special purpose subsidiary of FTH LLC and an indirect subsidiary of Fifth Third Bank. The depositor was formed in the State of Delaware on June 28, 2007 as a Delaware limited liability company. The principal executive offices of the depositor are located at 1701 Golf Road, Tower 1, 9th Floor, Rolling Meadows, Illinois 60008; telephone (847) 354-7341.

The depositor was formed to acquire motor vehicle retail installment sale contracts and motor vehicle loans; to own, sell, and assign the receivables and to issue and sell one or more securities. Since its inception, the depositor has been engaged solely in these activities.

The only obligations, if any, of the depositor with respect to the securities issued by any issuing entity may be pursuant to certain limited representations and warranties and limited undertakings to repurchase (or, if so specified in related prospectus supplement, substitute for) receivables under certain circumstances, but only to the extent FTH LLC or related originator simultaneously performs its obligation to repurchase such receivables. The depositor will have no ongoing servicing obligations or responsibilities with respect to any financed vehicle. The depositor does not have, is not required to have, and is not expected in the future to have, any significant assets.

Neither the depositor, FTH LLC, Fifth Third Bank nor any of their respective affiliates will insure or guarantee the receivables or the securities issued by any issuing entity.

THE SPONSOR

Fifth Third Bank, an Ohio banking corporation (“Fifth Third Bank” or the “sponsor”) was formed in the State of Ohio in 1994 and is a wholly owned indirect subsidiary of Fifth Third Bancorp (“Bancorp”), an Ohio banking corporation headquartered in Cincinnati, Ohio. Fifth Third Bank is a banking corporation chartered under the laws of the State of Ohio with its principal executive offices at 38 Fountain Square Plaza, Cincinnati, Ohio, 45263. Its telephone number is (800) 972-3030. Fifth Third Bank is a commercial bank offering a wide range of banking services to its customers. Fifth Third Bank is subject to the enforcement authority of the Ohio Department of Commerce, Division of Financial Institutions, the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), the Consumer Financial Protection Bureau (the “CFPB”) and the Federal Deposit Insurance Corporation (the “FDIC”).

Fifth Third Bank is an indirect wholly-owned subsidiary of Bancorp. As a registered financial holding company, Bancorp is subject to the supervision of the Federal Reserve Board. Bancorp is required to file with the Federal Reserve Board reports and other information regarding its business operations and the business operations of its subsidiaries.

Fifth Third Bank will be the sponsor that initiates and organizes the issuance by each issuing entity of securities. It will be responsible for structuring each securitization transaction and will select the other transaction participants. It will pay the costs of forming each issuing entity, the legal fees of certain of the transaction participants, the rating agency fees for rating the rated securities issued by each issuing entity and other transaction costs. Fifth Third Bank will also be responsible for servicing the motor vehicle loans transferred to each issuing entity and be the administrator of each issuing entity.

Fifth Third Bank purchases motor vehicle loans relating to new or used automobiles and light-duty trucks from dealers who regularly originate those loans and makes motor vehicle loans relating to new or used automobiles and light-duty trucks directly and through dealers as described in the section of this prospectus entitled “Origination and Servicing Procedures.” It will select the motor vehicle loans for each securitization transaction. Those motor vehicle loans will have been originated by Fifth Third Bank or one of its affiliates or will have been acquired by Fifth Third Bank from a third party who originated them.

Fifth Third Bank has participated in the structuring of the transaction described in each prospectus supplement and, to the extent described in the applicable prospectus supplement, has originated receivables to be assigned to the issuing entity. Fifth Third Bank is responsible for servicing the receivables included in the receivables pool as described below. Fifth Third Bank is also the administrator of the issuing entity.

Fifth Third Bank, its predecessors and affiliates have been engaged in the securitization of financial assets since 1996. Fifth Third Bank has engaged in public offerings of auto loan backed securities since 1996. Fifth Third Bank, its predecessors and affiliates have been involved with the origination and securitization of different classes of financial assets in both the public and private markets, including auto loans, auto leases, mortgages and commercial loans. None of the asset-backed securities offered in any of these securitizations has experienced any losses or events of default and none of Fifth Third Bank or its predecessors and affiliates has taken any action out of the ordinary in any of these transactions to prevent such an occurrence.

See “The Originators” in the applicable prospectus supplement for more information regarding Fifth Third Bank’s portfolio of auto loans.

THE ORIGINATORS

The auto loans owned by the issuing entities will have been originated by Fifth Third Bank and any other originator identified in the prospectus supplement. Fifth Third Bank is a banking corporation chartered under the laws of the State of Ohio with its principal executive offices at 38 Fountain Square Plaza, Cincinnati, Ohio, 45263. Its telephone number is (800) 972-3030. Fifth Third Bank is subject to the enforcement authority of the Ohio Department of Commerce, Division of Financial Institutions, the Federal Reserve Board, the CFPB and the FDIC.

The originators purchase motor vehicle loans relating to new or used automobiles and light-duty trucks from dealers who regularly originate those loans and make motor vehicle loans relating to new or used automobiles and light-duty trucks directly and through dealer networks throughout the United States. Fifth Third Bank or its predecessors have been originating auto loans for over 40 years.

The originators may use programs developed and maintained by the originators that allow the originators to complete the entire contracting process electronically. The electronic contracts created by the programs will be electronically signed by the related obligors and will be stored in an electronic vault maintained by the related originator. The originators do not expect to maintain physical copies of the electronic contracts.

THE SERVICER

Fifth Third Bank will be the servicer.

The servicer, among other things, will manage, service, administer and make collections on the receivables in accordance with its customary servicing practices and the servicing agreement, using the degree of skill and attention that the servicer exercises with respect to all comparable motor vehicle receivables that it services for itself or others.

The servicer will be responsible for determining the allocations of collections and other funds for each issuing entity to payments on the securities issued by that issuing entity and other liabilities of that issuing entity and directing the trustees and paying agents for that issuing entity to make such payments. The servicer will also be responsible for providing monthly reports and filing periodic reports with the Commission. The servicer will be the custodian of the files relating to the motor vehicle loans transferred to each issuing entity.

ORIGINATION AND SERVICING PROCEDURES

General

Fifth Third Bank and its affiliates (collectively, “Fifth Third”) provide vehicle financing to consumers indirectly through automotive dealerships. Motor vehicle retail installment contracts and loans for new and used cars are purchased and originated through motor vehicle dealers (“dealers”) by Fifth Third’s decentralized sales force that covers 45 states. Such motor vehicle retail installment contracts and motor vehicle installment loan notes are referred to as “contracts”. Each contract is secured by a financed vehicle. Each dealer is required to meet certain minimum standards, and are periodically monitored by Fifth Third. Fifth Third has provided vehicle financing under currently outstanding contracts to approximately 790,000 consumers through a network of approximately 9,350 dealers.

Each dealer that originates contracts for Fifth Third has made representations and warranties with respect to the contracts and the security interests in the motor vehicles relating thereto. These representations and warranties do not relate to the creditworthiness of the obligors or the collectability of the contracts. Upon a breach of any representation or warranty made by a dealer with respect to a contract, Fifth Third has the right to require the dealer to repurchase the contract. Generally, the dealer agreements do not provide for recourse against the dealer in the event of a default by the obligor.

Additionally, in some states Fifth Third provides vehicle financing directly to consumers.

Fifth Third operates two centralized processing centers located in Cincinnati, Ohio and Grand Rapids, Michigan. All required information regarding the borrower and the financed vehicle are processed in one of these two processing centers.

Underwriting

Each application generated by a dealer is centrally underwritten by Fifth Third in accordance with a single set of uniform underwriting policies established by Fifth Third Bank. These underwriting policies are intended to assess the applicant’s ability and willingness to repay the amounts due on the contract and to establish the adequacy of the financed vehicle as collateral.

Fifth Third requires each applicant to complete an application form providing various items of general demographic information, financial information and employment history. In addition, specific information with respect to the motor vehicle to be financed is required to assess the adequacy of the financed vehicle as collateral. Fifth Third applies an automated decision algorithm for each application submitted which is reviewed and revised periodically to optimize its predictive performance. Based on the automated evaluation of the provided information each application is categorized into one of the four categories: Automated-Approval, Automated-Decline, Recommend–Approve, Recommend-Investigate. Fifth Third then analyzes each application for which an automatic decision was not made. Each application is reviewed, and a decision is made, by an underwriter.

The decision algorithm takes into account a number of factors, including FICO score, custom score, term, advance rate and geography. Fifth Third may conduct additional verification investigations as it deems necessary.

With respect to those applications that are approved, either by automatic decision or by an underwriter, the amount and terms of the financing to be offered are determined. For borrowers with higher FICO scores, Fifth Third will advance up to generally 115% of the asset value plus dealer additions (i.e., insurance, extended warranties and other or services sold by the dealer and included in the amount financed). The available term for a contract is a function of the age of the motor vehicle, applicable FICO score and advance rate. Acceptable terms generally range from 24 to 84 months in length.

Fifth Third’s underwriting standards are designed to automatically reject applicants who are deemed to be “near Prime” or “below Prime” credit based on their FICO scores. Fifth Third has entered into a contractual arrangement to automatically forward applications that fall into “near Prime” or “below Prime” categories to an unrelated third party finance company for a fee. Fifth Third does not retain any exposure related to the rejected applicants.

Fifth Third’s set of centrally established underwriting policies are intended to provide a consistent basis for lending decisions, but do not completely supersede all judgmental aspects of the credit granting process. Accordingly, certain contracts may not comply with all of these policies. Exceptions to Fifth Third’s underwriting policies are made at the discretion of the credit underwriters with appropriate approval authority. Higher levels of authority are required for loans with multiple exceptions. Underwriting exceptions monitored are monitored by risk management of Fifth Third. Exceptions are managed to less than 5% of total originated dollars.

Servicing

Fifth Third Bank, as the servicer, will be responsible for managing, administering, servicing and making collections on the receivables held by the issuing entity. Collection activities with respect to delinquent accounts are divided into the following areas: early-stage collections (2-29 days delinquent accounts), mid-stage collections (30-59 days delinquent accounts) and late-stage collections (60 plus days delinquent accounts). Under the servicer’s credit and collection policies, an account is past due when payments are not received by the due date. Using different variables such as loan balance, payment history, loan terms, or FICO score, the servicer employs a behavioral model to establish calling campaign strategies for its automated dialing system (the “Autodialer”) in its collection of loans.

Depending on the perceived risk level of an obligor based on the above mentioned behavioral model, early-stage collection efforts can begin as early as 2 days past due or as late as 17 days past due. Since 2004, the servicer has utilized an outside service provider for early stage collections for nearly all of the consumer loans and leases serviced by the servicer (for a small number of potentially “high risk, high loss” accounts, collection efforts are made domestically by Fifth Third employees). This third party has offshore call center capabilities. Outbound telephone calls for delinquent accounts between 2 and 29 days past due and inbound calls relating to collections are handled by the outsourcing company, however, all notes and all activity are input directly by the outside service provider into the servicer’s collection systems. All management and administration of collection strategies remain with the servicer. If the total amount past due plus any late fees is not collected by the 29th day of delinquency, the account is transferred to the servicer’s mid-stage collection process for additional collection efforts.

Accounts that are between 30 and 59 days past due are considered mid-stage collections. During this period, the servicer or a third party service provider continues to contact the obligor by telephone seeking to obtain payment, with the level of collection activity varying based on the term of delinquency and the history of the account.

Accounts that are 60 days or more past due are considered late-stage collections. Repossession procedures usually begin when all other collection efforts are exhausted. Accounts typically are assigned for repossession at 62 days past due.

Repossessions are carried out pursuant to applicable state law. The servicer uses unaffiliated independent contractors to perform repossessions. All state laws provide an obligor with a right to redeem the repossessed motor vehicle. Some states permit reinstatement of the account upon payment of the amount past due. Motor vehicles that are not redeemed or reinstated are remarketed through dealer auction sales.

The current policy of the servicer is to charge-off the full value of all delinquent motor vehicle loans at the end of the month in which the account becomes 120 days delinquent unless the related motor vehicle has been previously repossessed or sold. If the vehicle has been repossessed, the account would be charged down to the value of the vehicle. If the vehicle has been sold, the deficiency balance related to such account would be charged-off in the month of sale. If the servicer receives verifiable proof that a customer has filed for bankruptcy, then the account is referred to the servicer’s internal Bankruptcy Unit for special handling. With respect to customers in bankruptcy proceedings, deficiency balances generally are pursued to the extent permitted by applicable law.

The servicer is permitted to delegate some or all of its duties to its affiliates or specific duties to sub-contractors who are in the business of performing such duties, although the servicer will remain liable for the performance of any duties that it delegates to another entity. As part of the servicer’s ongoing evaluation of opportunities to enhance its servicing and collection practices, the servicer may from time to time consider outsourcing additional responsibilities to third party service providers. The performance of all third party providers is reviewed and monitored by the servicer.

Extension Policy

Contract extensions are considered an acceptable means of bringing a delinquent account into current status. The servicer follows specific procedures with respect to contract extensions, which are subject to revision from time to time. Where the servicer believes there has been a temporary interruption of the customer’s ability to make payments but the servicer believes there is also a renewed willingness and ability to repay, the servicer may grant an extension. Although the criteria for granting extensions is modified periodically, the servicer generally requires that (i) the account has been opened for a minimum of nine months, (ii) the account has not been previously extended in the last 12 months, (iii) the account has not been extended more than twice within the last five years and (iv) the account has made a minimum of three consecutive monthly payments or lump sum equivalent and such payments are not the result of an advance or loan from Fifth Third for this purpose. Delinquent accounts are generally extended automatically under the following circumstances: (i) there is a verified billing address error, (ii) the obligor has reaffirmed the contract in a bankruptcy proceeding, (iii) the contract has been confirmed as part of a Chapter 13 repayment plan, (iv) the obligor has made a minimum payment of a specified percentage of the regular minimum monthly payment or (v) the account is delinquent by a de minimis amount (currently, less than $10).

Extensions are considered to be single events and may extend multiple payments, but generally will not exceed more than three months. Extensions will not be granted if the related loan is deemed to be uncollectible or if the obligor is more than 90 days past due. All multiple-month extensions and extensions exceeding the policy require the approval of supervisory management within the collection center.

In addition to contract extensions, in some situations the servicer may reduce the interest rate of the loan. Interest rate reductions may be coupled with contract extensions in some limited instances. In rare situations where repossession and sale of the vehicle poses a sizable loss, the servicer may, in its discretion, permit a “partial principal forgiveness modification”, which seeks to bring the payments to an affordable amount based on customer capacity during a time of financial hardship. Whenever possible, such partial principal reductions are offered without the additional concessions of interest rate reductions or contract extensions.

Prepayment Fees

Certain of the receivables provide for prepayment fees of at least $150 in the event of full prepayments greater than six months prior to maturity. Any such prepayment fee will be retained by the servicer as a supplemental servicing fee. There are no prepayment fees imposed in the event of partial prepayments.

Physical Damage and Liability Insurance

The contract for each motor vehicle loan requires the obligor to keep the financed vehicle fully insured against theft, collision and comprehensive losses until the loan is paid in full or the servicer sells the vehicle. The amount of such insurance must be at least equal to the outstanding indebtedness of the loan or the replacement cost of the vehicle, whichever is less.

If an obligor fails to maintain the required physical loss and damage insurance, the servicer may at its option obtain physical loss and damage insurance covering the related financed vehicle. Insurance obtained by a servicer is commonly referred to as “force-placed insurance” or “collateral protection insurance”, and the obligor is required to pay the premium for the insurance coverage.

Debt Cancellation Agreements

Obligors may purchase an insurance policy or a debt cancellation agreement which provides for the cancellation or payment of all or a portion of the remaining principal balance of the relevant contract in certain events, including a casualty with respect to the related financed vehicle after application of any casualty insurance proceeds to the amount due on the contract. The premium for the debt cancellation agreement is generally included in the amount financed under the contract. The debt cancellation agreement may be provided by a third party or the originator of the loan. The servicer will deposit any amounts paid under a third party debt cancellation agreement in respect of any of the receivables into the related collection account for distribution on the related distribution date. Amounts cancelled under debt cancellation agreements of the originators will not be paid by the applicable originator to the issuing entity.

THE RECEIVABLES

The Receivables

The receivables consist of motor vehicle retail installment sales contracts and/or installment loans. These receivables are secured by a combination of new and/or used automobiles, light-duty trucks, vans, mini-vans or other types of motor vehicles, such as motorcycles, manufactured by a number of motor vehicle manufacturers. The receivables to be transferred to any issuing entity have been or will be purchased or originated by the sponsor or another originator. See “Origination and Servicing Procedures” in this prospectus.

The Receivables Pool

The receivables to be sold, transferred, assigned, or otherwise conveyed to each issuing entity, also known as the “receivables pool,” will be selected by the depositor based upon the satisfaction of several criteria, including, that each receivable:

•	was originated out of the sale of or is secured by a new vehicle or a used vehicle;

•	requires substantially equal monthly payments to be made by the related obligor;

•	has an obligor which is not a government or governmental subdivision or agency and is not shown on the servicer’s records as a debtor in a pending bankruptcy proceeding; and

•	was not more than 30 days delinquent on the related cut-off date.

Each of the receivables will be selected using selection procedures that were not known or intended by the depositor, FTH LLC or an originator to be adverse to the related issuing entity.

The depositor will sell, transfer, assign or otherwise convey to the issuing entity receivables having an aggregate outstanding principal balance specified in the applicable prospectus supplement as of the applicable cut-off date to the applicable issuing entity pursuant to the relevant sale agreement. See “The Transaction Documents — Transfer and Assignment of the Receivables” in this prospectus.

Additional information with respect to the receivables pool securing each series of securities will be set forth in the applicable prospectus supplement including, to the extent appropriate, the composition of the receivables, the distribution by contract rate or annual percentage rate, the geographic distribution of the receivables by state and the portion of the receivables pool secured by new vehicles and by used vehicles.

Calculation Methods

Each of the receivables included in the issuing entity property of an issuing entity will be a contract or loan where the allocation of each payment between interest and principal is calculated using either the Simple Interest Method or the Scheduled Interest Method.

PRE-FUNDING ARRANGEMENT

To the extent provided in the applicable prospectus supplement for a series of securities, the related sale agreement, servicing agreement or indenture may provide for a pre-funding arrangement which will be limited to a period not to exceed twelve months. Under the pre-funding arrangement, the related issuing entity commits to purchase additional receivables from the depositor following the date on which the issuing entity is established and the related securities are issued. With respect to a series of securities, the pre-funding arrangement will require that any subsequent receivables transferred to the issuing entity conform to the requirements and conditions in the related sale agreement and servicing agreement, including all of the same eligibility criteria as the initial receivables. If a pre-funding arrangement is used in connection with the issuance of a series of securities, the servicer or the issuing entity will establish an account, known as the pre-funding account, in the name of the indenture trustee for the benefit of the securityholders. Up to 50% of the proceeds received from the sale of the securities will be deposited into the pre-funding account on the related Closing Date and thereafter funds will be released on one or more occasions during a specified period to purchase subsequent receivables from the depositor. Upon each conveyance of subsequent receivables to the applicable issuing entity, an amount equal to the purchase price paid by the depositor to the applicable originator for the subsequent receivables will be released from the pre-funding account and paid to the depositor. If funds remain in the pre-funding account at the end of the funding period, those funds will be applied to prepay the securities in the manner set forth in the applicable prospectus supplement. Amounts on deposit in the pre-funding account may be invested in Eligible Investments. Information regarding the subsequent receivables, if applicable, will be included, if required, in one or more reports filed by the issuing entity under Item 1 of Form 10-D with the SEC pursuant to the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

The use of a pre-funding arrangement for a series of securities is intended to improve the efficiency of the issuance of the securities and the sale of the receivables to the related issuing entity through the incremental delivery of the applicable receivables on the Closing Date and during a specified period following the Closing Date for that series of securities. Pre-funding arrangements allow for a more even accumulation of the receivables by the depositor and the sellers of the receivables and the issuance of a larger principal amount of securities than would be the case without a pre-funding arrangement.

You should be aware that the initial receivables and the subsequent receivables may be originated using credit criteria different from the criteria applied to the receivables disclosed in the applicable prospectus supplement and may be of a different credit quality and seasoning. The credit quality of the subsequent receivables may vary as a result of increases or decreases in the credit quality of the related obligors within the predefined acceptable range, which variations could impact the performance of the overall pool of receivables. The portfolio of initial receivables may also be subject to greater seasoning than the subsequent receivables due to the length of time elapsed from the dates of origination of those receivables and the sale of those receivables to the related issuing entity. Accordingly, less historical performance information may be available with respect to the subsequent receivables. Moreover, following the transfer of subsequent receivables to the applicable issuing entity, the characteristics of the entire pool of receivables included in the issuing entity property may vary from those of the receivables initially transferred to the issuing entity.

MATURITY AND PREPAYMENT CONSIDERATIONS

The weighted average life of the notes and the certificates of any series will generally be influenced by the rate at which the principal balances of the receivables are paid, which payments may be in the form of scheduled payments or prepayments. Each receivable is prepayable in full by the obligor at any time. Full and partial prepayments on motor vehicle receivables included in the issuing entity property of an issuing entity will be paid or distributed to the related securityholders on the next payment date following the collection period in which they are received. To the extent that any receivable included in the issuing entity property of an issuing entity is prepaid in full, whether by the obligor, or as the result of a purchase by the servicer or a repurchase by an originator or otherwise, the actual weighted average life of the receivables included in the issuing entity property of the issuing entity will be shorter than a weighted average life calculation based on the assumptions that payments will be made on schedule and that no prepayments will be made. Weighted average life means the average amount of time until the entire principal amount of a receivable is repaid. Full prepayments may also result from liquidations due to default, receipt of proceeds from theft, physical damage, credit life and credit disability insurance policies, repurchases by the depositor as a result of the failure of a receivable to meet the criteria set forth in the related transaction documents as a result of a breach of covenants with respect to the receivables, or purchases made by the servicer as a result of a breach of a representation, warranty or covenant made by it related to its servicing duties in the related transaction documents. In addition, early retirement of the securities may be effected at the option of the servicer or the depositor, as described in the applicable prospectus supplement, to purchase the remaining receivables included in the issuing entity property of the issuing entity when either the outstanding balance of the related securities or of the related receivables (as specified in the applicable prospectus supplement) has declined to or below the percentage specified in the applicable prospectus supplement. See “The Transfer Agreements, the Servicing Agreement and the Administration Agreement — Optional Redemption” in the related prospectus supplement.

The rate of full prepayments by obligors on the receivables may be influenced by a variety of economic, social and other factors. These factors include the unemployment rate, servicing decisions, seasoning of loans, destruction of vehicles by accident, loss of vehicles due to theft, sales of vehicles, market interest rates, the availability of alternative financing and restrictions on the obligor’s ability to sell or transfer the financed vehicle securing a receivable without the consent of the servicer. Any full prepayments or partial prepayments applied immediately will reduce the average life of the receivables.

The originators can make no prediction as to the actual prepayment rates that will be experienced on the receivables included in the issuing entity property of any issuing entity in either stable or changing interest rate environments. Securityholders of each series will bear all reinvestment risk resulting from the rate of prepayment of the receivables included in the issuing entity property of the related issuing entity.

POOL FACTORS, NOTE FACTORS AND OTHER INFORMATION

For each transaction, each month the servicer will compute either a Pool Factor or a Note Factor or both a Pool Factor and a Note Factor.

For transactions in which the servicer will compute a Note Factor, the “Note Factor” will be a six-digit decimal which the servicer will compute each month indicating the outstanding balance for each class of notes at the end of the month as a fraction of the original balance of the corresponding class of notes as of the Closing Date. The Note Factor for each class of notes will be 1.000000 as of the Closing Date; thereafter, each Note Factor will decline to reflect reductions in the outstanding balance of each class of notes. As a noteholder, your share of the principal balance of a particular class of notes is the product of (1) the original denomination of your note and (2) the applicable class Note Factor.

Under the indenture, the securityholders will receive monthly reports concerning the payments received on the motor vehicle receivables, the aggregate receivables balance, the Note Factors and various other items of information. See “Reports to Securityholders” in this prospectus.

For transactions in which the servicer will compute a Pool Factor, the “Pool Factor” will be a six-digit decimal which the Servicer will compute each month indicating the pool balance at the end of the month as a fraction of (1) the net pool balance of receivables as of the initial cut-off date plus (2) the net pool balance of any subsequent receivables added to the issuing entity property as of the applicable subsequent cut-off date. The Pool Factor will be 1.000000 as of the Closing Date; thereafter, the Pool Factor will decline to reflect reductions in the net pool balance. The amount of a securityholder’s pro rata share of the net pool balance for a given month can be determined by multiplying the original denomination of the holder’s security by the Pool Factor for that month.

With respect to each issuing entity, the noteholders and certificateholders of record will receive monthly reports prepared by the servicer from the trustee or indenture trustee, as applicable, concerning payments received on the receivables, the Net Pool Balance and/or the note balance, the Pool Factor and/or the Note Factor, and other relevant information. If the securities are issued in book-entry form, then The Depository Trust Company (“DTC”) (or its successors) will supply these reports to securityholders in accordance with its procedures. Since owners of beneficial interests in a global security of a given series will not be recognized as noteholders and certificateholders of that series, DTC will not forward monthly reports to those owners. Copies of monthly reports may be obtained by owners of beneficial interests in a global security as described in the applicable prospectus supplement. Noteholders and certificateholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by applicable law. See “The Securities — Statements to Securityholders” in this prospectus.

USE OF PROCEEDS

The net proceeds from the sale of securities of a given series will be applied by the depositor (1) to purchase the receivables from FTH LLC or the applicable originators pursuant to the related transaction documents, (2) to deposit any amounts, if applicable, to a pre-funding account or to any other collateral account, and (3) to pay other expenses in connection with the issuance of the securities. Any remaining amounts will be added to the depositor’s general funds and may be dividended to FTH LLC, as the sole equity member of the depositor.

THE SECURITIES

A series of securities may include one or more classes of notes and certificates. Each issuing entity will issue the notes and the certificates for a particular series to the holders of record of the notes and the holders of record of the certificates, respectively. The following summary, together with the summaries contained under “The Notes” and/or “The Certificates” (as applicable) in the applicable prospectus supplement, describe all of the material terms of the offered securities. However, this summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the securities and the other related transaction documents and the applicable prospectus supplement.

The Notes

With respect to each issuing entity that issues notes, one or more classes of notes of the related series will be issued pursuant to the terms of an indenture, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The applicable prospectus supplement will specify which class or classes of notes, if any, of a series are being offered pursuant to the applicable prospectus supplement.

Unless the applicable prospectus supplement specifies that the notes will be issued in definitive form, the notes will be available for purchase in the denominations specified in the applicable prospectus supplement and in book-entry form only. Holders of book-entry notes will be able to receive notes in definitive registered form only in the limited circumstances described in this prospectus or in the applicable prospectus supplement. See below under “— Definitive Securities” in this prospectus.

The timing and priority of payment, seniority, allocations of losses, interest rate and amount of or method of determining payments of principal of and interest on each class of notes of a given series will be described in the applicable prospectus supplement. The rights of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes of such series, as described in the applicable prospectus supplement. Payments of interest on a class of notes of a series will be made prior to payments of principal thereon. To the extent provided in the applicable prospectus supplement, a series may include one or more classes of Strip Notes entitled to:

•	principal payments with disproportionate, nominal or no interest payments; or

•	interest payments with disproportionate, nominal or no principal payments.

Each class of notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate, and which may be zero for certain classes of Strip Notes, or any combination of the foregoing. The applicable prospectus supplement will specify the interest rate for each class of notes of a given series or the method for determining the interest rate. One or more classes of notes of a series may be redeemable in whole or in part under the circumstances specified in the applicable prospectus supplement, including at the end of a pre-funding period or as a result of the depositor’s, servicer’s or another entity’s exercising of its option to purchase the receivables and other assets of the issuing entity (other than the reserve account).

To the extent specified in any applicable prospectus supplement, one or more classes of notes of a given series may have fixed principal payment schedules, which will be as set forth in such applicable prospectus supplement. Noteholders of these notes would be entitled to receive as payments of principal on any given payment date the applicable amounts set forth on such schedule with respect to such notes, in the manner and to the extent set forth in the applicable prospectus supplement.

If so specified in the applicable prospectus supplement, payments of interest to all noteholders of a particular class or to one or more other classes will have the same priority. Under some circumstances, the amount available for such payments could be less than the amount of interest payable on the notes on any payment date, in which case each noteholder of a particular class will receive its ratable share, based upon the aggregate amount of interest payable to such class of noteholders, of the aggregate amounts available to be distributed on the notes of such series.

With respect to a series that includes two or more classes of notes, each class may differ as to the timing and priority of payments, seniority, allocations of losses, final maturity date, interest rate or amount of payments of principal or interest, or payments of principal or interest in respect of any such class or classes may or may not be made upon the occurrence of specified events relating to the performance of the receivables, including loss, delinquency and prepayment experience, the related subordination and/or the lapse of time or on the basis of collections from designated portions of the related pool of receivables. If an issuing entity issues two or more classes of notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination of interest and principal payments of each class of notes will be set forth in the applicable prospectus supplement. Generally, the credit rating agencies hired by the sponsor to rate the notes, the credit enhancement provider, if any, and the prevailing market conditions at the time of issuance of the notes of a series dictate the applicable specified terms with respect to such series. Payments in respect of principal and interest of any class of notes will be made on a pro rata basis among all the noteholders of that such class.

If the depositor, the servicer or another entity exercises its option to purchase the assets of an issuing entity in the manner and on the respective terms and conditions described in the applicable prospectus supplement, the outstanding notes will be redeemed as set forth in the applicable prospectus supplement.

The Certificates

If the issuing entity is a trust, the series may include one or more classes of certificates. The certificates will be issued by the issuing entity pursuant to the terms of a trust agreement, the form of which has been filed as an exhibit to the registration statement of which this prospectus is a part. The applicable prospectus supplement will specify which class or classes of certificates, if any, of a series are being offered pursuant to the applicable prospectus supplement.

Unless the applicable prospectus supplement specifies that certificates are offered in definitive form, the certificates will be available for purchase in the denominations specified in the applicable prospectus supplement and in book-entry form only, other than the certificates sold to the depositor, as described in the applicable prospectus supplement.

The timing and priority of distributions, seniority, allocations of losses, interest rate and amount of or method of determining distributions with respect to principal and interest on each class of certificates will be described in the applicable prospectus supplement. Unless otherwise provided in the applicable prospectus supplement, distributions of interest on such certificates will be made on the dates specified in the applicable prospectus supplement and will be made prior to distributions with respect to principal of such certificates. To the extent provided in the applicable prospectus supplement, a series may include one or more classes of Strip Certificates entitled to:

•	distributions of principal with disproportionate, nominal or no interest distributions; or

•	interest distributions with disproportionate, nominal or no distributions of principal.

Each class of certificates may have a different interest rate, which may be a fixed, variable or adjustable interest rate, and which may be zero for certain classes of Strip Certificates, or any combination of the foregoing. The applicable prospectus supplement will specify the interest rate for each class of certificates of a given series or the method for determining such interest rate. Distributions on the certificates of a given series that includes notes may be subordinate to payments on the notes of such series as more fully described in the applicable prospectus supplement. Distributions of interest on and principal of any class of certificates will be made on a pro rata basis among all the certificateholders of such class.

If the depositor, the servicer or another entity exercises its option to purchase the receivables of an issuing entity in the manner and on the respective terms and conditions described in the applicable prospectus supplement, the outstanding certificates may be redeemed as set forth in the applicable prospectus supplement.

With respect to a series that includes two or more classes of certificates, each class may differ as to timing and priority of distributions, seniority, allocations of losses, interest rate or amount of distributions of principal or interest, or distributions of principal or interest of any such class or classes may or may not be made upon the occurrence of specified events relating to the performance of the receivables, including loss, delinquency and prepayment experience, the related subordination and/or the lapse of time or on the basis of collections from designated portions of the related pool of receivables. If an issuing entity issues two or more classes of certificates, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination of interest and principal payments of each class of certificates will be set forth in the applicable prospectus supplement. Generally the credit rating agencies hired by the sponsor to rate the notes, the credit enhancement provider, if any, and the prevailing market conditions at the time of issuance of the certificates of a series dictate the applicable specified terms with respect to such series.

Revolving Period and Amortization Period

If the applicable prospectus supplement so provides, there may be a period commencing on the date of issuance of a class or classes of securities of a series and ending on the date set forth in the applicable prospectus supplement during which no principal payments will be made to one or more classes of securities of the related series as are identified in such applicable prospectus supplement (the “revolving period”). The revolving period may not be longer than three years from the date of issuance of a class of securities of a series. During the revolving period, all collections of principal otherwise allocated to such classes of securities may be:

•

used by the issuing entity during the revolving period to acquire additional receivables which satisfy the criteria described under “The Receivables — The Receivables Pool” in this prospectus and the criteria set forth in the applicable prospectus supplement;

•	held in an account and invested in Permitted Investments for later distribution to securityholders; or

•	applied to those securities of the related series as then are in amortization, if any.

The material features and aspects of the revolving period, including the mechanics of the revolving period, underwriting criteria for assets acquired during the revolving period, a description of the party with authority to add, remove or substitute assets during the revolving period and the procedures for temporary re-investment of funds will be described in the applicable prospectus supplement.

An “amortization period” is the period during which an amount of principal is payable to holders of a series of securities which, during the revolving period, were not entitled to such payments. If so specified in the applicable prospectus supplement, during an amortization period all or a portion of principal collections on the receivables may be applied as specified above for a revolving period and, to the extent not so applied, will be distributed to the classes of notes or certificates. In addition, the applicable prospectus supplement will set forth the circumstances which will result in the commencement of an amortization period.

Each issuing entity which has a revolving period may also issue to the depositor a certificate evidencing a retained interest in the issuing entity not represented by the other securities issued by such issuing entity. As further described in the applicable prospectus supplement, the value of such retained interest will fluctuate as the amount of issuing entity property fluctuates and the amount of notes and certificates of the related series of securities outstanding is reduced.

Series of Securities

Each issuing entity will issue only one series of securities; however, each series may contain one or more classes of notes and/or certificates. The terms of each class of securities will be fully disclosed in the applicable prospectus supplement for each series.

Book-Entry Registration

Unless otherwise specified in the applicable prospectus supplement, each class of securities offered by the applicable prospectus supplement will be available only in book-entry form except in the limited circumstances described under “—Definitive Securities” below. All book-entry securities will be held by The Depository Trust Company, or “DTC,” in the name of Cede & Co., as nominee of DTC. Investors’ interests in the securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Investors may hold their securities through DTC, Clearstream Banking Luxembourg S.A. (“Clearstream”), or Euroclear Bank S.A./N.V. (“Euroclear”), which will hold positions on behalf of their customers or participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants. The securities will be traded as home market instruments in both the U.S. domestic and European markets. Initial settlement and all secondary trades will settle in same-day funds.

Investors electing to hold their securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investors electing to hold global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobounds, except that there will be no temporary global securities and no “lock-up” or restricted period.

For notes held in book-entry form, actions of noteholders under the indenture will be taken by DTC upon instructions from its participants and all payments, notices, reports and statements to be delivered to noteholders will be delivered to DTC or its nominee as the registered holder of the book-entry securities for distribution to holders of book-entry securities in accordance with DTC’s procedures.

Investors should review the procedures of DTC, Clearstream and Euroclear for clearing, settlement and withholding tax procedures applicable to their purchase of the securities.

Definitive Securities

Unless the applicable prospectus supplement specifies that the notes will be issued in definitive form, the securities of a given series will be issued in fully registered, certificated form to owners of beneficial interests in a global security or their nominees rather than to DTC or its nominee, only if:

•

the administrator advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the securities, and the administrator or the indenture trustee, as applicable, is unable to locate a qualified successor;

•	the administrator, at its option, advises the indenture trustee in writing that it elects to terminate the book-entry system through DTC; or

•

after an event of default, beneficial owners representing in the aggregate a majority of the outstanding principal amount of the controlling class or of all the securities (as specified in the applicable prospectus supplement), advise the indenture trustee through DTC (or its successor) in writing that the continuation of a book-entry system through DTC (or its successor) is no longer in the best interest of those owners.

Payments or distributions of principal of, and interest on, the securities will be made by a paying agent in accordance with directions of the servicer directly to holders of securities in definitive registered form in accordance with the procedures set forth in this prospectus, the applicable prospectus supplement and in the related indenture or the related trust agreement. Payments or distributions on each payment date and on the final scheduled payment date, as specified in the applicable prospectus supplement, will be made to holders in whose names the definitive securities were registered on the Record Date. Payments or distributions will be made by wire transfer if an account has been designated by the related noteholder three business days prior to the related payment date and otherwise by check mailed to the address of each securityholder as it appears on the register maintained by the indenture trustee or by other means to the extent provided in the applicable prospectus supplement. The final payment or distribution on any security, whether securities in definitive registered form or securities registered in the name of Cede & Co., however, will be made only upon presentation and surrender of the security at the office or agency specified in the notice of final payment or distribution to securityholders.

Securities in definitive registered form will be transferable and exchangeable at the offices of the owner trustee or indenture trustee, or at the offices of a transfer agent or registrar named in a notice delivered to holders of securities in definitive registered form. No service charge will be imposed for any registration of transfer or exchange, but the owner trustee, indenture trustee, paying agent, transfer agent or registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Access to Securityholder Lists

If definitive securities are issued in the limited circumstances set forth above, or if the indenture trustee is not the registrar for the securities, the issuing entity will furnish or cause to be furnished to the indenture trustee a list of the names and addresses of the securityholders:

•	as of each Record Date, within five days of that Record Date; and

•	within 30 days after receipt by the issuing entity of a written request from the owner trustee or indenture trustee for that list, as of not more than ten days before that list is furnished.

Neither the trust agreement nor any applicable indenture will provide for the holding of annual or other meetings of securityholders.

Statements to Securityholders

With respect to each series of securities, on each payment date the owner trustee or indenture trustee, as applicable, will include with each payment or distribution to each securityholder a statement (prepared by the servicer) setting forth for that payment date and the related collection period, the following information (and any additional information so specified in the applicable prospectus supplement) to the extent applicable to that series of securities:

•	the amount of the distribution on or with respect to each class of the securities allocable to principal;

•	the amount of the distribution on or with respect to each class of the securities allocable to interest;

•	the aggregate distribution amount for that payment date;

•	the payments to any enhancement provider with respect to any credit or liquidity enhancement on that payment date;

•	the number of, and aggregate outstanding principal balance of, the related receivables which are delinquent as of the end of the related collection period;

•	the aggregate servicing fee paid to the servicer with respect to that collection period;

•	if applicable, the amount of payment or distribution, as the case may be, allocable to the certificate distribution account;

•	the amount of collections on the receivables for that collection period;

•	the amount of any principal or interest shortfall with respect to each class of securities and the amount required from any applicable enhancement provider to pay any shortfall;

•	the aggregate amount of proceeds received by the servicer, net of reimbursable out-of-pocket expenses, in respect of a receivable which is a defaulted receivable;

•	the Pool Factor and/or the Note Factor;

•	the Net Pool Balance; and

•	the amount remaining of any credit or liquidity enhancement, if applicable.

The indenture trustee or owner trustee, as applicable, will make available via its internet website all reports or notices required to be provided by the applicable trustee under the applicable transaction documents.

Within a reasonable period of time after the end of each calendar year during the term of each issuing entity, but not later than the latest date permitted by applicable law, the owner trustee, the indenture trustee or the paying agent will furnish information required to complete federal income tax returns to each person who on any Record Date during the calendar year was a registered securityholder. See “The Securities — Statements to Securityholders” in this prospectus.

Restrictions on Ownership and Transfer

To the extent described in the applicable prospectus supplement, there may be restrictions on ownership or transfer of any securities of a series. Further, the securities of any series are complex investments. Only investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment and default risks, the tax consequences of the investment and the interaction of these factors should consider purchasing any series of securities. See “Risk Factors — The securities may not be a suitable investment for you” in this prospectus. In addition, because the securities of a series will not be listed on any securities exchange, you could be limited in your ability to resell them. See “Risk Factors — The absence of a secondary market for the securities could limit your ability to resell your securities” in this prospectus.

THE TRANSACTION DOCUMENTS

The following summary describes the material terms of:

•	each “purchase agreement” or “transfer agreement” pursuant to which the originators or FTH LLC (each, a “transferor”) will sell receivables (collectively, the “transfer agreements”);

•	each “contribution agreement” or each “sale agreement,” pursuant to which an issuing entity will purchase receivables from the depositor (collectively, the “sale agreements”); and

•	each “servicing agreement,” pursuant to which the servicer will agree to service the receivables (collectively, the “servicing agreements”); and

•

each “administration agreement,” if any, pursuant to which an originator or another party specified in the applicable prospectus supplement will undertake specified administrative duties with respect to an issuing entity.

Forms of the transaction documents have been filed as exhibits to the registration statement of which this prospectus is a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each applicable transfer agreement, sale agreement, servicing agreement and administration agreement and the applicable prospectus supplement.

Transfer and Assignment of the Receivables

Transfer and Assignment by the Originators. Prior to the issuance of a series of securities by the issuing entity, pursuant to the relevant transfer agreement, each originator specified in the applicable prospectus supplement will sell and assign to the depositor or FTH LLC (for immediate sale to the depositor), without recourse, its entire interest in the receivables of the related receivables pool, including its security interest in the related financed vehicles, and proceeds thereof. Prior to such sale and assignment, that originator may have acquired all or a portion of the transferred receivables from another originator.

Contribution and Assignment by the Depositor. Prior to the issuance of a series of securities by the issuing entity, the depositor will sell, contribute and/or assign to that issuing entity, without recourse, pursuant to the relevant sale agreement, the depositor’s entire interest in the receivables of the related receivables pool, including its security interest in the related financed vehicles. Each receivable will be identified in a schedule appearing as an exhibit to the sale agreement or the related transfer agreements or delivered to the purchaser of the receivables. Neither the owner trustee nor the indenture trustee will independently verify the existence and qualification of any receivables. The owner trustee or indenture trustee in respect of the issuing entity will, concurrently with the sale, contribution and/or assignment of the receivables to the issuing entity, execute, authenticate and deliver the certificates and/or notes representing the related securities.

Representations and Warranties of the Transferors. Pursuant to each transfer agreement and sale agreement, the applicable transferor will represent that each receivable sold and assigned under that transfer agreement will satisfy the criteria set forth above under “The Receivables — The Receivables Pool.”

If any party to a transfer agreement or a sale agreement discovers a breach of any of the representations and warranties with respect to any of the criteria required by that transfer at the time such representations and warranties were made which materially and adversely affects the interests of the issuing entity, the securityholders or any enhancement provider, the party discovering that breach will give prompt written notice of that breach to the other parties to the transfer agreement or sale agreement, as applicable; provided, that delivery of a monthly servicer’s certificate which identifies the receivables that are being or have been repurchased will be deemed to constitute prompt notice of that breach; provided, further, that the failure to give that notice will not affect any obligation of the applicable transferor under such transfer agreement or such sale agreement, as applicable. If the breach materially and adversely affects the interests of the issuing entity or the securityholders in the related receivable and the applicable transferor does not correct or cure that breach prior to the end of the collection period which includes the 60th day (or if the applicable transferor elects, an earlier date) after the date that the applicable transferor became aware or was notified of that breach then the depositor will repurchase any receivable materially and adversely affected by such breach from the issuing entity on the payment date following the end of such collection period. Any such breach or failure will not be deemed to have a material adverse effect if such breach or failure does not affect the ability of the issuing entity to receive and retain timely payment in full on such receivable. Any such purchase by the depositor will be at a repurchase price equal to the outstanding principal balance of that receivable plus accrued interest. In consideration for that repurchase, the repurchasing party will pay (or will cause to be paid) the repurchase price by depositing the repurchase price into the collection account on that payment date. The repurchase obligation will constitute the sole remedy available to the securityholders or the indenture trustee for the failure of a receivable to meet any of the eligibility criteria set forth in the relevant transfer agreement or sale agreement.

The Collection Account and Permitted Investments

With respect to each issuing entity, the servicer, the owner trustee or the indenture trustee will establish and maintain one or more non-interest bearing accounts, known collectively as the collection account, in the name of the related owner trustee or indenture trustee on behalf of the related securityholders and any other secured party described in the applicable prospectus supplement into which, among other things, all payments made on or with respect to the related receivables and amounts released from the reserve or spread account will be deposited for payment to the related securityholders and any other secured party, as described in the applicable prospectus supplement. Funds in the collection account will be invested in Permitted Investments by the indenture trustee, acting at the direction of the servicer. All investments of funds in the collection account will mature so that such funds will be available on the business day prior to the related payment date. Income from amounts on deposit in the collection account which are invested in Permitted Investments will be applied as set forth in the applicable prospectus supplement.

Other Accounts

The collection account and any other Issuing Entity Accounts to be established with respect to an issuing entity will be described in the applicable prospectus supplement. For any series of securities, funds in any Issuing Entity Accounts as may be identified in the applicable prospectus supplement will be invested in Permitted Investments as provided in the related servicing agreement, trust agreement or indenture.

Payments on Receivables

Each servicing agreement will require the servicer to make deposits of an amount equal to all collections received on or in respect of the receivables during any collection period (net of any amounts which otherwise would be paid to the servicer or its affiliates) into the collection account within the timeframe specified in the applicable prospectus supplement. Pending deposit into the collection account, collections may be commingled and used by the servicer at its own risk and are not required to be segregated from its own funds.

Payments and Distributions on the Securities

With respect to each series of securities, beginning on the payment date specified in the applicable prospectus supplement, payments and distributions of principal of and interest on, or, where applicable, of principal or interest only, on each class of securities entitled thereto will be made by the indenture trustee or the owner trustee to the noteholders and the certificateholders of that series, as specified in the applicable prospectus supplement. The timing, calculation, allocation, order, source, priorities of and requirements for all payments and distributions to each class of securities of the series in accordance with directions of the servicer will be set forth in the applicable prospectus supplement.

With respect to each issuing entity, on each payment date, collections on the related receivables will be withdrawn from the related collection account and will be paid and distributed to the related securityholders and certain other parties (such as the servicer) as provided in the applicable prospectus supplement. Credit enhancement may be available to cover any shortfalls in the amount available for payment or distribution to the securityholders on that payment date to the extent specified in the applicable prospectus supplement. If specified in the applicable prospectus supplement, payments or distributions in respect of one or more classes of securities of the applicable series may be subordinate to payments or distributions in respect of one or more other classes of securities of that series.

Credit and Cash Flow Enhancement

The amounts and types of credit and cash flow enhancement arrangements, if any, and the provider thereof, if applicable, with respect to each class of securities of a given series will be set forth in the applicable prospectus supplement.

Credit and cash flow enhancements are intended to enhance the likelihood of receipt by the securityholders of the full amount of interest and principal due on their securities.

Credit and cash flow enhancements may not provide protection against all risks of loss and do not guarantee payment of interest and repayment of the entire principal amount of your securities. If losses on receivables exceed the credit enhancement available, securityholders will bear their allocable share of the loss. The amount and the type of credit and payment enhancements for each class of securities will be described in the applicable prospectus supplement, but will be limited to the types of credit and cash flow arrangements specified in this prospectus.

Applicable credit enhancements may include one or more of the following:

•

A reserve or spread account, funded with a cash deposit, a letter of credit or a combination of a cash deposit and a letter of credit available to cover trustee fees and expenses, servicing fees, reimbursement of servicer advances, payments to interest rate or currency hedge providers, interest payments on the securities, priority principal payments and final principal payments if collections on the receivables were insufficient. Any amounts remaining on deposit after payment of all fees and expenses owing by the issuing entity and amounts owing on the securities would be returned to the depositor or other provider of the cash or deposit or distributed to the certificateholder.

•

Excess interest available to cover trustee fees and expenses, servicing fees, reimbursement of servicer advances, payments to interest rate or currency hedge providers, interest payments on the securities, and principal payments on the securities. The amount of excess spread will depend on factors such as the contract rates, interest rates on the securities, prepayments, yield supplement overcollateralization amounts and losses.

•	Overcollateralization, which is the amount by which the net pool balance of the receivables exceeds the principal balance of the securities.

•

Yield supplement discount arrangements for low contract rate receivables where the payments due under certain low contract rate receivables are discounted at both the contract rate and at a higher rate and the aggregate difference of the discounted payments in each month is subtracted from the pool balance in order to increase the amount of principal required to be paid on each payment date.

•

One or both of the following structural features: subordination that will cause more junior classes of securities to absorb losses before more senior classes and “turbo” payments where interest as well as principal collections from the receivables will be used to repay a class or classes of securities and no amounts are released to the residual until such class or classes are paid.

Applicable cash flow enhancements may include the following:

•

Interest rate swaps where the issuing entity makes fixed payments on a monthly or quarterly basis to a swap counterparty and receives a payment based on an interest rate index and interest rate caps where the issuing entity makes an upfront payment to a swap counterparty and receives a payment on a monthly or quarterly basis to the extent the applicable interest rate index exceeds a stated, or capped, amount.

•

Currency swaps where the issuing entity makes fixed payments in one currency on a monthly or quarterly basis to a swap counterparty and receives a payment in a second currency based on the exchange rate between the two currencies.

•

Guaranteed investment contracts or guaranteed rate agreements under which in exchange for either a fixed one-time payment or a series of periodic payments the issuing entity will receive specified payments from a counterparty either in fixed amounts or in amounts sufficient to achieve the returns specified in the agreement and described in the applicable prospectus supplement.

•

Third party payments or guarantees, under which a third party would pay amounts specified in the applicable prospectus supplement if other assets of the issuing entity were insufficient to make required payments or would pay if assets of the issuing entity were unavailable, such as collections held by the servicer at the time of a bankruptcy proceeding.

•

Surety bonds or insurance policies, which would be purchased for the benefit of the holders of any specified class of securities to assure distributions of interest or principal with respect to that class in the manner and amount specified in the applicable prospectus supplement.

•

Letters of credit, under which the issuer of a letter of credit will be obligated to honor demands with respect to that letter of credit, to the extent of the amount available thereunder, and under the circumstances and subject to any conditions specified in the applicable prospectus supplement.

Any credit enhancement that constitutes a guarantee of the applicable securities will be separately registered under the Securities Act of 1933, as amended (the “Securities Act”) under a new registration statement, unless exempt from registration under the Securities Act.

The presence of credit enhancement for the benefit of any class or series of securities is intended to enhance the likelihood of receipt by the securityholders of that class or series of the full amount of principal and interest due thereon and to decrease the likelihood that those securityholders will experience losses. Any form of credit enhancement will have limitations and exclusions from coverage thereunder, which will be described in the applicable prospectus supplement. The credit enhancement for a class or series of securities will not provide protection against all risks of loss and may not guarantee repayment of the entire outstanding balance and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders may suffer a loss on their investment in those securities, as described in the applicable prospectus supplement. In addition, if a form of credit enhancement covers more than one class of securities, securityholders of any given class will be subject to the risk that the credit enhancement will be exhausted by the claims of securityholders of other classes.

Servicer Reports

The servicer will perform monitoring and reporting functions with respect to the related receivables pool, including the preparation and delivery of a statement described under “The Securities — Statements to Securityholders” in this prospectus.

Purchase of Receivables by the Servicer

To the extent described in the applicable prospectus supplement, the servicer may be required to purchase receivables as to which the servicer has breached its servicing covenants in any manner that materially and adversely affects the interest of the issuing entity or the securityholders or any applicable credit enhancement provider and the servicer is unable to timely cure such breach.

Servicing Fee

The servicer will be entitled to a monthly servicing fee as compensation for the performance of its obligations under each servicing agreement. The precise calculation of this monthly servicing fee will be specified in the applicable prospectus supplement and the related transaction documents. The servicer or its designee will also be entitled to retain, as additional compensation, any and all late fees, extension fees, non-sufficient funds charges and any and all other administrative fees or similar charges allowed by applicable law with respect to any receivable, as described in the applicable prospectus supplement. To the extent specified in the applicable prospectus supplement, the servicer or its designee may also be entitled to receive net investment income from Permitted Investments as additional servicing compensation. The servicer will not be entitled to reimbursement for any expenses incurred by it in connection with its servicing activities under the servicing agreements, except to the extent specified in the applicable prospectus supplement and the related transaction documents.

Collection of Receivable Payments

The servicer will make reasonable efforts to collect all payments called for under the terms and provisions of the receivables as and when the same become due in accordance with its customary servicing practices. Generally, the servicer may grant extensions, rebates, deferrals, amendments, modifications or adjustments with respect to any receivable in accordance with its customary servicing practices and the applicable servicing agreement, subject to any limitations set forth in the servicing agreement and described in the related prospectus supplement; provided, however, that if the servicer (i) extends the date for final payment by the obligor of any receivable beyond a specific date identified in the applicable prospectus supplement or (ii) reduces the contract rate or the outstanding principal balance, in either case, other than as required by applicable law (including without limitation, the Relief Act) or court order, or in certain other circumstances described in the applicable prospectus supplement, it will promptly purchase such receivable subject to any restrictions specified in the applicable prospectus supplement. Subject to the purchase obligation described in the proviso above, the servicer and its affiliates (each in its individual capacity) may engage in any marketing practice or promotion or any sale of any products, goods or services to obligors with respect to the related receivables so long as such practices, promotions or sales are offered to obligors of comparable motor vehicle receivables serviced by the servicer for itself and others, whether or not such practices, promotions or sales might result in a decrease in the aggregate amount of payments on the receivables, prepayments or faster or slower timing of the payment of the receivables. The servicer and its affiliates (each in its individual capacity) may also sell insurance or debt cancellation products, including products which result in the cancellation of some or all of the amount of a receivable upon the death or disability of the related obligor or any casualty with respect to the financed vehicle. The servicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a receivable. Additionally, the servicer may refinance any receivable and deposit the full outstanding principal balance of such receivable into the collection account. The receivable created by such refinancing shall not be property of the issuing entity.

Upon discovery of a breach of certain other servicing covenants set forth in the related servicing agreement which materially and adversely affects the interests of the issuing entity or the securityholders, the party discovering that breach will give prompt written notice of that breach to the other parties to the servicing agreement; provided, that delivery of the monthly servicer’s certificate will be deemed to constitute prompt notice by the servicer and the issuing entity of that breach; provided, further, that the failure to give that notice will not affect any obligation of the servicer under the servicing agreement. If the breach materially and adversely affects the interests of the issuing entity or the securityholders, then the servicer will either (a) correct or cure that breach or (b) purchase that receivable from the issuing entity, in either case on or before the payment date following the end of the collection period which includes the 60th day (or if the servicer elects, an earlier date) after the date the servicer became aware or was notified of that breach. Such breach will be deemed not to materially and adversely affect such receivable if it does not affect the ability of the issuing entity to receive and retain timely payment in full on such receivable. Any such purchase by the servicer will be at a purchase price equal to the outstanding principal balance of that receivable plus unpaid accrued interest. In consideration for that purchase, the purchasing party will pay (or will cause to be paid) the purchase price by depositing the purchase price into the collection account on the date of purchase. The purchase obligation will constitute the sole remedy available to the issuing entity and the indenture trustee for a breach by the servicer of certain of its servicing covenants under the servicing agreement.

Unless required by law or court order, the servicer will not release the financed vehicle securing each receivable from the security interest granted by such receivable in whole or in part except in the event of payment in full by or on behalf of the obligor thereunder or payment in full less a deficiency which the servicer would not attempt to collect in accordance with its customary servicing practices or in connection with repossession or except as may be required by an insurer in order to receive proceeds from any insurance policy covering such financed vehicle.

Advances

If and to the extent specified in the applicable prospectus supplement, on each payment date the servicer may be required to advance monthly payments on receivables due but not received (or not received in full) during and prior to the related collection period. However, the servicer will not be obligated to make an advance if funds available in the related collection account on that payment date are sufficient to make specified payments to the securityholders and other parties on that payment date. Further, the servicer will not be obligated to make an advance if the servicer reasonably determines in its sole discretion that that advance is not likely to be repaid from future cash flows from the receivables pool. No advance will be made with respect to defaulted receivables. In making advances, the servicer will assist in maintaining a regular flow of scheduled principal and interest payments on the receivables, rather than to guarantee or insure against losses. Accordingly, all advances will be reimbursable to the servicer from collections on the receivables pool prior to any distributions on the securities of the related series.

Realization Upon Defaulted Receivables

On behalf of the related issuing entity, the servicer will use commercially reasonable efforts, consistent with its customary servicing practices, to repossess or otherwise convert the ownership of and liquidate the financed vehicle securing any receivable as to which the servicer has determined eventual payment in full is unlikely unless it determines in its sole discretion that repossession will not increase the liquidation proceeds by an amount greater than the expense of such repossession or that the proceeds ultimately recoverable with respect to such receivable would be increased by forbearance. The servicer will follow such customary servicing practices as it deems necessary or advisable, which may include reasonable efforts to realize upon any recourse to any dealer and selling the financed vehicle at public or private sale. The foregoing will be subject to the provision that, in any case in which the financed vehicle has suffered damage, the servicer will not be required to expend funds in connection with the repair or the repossession of such financed vehicle unless it determines in its sole discretion that such repair and/or repossession will increase the liquidation proceeds by an amount greater than the amount of such expenses. The servicer may from time to time (but is not required to) sell any deficiency balance in accordance with its customary servicing practices; provided, however, that (i) such sale must be made at a price equal to the fair market value of such deficiency balance in immediately available funds and (ii) such sale must be without recourse, representation or warranty by the issuing entity or the servicer (other than any representation or warranty regarding the absence of liens, that the issuing entity has good title to the deficiency balance, or similar representation or warranty). Net proceeds of any such sale allocable to the receivable will constitute liquidation proceeds, and the sole right of the related issuing entity and the related indenture trustee, if any, with respect to any such sold receivables will be to receive such liquidation proceeds. Upon such sale, the servicer will mark its computer records indicating that any such receivable sold no longer belongs to the related issuing entity. The servicer is authorized to take any and all actions necessary or appropriate on behalf of the related issuing entity to evidence the sale of the receivable free from any lien or other interest of the related issuing entity or the related indenture trustee.

Evidence as to Compliance

Each servicing agreement will provide that so long as the depositor is filing reports under the Exchange Act with respect to the issuing entity, the servicer will deliver annually to the related issuing entity and indenture trustee and/or owner trustee, as applicable, on or before the date specified in the servicing agreement, an officer’s certificate stating that (i) a review of the servicer’s activities during the preceding calendar year and of performance under the applicable servicing agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, the servicer has fulfilled all its obligations under the applicable servicing agreement in all material respects throughout the year, or, if there has been a failure to fulfill any of these obligations in any material respect, specifying each failure known to the officer and the nature and status of the failure.

In addition, except as described below, each party that participates in the servicing function with respect to more than 5% of the receivables and other assets comprising the related issuing entity will deliver annually to the related issuing entity, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) and that contains the following:

•	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

•	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

•

the party’s Assessment of Compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

•

a statement that a registered public accounting firm has issued an Attestation Report on the party’s Assessment of Compliance with the applicable servicing criteria during and as of the end of the prior calendar year.

Further, except as described below, each party which is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

To the extent specified in the related prospectus supplement, a party participating in the servicing and administration of the receivables may no longer be required to provide an Assessment of Compliance or an Attestation Report if the depositor is no longer filing reports under the Exchange Act with respect to the related issuing entity.

Material Matters Regarding the Servicer

The servicer may not resign from its obligations and duties under any servicing agreement unless it determines that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until a successor servicer has assumed the servicer’s servicing obligations. The servicer may not assign any servicing agreement or any of its rights, powers, duties or obligations thereunder except in connection with a consolidation or merger. However, unless otherwise specified in the applicable prospectus supplement, the servicer may delegate (i) any or all of its duties to any of its affiliates or (ii) specific duties to sub-contractors who are in the business of performing those duties. However, the servicer will remain responsible for any duties it has delegated.

Upon the termination or resignation of the servicer, the servicer will continue to perform its functions as servicer, until a newly appointed servicer for the applicable receivables pool has assumed the responsibilities and obligations of the resigning or terminated servicer.

Upon appointment of a successor servicer, the successor servicer will assume all of the responsibilities, duties and liabilities of the servicer with respect to the related receivables pool (other than with respect to certain obligations of the predecessor servicer that survive its termination as servicer including indemnification obligations against certain events arising before its replacement); provided, however, that a successor servicer may not have any responsibilities with respect to making advances. If a bankruptcy trustee or similar official has been appointed for the servicer, that trustee or official may have the power to prevent the indenture trustee, the owner trustee and the securityholders from effecting that transfer of servicing. The predecessor servicer will have the right to be reimbursed for any outstanding advances, if any, made with respect to the related receivables pool to the extent funds are available therefor in accordance with the applicable priority of payments.

Servicer Replacement Events

The servicer replacement events under any servicing agreement will be specified in the applicable prospectus supplement.

Upon the occurrence of any servicer replacement event, the sole remedy available to the issuing entity and securityholders will be to remove the servicer and appoint a successor servicer, as provided in the applicable prospectus supplement. However, if the commencement of a bankruptcy or similar case or proceeding were the only servicer replacement event, and a bankruptcy trustee or similar official has been appointed for the servicer, the trustee or such official may have the power to prevent the servicer’s removal.

Rights Upon Default by the Servicer

Matters relating to the termination of the related servicer’s rights and obligations and the waiver of any defaults by the related servicer under the related servicing agreement will be described in the applicable prospectus supplement.

Amendment

Each of the transaction documents (other than each indenture) may be amended in the manner and for the purposes described in the applicable prospectus supplement. In certain circumstances specified in the applicable prospectus supplement and the related transaction documents, the transaction documents may be amended without the consent of the securityholders.

Optional Redemption

To the extent specified in the applicable prospectus supplement, in order to avoid excessive administrative expense, the depositor, the servicer or other entity specified in the applicable prospectus supplement will be permitted at its option to purchase the remaining receivables and other property included in the issuing entity property (other than the reserve account or other credit enhancement) of an issuing entity on any payment date as of which one of the following conditions is met, as specified in the applicable prospectus supplement: (i) the related Net Pool Balance, either before or after giving effect to the principal payments and distributions otherwise to be made on that payment date, has declined to the percentage of the initial Net Pool Balance plus any prefunded amounts specified in the applicable prospectus supplement or (ii) the Net Pool Balance of the securities, as of the last day of the related collection period, has declined to the percentage of the initial principal balance of the securities specified in the applicable prospectus supplement. If this option is exercised, the purchase price will be equal to the Net Pool Balance plus accrued and unpaid interest on the receivables. In no event will any noteholders or certificateholders or the related issuing entity be subject to any liability to the entity purchasing the receivables as a result of or arising out of that entity’s purchase of the receivables.

As more fully described in the applicable prospectus supplement, any outstanding notes of the issuing entity will be redeemed concurrently with occurrence of the event specified in the preceding paragraph, and the subsequent distribution to the related certificateholders, if any, of all amounts required to be distributed to them pursuant to the applicable trust agreement will effect early retirement of the certificates of that series. The final payment or distribution to any securityholder will be made only upon surrender and cancellation of the securityholder’s security at an office or agency of the owner trustee or indenture trustee specified in the notice of termination. The owner trustee or indenture trustee will return, or cause to be returned, any unclaimed funds to the issuing entity.

The Owner Trustee and the Indenture Trustee

Each of the owner trustee and the indenture trustee, if applicable for any series of securities will be identified in the prospectus supplement for that series, along with a description of the material rights, duties and obligations of that trustee. Generally, prior to an event of default with respect to a series of securities, the owner trustee and indenture trustee will be required to perform only those duties specifically required of it under the related sale agreement, servicing agreement, trust agreement, administration agreement or indenture, as applicable. Generally, those duties are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the owner trustee or indenture trustee under the related sale agreement, servicing agreement, administration agreement, or indenture, as applicable, and the making of payments or distributions to securityholders in the amounts specified in reports provided by the servicer. Any exceptions to this general rule will be disclosed in the applicable prospectus supplement.

Each owner trustee and indenture trustee, and any of their respective affiliates, may hold securities in their own names. In addition, for the purpose of meeting the legal requirements of local jurisdictions, each owner trustee and indenture trustee, in some circumstances, acting jointly with the depositor or administrator, as applicable, will have the power to appoint co-trustees or separate trustees of all or any part of the related issuing entity property. In the event of the appointment of co-trustees or separate trustees, all rights, powers, duties and obligations conferred or imposed upon the owner trustee or indenture trustee by the related transaction documents will be conferred or imposed upon the owner trustee or indenture trustee and the separate trustee or co-trustee jointly, or, in any jurisdiction in which the owner trustee or indenture trustee is incompetent or unqualified to perform specified acts, singly upon the separate trustee or co-trustee who will exercise and perform any rights, powers, duties and obligations solely at the direction of the owner trustee or indenture trustee.

Each owner trustee and indenture trustee will be entitled to a fee. The applicable prospectus supplement will identify the party responsible for paying the trustee fees and for indemnifying the trustees against specified losses, liabilities or expenses incurred by that trustee in connection with the transaction documents.

The originators, the servicer, FTH LLC and the depositor may maintain commercial banking and investment banking relationships with each owner trustee and indenture trustee and their respective affiliates.

The Administrator

The sponsor or another party specified in the applicable prospectus supplement, in its capacity as administrator under an administration agreement to be dated as of the Closing Date, will perform the administrative obligations required to be performed by the issuing entity under the indenture or trust agreement, as applicable, and the other transaction documents. With respect to any issuing entity, as compensation for the performance of the administrator’s obligations under the applicable administration agreement and as reimbursement for its expenses related thereto, the administrator will be entitled to an administration fee in an amount to be set forth in the applicable administration agreement. Any administration fee will be paid by the servicer.

DESCRIPTION OF THE INDENTURE

The following summary describes the material terms of each indenture pursuant to which the notes of a series, if any, will be issued. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each applicable indenture and the applicable prospectus supplement.

Modification of Indenture

See “The Transaction Documents — Amendment” in this prospectus and “The Transfer Agreements, the Servicing Agreement and the Administration Agreement — Amendment Provisions” in the applicable prospectus supplement.

Events of Default Under the Indenture; Rights Upon Event of Default

With respect to the notes of a given series, what constitutes an “event of default” under the related indenture will be specified in the applicable prospectus supplement.

The failure to pay principal of a class of notes generally will not result in the occurrence of an event of default under the indenture until the final scheduled payment date for that class of notes.

With respect to each series that includes notes, the rights and remedies of the related indenture trustee, the related holders of the notes and the related credit enhancement provider, if any, will be described in the applicable prospectus supplement.

Material Covenants

Each indenture will provide that each issuing entity will not, among other things:

•

except as expressly permitted by the applicable indenture, the applicable sale agreement, applicable servicing agreement, the applicable trust agreement, the applicable administration agreement or the other transaction documents, sell, transfer, exchange or otherwise dispose of any of the assets of the issuing entity;

•

claim any credit on or make any deduction from the principal and interest payable in respect of the notes of the related series (other than amounts withheld under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), or applicable state law) or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon any part of the issuing entity property;

•	dissolve or liquidate in whole or in part;

•	merge or consolidate with, or transfer substantially all of its assets to, any other person;

•

permit the validity or effectiveness of the related indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under that indenture except as may be expressly permitted thereby;

•

permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (except certain permitted encumbrances) to be created on or extend to or otherwise arise upon or burden the assets of the issuing entity or any part thereof, or any interest therein or the proceeds thereof; or

•	incur, assume or guarantee any indebtedness other than indebtedness incurred in accordance with the transaction documents.

List of Noteholders

With respect to the notes of any issuing entity, three or more holders of the notes of any issuing entity or one or more holders of such notes evidencing not less than 25% of the aggregate outstanding principal amount of the notes may, by request to the related indenture trustee accompanied by a copy of the communication that the applicant proposes to send, obtain access to the list of all noteholders maintained by such indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the related indenture or under such notes.

Annual Compliance Statement

So long as the depositor is filing reports with regard to the issuing entity under the Exchange Act, each issuing entity will be required to deliver annually to the related indenture trustee a written officer’s statement as to the fulfillment of its obligations under the indenture which, among other things, will state that to the best of the officer’s knowledge, the issuing entity has complied with all conditions and covenants under the indenture throughout that year in all material respects or, if there has been a default in the compliance of any condition or covenant, specifying each default known to that officer and the nature and status of that default.

Indenture Trustee’s Annual Report

If required by the Trust Indenture Act of 1939, as amended, the indenture trustee for each issuing entity will be required to mail each year to all related noteholders a brief report setting forth the following:

•	its eligibility and qualification to continue as indenture trustee under the related indenture;

•	information regarding a conflicting interest of the indenture trustee;

•	if the related indenture requires the indenture trustee to make advances, any amount advanced by it under the indenture;

•	any change to the amount, interest rate and maturity date of any indebtedness owing by the issuing entity to the applicable indenture trustee in its individual capacity;

•	any change to the property and funds physically held by the indenture trustee in its capacity as indenture trustee;

•	any release, or release and substitution, of property subject to the lien of the related indenture that has not been previously reported;

•	any additional issue of notes that has not been previously reported; and

•	any action taken by it that materially affects the related notes or the trust property and that has not been previously reported.

Documents by Paying Agent to Noteholders

The paying agent, at the expense of the issuing entity, will deliver to each noteholder, not later than the latest date permitted by law, such information as may be required by law to the extent not already provided thereto to enable such holder to prepare its federal and state income tax returns.

Satisfaction and Discharge of Indenture

An indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all the related notes or, subject to specified limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes and any other amounts due from the issuing entity under the related indenture.

The Indenture Trustee

The indenture trustee for each issuing entity that issues notes will be specified in the applicable prospectus supplement. The principal office of the indenture trustee will be specified in the applicable prospectus supplement. The indenture trustee for any issuing entity may resign at any time, in which event the issuing entity will be obligated to appoint a successor indenture trustee for such issuing entity. The issuing entity will remove an indenture trustee if such indenture trustee ceases to be eligible to continue as such under the related indenture or if such indenture trustee becomes insolvent or is otherwise incapable of acting. In such circumstances, the issuing entity will be obligated to appoint a successor indenture trustee for the notes of the applicable issuing entity. In addition, a majority of the outstanding principal amount of the controlling class or of all the notes (as specified in the applicable prospectus supplement) may remove the indenture trustee without cause and may appoint a successor indenture trustee. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee for the notes of the issuing entity does not become effective until acceptance of the appointment by the successor indenture trustee for such issuing entity and payment of all fees and expenses owed to the outgoing indenture trustee.

Additional matters relating to the indenture trustee are described under “The Transaction Documents — The Owner Trustee and the Indenture Trustee” in this prospectus and under “The Trustees — The Indenture Trustee” in the applicable prospectus supplement.

FDIC Rule Covenant

The applicable prospectus supplement will state whether or not the transaction contemplated by that prospectus supplement is intended to comply with the FDIC Rule. The FDIC Rule imposes a number of requirements on an issuing entity, the depositor, any other intermediate entity that may be a transferee, the sponsor and the servicer, and each such party will agree to facilitate compliance with these requirements by complying with its obligations in the FDIC Rule Covenant. See “Material Legal Aspects of the Receivables—FDIC Rule” in this prospectus. Each indenture related to a transaction structured to comply with the FDIC Rule will contain an FDIC Rule Covenant, which will require, among other things, that:

(1) payment of principal and interest on the securitization obligations must be primarily based on the performance of the financial assets transferred to the issuing entity;

(2)     information describing the financial assets, obligations, capital structure, compensation of the relevant parties and historical performance data must be made available to the investors, including (i) information about the obligations and securitized financial assets in compliance with Regulation AB, (ii) information about the transaction structure, performance of the obligations, priority of payments, subordination features, representations and warranties regarding the financial assets, remedies, liquidity facilities, credit enhancement, waterfall triggers and policies governing delinquencies, servicer advances, loss mitigation and write-offs, (iii) information with respect to the credit performance of the obligations and financial assets on an ongoing basis, and (iv) the compensation paid to the originator, sponsor, rating agency, third-party advisor, broker and servicer and changes to such amounts paid, and the extent to which the risk of loss is retained by any of them;

(3)     the sponsor must retain an economic interest in a material portion (not less than five percent) of the credit risk of the financial assets, which threshold may be adjusted to comply with Section 941(b) of the Dodd-Frank Act when the final rule enacting such section becomes effective;

(4)     the obligations in the securitization cannot be predominantly sold to an affiliate (other than a wholly-owned subsidiary consolidated for accounting and capital purposes with the sponsor or to an affiliated broker-dealer who purchased such obligations with a view to promptly resell such obligations to persons or entities that are neither affiliates nor insiders of the sponsor in the ordinary course of such broker-dealers business) or insider of the sponsor;

(5)     the sponsor must identify in its financial asset data bases and otherwise account for the financial assets transferred as specified by the FDIC Rule; and

(6)     if the sponsor is acting as servicer, custodian or paying agent, the sponsor must not commingle collections for more than two business days. See “Material Legal Aspects of the Receivables—FDIC Rule” in this prospectus.

Each noteholder and each certificateholder in a transaction structured to comply with the FDIC Rule, by accepting a note or certificate, as applicable, will acknowledge and agree that the purpose of the FDIC Rule Covenant is to facilitate compliance with the FDIC Rule by Fifth Third Bank, each intermediate transferee, the depositor, the sponsor and the issuing entity, and that the provisions set forth in the FDIC Rule Covenant will have the effect and meanings that are appropriate under the FDIC Rule as such meanings change over time on the basis of evolving interpretations of the FDIC Rule.

MATERIAL LEGAL ASPECTS OF THE RECEIVABLES

Rights in the Receivables

The transfer of the receivables by an originator to FTH LLC, by FTH LLC to the depositor, and by the depositor to the applicable issuing entity, and the pledge thereof to an indenture trustee, if any, the perfection of the security interests in the receivables and the enforcement of rights to realize on the related financed vehicles as collateral for the receivables are subject to a number of federal and state laws, including the Uniform Commercial Code and certificate of title act as in effect in various states. The servicer and the depositor will take the actions described below to perfect the rights of the issuing entity and the indenture trustee in the receivables.

Under each servicing agreement or indenture, as applicable, the servicer or a subservicer may be appointed by the issuing entity or indenture trustee to act as the custodian of the receivables. The servicer or a subservicer, as the custodian, will have possession of the original contracts giving rise to the receivables. To the extent any of the receivables arise under or are evidenced by contracts in electronic form (such electronic contracts, together with the original contracts in tangible form, collectively “chattel paper”), the servicer or subservicer, as the custodian, will have printed copies of the electronic contracts and the capability of accessing the electronic information. While neither the original contracts nor the printed copies of electronic contracts giving rise to the receivables will be marked to indicate the ownership interest thereof by the issuing entity, and neither the custodian nor the indenture trustee will have “control” of the authoritative copy of those contracts that are in electronic form, appropriate UCC-1 financing statements reflecting the transfer and assignment of the receivables by each applicable originator to the depositor and by the depositor to the issuing entity, and the pledge thereof to an indenture trustee will be filed to perfect that interest and give notice of the issuing entity’s ownership interest in, and the indenture trustee’s security interest in, the receivables and related chattel paper. If, through inadvertence or otherwise, any of the receivables were sold or pledged to another party who purchased (including a pledgee) the receivables in the ordinary course of its business and took possession of the original contracts in tangible form or “control” of the authoritative copy of the contracts in electronic form giving rise to the receivables, the purchaser would acquire an interest in the receivables superior to the interests of the issuing entity and the indenture trustee if the purchaser acquired the receivables for value and without knowledge that the purchase violates the rights of the issuing entity or the indenture trustee, which could cause investors to suffer losses on their securities.

Generally, the rights held by assignees of the receivables, including without limitation the issuing entity and the indenture trustee, will be subject to:

•	all the terms of the contracts related to or evidencing the receivable; and any defense or claim in recoupment arising from the transaction that gave rise to the contracts; and

•	any other defense or claim of the obligor against the assignor of such receivable which accrues before the obligor receives notification of the assignment.

Because none of the applicable originator, FTH LLC, the depositor or the issuing entity is obligated to give the obligors notice of the assignment of any of the receivables, the issuing entity and the indenture trustee, if any, will be subject to defenses or claims of the obligor against the assignor even if such claims are unrelated to the receivable.

An originator typically takes physical possession of the signed original retail installment sales contracts to assure that it has priority in its rights under the receivables against the dealers and their respective creditors. Under the UCC, a purchaser of chattel paper who takes physical possession of the chattel paper has priority over FTH LLC and its creditors in the event of FTH LLC’s bankruptcy. If a retail installment contract is amended and the purchaser does not or is unable to take physical possession of the signed original amendment, there is a risk that creditors of the selling dealer could have priority over the issuer’s rights in the contract.

Security Interests in the Financed Vehicles

Obtaining Security Interests in Financed Vehicles. In all states in which the receivables have been originated, motor vehicle retail installment sales contracts and/or installment loans such as the receivables evidence the purchase or refinancing of automobiles, light-duty trucks and/or other types of motor vehicles. The receivables also constitute personal property security agreements and include grants of security interests in the financed vehicles under the applicable Uniform Commercial Code. Perfection of security interests in the financed vehicles is generally governed by the motor vehicle registration laws of the state in which the financed vehicle is located. In most states, a security interest in an automobile, a light-duty truck and/or another type of motor vehicle is perfected by obtaining the certificate of title to the financed vehicle or the notation of the secured party’s lien on the vehicle’s certificate of title. However, in California and in certain other states, certificates of title and the notation of the related lien may be maintained solely in the electronic records of the applicable department of motor vehicles or the analogous state office. As a result, any reference to a certificate of title in this prospectus or in the applicable prospectus supplement includes certificates of title maintained in physical form and electronic form which may also be held by third-party servicers. In some states, certificates of title maintained in physical form are held by the obligor and not the lienholder or a third-party servicer. Each transferor will warrant that it has taken all steps necessary to obtain a perfected first priority security interest with respect to all financed vehicles securing the receivables. If an originator fails, because of clerical errors or otherwise, to effect or maintain the notation of the security interest on the certificate of title relating to a financed vehicle, the issuing entity may not have a perfected first priority security interest in that financed vehicle.

If an originator did not take the steps necessary to cause the security interest of that originator to be perfected as described above until more than 30 days after the date the related obligor received possession of the financed vehicle, and the related obligor was insolvent on the date such steps were taken, the perfection of such security interest may be avoided as a preferential transfer under bankruptcy law if the obligor under the related receivables becomes the subject of a bankruptcy proceeding commenced within 30 days of the date of such perfection, in which case the applicable originator, and subsequently, the depositor, the issuing entity and the indenture trustee, if any, would be treated as an unsecured creditor of such obligor.

Perfection of Security Interests in Financed Vehicles. Each originator, either directly or indirectly, will sell the receivables and assign its security interest in each financed vehicle to the depositor. The depositor will sell the receivables and assign the security interest in each financed vehicle to the related issuing entity. However, because of the administrative burden and expense of retitling, the servicer, the depositor and the issuing entity will not amend any certificate of title to identify the issuing entity as the new secured party on the certificates of title relating to the financed vehicles. Accordingly, the applicable originator will continue to be named as the secured party on the certificates of title relating to the financed vehicles. In most states, assignments such as those under the transfer agreements and the sale agreement relating to each issuing entity are an effective conveyance of the security interests in the financed vehicles without amendment of the lien noted on the related certificate of title, and the new secured party succeeds to the assignor’s rights as the secured party. However, a risk exists in not identifying the related issuing entity as the new secured party on the certificate of title because the security interest of the issuing entity could be released without the issuing entity’s consent, another person could obtain a security interest in the applicable financed vehicle that is higher in priority than the interest of the issuing entity or the issuing entity’s status as a secured creditor could be challenged in the event of a bankruptcy proceeding involving the obligor.

In the absence of fraud, forgery or neglect by the financed vehicle owner or administrative error by state recording officials, notation of the lien of the applicable originator generally will be sufficient to protect the related issuing entity against the rights of subsequent purchasers of a financed vehicle or subsequent lenders who take a security interest in a financed vehicle. If there are any financed vehicles as to which the applicable originator has failed to perfect the security interest assigned to the related issuing entity, that security interest would be subordinate to, among others, subsequent purchasers of the financed vehicles and holders of perfected security interests.

Under the Uniform Commercial Code if a security interest in a financed vehicle is perfected by any method under the laws of one state, and the financed vehicle is then moved to another state and titled in that other state, the security interest that was perfected under the laws of the original state remains perfected as against all persons other than a purchaser of the vehicle for value for as long as the security interest would have been perfected under the law of the original state. However, a security interest in a financed vehicle that is covered by a certificate of title from the original state becomes unperfected as against a purchaser of that financed vehicle for value and is deemed never to have been perfected as against that purchaser if the security interest in that financed vehicle is not perfected under the laws of that other state within four months after the financed vehicle became covered by a certificate of title from the other state. A majority of states require surrender of a certificate of title to re-register a vehicle. Therefore, the servicer will provide the department of motor vehicles or other appropriate state or county agency of the state of relocation with the certificate of title so that the owner can effect the re-registration. If the financed vehicle owner moves to a state that provides for notation of a lien on the certificate of title to perfect the security interests in the financed vehicle, absent clerical errors or fraud, the applicable originator would receive notice of surrender of the certificate of title if its lien is noted thereon. Accordingly, the secured party will have notice and the opportunity to re-perfect the security interest in the financed vehicle in the state of relocation. If the financed vehicle owner moves to a state which does not require surrender of a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing its portfolio of motor vehicle receivables, the servicer takes steps to effect re-perfection upon receipt of notice of registration or information from the obligor as to relocation. Similarly, when an obligor under a receivable sells a financed vehicle, the servicer must provide the owner with the certificate of title, or the servicer will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related receivable before release of the lien. Under each servicing agreement, the servicer will, in accordance with its customary servicing practices, take such steps as are necessary to maintain perfection of the security interest created by each receivable in the related financed vehicle. Each issuing entity will authorize the servicer to take such steps as are necessary to re-perfect the security interest on behalf of the issuing entity and the indenture trustee in the event of the relocation of a financed vehicle or for any other reason.

The requirements for the creation, perfection, transfer and release of liens in financed vehicles generally are governed by state law, and these requirements vary on a state-by-state basis. Failure to comply with these detailed requirements could result in liability to the trust or the release of the lien on the vehicle or other adverse consequences. For example, the State of New York recently passed legislation allowing a dealer of used motor vehicles to have the lien of a prior lienholder in a motor vehicle released, and to have a new certificate of title with respect to that motor vehicle reissued without the notation of the prior lienholder’s lien, upon submission to the Commissioner of the New York Department of Motor Vehicles of evidence that the prior lien has been satisfied without any signature or formal release by the prior lienholder. It is possible that, as a result of fraud, forgery, negligence or error, a lien on a financed vehicle could be released without prior payment in full of the receivable.

Under the laws of most states, statutory liens such as liens for unpaid taxes, liens for towing, storage and repairs performed on a motor vehicle, motor vehicle accident liens and liens arising under various state and federal criminal statutes take priority over a perfected security interest in a financed vehicle. Under the Internal Revenue Code, federal tax liens that are filed have priority over a subsequently perfected lien of a secured party. In addition, certain states grant priority to state tax liens over a prior perfected lien of a secured party. The laws of most states and federal law permit the confiscation of motor vehicles by governmental authorities under some circumstances if used in or acquired with the proceeds of unlawful activities, which may result in the loss of a secured party’s perfected security interest in a confiscated vehicle. With respect to each issuing entity, the depositor will represent in each sale agreement that, as of the initial issuance of the securities of the related series, no state or federal liens exist with respect to any financed vehicle securing payment on any related receivable. However, liens could arise, or a confiscation could occur, at any time during the term of a receivable. It is possible that no notice will be given to the servicer in the event that a lien arises or a confiscation occurs, and any lien arising or confiscation occurring after the related Closing Date would not give rise to a transferor’s repurchase obligations under the related transfer agreement.

Repossession

In the event of a default by an obligor, the holder of the related motor vehicle retail installment sales contract and/or installment loan has all the remedies of a secured party under the Uniform Commercial Code, except as specifically limited by other state laws. Among the Uniform Commercial Code remedies, the secured party has the right to repossess a financed vehicle by self-help means, unless that means would constitute a breach of the peace under applicable state law or is otherwise limited by applicable state law. Unless a financed vehicle is voluntarily surrendered, self-help repossession is accomplished simply by retaking possession of the financed vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the financed vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify the obligor of the default and the intent to repossess the collateral and to give the obligor a time period within which to cure the default prior to repossession. Generally, this right to cure may only be exercised on a limited number of occasions during the term of the related receivable. Other jurisdictions permit repossession without prior notice if it can be accomplished without a breach of the peace (although in some states, a course of conduct in which the creditor has accepted late payments has been held to create a right by the obligor to receive prior notice). In some states, after the financed vehicle has been repossessed, the obligor may reinstate the related receivable by paying the delinquent installments and other amounts due.

Notice of Sale; Redemption Rights

In the event of a default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which the obligor may cure the default prior to repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one year period.

The Uniform Commercial Code and other state laws require the secured party to provide the obligor with reasonable notice concerning the disposition of the collateral including, among other things, the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held and certain additional information if the collateral constitutes consumer goods. In addition, some states also impose substantive timing requirements on the sale of repossessed vehicles and/or various substantive timing and content requirements relating to those notices. In some states, after a financed vehicle has been repossessed, the obligor may reinstate the account by paying the delinquent installments and other amounts due, in which case the financed vehicle is returned to the obligor. The obligor has the right to redeem the collateral prior to actual sale or entry by the secured party into a contract for sale of the collateral by paying the secured party the unpaid outstanding principal balance of the obligation, accrued interest thereon, reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees and legal expenses.

Deficiency Judgments and Excess Proceeds

The proceeds of resale of the repossessed vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit those judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount. In addition to the notice requirement, the Uniform Commercial Code requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be “commercially reasonable.” Generally, in the case of consumer goods, courts have held that when a sale is not “commercially reasonable,” the secured party loses its right to a deficiency judgment. Generally, in the case of collateral that does not constitute consumer goods, the Uniform Commercial Code provides that when a sale is not “commercially reasonable,” the secured party may retain its right to at least a portion of the deficiency judgment.

The Uniform Commercial Code also permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the Uniform Commercial Code. In particular, if the collateral is consumer goods, the Uniform Commercial Code grants the debtor the right to recover in any event an amount not less than the credit service charge plus 10% of the principal amount of the debt. In addition, prior to a sale, the Uniform Commercial Code permits the debtor or other interested person to prohibit or restrain on appropriate terms the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the “default” provisions under the Uniform Commercial Code.

Occasionally, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the Uniform Commercial Code requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the vehicle or if no subordinate lienholder exists, the Uniform Commercial Code requires the creditor to remit the surplus to the obligor.

Consumer Protection Law

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the CFPB’s Regulations B and Z (formerly issued by the Federal Reserve Board), the Gramm-Leach-Bliley Act, the Servicemembers Civil Relief Act, the Texas Credit Title, state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code, state motor vehicle retail installment sales acts and other similar laws. Many states have adopted “lemon laws” that provide redress to consumers who purchase a vehicle that remains out of compliance with its manufacturer’s warranty after a specified number of attempts to correct a problem or a specified time period. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee’s ability to enforce consumer finance contracts such as the receivables described above.

With respect to used vehicles, the Federal Trade Commission’s Rule on Sale of Used Vehicles (the “FTC Rule”) requires all sellers of used vehicles to prepare, complete and display a “Buyers’ Guide” that explains the warranty coverage for such vehicles. The Federal Magnuson-Moss Warranty Act and state lemon laws may impose further obligations on motor vehicle dealers. Holders of the receivables may have liability for or may be subject to claims and defenses under those statutes, the FTC Rule and similar state statutes.

The so-called “Holder-in-Due-Course” rule of the Federal Trade Commission (the “HDC Rule”), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law in some states, has the effect of subjecting a seller (and specified creditors and their assignees) in a consumer transaction to all claims and defenses that the obligor in the transaction could assert against the seller of the goods. Liability under the HDC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the receivable may also be unable to collect any balance remaining due under that contract from the obligor.

Most of the receivables will be subject to the requirements of the HDC Rule. Accordingly, each issuing entity, as holder of the related receivables, will be subject to any claims or defenses that the purchaser of the applicable financed vehicle may assert against the seller of the related financed vehicle. For each obligor, these claims are limited to a maximum liability equal to the amounts paid by the obligor on the related receivable. The applicable originators will represent in each transfer agreement that each of the receivables, and the sale of the related financed vehicle thereunder, complied with all material requirements of applicable laws and the regulations issued pursuant thereto. Under most state motor vehicle dealer licensing laws, sellers of motor vehicles are required to be licensed to sell motor vehicles at retail sale. Furthermore, federal odometer regulations promulgated under the Motor Vehicle Information and Cost Savings Act require that all sellers of new and used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If the seller is not properly licensed or if a written odometer disclosure statement was not provided to the purchaser of the related financed vehicle, an obligor may be able to assert a defense against the seller of the vehicle. If an obligor were successful in asserting any of those claims or defenses, that claim or defense would constitute a breach of the depositor’s representations and warranties under the related Sale Agreement and a breach of the applicable transferor’s warranties under the related transfer agreement and would, if the breach materially and adversely affects the receivable or the interests of the noteholders, create an obligation of the depositor and any applicable transferor, respectively, to repurchase the receivable unless the breach is cured. Any such breach will be deemed not to have a material and adverse effect if it does not affect the ability of the issuing entity to receive and retain certain and timely payment in full on such receivable. See “The Transaction Documents — Transfer and Assignment of the Receivables” in this prospectus.

Any shortfalls or losses arising in connection with the matters described in the three preceding paragraphs, to the extent not covered by amounts payable to the securityholders from amounts available under a credit enhancement mechanism, could result in losses to securityholders.

Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

In several cases, consumers have asserted that the self-help remedies of secured parties under the Uniform Commercial Code and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the Uniform Commercial Code and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to obligors.

The CFPB is responsible for implementing and enforcing various federal consumer protection laws and supervising certain depository institutions and non-depository institutions offering financial products and services to consumers, including indirect automobile loans and retail automobile leases. Fifth Third Bank is subject to the CFPB’s enforcement authority. The CFPB has recently issued public guidance regarding compliance with the fair lending requirements of the Equal Credit Opportunity Act, and its implementing regulation, concerning retail contracts where the dealer charged the consumer an interest rate that is higher than the rate applicable to the consumer based on criteria set forth by the applicable finance company. This increased rate is typically called a “dealer markup.” The CFPB has begun conducting fair lending examinations of automobile lenders, including Fifth Third Bank, and their dealer markup and compensation policies. In addition, we understand that the CFPB has also recently begun investigations concerning certain other automobile lending practices, including the sale of extended warranties, credit insurance and other add-on products. If any of these practices were found to violate the Equal Credit Opportunity Act or other laws, we or the sponsor could be obligated to repurchase from the related issuing entity any receivable that fails to comply with these laws. In addition, we, the sponsor or an issuing entity could also possibly be subject to claims by the obligors on those contracts, and any relief granted by a court could potentially adversely affect an issuing entity. For additional discussion of how a failure to comply with consumer protection laws may impact an issuing entity, the receivables or your investment in the securities, see “Risk Factors—Failure to comply with consumer protection laws may result in losses on your investment” in this prospectus.

Additionally, Fifth Third Bancorp recently announced that it is cooperating with an investigation by the Department of Justice to determine whether Fifth Third Bank engaged in any discriminatory practices in connection with its indirect automobile loan portfolio. Any claim against Fifth Third Bank resulting from this investigation could include direct and indirect damages and civil money penalties against Fifth Third Bank.

Fifth Third Bank also periodically performs reviews of its lending policies and analyses of both dealer-specific and portfolio-wide loan pricing data for potential disparities resulting from dealer markup and compensation policies. Depending upon the results of these reviews and analyses or any regulatory agency actions, Fifth Third Bank or any other applicable originator may consider providing, or may be required to provide, remuneration, which could include reductions to the interest rates on the applicable automobile loans. Fifth Third Bank has, and in the future may, periodically enhance its compliance program or engage in voluntary remuneration, including reducing the interest rates on and making lump-sum cash payments to obligors of certain affected automobile loans, on the basis of sampling and without any determination of any violation of law. If Fifth Third Bank, as servicer, were to voluntarily reduce the interest rate on any automobile loan, it may be required under the applicable transaction documents to repurchase the affected receivables; however, under some circumstances the servicer would not be required under the applicable transaction documents to repurchase the affected receivables. See “The Transaction Documents—Purchase of Receivables by the Servicer” in this prospectus for a discussion of the purchase obligations of the servicer.

Repurchase Obligation

Each originator and seller of receivables to the depositor, will make representations and warranties in the applicable transaction documents that each receivable complies with all requirements of law in all material respects. If any representation and warranty proves to be incorrect with respect to any receivable, has certain material and adverse effects and is not timely cured, that originator or seller, as applicable, may be required under the applicable transaction documents to repurchase the affected receivables. The originators or seller, as applicable, may be, subject from time to time to litigation alleging that the receivables or its lending practices do not comply with applicable law. The commencement of any such litigation generally would not result in a breach of any of the representations or warranties with respect to the receivables.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act, as amended (the “Relief Act”), a borrower who enters military service after the origination of such obligor’s receivable (including a borrower who was in reserve status and is called to active duty after origination of the receivable), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such obligor’s active duty status, unless a court orders otherwise upon application of the lender. Interest at a rate in excess of 6% that would otherwise have been incurred but for the Relief Act is forgiven. The Relief Act applies to obligors who are servicemembers and includes members of the Army, Navy, Air Force, Marines, National Guard, Reserves (when such enlisted person is called to active duty), Coast Guard, officers of the National Oceanic and Atmospheric Administration, officers of the U.S. Public Health Service assigned to duty with the Army or Navy and certain other persons as specified in the Relief Act. Because the Relief Act applies to obligors who enter military service (including reservists who are called to active duty) after origination of the related receivable, no information can be provided as to the number of receivables that may be affected by the Relief Act. In addition, the response of the United States to the terrorist attacks on September 11, 2001 and the United States-led invasion and occupation of Iraq have included military operations that may increase the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to active duty. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on certain of the receivables. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations which would not be recoverable from the related receivables, would result in a reduction of the amounts distributable to the securityholders. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected receivable during the obligor’s period of active duty status, and, under certain circumstances, during an additional one year period thereafter. Also, the laws of some states impose similar limitations during the obligor’s period of active duty status and, under certain circumstances, during an additional period thereafter as specified under the laws of those states. Thus, in the event that the Relief Act or similar state legislation or regulations applies to any receivable which goes into default, there may be delays in payment and losses on your securities. Any other interest shortfalls, deferrals or forgiveness of payments on the receivables resulting from the application of the Relief Act or similar state legislation or regulations may result in delays in payments or losses on your securities.

Any shortfalls or losses arising in connection with the matters described above, to the extent not covered by amounts payable to the securityholders from amounts available under a credit enhancement mechanism, could result in losses to securityholders.

Other Limitations

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the Bankruptcy Code and similar state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, if an obligor commences bankruptcy proceedings, a bankruptcy court may prevent a creditor from repossessing a vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of filing of the bankruptcy petition, as determined by the bankruptcy court, leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a receivable or change the rate of interest and time of repayment of the receivable.

State and local government bodies across the United States generally have the power to create licensing and permit requirements. It is possible that an issuing entity could fail to have some required licenses or permits. In that event, the applicable issuing entity could be subject to liability or other adverse consequences.

Any shortfalls or losses arising in connection with the matters described above, to the extent not covered by amounts payable to the securityholders from amounts available under a credit enhancement mechanism, could result in losses to securityholders.

Certain Matters Relating to Bankruptcy

The depositor has been structured as a limited purpose entity and will engage only in activities permitted by its organizational documents. Under the depositor’s organizational documents, the depositor is limited in its ability to file a voluntary petition under the United States Bankruptcy Code (the “Bankruptcy Code”) or any similar applicable state law so long as the depositor is solvent and does not reasonably foresee becoming insolvent. There can be no assurance, however, that the depositor, or the originators, will not become insolvent and file a voluntary petition under the Bankruptcy Code or any similar applicable state law or become subject to a conservatorship or receivership, as may be applicable in the future.

The voluntary or involuntary petition for relief under the Bankruptcy Code or any similar applicable state law or the establishment of a conservatorship or receivership, as may be applicable, with respect to any originator that is subject to the Bankruptcy Code should not necessarily result in a similar voluntary application with respect to the depositor so long as the depositor is solvent and does not reasonably foresee becoming insolvent either by reason of that originator’s insolvency or otherwise. The depositor has taken certain steps in structuring the transactions contemplated hereby that are intended to make it unlikely that any voluntary or involuntary petition for relief by any originator under applicable insolvency laws will result in the consolidation pursuant to such insolvency laws or the establishment of a conservatorship or receivership, of the assets and liabilities of the depositor with those of that originator. These steps include the organization of the depositor as a limited purpose entity pursuant to its limited liability company agreement or trust agreement containing certain limitations (including restrictions on the limited nature of depositor’s business and on its ability to commence a voluntary case or proceeding under any insolvency law without an affirmative vote of all of its directors, including independent directors).

Each originator that is subject to the Bankruptcy Code and the depositor believe that subject to certain assumptions (including the assumption that the books and records relating to the assets and liabilities of any originator will at all times be maintained separately from those relating to the assets and liabilities of the depositor, the depositor will prepare its own balance sheets and financial statements and there will be no commingling of the assets of that originator with those of the depositor) the assets and liabilities of the depositor should not be substantively consolidated with the assets and liabilities of that originator in the event of a petition for relief under the Bankruptcy Code with respect to that originator; and the transfer of receivables by any originator should constitute an absolute transfer, and, therefore, such receivables would not be property of that originator in the event of the filing of an application for relief by or against any originator under the Bankruptcy Code.

Further, with respect to each originator that is subject to the Bankruptcy Code, counsel to the depositor will also render its opinion that:

•

subject to certain assumptions, the assets and liabilities of the depositor would not be substantively consolidated with the assets and liabilities of any originator in the event of a petition for relief under the Bankruptcy Code with respect to any originator that is subject to the Bankruptcy Code; and

•

the transfer of receivables by that originator constitutes an absolute transfer and would not be included in the applicable originator’s bankruptcy estate or subject to the automatic stay provisions of the Bankruptcy Code.

If, however, a bankruptcy court for that originator or a creditor of that originator were to take the view that any originator and the depositor should be substantively consolidated or that the transfer of the receivables from that originator to the depositor should be recharacterized as a pledge of such receivables, then you may experience delays and/or shortfalls in payments on the securities.

Certain Matters Relating to Insolvency

If Fifth Third Bank were to become insolvent, were to violate applicable regulations, or if other similar circumstances were to occur, the FDIC could be appointed receiver or conservator of Fifth Third Bank. As receiver or conservator, the FDIC would have various powers under the Federal Deposit Insurance Act, including the power to repudiate any contract to which Fifth Third Bank was a party, if the FDIC determined that performance of the contract was burdensome and that repudiation would promote the orderly administration of Fifth Third Bank’s affairs. Among the contracts that might be repudiated are the transfer agreement between Fifth Third Bank, as seller and the applicable purchaser, the servicing agreement and the administration agreement relating to your notes.

Also, none of the parties to those contracts could exercise any right or power to terminate, accelerate, or declare a default under those contracts, or otherwise affect Fifth Third Bank’s rights under those contracts without the FDIC’s consent, for 90 days after the receiver is appointed or 45 days after the conservator is appointed, as applicable. During the same period, the FDIC’s consent would also be needed for any attempt to obtain possession of or exercise control over any property of Fifth Third Bank. The requirement to obtain the FDIC’s consent before taking these actions relating to a bank’s contracts or property is sometimes referred to as an “automatic stay.”

The FDIC’s repudiation power would enable the FDIC to repudiate Fifth Third Bank’s obligations as servicer or administrator and any ongoing repurchase or indemnity obligations under the transfer agreement between Fifth Third Bank and the applicable purchaser relating to your notes but would not empower the FDIC to repudiate transfers of receivables made under such transfer agreement prior to the appointment of the receiver or conservator. However, if those transfers were not respected as legal true sales, then the applicable purchaser under the transfer agreement would be treated as having made a loan to Fifth Third Bank, secured by the transferred receivables. The FDIC ordinarily has the power to repudiate secured loans and then recover the collateral after paying damages (as described further below) to the lenders.

FDIC Rule

The FDIC has adopted a regulation entitled “Treatment of financial assets transferred in connection with a securitization or participation” (the “FDIC Rule”). The FDIC Rule contains four different safe harbors, each of which limits the powers that the FDIC can exercise in the insolvency of an insured depository institution when it is appointed as receiver or conservator (and references in this section to the FDIC are in its capacity as such). To qualify for a safe harbor, the securitization or participation must satisfy the requirements specified for that type of transaction. If one or more of the requirements specified in the safe harbor are not met, the FDIC’s powers would not be limited by the FDIC Rule. The relevant safe harbor for each trust will be either the safe harbor for securitizations that do not satisfy the requirements for sale accounting treatment or the safe harbor for securitizations that satisfy the requirements for sale accounting treatment. The discussion of the FDIC Rule in this prospectus is limited to those two safe harbors.

The requirements imposed by the FDIC Rule include provisions that are required to be contained in the documentation for the securitization. These provisions limit the structural features of the transaction in specified ways, impose obligations on one or more of the trust, the depositor and any other intermediate entities that may be a transferee (which entities are jointly considered to be the “issuing entity” for purposes of the FDIC Rule), require the servicer and the sponsor to make specified disclosures, provide ongoing reporting on specified items and define specified aspects of the relationships among the parties. In order to satisfy the requirements of the FDIC Rule to include these provisions in the documentation, each indenture related to a transaction structured to comply with the FDIC Rule will contain a covenant (the “FDIC Rule Covenant”) that contains the requisite provisions and that obligates the “issuing entity” to perform each of the specified obligations, other than those obligations that are specifically assigned exclusively to the servicer or the sponsor. See “Description of the Indenture—FDIC Rule Covenant” in this prospectus. In a transaction structured to comply with the FDIC Rule, each transfer agreement, the sale agreement, the servicing agreement and the indenture will obligate the seller, the depositor, the sponsor and the servicer to perform its specified functions under the FDIC Rule Covenant. The failure of the issuing entity to perform its obligations under the FDIC Rule Covenant will not constitute an event of default, nor will the failure of the servicer to perform its obligations under the FDIC Rule Covenant constitute a servicer default. However, the noteholders, the certificateholders and the indenture trustee for each trust will retain the right to exercise any other remedies permitted by the indenture or applicable law in respect of these breaches.

If the FDIC is appointed as conservator or receiver for an insured depository institution that has effected a securitization that is covered by the FDIC Rule, but for which accounting sale treatment does not apply, there are several possible series of events that could occur. The FDIC will succeed to the obligations of the insured depository institution, whether as servicer, sponsor or otherwise. If the FDIC becomes the servicer or otherwise controls distributions of collections, the FDIC would have the choice of whether or not to pay or apply collections from the financial assets in accordance with the applicable securitization documents. If the FDIC chooses not to pay or apply the collections, it will be in monetary default, and the indenture trustee at the direction of the holders of at least a majority of the outstanding note balance of the controlling class, the servicer or the majority certificateholders will be entitled to deliver a notice and other information required by the FDIC Rule to the FDIC requesting the exercise of contractual rights under the transaction documents because of the FDIC’s monetary default. Upon delivery of such notice, the indenture trustee or the owner trustee, as applicable, may exercise any contractual rights such party may have in accordance with the transaction documents and the FDIC Rule. In exercising such contractual rights, the indenture trustee will act at the written direction of the holders of at least a majority of the outstanding note balance of the controlling class and the owner trustee will act at the written direction of the majority certificateholders. If the FDIC does not cure the monetary default within ten business days, then the FDIC will have been deemed to have consented to the exercise of those contractual rights. However, the FDIC, as receiver or conservator, is not required to take any action under the FDIC Rule after a monetary default other than providing consents, waivers and execution of transfer documents as may be reasonably requested in the ordinary course of business in order to facilitate the exercise of such contractual rights.

Another series of events could occur if, following an insolvency, the FDIC seeks to exercise its power to repudiate contracts in connection with a transaction for which the safe harbor applicable to transactions which do not satisfy the requirements for accounting sale treatment applies. The FDIC Rule gives the FDIC the choice, following repudiation, either to pay damages within ten business days or to permit the exercise of contractual rights as described in the preceding paragraph. If the FDIC elects to pay damages, it is obligated to pay noteholders an amount equal to the par value of the notes outstanding on the date the FDIC is appointed as conservator or receiver of the insured depository institution, less any payments of principal received by the noteholders prior to and through the date of repudiation, plus unpaid, accrued interest through the date of repudiation in accordance with the transaction documents to the extent of collections actually received through the date of repudiation. If the damages paid by the FDIC do not include interest from the date of repudiation to the date of payment, the indenture will provide that the indenture trustee should apply available funds from the reserve account and the collection account to pay such shortfall. However, upon payment of these damages, the FDIC Rule provides that “all liens or claims on the financial assets created pursuant to the securitization documents shall be released.” If the FDIC were to assert successfully that the lien of the indenture trustee on the reserve account and the collection account were released and the assets in those accounts were transferred to the FDIC, then noteholders would not receive interest from the date of repudiation to the date of payment. To the extent that the certificates constitute “obligations” within the meaning of the FDIC Rule, the owner trustee (based on written instructions setting forth the damages calculation provided by the majority certificateholders) will notify the indenture trustee and the FDIC of the damages due to the certificateholders.

Damages paid by the FDIC will be distributed to noteholders and, if applicable, to certificateholders on the earlier of (1) the next distribution date on which such damages could be distributed and (2) the earliest practicable date that the indenture trustee could declare a special distribution date, subject to applicable provisions of the indenture, applicable law and the procedures of any applicable clearing agency. The indenture trustee will be authorized and instructed to maintain possession and control of any reserve account, the collection account and all amounts on deposit therein. If the date on which damages are to be distributed to noteholders and, if applicable, to certificateholders is not a regular distribution date, then the amount of interest payable to the noteholders will be prorated to such date, as provided in the indenture. Subject to the risk noted above that the FDIC may attempt to assert that the amounts in any reserve account or collection account must be released to the FDIC, the indenture trustee will use amounts on deposit in any reserve account and the collection account, in addition to the amounts paid by the FDIC, to pay amounts owing to noteholders. Any damages with respect to the certificates paid by the FDIC following repudiation will be distributed by the owner trustee to the certificateholders on a pro rata basis.

If the safe harbor applicable to transactions that satisfy the requirements for accounting sale treatment under generally accepted accounting principles applies to a transaction, the FDIC as, receiver or conservator, could not exercise its statutory authority to disaffirm or repudiate contracts, reclaim, recover or recharacterize as property of the sponsor or the receivership the transferred financial assets. However, the FDIC could challenge whether the transaction satisfied the requirements for accounting sale treatment or whether the transaction satisfied the requirements to a safe harbor under the FDIC Rule. In a transaction structured to comply with the FDIC Rule, the transfers by Fifth Third Bank of the receivables and the issuance by each issuing entity of the notes are intended to satisfy all the applicable requirements of the FDIC Rule safe harbor applicable to securitizations that do not satisfy the requirements for sale accounting treatment, and the issuing entity will state in the indenture its belief that those requirements will have been met. As the FDIC Rule is a newly adopted and untested regulatory safe harbor, its interpretation remains uncertain. If any provision of the FDIC Rule is amended, or any interpretive guidance regarding the FDIC Rule is provided by the FDIC or its staff, as a result of which an issuing entity determines that an amendment to the FDIC Rule Covenant is necessary or desirable, then that issuing entity and the related indenture trustee will be authorized to amend the FDIC Rule Covenant in accordance with such FDIC Rule amendment or guidance without noteholder or certificateholder consent.

One of the requirements imposed by the FDIC Rule is a “risk retention” requirement. Unless otherwise specified in the applicable prospectus supplement, Fifth Third Bank intends to satisfy this risk retention requirement in each securitization structured to comply with the FDIC Rule by selecting a representative sample of the receivables in an amount equal to five percent of the pool of receivables sold to the issuing entity. Upon the effective date of the final rule promulgated under Section 15G of the Securities Exchange Act, the FDIC Rule Covenant allows the sponsor to adjust the amount of credit risk that it retains for purposes of the FDIC Rule, the method by which such credit risk is retained or the restrictions applicable to the credit risk retained for purposes of the FDIC Rule, to the greatest extent elected by the sponsor, so long as the sponsor’s retention is in compliance with the regulations required under Section 15G. The sponsor must also give notice to the noteholders and the certificateholders within a reasonable time after the sponsor changes the amount or the terms under which credit risk is retained, and the parties to the indenture are entitled to amend the FDIC Rule Covenant to comply with the regulation’s minimum requirements without noteholder and certificateholder consent.

Regardless of whether or not we structure a transaction to comply with the FDIC Rule, we will structure the transfers of receivables under the transfer agreement between Fifth Third Bank and the applicable purchaser with the intent that they would be characterized as legal true sales. If the transfers are so characterized, then the FDIC likely would not be able to recover the transferred receivables using its repudiation power even if your transaction does not satisfy all of the terms of the FDIC Rule. However, complying with the FDIC Rule would provide additional assurance that the FDIC would not seek to recover the transferred receivables using its repudiation power, as well as providing additional assurance that any automatic stay that could be imposed if Fifth Third Bank were in receivership or conservatorship would not interfere with servicing of the receivables and contractual payments relating to the notes and the certificates.

If the FDIC were to successfully assert that the transaction in which the notes and certificates were issued did not comply with the FDIC Rule and that the transfer of receivables under the related transfer agreement was not a legal true sale, then the applicable purchaser would be treated as having made a loan to Fifth Third Bank, secured by the transferred receivables. If the FDIC repudiated that loan, the amount of compensation that the FDIC would be required to pay would be limited to “actual direct compensatory damages” determined as of the date of the FDIC’s appointment as conservator or receiver. There is no statutory definition of “actual direct compensatory damages,” but the term does not include damages for lost profits or opportunity.

Absent the application of a safe harbor under the FDIC Rule, the staff of the FDIC takes the position that upon repudiation damages would not include accrued and unpaid interest through the date of actual repudiation, so the issuing entity would have a claim for interest only through the date of the appointment of the FDIC as conservator or receiver. Since the FDIC may delay repudiation for up to 180 days following that appointment, the issuing entity may not have a claim for interest accrued during this 180 day period. In addition, in one case involving the repudiation by the Resolution Trust Corporation, formerly a sister agency of the FDIC, of certain secured zero-coupon bonds issued by a savings association, a United States federal district court held that “actual direct compensatory damages” in the case of a marketable security meant the market value of the repudiated bonds as of the date of repudiation. If that court’s view were applied to determine the “actual direct compensatory damages” in the circumstances described above, the amount of damages could, depending upon circumstances existing on the date of the repudiation, be less than the principal amount of the related securities and the interest accrued thereon and unpaid to the date of payment.

Regardless of whether the FDIC Rule applies or the transfers under the transfer agreement are respected as legal true sales, as conservator or receiver for Fifth Third Bank the FDIC could:

•	require the issuing entity, as assignee of the related purchaser, to go through an administrative claims procedure to establish its rights to payments collected on the receivables; or

•	request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against Fifth Third Bank; or

•	repudiate without compensation Fifth Third Bank’s ongoing servicing obligations under a servicing agreement, such as its duty to collect and remit payments or otherwise service the receivables; or

•	prior to any such repudiation of a servicing agreement, prevent any of the indenture trustee or the securityholders from appointing a successor servicer; or

•	argue that the automatic stay prevents the indenture trustee and other transaction parties from exercising their rights, remedies and interests for up to 90 days.

There are also statutory prohibitions on (1) any attachment or execution being issued by any court upon assets in the possession of the FDIC, as conservator or receiver, and (2) any property in the possession of the FDIC, as conservator or receiver, being subject to levy, attachment, garnishment, foreclosure or sale without the consent of the FDIC.

If the FDIC, as conservator or receiver for Fifth Third Bank, were to take any of the actions described above, payments and/or distributions of principal and interest on the securities issued by the issuing entity could be delayed or reduced. See “Risk Factors – FDIC receivership or conservatorship of Fifth Third Bank could result in delays in payments or losses on your notes” in the related prospectus supplement.

Dodd Frank Orderly Liquidation Framework

General. On July 21, 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). The Dodd-Frank Act, among other things, gives the FDIC authority to act as receiver of bank holding companies, financial companies and their respective subsidiaries in specific situations under the “Orderly Liquidation Authority” (“OLA”) as described in more detail below. The OLA provisions became effective on July 22, 2010. The proceedings, standards, powers of the receiver and many other substantive provisions of OLA differ from those of the Bankruptcy Code in several respects. In addition, because the legislation remains subject to clarification through FDIC regulations and has yet to be applied by the FDIC in any receivership, it is unclear exactly what impact these provisions could have on FTH LLC, the depositor or a particular issuing entity, or their respective creditors.

Potential Applicability to FTH LLC, the depositor and issuing entities. There is uncertainty about which companies could be subject to OLA rather than the Bankruptcy Code. For a company to become subject to OLA, the Secretary of the Treasury (in consultation with the President of the United States) must determine, among other things, that the company is in default or in danger of default, the failure of such company and its resolution under the

Bankruptcy Code would have serious adverse effects on financial stability in the United States, no viable private sector alternative is available to prevent the default of the company and a liquidation of such company pursuant to OLA would mitigate these adverse effects. Because Fifth Third Bank is an insured depository institution, it would not be subject to OLA.

Under certain circumstances, FTH LLC, the depositor or the applicable issuing entity could also be subject to the provisions of the OLA as a “covered subsidiary” of Fifth Third Bancorp. For an issuing entity, FTH LLC or the depositor to be subject to receivership under OLA as a “covered subsidiary” of Fifth Third Bancorp (1) the FDIC would have to be appointed as receiver for Fifth Third Bancorp under OLA as described above, (2) the FDIC and the Secretary of the Treasury would have to jointly determine that (a) FTH LLC, the depositor or issuing entity, as applicable, is in default or in danger of default, (b) appointment of the FDIC as receiver of the covered subsidiary would avoid or mitigate serious adverse effects on the financial stability or economic conditions of the United States and (c) such appointment would facilitate the orderly liquidation of Fifth Third Bancorp.

No assurance can be given that OLA would not apply to FTH LLC, the depositor or a particular issuing entity or their respective affiliates, if it were to apply, that the timing and amounts of payments to the related series of noteholders or certificateholders would not be less favorable than under the Bankruptcy Code.

FDIC’s Repudiation Power Under OLA. If the FDIC were appointed receiver of FTH LLC, the depositor or a particular issuing entity under OLA, the FDIC would have various powers under OLA, including the power to repudiate any contract to which FTH LLC, the depositor or a particular issuing entity was a party, if the FDIC determined that performance of the contract was burdensome and that repudiation would promote the orderly administration of the relevant entity’s affairs. In January 2011, the Acting General Counsel of the FDIC (the “Acting General Counsel”) issued an advisory opinion respecting, among other things, its intended application of the FDIC’s repudiation power under OLA. In that advisory opinion, the Acting General Counsel stated that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law. As a result, the Acting General Counsel was of the opinion that the FDIC as receiver for a covered financial company, which could include FTH LLC, the depositor or a particular issuing entity, cannot repudiate a contract or lease unless it has been appointed as receiver for an entity that is party to that contract or lease or the separate existence of that entity may be disregarded under other applicable law. In addition, the Acting General Counsel was of the opinion that until such time as the FDIC Board of Directors adopts a regulation further addressing the application of Section 210(c) of the Dodd-Frank Act (which, among other things, grants the FDIC, as receiver, the power to repudiate certain contracts), if the FDIC were to become receiver for a covered financial company, which could include FTH LLC, the depositor or a particular issuing entity, the FDIC will not, in the exercise of its authority under Section 210(c) of the Dodd-Frank Act, reclaim, recover, or recharacterize as property of that covered financial company or the receivership assets transferred by that covered financial company prior to the end of the applicable transition period of a regulation provided that such transfer satisfies the conditions for the exclusion of such assets from the property of the estate of that covered financial company under the Bankruptcy Code. Although the Acting General Counsel’s advisory opinion does not bind the FDIC or its Board of Directors, and could be modified or withdrawn in the future, the advisory opinion also states that the Acting General Counsel will recommend that the FDIC Board of Directors incorporates a transition period of 90 days for any provisions in any further regulations affecting the statutory power to disaffirm or repudiate contracts. To the extent any future regulations or subsequent FDIC actions in an OLA proceeding involving FTH LLC, the depositor or a particular issuing entity, are contrary to this advisory opinion, payment or distributions of principal and interest on the securities issued by the applicable issuing entity could be delayed or reduced.

We will structure the transfers of receivables under each transfer agreement and each sale agreement with the intent that they would be treated as legal true sales under applicable state law. If the transfers are so treated, based on the Acting General Counsel of the FDIC’s advisory opinion rendered in January 2011 and other applicable law, the sponsor believes that the FDIC would not be able to recover the receivables transferred by the relevant intermediate seller under each transfer agreement and each sale agreement using its repudiation power. However, if those transfers were not respected as legal true sales, then each intermediate purchaser under the applicable transfer agreement would be treated as having made a loan to the applicable seller under such transfer agreements, the depositor under the applicable transfer agreement would be treated as having made a loan to the applicable transferor, and the issuing entity under the agreement would be treated as having made a loan to the depositor, in each case secured by the transferred receivables. The FDIC, as receiver, generally has the power to repudiate secured loans and then recover the collateral after paying actual direct compensatory damages to the lenders as described below. If FTH LLC or the depositor were placed in receivership under OLA, the FDIC could assert that FTH LLC or the depositor, as applicable, effectively still owned the transferred receivables because the transfers between FTH LLC to the depositor or by the depositor to the issuing entity were not true sales. In such case, the FDIC could repudiate that transfer of receivables and the applicable issuing entity would have a secured claim for actual direct compensatory damages as described below. Furthermore, if an issuing entity were placed in receivership under OLA, this repudiation power would extend to the notes issued by such issuing entity. In such event, noteholders would have a secured claim in the receivership of such issuing entity. The amount of damages that the FDIC would be required to pay would be limited to “actual direct compensatory damages” determined as of the date of the FDIC’s appointment as receiver. There is no general statutory definition of “actual direct compensatory damages” in this context, but the term does not include damages for lost profits or opportunity. However, under OLA, in the case of any debt for borrowed money, actual direct compensatory damages is no less than the amount lent plus accrued interest plus any accreted original issue discount as of the date the FDIC was appointed receiver and, to the extent that an allowed secured claim is secured by property the value of which is greater than the amount of such claim and any accrued interest through the date of repudiation or disaffirmance, such accrued interest.

Regardless of whether the transfers under the transfer agreements and the related sale agreements are respected as legal true sales, as receiver for FTH LLC, the depositor or a particular issuing entity, the FDIC could:

•

require the applicable issuing entity, as assignee of FTH LLC and the depositor, to go through an administrative claims procedure to establish its rights to payments collected on the related receivables; or

•

if the FDIC were appointed receiver of an issuing entity under OLA, it could require the indenture trustee for the related notes or the owner trustee for the related certificates to go through an administrative claims procedure to establish the right to payments on the notes or certificates, as applicable; or

•	request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against FTH LLC, the depositor or a particular issuing entity.

There are also statutory prohibitions on (1) any attachment or execution being issued by any court upon assets in the possession of the FDIC, as receiver, (2) any property in the possession of the FDIC, as receiver, being subject to levy, attachment, garnishment, foreclosure or sale without the consent of the FDIC, and (3) any person exercising any right or power to terminate, accelerate or declare a default under any contract to which FTH LLC, the depositor or a particular issuing entity that is subject to OLA is a party, or to obtain possession of or exercise control over any property of FTH LLC, the depositor or a particular issuing entity or affect any contractual rights of FTH LLC, the depositor or a particular issuing entity that is subject to OLA, without the consent of the FDIC for 90 days after appointment of FDIC as receiver. The requirement to obtain the FDIC’s consent before taking these actions relating to a covered company’s contracts or property is comparable to the “automatic stay” under the Bankruptcy Code.

If the FDIC, as receiver for FTH LLC, the depositor or a particular issuing entity, were to take any of the actions described above, payments and/or distributions of principal and interest on the securities issued by the applicable issuing entity could be delayed and may be reduced.

FDIC’s Avoidance Power Under OLA. The proceedings, standards and many substantive provisions of OLA relating to preferential transfers differ from those of the Bankruptcy Code. If FTH LLC, the depositor or a particular issuing entity or any of their respective affiliates were to become subject to OLA, there is an interpretation under OLA that previous transfers of receivables by FTH LLC, the depositor or a particular issuing entity or those affiliates perfected for purposes of state law and the Bankruptcy Code could nevertheless be avoided as preferential transfers.

In December 2010, the Acting General Counsel of the FDIC issued an advisory opinion providing an interpretation of OLA which concludes that the treatment of preferential transfers under OLA was intended to be consistent with, and should be interpreted in a manner consistent with, the related provisions under the Bankruptcy Code. In addition, on July 6, 2011, the FDIC issued a final rule effective August 15, 2011 that, among other things, codified the Acting General Counsel’s advisory opinion. Based on the final rule, a transfer of the receivables perfected by the filing of a UCC financing statement against FTH LLC, the depositor and the applicable issuing entity as provided in the applicable transfer agreement and sale agreement would not be avoidable by the FDIC as a preference under OLA due to any inconsistency between OLA and the Bankruptcy Code in defining when a transfer has occurred under the preferential transfer provisions of OLA. To the extent subsequent FDIC actions in an OLA proceeding are contrary to the final rule, payment or distributions of principal and interest on the securities issued by the applicable issuing entity could be delayed and may be reduced.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

Set forth below is a discussion of the material United States federal income tax consequences relevant to the purchase, ownership and disposition of the notes and the certificates of any series. This discussion is based upon current provisions of the Internal Revenue Code, existing and proposed Treasury Regulations thereunder, current administrative rulings, judicial decisions and other applicable authorities. Each issuing entity will be provided with an opinion of Mayer Brown LLP, Special Tax Counsel, regarding certain federal income tax matters discussed below. There are no cases or Internal Revenue Service (“IRS”) rulings on similar transactions involving both debt and equity interests issued by an issuing entity with terms similar to those of the notes and the certificates. As a result, there can be no assurance that the IRS will not challenge the conclusions reached in this prospectus, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth in the applicable prospectus supplement as well as the tax consequences to noteholders and certificateholders.

Special Tax Counsel has prepared or reviewed the statements under the heading “Material Federal Income Tax Consequences” in this prospectus. The tax opinions of Special Tax Counsel with respect to each type of trust or limited liability company and the notes or certificates to be issued by the trusts or limited liability companies which have been delivered in connection with the filing of this prospectus and each applicable prospectus supplement are subject to certain assumptions, conditions and qualifications as described in detail below. Prior to the time a trust or limited liability company is established and notes or certificates are issued, Special Tax Counsel will deliver another opinion, regarding the same tax issues, to either confirm the legal conclusions and the accuracy of those assumptions or conditions or to address any changes or differences which may exist at that time. To the extent any given series of notes or certificates, or the form of any trust or limited liability company, differs from the assumptions or conditions set forth in the following discussion or changes occur in the relevant tax laws, or in their application, any additional tax consequences will be disclosed in the applicable prospectus supplement and legal conclusions will be provided in an opinion of Special Tax Counsel delivered in connection with the applicable prospectus supplement.

However, the following discussion does not purport to deal with all aspects of federal income taxation that may be relevant to the noteholders and certificateholders in light of their personal investment circumstances nor, except for limited discussions of particular topics, to holders subject to special treatment under the federal income tax laws, including:

•	financial institutions;

•	broker-dealers;

•	life insurance companies;

•	tax-exempt organizations;

•	persons that hold the notes or certificates as a position in a “straddle” or as part of a synthetic security or “hedge,” “conversion transaction” or other integrated investment;

•	persons that have a “functional currency” other than the U.S. dollar; and

•	investors in pass-through entities.

Unless otherwise specified, this information is directed to prospective purchasers who purchase notes or certificates at their issue price in the initial distribution thereof, who are citizens or residents of the United States, including domestic corporations and partnerships, and who hold the notes or certificates as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code. We suggest that prospective investors consult with their tax advisors as to the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes or the certificates.

A “U.S. Person” or “United States Person” means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, including the District of Columbia, (iii) a trust which is subject to the primary supervision of a court within the United States and the substantial decisions of which are controlled by one or more U.S. Persons or (iv) an estate the income of which is subject to U.S. federal income taxation regardless of its source.

The following discussion addresses notes, other than Strip Notes or any other series of notes specifically identified as receiving different tax treatment in the applicable prospectus supplement, which the depositor, the servicer and the noteholders will agree to treat as indebtedness secured by the receivables. Unless otherwise stated in an applicable prospectus supplement, upon the issuance of each series of notes, Special Tax Counsel is of the opinion that the notes will be treated as debt for federal income tax purposes.

The following discussion also addresses certificates falling into three general categories:

•

Certificates representing interests in a trust which the depositor, the servicer and the applicable certificateholders will agree to treat as equity interests in a grantor trust (a “Tax Trust”). Upon the issuance of each series of notes or certificates, if the applicable prospectus supplement specifies that the trust is a Tax Trust, Special Tax Counsel is of the opinion that the trust will not be taxable as an association or publicly traded partnership taxable as a corporation, but will be classified as a grantor trust under subpart E, Part I of subchapter J of the Internal Revenue Code. Special Tax Counsel is of the opinion that the trust will not be subject to United States federal income tax, and Special Tax Counsel is of the opinion that the certificates will represent a pro rata undivided interest in the income and assets of the Tax Trust.

•

Certificates or membership interests — including Strip Certificates — and Strip Notes (“Partnership Certificates”), representing interests in a trust or limited liability company which the depositor, the servicer and the applicable holders will agree to treat as equity interests in a partnership (a “Tax Partnership”). Upon the issuance of the notes or Partnership Certificates, if the applicable prospectus supplement specifies that the trust or limited liability company is a Tax Partnership, Special Tax Counsel is of the opinion that the trust or limited liability company will be treated as a partnership and not as an association or publicly traded partnership taxable as a corporation and that the trust or limited liability company will not be subject to United States federal income tax. Special Tax Counsel is also of the opinion that the Partnership Certificates will be treated as partnership interests in the Tax Partnership.

•

Certificates or membership interests (“Tax Non-Entity Certificates”), all of which are owned by the depositor or an affiliate (the “Initial Certificateholder”) representing interests in a trust or limited liability company, as the case may be, which the depositor will agree to treat as a division of the Initial Certificateholder for purposes of federal, state and local income, franchise, and value-added taxes (a “Tax Non-Entity”). In the case of an issuing entity treated as a Tax Non-Entity, Special Tax Counsel is of the opinion that the issuing entity will not be treated as an association or publicly traded partnership taxable as a corporation for United States federal income tax purposes.

Because the depositor will treat each Tax Trust as a grantor trust, each Tax Partnership as a partnership, and each Tax Non-Entity as a division of the Initial Certificateholder, for federal income tax purposes, the depositor will not comply with the tax reporting requirements that would apply under any alternative characterizations of a Tax Trust, Tax Partnership or Tax Non-Entity. For purposes of “Material Federal Income Tax Consequences” in this prospectus, references to a “holder” are to the beneficial owner of a note, Trust Certificate, Partnership Certificate or Tax Non-Entity Certificate, as the context may require.

The Notes

Characterization as Debt. For each series of notes offered under a prospectus supplement, except for Strip Notes and any series which is specifically identified as receiving different tax treatment in the applicable prospectus supplement, regardless of whether the notes are issued by a Tax Trust or a Tax Partnership or a Tax Non-Entity, upon the issuance of each series of notes, Special Tax Counsel is of the opinion that the notes will be treated as debt for federal income tax purposes. The depositor, the servicer and each noteholder, by acquiring an interest in a note, will agree to treat the notes as indebtedness for federal, state and local income, excise, privilege and franchise tax purposes. The applicable prospectus supplement will specify whether the issuing entity of the notes is a Tax Trust, Tax Partnership or Tax Non-Entity for federal income tax purposes. See “— Trust Certificates — Classification of Trusts and Trust Certificates,” “— Partnership Certificates — Classification of Partnerships and Partnership Certificates” or “— Tax Non-Entity Certificates — Classification of Tax Non-Entities and Tax Non-Entity Certificates” below for a discussion of the potential federal income tax considerations for noteholders if the IRS were successful in challenging the characterization of a Tax Trust, a Tax Partnership or a Tax Non-Entity, as applicable, for federal income tax purposes.

Treatment of Stated Interest. Stated interest that is treated as “qualified stated interest” is includible in income by a noteholder when received or accrued in accordance with the holder’s method of accounting. “Qualified stated interest” is generally stated interest that is “unconditionally payable” at least annually at a single fixed rate or certain floating rates. Interest is considered “unconditionally payable” if reasonable legal remedies exist to compel timely payment or the terms and conditions of the debt instrument make the likelihood of late payment (other than late payment that occurs within a reasonable grace period) or nonpayment (ignoring the possibility of nonpayment due to default, insolvency or similar circumstances) a remote contingency. Assuming the notes are treated as debt for federal income tax purposes, the stated interest on a note generally will be treated as qualified stated interest and thus, will be taxable to a noteholder as ordinary income when received or accrued in accordance with the noteholder’s regular method of tax accounting. Interest received on a note may constitute “investment income” for purposes of some limitations of the Internal Revenue Code concerning the deductibility of investment interest expense.

Original Issue Discount. Except to the extent indicated in the applicable prospectus supplement, no series of notes will be issued with original issue discount (“OID”). In general, OID is the excess of the stated redemption price at maturity of a debt instrument over its issue price, unless that excess falls within a statutorily defined de minimis exception. A note’s stated redemption price at maturity is the aggregate of all payments required to be made under the note through maturity except qualified stated interest. Qualified stated interest is generally interest that is unconditionally payable in cash or property, other than debt instruments of the issuing entity, at fixed intervals of one year or less during the entire term of the instrument at specified rates. The issue price will be the first price at which a substantial amount of the notes are sold, excluding sales to bond holders, brokers or similar persons acting as underwriters, placement agents or wholesalers.

If a note were treated as being issued with OID, a noteholder would be required to include OID in income as interest over the term of the note under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Thus, each cash distribution would be treated as an amount already included in income, to the extent OID has accrued as of the date of the interest distribution and is not allocated to prior distributions, or as a repayment of principal. This treatment would have no significant effect on noteholders using the accrual method of accounting. However, cash method noteholders may be required to report income on the notes in advance of the receipt of cash attributable to that income. Even if a note has OID falling within the de minimis exception, the noteholder must include that OID in income proportionately as principal payments are made on that note.

A holder of a Short-Term Note which has a fixed maturity date not more than one year from the issue date of that note will generally not be required to include OID on the Short-Term Note in income as it accrues, provided the holder of the note is not an accrual method taxpayer, a bank, a broker or dealer that holds the note as inventory, a regulated investment company or common trust fund, or the beneficial owner of pass-through entities specified in the Internal Revenue Code, or provided the holder does not hold the instrument as part of a hedging transaction, or as a stripped bond or stripped coupon. Instead, the holder of a Short-Term Note would include the OID accrued on the note in gross income upon a sale or exchange of the note or at maturity, or if the note is payable in installments, as principal is paid thereon. A holder of a Short-Term Note would be required to defer deductions for any interest expense on an obligation incurred to purchase or carry the note to the extent it exceeds the sum of the interest income, if any, and OID accrued on the note. However, a holder may elect to include OID in income as it accrues on all obligations having a maturity of one year or less held by the holder in that taxable year or thereafter, in which case the deferral rule of the preceding sentence will not apply. For purposes of this paragraph, OID accrues on a Short-Term Note on a ratable, straight-line basis, unless the holder irrevocably elects, under regulations to be issued by the Treasury Department, to apply a constant interest method to such obligation, using the holder’s yield to maturity and daily compounding.

A holder who purchases a note after the initial distribution thereof at a discount that exceeds a statutorily defined de minimis amount will be subject to the “market discount” rules of the Internal Revenue Code, and a holder who purchases a note at a premium will be subject to the “bond premium amortization” rules of the Internal Revenue Code.

Disposition of Notes. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the note. The adjusted tax basis of the note to a particular noteholder will equal the holder’s cost for the note, increased by any OID and market discount previously included by the noteholder in income from the note and decreased by any bond premium previously amortized and any principal payments previously received by the noteholder on the note. Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest or accrued market discount not previously included in income. Capital gain or loss will be long-term if the note was held by the holder for more than one year and otherwise will be short-term. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

Information Reporting and Backup Withholding. Each Tax Trust, Tax Partnership and Tax Non-Entity will be required to report annually to the IRS, and to each noteholder of record, the amount of interest paid on the notes, and the amount of interest withheld for federal income taxes, if any, for each calendar year, except as to exempt holders which are, generally, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts or nonresident aliens who provide certification as to their status. Each holder will be required to provide to the Tax Trust, Tax Partnership or Tax Non-Entity, under penalties of perjury, IRS Form W-9 or other similar form containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. If a nonexempt noteholder fails to provide the required certification, the Tax Trust, Tax Partnership or Tax Non-Entity will be required to withhold at the currently applicable rate from interest otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability. Noteholders should consult their tax advisors regarding the application of the backup withholding and information reporting rules to their particular circumstances.

Because the depositor will treat each Tax Trust as a grantor trust, each Tax Partnership as a partnership, each Tax Non-Entity as a division of the depositor and all notes, except Strip Notes and any other series of notes specifically identified as receiving different tax treatment in the accompanying applicable prospectus supplement, as indebtedness for federal income tax purposes, the depositor will not comply with the tax reporting requirements that would apply under any alternative characterizations of a Tax Trust, Tax Partnership or Tax Non-Entity.

Tax Consequences to Foreign Noteholders. Interest paid or accrued to a noteholder who is not a U.S. person (a “Foreign Person”) generally will be considered “portfolio interest,” and generally will not be subject to United States federal income tax and withholding tax if the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person and:

•

the Foreign Person is not actually or constructively a “10 percent shareholder” of the issuing entity or the depositor, including a holder of 10% of the outstanding certificates or other equity interests of the issuing entity, or a “controlled foreign corporation” (as defined in the Internal Revenue Code) with respect to which the issuing entity or the depositor is a “related person” within the meaning of the Internal Revenue Code;

•	the Foreign Person is not a bank receiving interest described in Section 881(c)(3)(A) of the Internal Revenue Code;

•	the interest is not contingent interest described in Section 871(h)(4) of the Internal Revenue Code; and

•

the Foreign Person provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with a timely and properly executed IRS Form W-8BEN, W-8BEN-E or W-8IMY (with required attachments) or other appropriate form (or appropriate successor form), signed under penalties of perjury, certifying that the beneficial owner of the note is a Foreign Person and providing the Foreign Person’s name and address.

If a Foreign Person does not qualify for the portfolio interest exemption from withholding, payments of interest, including payments relating to any accrued OID, may be subject to withholding tax at a tax rate of 30 percent. The foregoing tax rate is subject to reduction or elimination under any applicable tax treaty, if the Foreign Person supplies at the time of its initial purchase, and at all subsequent times as are required under the Treasury regulations, a properly executed IRS Form W-8BEN, W-8BEN-E, W-8IMY (with required attachments) or other appropriate form, (or appropriate successor form), signed under penalties of perjury, to report its eligibility for that reduced rate or exemption.

A Foreign Person who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the notes on its own behalf may have substantially increased reporting requirements in order to qualify for an exemption from or reduced rate of withholding tax. In particular, in the case of notes held by a Foreign Person that is a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certifications discussed above, and the partnership (or trust) will be required to provide certain additional information.

If a note beneficially owned by a Foreign Person is held through a securities clearing organization or certain financial institutions as intermediary, the intermediary generally will be required to provide a duly completed and executed IRS Form W-8IMY (or any successor or substitute form) providing, among other information required to be submitted, certain identifying information with respect to the intermediary, whether the intermediary is a “Qualified Intermediary” or a “Non-Qualified Intermediary”, and appropriate certifications from its Foreign Person beneficial noteholders (e.g., IRS Form W-8BEN or W-8BEN-E) or other certifications with respect to such beneficial owners, relating to their status as Foreign Persons.

All noteholders who are Foreign Persons will be required to update the relevant IRS forms listed above and any supporting documentation, in accordance with the requirements under the U.S. Treasury regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN or W-8BEN-E, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. The issuing entity will not be obligated to pay any additional amounts to “gross up” payments to noteholders or beneficial owners of notes who are Foreign Persons, as a result of any withholding or deduction for, or on account of, any present or future taxes, duties, assessments or government charges with respect to payments in respect of the notes.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Foreign Person will be exempt from United States federal income and withholding tax, provided that the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

Interest, gain and any other income on a note held by a Foreign Person that is effectively connected with the conduct of a trade or business within the United States is generally exempt from U.S. withholding tax provided such noteholder provides the trustee or other person required to withhold with certain certifications on Form W-8ECI (or a similar form). However, the Foreign Person generally will be subject to U.S. federal income tax at regular federal income tax rates. In the case of a Foreign Person noteholder that is a corporation, such effectively connected income and gain also may be subject to a U.S. branch profits tax at a rate of 30 percent, unless the foreign corporate noteholder qualifies for a lower rate under an applicable tax treaty.

FATCA. Under Sections 1471 through 1474 of the Internal Revenue Code (such provisions commonly known as “FATCA”), and recently finalized regulations, a 30% withholding tax is imposed on “withholdable payments” made to foreign financial institutions (and their more than 50% affiliates) unless the payee foreign financial institution agrees, among other things, to disclose the identity of any U.S. individual with an account at the institution (or the institution’s affiliates) and to report annually certain information about such account. “Withholdable payments” include (1) payments of interest (including original issue discount), dividends, and other items of fixed or determinable annual or periodical gains, profits, and income (“FDAP”), in each case, from sources within the United States, and (2) gross proceeds from the sale of any property of a type which can produce interest or dividends from sources within the United States. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or certify that they do not have any substantial United States owners) to withhold tax at a rate of 30%.

Withholding under FATCA, absent an applicable exception will apply to all withholdable payments without regard to whether the beneficial owner of the payment is a U.S. person, or would otherwise be entitled to an exemption from the imposition of withholding tax pursuant to an applicable tax treaty with the United States or pursuant to U.S. domestic law. Pursuant to the finalized regulations, FATCA’s withholding regime generally will apply to (i) withholdable payments (other than gross proceeds of the type described above) made after June 30, 2014, and (ii) payments of gross proceeds of the type described above with respect to sales or dispositions occurring after December 31, 2016. The FATCA provisions described above generally will not apply to an outstanding obligation that is treated, for U.S. federal income tax purposes, as issued on or before June 30, 2014. If FATCA were to apply to any note, a U.S. holder or a Foreign Person holder may be subject to withholding of United States federal income tax at the current rate of 30% on payments of interest after June 30, 2014, and on the gross proceeds from the disposition of such a note after December 31, 2016, if (i) the holder is, or holds such note through, a “foreign financial institution,” unless such foreign financial institution is exempt or has entered into an agreement with the United States government to report, on an annual basis, certain information regarding accounts with or interests in the institution held by certain United States persons and by certain non-United States entities that are wholly or partially owned by United States persons, and the holder has provided any required information to the foreign financial institution or (ii) the holder is a “non-financial foreign entity,” unless the holder is exempt or has provided any required information with respect to its direct and indirect United States owners.

3.8% Medicare Tax On “Net Investment Income.” United States holders that are individuals, estates, and certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any income or gain with respect to the notes. In the case of an individual, this tax will not apply unless his or her net investment income, when added to his or her other modified adjusted gross income, exceeds U.S.$200,000 for an unmarried individual, U.S.$250,000 for a married taxpayer filing a joint return (or a surviving spouse), or U.S.$125,000 for a married individual filing a separate return. U.S. holders should consult their tax advisors with respect to the consequences to them of the 3.8% Medicare tax.

Trust Certificates

Classification of Trusts and Trust Certificates. For each series of certificates identified in the applicable prospectus supplement as Trust Certificates, upon the issuance of each series of Trust Certificates, Special Tax Counsel is of the opinion that the Tax Trust will not be taxable as an association or publicly traded partnership taxable as a corporation, but will be classified as a grantor trust under subpart E, Part I of subchapter J of the Internal Revenue Code and that the Trust Certificates will be treated as representing a pro rata undivided interest in the income and assets of the Tax Trust. For each series of Trust Certificates, the depositor and the certificateholders will express in the trust agreement and on the Trust Certificates their intent that, for federal, state and local income and franchise tax purposes, the Trust Certificates will represent an equity interest in the Tax Trust.

Although Special Tax Counsel has opined that each Tax Trust will be properly classified as a grantor trust for federal income tax purposes, there are no cases or IRS rulings on similar transactions and this opinion is not binding on the IRS or the courts and no assurance can be given that this characterization would prevail. If the IRS were to contend successfully that any such Tax Trust is not a grantor trust, the Tax Trust will be classified for federal income tax purposes as a partnership which is not taxable as a corporation. The income reportable by the holders of Trust Certificates as partners could differ in timing and amount from the income reportable by the holders of Trust Certificates as grantors of a grantor trust. If a Tax Trust were classified for federal income tax purposes as a partnership, the IRS might contend that it is a “publicly traded partnership” taxable as a corporation. If the IRS were to contend successfully that a Tax Trust is an association taxable as a corporation for federal income tax purposes, such Tax Trust would be subject to federal and state income tax at corporate rates on the income from the receivables, reduced by deductions, including interest on any notes unless the notes were treated as an equity interest. See “— Partnership Certificates — Classification of Partnerships and Partnership Certificates” below.

Despite Special Tax Counsel’s opinion that a Tax Trust will be classified as a grantor trust, the lack of cases or IRS rulings on similar transactions, as discussed above, permits a variety of alternative characterizations in addition to the position to be taken that the Trust Certificates represent equity interests in a grantor trust. For example, because Trust Certificates will have some features characteristic of debt, the Trust Certificates might be considered indebtedness of a Tax Trust, the depositor or the issuing entity. Except as described above, any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of Trust Certificates as equity in a trust, described below.

Grantor Trust Treatment. Assuming Trust Certificates represent equity interests in a grantor trust, as a grantor trust, a Tax Trust will not be subject to federal income tax. Subject to the discussion below under “— Treatment of Fees or Payments”, in Special Tax Counsel’s opinion, each certificateholder will be required to report on its federal income tax return its pro rata share of the entire income from the receivables and any other property in the Tax Trust for the period during which it owns a Trust Certificate, including interest or finance charges earned on the receivables and any gain or loss upon collection or disposition of the receivables, in accordance with the certificateholder’s method of accounting. A certificateholder using the cash method of accounting will generally take into account its pro rata share of income as and when received by the owner trustee. A certificateholder using an accrual method of accounting will generally take into account its pro rata share of income as it accrues or is received by the owner trustee, whichever is earlier.

Assuming that the market discount rules do not apply, the portion of each payment to a certificateholder that is allocable to principal on the receivables will represent a recovery of capital, which will reduce the tax basis of the certificateholder’s undivided interest in the receivables. In computing its federal income tax liability, a certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of interest paid on any notes, reasonable servicing fees, and other fees paid or incurred by the Tax Trust. If a certificateholder is an individual, estate or trust, the deduction for the certificateholder’s pro rata share of such fees will be allowed only to the extent that all of such certificateholder’s miscellaneous itemized deductions, including servicing and other fees, exceed 2% of the certificateholder’s adjusted gross income. Because the servicer will not report to certificateholders the amount of income or deductions attributable to miscellaneous charges, a certificateholder may effectively underreport its net taxable income. See “— Treatment of Fees or Payments” below for a discussion of other possible consequences if amounts paid to the servicer exceed reasonable compensation for services rendered.

Treatment of Fees or Payments. It is expected that income will be reported to certificateholders on the assumption that the certificateholders own a 100% interest in all of the principal and interest derived from the receivables. However, a portion of the amounts paid to the servicer or the depositor may exceed reasonable fees for services. There are no authoritative guidelines, for federal income tax purposes, as to the maximum amount of compensation that may be considered reasonable for servicing the receivables or performing other services, in the context of this or similar transactions; accordingly, Special Tax Counsel is unable to give an opinion on this issue. If amounts paid to the servicer or the depositor exceed reasonable compensation for services provided, the servicer or the depositor or both may be viewed as having retained, for federal income tax purposes, an ownership interest in a portion of each interest payment or certain receivables. As a result, such receivables may be treated as “stripped bonds” within the meaning of the Internal Revenue Code.

To the extent that the receivables are characterized as stripped bonds, the income of the Tax Trust allocable to certificateholders would not include the portion of the interest on the receivables treated as having been retained by the servicer or the depositor, as the case may be, and the Tax Trust’s deductions would be limited to reasonable servicing fees, interest paid on any notes and other fees. In addition, a certificateholder would not be subject to the market discount and premium rules discussed in “— Discount and Premium” below with respect to the stripped bonds, but instead would be subject to the OID rules of the Internal Revenue Code. However, if the price at which a certificateholder were deemed to have acquired a stripped bond is less than the remaining outstanding principal balance of the receivable by an amount which is less than a statutorily defined de minimis amount, the receivable would not be treated as having OID. In general, it appears that the amount of OID on a receivable treated as a stripped bond will be de minimis if it is less than  1/4 of 1% for each full year remaining after the purchase date until the final maturity of the receivable, although the IRS could take the position that the weighted average maturity date, rather than the final maturity date, should be used in performing this calculation. If the amount of OID was de minimis under this rule, the actual amount of discount on a receivable would be includible in income as principal payments are received on the receivable.

If the OID on a receivable were not treated as de minimis, a certificateholder would be required to include any OID in income as it accrues, regardless of when cash payments are received, using a method reflecting a constant yield on the receivables. It is possible that the IRS could assert that a prepayment assumption should be used in computing the yield of a stripped bond. If a stripped bond is deemed to be acquired by a certificateholder at a significant discount, the use of a prepayment assumption could accelerate the accrual of income by a certificateholder.

It is also possible that any fees deemed to be excessive could be recharacterized as deferred purchase price payable to the depositor by certificateholders in exchange for the receivables. The likely effect of such recharacterization would be to increase current taxable income to a certificateholder.

Discount and Premium. Assuming the fees and other amounts payable to the servicer and the depositor will not be recharacterized as being retained ownership interests in the receivables, as discussed above, a purchaser of a Trust Certificate should be treated as purchasing an interest in each receivable and any other property in the Tax Trust at a price determined by allocating the purchase price paid for the Trust Certificate among the receivables and other property in proportion to their fair market values at the time of purchase of the Trust Certificate.

It is believed that the receivables were not and will not be issued with OID; therefore, a Tax Trust should not have OID income. However, the purchase price paid by the Tax Trust for the receivables may be greater or less than the remaining outstanding principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or market discount, as the case may be. The market discount on a receivable will be considered to be zero if it is less than the statutorily defined de minimis amount.

Any gain on the sale of a Trust Certificate attributable to the holder’s share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to the holder. Moreover, a holder who acquires a Trust Certificate representing an interest in receivables acquired at a market discount may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred or maintained to purchase or carry the Trust Certificate until the holder disposes of the Trust Certificate in a taxable transaction. Instead of recognizing market discount, if any, upon a disposition of Trust Certificates and deferring any applicable interest expense, a holder may elect to include market discount in income currently as the discount accrues. The current inclusion election, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies, and may be revoked without the consent of the IRS.

In the event that a receivable is treated as purchased at a premium, that is, the allocable portion of the certificateholder’s purchase price for the Trust Certificate exceeds the remaining outstanding principal balance of the receivable, the premium will be amortizable by a certificateholder as an offset to interest income, with a corresponding reduction in basis, under a constant yield method over the term of the receivable if the certificateholder makes an election. Any such election will apply to all debt instruments held by the certificateholder during the year in which the election is made and to all debt instruments acquired thereafter.

Disposition of Trust Certificates. Generally, capital gain or loss will be recognized on a sale of Trust Certificates in an amount equal to the difference between the amount realized and the depositor’s tax basis in the Trust Certificates sold. A certificateholder’s tax basis in a Trust Certificate will generally equal his cost increased by any OID and market discount previously included in income, and decreased by any bond premium previously amortized and by the amount of principal payments previously received on the receivables held by the Tax Trust. Any gain on the sale of a Trust Certificate attributable to the holder’s share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to the certificateholder, unless the certificateholder makes the special election described under “— Discount and Premium” above.

If a certificateholder is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the Trust Certificates that exceeds the aggregate cash distributions, that excess will generally give rise to a capital loss upon the retirement of the Trust Certificates.

Backup Withholding. Distributions made on Trust Certificates and proceeds from the sale of the certificates will be subject to backup withholding at the currently applicable rate if, as discussed above in connection with the notes, the certificateholder fails to comply with identification procedures, unless the holder is an exempt recipient under applicable provisions of the Internal Revenue Code.

Tax Consequences to Foreign Trust Certificateholders. Interest attributable to receivables which is received by a certificateholder which is a Foreign Person will generally not be subject to United States income tax or withholding tax imposed on those payments, provided that such certificateholder is not engaged in a trade or business in the United States and that such certificateholder fulfills the certification requirements discussed above under “— The Notes — Tax Consequences to Foreign Noteholders” and “— The Notes — FATCA.”

Partnership Certificates

Classification of Partnerships and Partnership Certificates. For each series of certificates identified in the applicable prospectus supplement as Partnership Certificates, the depositor and the servicer will agree, and the certificateholders will agree by their purchase of the Partnership Certificates, to treat the Tax Partnership as a partnership for purposes of federal, state and local income and franchise tax purposes, with the partners of the Partnership being the certificateholders and the depositor, in its capacity as recipient of distributions from the reserve account, and any notes being debt of such Tax Partnership. However, the proper characterization of the arrangement involving the Tax Partnership, the Partnership Certificates, the depositor and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated in this prospectus and the applicable prospectus supplement.

If the Tax Partnership were classified as an association taxable as a corporation for federal income tax purposes, the Tax Partnership would be subject to corporate income tax. Any corporate income tax could materially reduce or eliminate cash that would otherwise be distributable on the Partnership Certificates and certificateholders could be liable for any such tax that is unpaid by the Tax Partnership. However, upon the issuance of each series of Partnership Certificates, Special Tax Counsel is of the opinion that, for United States federal income tax purposes, the Tax Partnership will be treated as a partnership and will not be treated as an association taxable as a corporation, and that the Partnership Certificates will be treated as partnership interests in the Tax Partnership.

Even if a Tax Partnership were not classified as an association taxable as a corporation, it would be subject to corporate income tax if it were a publicly traded partnership taxable as a corporation. However, in the opinion of Special Tax Counsel, even if the Tax Partnership were treated as a publicly traded partnership, it would not be taxable as a corporation because it would meet qualifying income tests. Nonetheless, if a Tax Partnership were treated as a publicly traded partnership and the Partnership Certificates were treated as equity interests in such a partnership, some holders could suffer adverse consequences. For example, some holders might be subject to limitations on their ability to deduct their share of the Tax Partnership’s expenses.

Despite Special Tax Counsel’s opinion that a Tax Partnership will be classified as a partnership and not as an association or publicly traded partnership taxable as a corporation, the lack of cases or rulings on similar transactions, as discussed above, permits a variety of alternative characterizations in addition to the position to be taken that the Partnership Certificates presented equity interests in a partnership. For example, because the Partnership Certificates will have some features characteristic of debt, the Partnership Certificates might be considered indebtedness of the Tax Partnership, the depositor or the issuing entity. Except as described above, any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the Partnership Certificates as equity in a partnership, described below.

Partnership Taxation. Assuming the Partnership Certificates represent equity interests in a partnership, a Tax Partnership will not be subject to federal income tax, but each certificateholder will be required to separately take into account such holder’s allocated share of income, gains, losses, deductions and credits of the Tax Partnership. The Tax Partnership’s income will consist primarily of interest and finance charges earned on the receivables, including appropriate adjustments for market discount, OID, and bond premium, and any gain upon collection or disposition of the receivables. The Tax Partnership’s deductions will consist primarily of interest paid or accrued on any notes, servicing and other fees, and losses or deductions upon collection or disposition of the receivables.

The tax items of a partnership are allocable to the partners in accordance with the Internal Revenue Code, Treasury Regulations and the partnership agreement and, for any series of Partnership Certificates, the trust agreement and related documents. In general, each trust agreement for a Tax Partnership will provide that the certificateholders will be allocated taxable income of the Tax Partnership for each month equal to their allocable share of the sum of:

•	the pass through rate on the Partnership Certificates for such month;

•	an amount equivalent to interest that accrues during that month on amounts previously due on such Partnership Certificates but not yet distributed;

•	any Tax Partnership income attributable to discount on the receivables that corresponds to any excess of the principal amount of the Partnership Certificates over their initial issue price; and

•	any prepayment surplus payable to the Partnership Certificates for that month.

In addition, each trust agreement for a Tax Partnership will provide that the certificateholders will be allocated their allocable share for each month of the entire amount of interest expense paid by the Tax Partnership on any notes. If the Tax Partnership issues any Strip Notes or Strip Certificates, it will also provide that the certificateholders will be allocated taxable income of such Tax Partnership for each month in the amounts described in the applicable prospectus supplement. All taxable income of the Tax Partnership remaining after the allocations to the certificateholders will be allocated to the depositor. It is believed that the allocations to certificateholders will be valid under applicable Treasury Regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire pass through rate plus the other items described above, and holders of Strip Notes or Strip Certificates may be allocated income equal to the amount described in the applicable prospectus supplement, even though the Tax Partnership might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Partnership Certificates on the accrual method. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing Partnership Certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Tax Partnership.

Additionally, all of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute “unrelated business taxable income” generally taxable to such a holder under the Internal Revenue Code.

An individual taxpayer may generally deduct miscellaneous itemized deductions, which do not include interest expense, only to the extent they exceed two percent of adjusted gross income, and additional limitations may apply. Those limitations would apply to an individual certificateholder’s share of expenses of a Tax Partnership, including fees to the servicer, and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of such Tax Partnership.

Each Tax Partnership intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that calculations be made separately for each receivable, a Tax Partnership might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

Discount and Premium. It is believed that the receivables were not and will not be issued with OID and, therefore, that a Tax Partnership should not have OID income. However, the purchase price paid by the Tax Partnership for the receivables may be greater or less than the remaining outstanding principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or market discount, as the case may be. As indicated above, each Tax Partnership will make this calculation on an aggregate basis, but might be required to recompute it on a receivable-by-receivable basis.

Each Tax Partnership will make an election that will result in any market discount on the receivables being included in income currently as such discount accrues over the life of the receivables. As indicated above, a portion of the market discount income will be allocated to certificateholders.

Section 708 Termination. Under Section 708 of the Internal Revenue Code, a Tax Partnership will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in such Tax Partnership are sold or exchanged within a 12-month period. If a termination occurs, a Tax Partnership will be considered to contribute all of its assets to a new partnership followed by a liquidation of the original Tax Partnership. A Tax Partnership will not comply with the technical requirements that might apply when such a constructive termination occurs. As a result, the Tax Partnership may be subject to tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, a Tax Partnership might not be able to comply due to lack of data.

Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Partnership Certificates in an amount equal to the difference between the amount realized and the depositor’s tax basis in the Partnership Certificates sold. A certificateholder’s tax basis in a Partnership Certificate will generally equal his cost increased by his share of the Tax Partnership’s income includible in his income for the current and prior taxable years and decreased by any distributions received on such Partnership Certificate. In addition, both the tax basis in the Partnership Certificates and the amount realized on a sale of a Partnership Certificate would include the holder’s share of any notes and other liabilities of the Tax Partnership. A holder acquiring Partnership Certificates of the same series at different prices may be required to maintain a single aggregate adjusted tax basis in the Partnership Certificates, and, upon a sale or other disposition of some of the Partnership Certificates, allocate a pro rata portion of the aggregate tax basis to the Partnership Certificates sold, rather than maintaining a separate tax basis in each Partnership Certificate for purposes of computing gain or loss on a sale of that Partnership Certificate.

If a certificateholder is required to recognize an aggregate amount of income not including income attributable to disallowed itemized deductions described above over the life of the Partnership Certificates that exceeds the aggregate cash distributions on the Partnership Certificates, that excess will generally give rise to a capital loss upon the retirement of the Partnership Certificates.

Allocations Between Transferors and Transferees. In general, each Tax Partnership’s taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of the Partnership Certificates or a fractional share of the Strip Notes or Strip Certificates owned by them as of the first Record Date following the end of the month. As a result, a holder purchasing Partnership Certificates may be allocated tax items, which will affect its tax liability and tax basis, attributable to periods before its actual purchase.

The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed or only applies to transfers of less than all of the partner’s interest, taxable income or losses of Tax Partnership might be reallocated among the certificateholders. The owner trustee or tax matters partner will be authorized to revise a Tax Partnership’s method of allocation between transferors and transferees to conform to a method permitted by future regulations.

Section 754 Election. In the event that a certificateholder sells its Partnership Certificate for greater or less than its adjusted basis therein, the purchasing certificateholder will have a higher or lower basis, as the case may be, in the Partnership Certificates than the selling certificateholder had. The tax basis of the Tax Partnership’s assets will not be adjusted to reflect that higher or lower basis unless the Tax Partnership were to file an election under Section 754 of the Internal Revenue Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, a Tax Partnership will not make such an election. As a result, certificateholders might be allocated a greater or lesser amount of Tax Partnership income than would be based on their own purchase price for Partnership Certificates.

Administrative Matters. For each Tax Partnership, the owner trustee or tax matters partner will be required to maintain complete and accurate books of such Tax Partnership. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of each Tax Partnership will be the calendar year. The owner trustee or tax matters partner will file a partnership information return, IRS Form 1065, with the IRS for each taxable year of the Tax Partnership and will report each certificateholder’s allocable share of items of Tax Partnership income and expense to holders and the IRS on Schedule K-1. Any person that holds Partnership Certificates as a nominee at any time during a calendar year is required to furnish the Tax Partnership with a statement containing information on the nominee, the beneficial owners and the Partnership Certificates so held. Each Tax Partnership will provide the Schedule K-1 information to nominees that fail to provide the Tax Partnership with the information referenced in the preceding sentence and such nominees will be required to forward such information to the beneficial owners of the Partnership Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Tax Partnership or be subject to penalties, unless the holder notifies the IRS of all such inconsistencies.

The depositor, as the tax matters partner for each Tax Partnership, will be responsible for representing the certificateholders in any dispute with the IRS. The Internal Revenue Code provides for administrative examination of a partnership as if the partnership were a separate taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed or deemed filed. Any adverse determination following an audit of the return of a Tax Partnership by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders and, under some circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Tax Partnership. An adjustment could result in an audit of a certificateholder’s returns and adjustments of items not related to the income and losses of the Tax Partnership.

Tax Consequences to Foreign Certificateholders. It is not clear whether any Tax Partnership would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Foreign Persons because there is no clear authority on that issue under facts substantially similar to those described in this prospectus and the applicable prospectus supplement. Although it is not expected that any Tax Partnership would be engaged in a trade or business in the United States for such purposes, each Tax Partnership will withhold as if it were so engaged in order to protect the Tax Partnership from possible adverse consequences of a failure to withhold. It is expected that each Tax Partnership will withhold on the portion of its taxable income that is allocable to foreign certificateholders as if such income were effectively connected to a United States trade or business, at the taxpayer’s maximum ordinary income tax rate. In determining a holder’s nonforeign status, a Tax Partnership may generally rely on the holder’s certification of nonforeign status signed under penalty of perjury.

Each foreign holder might be required to file a United States individual or corporate income tax return and pay tax, including, in the case of a corporation, the branch profits tax, on its share of the Tax Partnership’s income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Tax Partnership on IRS Form W-8BEN or W-8BEN-E in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund for taxes withheld by the Tax Partnership, taking the position that no taxes were due because the Tax Partnership was not engaged in a United

States trade or business. However, the IRS may assert that the tax liability should be based on gross income, and no assurance can be given as to the appropriate amount of tax liability. See “—The Notes—FATCA” above for a summary description of withholding taxes under FATCA.

Backup Withholding. Distributions made on any Partnership Certificates and proceeds from the sale of such Partnership Certificates will be subject to backup withholding at the currently applicable rate if, as discussed above in connection with the notes, the certificateholder fails to comply with identification procedures, unless the holder is an exempt recipient under applicable provisions of the Internal Revenue Code.

Tax Non-Entity Certificates

Classification of Tax Non-Entities and Tax Non-Entity Certificates. For each series of certificates or membership interests identified in the applicable prospectus supplement as Tax Non-Entity Certificates and which are entirely owned by the Initial Certificateholder, the Initial Certificateholder and the servicer will agree, pursuant to the “check-the-box” Treasury Regulations, to treat the Tax Non-Entity as a division of the Initial Certificateholder, and hence a disregarded entity, for federal income tax purposes. In other words, for federal income tax purposes, the Initial Certificateholder will be treated as the owner of all the assets of the Tax Non-Entity and the obligor of all the liabilities of the Tax Non-Entity. Under the “check-the-box” Treasury Regulations, unless the Tax Non-Entity is a trust that is treated as a Tax Trust for federal income tax purposes, an unincorporated domestic entity with more than one equity owner is automatically classified as a Tax Partnership for federal income tax purposes. If the trust or limited liability company, as the case may be, is classified as a Tax Non-Entity when all its equity interests are wholly owned by the Initial Certificateholder and if certificates are then sold or issued in any manner which results in there being more than one certificateholder, the trust or limited liability company, as the case may be, will be treated as a Tax Partnership.

If certificates are issued to more than one person, the depositor and the servicer will agree, and the certificateholders will agree by their purchase, to treat the trust or limited liability company, as the case may be, as a Tax Partnership for purposes of federal, state and local income and franchise tax purposes, with the partners of such partnership being the certificateholders, and the notes (if any) being debt of such partnership.

Risks of Alternative Characterization. If a Tax Non-Entity were an association or a publicly traded partnership taxable as a corporation for federal income tax purposes, it would be subject to corporate income tax as discussed above under “— Partnership Certificates — Classification of Partnerships and Partnership Certificates”.

STATE, LOCAL AND FOREIGN TAX CONSEQUENCES

The above discussion does not address the tax treatment of any Tax Trust, Tax Partnership, Tax Non-Entity, notes, certificates, noteholders, certificateholders or membership interest holders under any state, local or foreign tax laws. The activities to be undertaken by the servicer in servicing and collecting the receivables will take place throughout the United States and, therefore, many different tax regimes potentially apply to different portions of these transactions. Prospective investors are urged to consult with their tax advisors regarding the state, local and foreign tax treatment of any Tax Trust, Tax Partnership or Tax Non-Entity as well as any state, local and foreign tax considerations for them of purchasing, holding and disposing of notes, certificates or membership interests.

TAX SHELTER DISCLOSURE AND INVESTOR LIST REQUIREMENTS

Treasury Regulations directed at “potentially abusive” tax shelter activity can apply to transactions not conventionally regarded as tax shelters. These regulations require taxpayers to report certain information on IRS Form 8886 if they participate in a “reportable transaction” and to retain certain information relating to such transactions. Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based upon any of several indicia, one or more of which may be present with respect to your investment in the securities. You may be required to report your investment in the securities even if your securities are treated as debt for federal income tax purposes. Significant penalties can be imposed for failure to comply with these disclosure and investor list requirements. Prospective investors should consult their tax advisors concerning any possible disclosure obligation with respect to their investment.

You should consult your tax advisor concerning any possible disclosure obligation with respect to your investment in the securities, and should be aware that the transferor and other participants in the transaction intend to comply with such disclosure and investor list requirement as each participant in its own discretion determines apply to them with respect to this transaction.

CERTAIN ERISA CONSIDERATIONS

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Internal Revenue Code prohibit a pension, profit-sharing or other employee benefit plan subject to Title I of ERISA, as well as individual retirement accounts, specific types of Keogh Plans, other plans covered by Section 4975 of the Internal Revenue Code and entities deemed to hold “plan assets” of any of the foregoing (we refer to each of these as a “benefit plan”) from engaging in specified transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Internal Revenue Code with respect to that benefit plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Internal Revenue Code for these persons or the fiduciaries of the benefit plan. In addition, Title I of ERISA also requires fiduciaries of a benefit plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

“Plan Asset” Considerations

Certain transactions involving the issuing entity might be deemed to constitute prohibited transactions under ERISA and the Internal Revenue Code with respect to a benefit plan that purchased securities if assets of the issuing entity were deemed to be assets of the benefit plan. Under a regulation issued by the United States Department of Labor, as modified by Section 3(42) of ERISA (the “regulation”), the assets of the issuing entity would be treated as plan assets of a benefit plan for the purposes of ERISA and the Internal Revenue Code only if the benefit plan acquired an “equity interest” in the issuing entity and none of the exceptions contained in the regulation applied. An equity interest is defined under the regulation as an interest other than an instrument that is treated as indebtedness under applicable local law and that has no substantial equity features. It is likely that the certificates will be treated as an equity interest for these purposes. For additional information regarding the equity or debt treatment of notes, see “Certain ERISA Considerations” in the applicable prospectus supplement.

Without regard to whether the notes are treated as an equity interest for these purposes, the acquisition holding and disposition of notes by or on behalf of a benefit plan could be considered to give rise to a prohibited transaction if an originator, the servicer, the depositor, the issuing entity, an underwriter, the administrator, the owner trustee, the indenture trustee, the swap counterparty, the insurer or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to that benefit plan. Exemptions from the prohibited transaction rules could apply to the acquisition, holding and disposition of the notes by a benefit plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the notes. These exemptions include: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers;” PTCE 95-60, as amended, regarding investments by insurance company general accounts; PTCE 91-38, as amended, regarding investments by bank collective investment funds; PTCE 90-1, as amended, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, as amended, regarding transactions effected by “qualified professional asset managers.” In addition to the class exemptions listed above, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Internal Revenue Code provide statutory exemptions for prohibited transactions between a benefit plan and a person or entity that is a party in interest to such benefit plan solely by reason of providing services to the benefit plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the benefit plan involved in the transaction), provided that there is adequate consideration for the transaction. Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the notes and prospective purchasers that are benefit plans should consult with their advisors regarding the applicability of any such exemption.

Governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to Title I of ERISA, and are also not subject to the prohibited transaction provisions under Section 4975 of the Internal Revenue Code. However, state or local laws or regulations governing the investment and management of the assets of such plans may contain fiduciary and prohibited transaction requirements similar to those under ERISA and the Internal Revenue Code discussed above and may include other limitations on permissible investments. Accordingly, fiduciaries of governmental and church plans, in consultation with their advisors, should consider the requirements of their respective pension codes with respect to investments in the notes, as well as general fiduciary considerations.

We suggest that a fiduciary considering the purchase of securities on behalf of a benefit plan consult with its ERISA advisors and refer to the applicable prospectus supplement regarding whether the assets of the issuing entity would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

Underwriter Exemption

The notes and certificates may be eligible for relief from specified prohibited transaction and conflict of interest rules of ERISA in reliance on administrative exemptions granted by the United States Department of Labor to specified underwriters. The underwriter’s exemption provides relief from specified prohibited transaction and conflict-of-interest rules of ERISA with respect to the initial acquisition, holding and subsequent disposition by benefit plans of pass-through securities or securities denominated as debt instruments that represent interests in an investment pool for which the underwriter is the sole underwriter or the co-manager of an underwriting syndicate and that consist of specified secured receivables, loans and other obligations that meet the conditions and requirements of the underwriter’s exemption. The receivables covered by the underwriter’s exemption include motor vehicle retail installment sales contracts and/or installment loans securing the notes and certificates offered by this prospectus.

The underwriter’s exemption will apply only if specific conditions are met. Among the conditions that must be satisfied for the underwriter’s exemption to apply to the acquisition of the notes or certificates by a benefit plan are the following:

(1)         The acquisition of notes or certificates by a benefit plan is on terms, including the price, that are at least as favorable to the benefit plan as they would be in an arm’s-length transaction with an unrelated party.

(2)         The notes or certificates acquired by the benefit plan have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from at least one “rating agency” as defined in the underwriter’s exemption (an (“Exemption Rating Agency”). An Exemption Rating Agency is a credit rating agency that (i) is currently recognized by the Securities and Exchange Commission as a nationally recognized statistical ratings organization (“NRSRO”) ; (ii) has indicated in its most recently filed Securities and Exchange Commission Form NRSRO that it rates issuers of asset-backed securities; and (iii) has had, within a period not exceeding 12 months prior to the initial issuance of the notes or certificates, at least three “qualified ratings engagements.” A “qualified ratings engagement” is defined as an engagement (i) requested by an issuer or underwriter of securities in connection with the initial offering of securities; (ii) for which the credit rating agency is compensated for providing ratings; (iii) which is made public to investors generally; and (iv) which involves the offering of securities of the type that would be granted relief by the underwriter’s exemption.

(3)         The sum of all payments made to the underwriter in connection with the distribution of the notes or certificates represents not more than reasonable compensation for underwriting the notes or certificates. The sum of all payments made to and retained by the depositor pursuant to the sale of the receivables to the issuing entity represents not more than the fair market value of the receivables. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer’s services as servicer under the related agreements and reimbursement of the servicer’s reasonable expenses in connection with these services.

(4)         The owner trustee is a substantial financial institution and is not an affiliate, as defined in the exemption, of any other member of the “restricted group,” other than the underwriter. The restricted group consists of the underwriter, the indenture trustee, the depositor, the owner trustee, the servicer, any subservicer, any insurer, any swap counterparty, any obligor with respect to motor vehicle receivables constituting more than 5% of the aggregate unamortized outstanding principal balance of the assets of the issuing entity as of the date of initial issuance of the notes or certificates and any affiliate of these parties.

(5)         The benefit plan investing in the notes or certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act.

(6)         The issuing entity satisfies the following requirements:

(a)	the corpus of the issuing entity consists solely of assets of the type which have been included in other investment pools;

(b)

securities in these other investment pools have been rated in one of the four highest generic rating categories of an Exemption Rating Agency for at least one year prior to the benefit plan’s acquisition of the notes or certificates; and

(c)

securities evidencing interests in these other investment pools have been purchased by investors other than benefit plans for at least one year prior to any benefit plan’s acquisition of the notes or certificates.

(7)         The legal document establishing the issuing entity contains restrictions necessary to ensure that the assets of the issuing entity may not be reached by creditors of the depositor in the event of its bankruptcy or insolvency, the sale agreement and the servicing agreement prohibits all parties from filing an involuntary bankruptcy or insolvency petition against the issuing entity and a true sale opinion is issued in connection with the transfer of assets to the issuing entity.

(8)         The acquisition of additional receivables, during the pre-funding period must satisfy the following requirements:

(a)	all additional receivables must meet the same terms and conditions for determining eligibility as the initial receivables;

(b)	the additional receivables do not result in a lower credit rating;

(c)

the characteristics of the additional receivables are substantially similar to those of the motor vehicle receivables described in this prospectus and the applicable prospectus supplement, and the acquisition of the additional receivables must be monitored by a credit support provider or other insurance provider independent of the depositor or an independent accountant;

(d)	the pre-funded amount must not exceed 25% of the original aggregate principal amount of the offered securities; and

(e)	the pre-funding period must end the earlier of:

(x)	three months or ninety days after the Closing Date;

(y)	the date on which an event of default occurs; or

(z)	the date the amount in the pre-funding account is less than the minimum dollar amount specified in the indenture, if any, or other agreement(s) among the depositor, a servicer and trustee.

(9)         The underwriter’s exemption permits interest-rate swap contract to be assets of an issuing entity if certain conditions are satisfied. An interest-rate swap (a “swap” or “swap agreement”) is a permitted issuing entity asset if it:

(a)	is an “eligible swap.” An “eligible swap” is one which:

  (1)         is denominated in U.S. dollars;

  (2)         pursuant to which the issuing entity pays or receives, on or immediately prior to the respective payment or distribution date for the class of certificates to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the issuing entity receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted;

  (3)         has a notional amount that does not exceed either: (i) the principal balance of the class of certificates to which the swap relates, or (ii) the portion of the principal balance of such class represented by obligations;

  (4)         is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference);

  (5)         has a final termination date that is either the earlier of the date on which the issuing entity terminates or the related class of certificates are fully repaid; and

  (6)         does not incorporate any provision which could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging;

(b)     is with an “eligible counterparty.” An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the certificates, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the hired Exemption Rating Agencies; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Exemption Rating Agency;

(c)     is purchased by a “qualified plan investor.” A “qualified plan investor” is an employee benefit plan or plans where the decision to buy such class of certificates is made on behalf of the employee benefit plan by an independent fiduciary qualified to understand the swap transaction and the effect the swap would have on the rating of the certificates and such fiduciary is either

  (1)         a “qualified professional asset manager” (“QPAM”) under PTCE 84-14 (a QPAM generally would include for these purposes insurance companies, savings and loan associations, banks and registered investment advisers registered under the Investment Advisers Act of 1940, each meeting certain minimum capitalization requirements); or

  (2)         an “in-house asset manager” under PTCE 96-23; or

  (3)         has total assets (both employee benefit plan and non-employee benefit plan) under management of at least $100 million at the time the certificates are acquired by the employee benefit plan;

(d)     if a “rating dependent swap” (where the rating of a class of certificates is dependent on the terms and conditions of the swap), the swap agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any hired Exemption Rating Agency below a level specified by the hired Exemption Rating Agency, the servicer must, within the period specified under the pooling and servicing agreement:

  (1)         obtain a replacement swap agreement with an eligible counterparty which is acceptable to the hired Exemption Rating Agency and the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); or

  (2)         cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the hired Exemption Rating Agency such that the then current rating by the hired Exemption Rating Agency of the particular class of certificates will not be withdrawn or reduced (and the terms of the swap agreement must specifically obligate the counterparty to perform these duties for any class of certificates with a term of more than one year).

In the event that the servicer fails to meet these obligations, employee benefit plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the underwriter’s exemption will prospectively cease to be applicable to any class of certificates held by an employee benefit plan which involves such ratings dependent swap;

(e)     if a “non-ratings dependent swap” (those where the rating of the certificates does not depend on the terms and conditions of the swap) the swap agreement must provide that if the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction:

  (1)         obtain a replacement swap agreement with an eligible counterparty, the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate);

  (2)         cause the counterparty to post collateral with the issuing entity in an amount equal to all payments owed by the counterparty if the swap transaction were terminated; or

  (3)         terminate the swap agreement in accordance with its terms; and

(f)     permits the issuing entity to make termination payments to the swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or depositor.

Some transactions are not covered by the underwriter’s exemption or any other exemption. The underwriter’s exemption does not exempt the acquisition, holding and disposition of securities by benefit plans sponsored by the depositor, the underwriters, the owner trustee, the administrator, the indenture trustee, the servicer, the insurer, the swap counterparty or any “obligor” (as defined in the underwriter’s exemption) with respect to receivables included in the issuing entity constituting more than 5% of the aggregate unamortized outstanding principal balance of the assets in the restricted group or any affiliates of these parties. Moreover, the exemptive relief from the self-dealing/conflict-of-interest prohibited transaction rules of ERISA is available for other benefit plans only if, among other requirements:

•	a benefit plan’s investment in the notes or certificates does not exceed 25% of all of the notes or certificates outstanding at the time of the acquisition;

•

immediately after the acquisition, no more than 25% of the assets of a benefit plan with respect to which the person who has discretionary authority to render investment advice are invested in securities representing an interest in an issuing entity containing assets sold or serviced by the same entity; and

•

in the case of the acquisition of notes or certificates in connection with their initial issuance, at least 50% of such securities are acquired by persons independent of the restricted group and at least 50% of the aggregate interest in the related issuing entity is acquired by persons independent of the restricted group.

The underwriter’s exemption will also apply to transactions in connection with the servicing, management and operation of the issuing entity, provided that, in addition to the general requirements described above, (a) these transactions are carried out in accordance with the terms of a binding servicing agreement and (b) the servicing agreement is provided to, or described in all material respects in the prospectus provided to, investing benefit plans before the plans purchase the notes or certificates issued by the issuing entity. All transactions relating to the servicing, management and operations of the issuing entity will be carried out in accordance with the administration agreement, indenture and servicing agreements, which will be described in all material respects in this prospectus and the applicable prospectus supplement.

Each purchaser that is purchasing the notes or certificates in reliance on the underwriter’s exemption will be deemed to represent that it qualifies as an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities Act. In addition, each prospective purchaser of notes or certificates in reliance on the underwriter’s exemption should consider the possibility that the rating of a note or certificate may change during the period that note or certificate is held. If the rating were to decline below BBB- (or the equivalent rating), the note or certificate could no longer be transferred to a plan in reliance on the exemption, other than to an insurance company general account that meets the requirements of Section I and III of PTCE 95-60. If the ratings decline below one of the four highest generic rating categories from an Exemption Rating Agency, each transferee will be deemed to represent that either (a) it is not purchasing the notes or certificates with plan assets of a benefit plan, or (b) it is an insurance company using the assets of its general account (within the meaning of PTCE 95-60) to purchase the notes or certificates and that it is eligible for and satisfies all of the requirements of Sections I and III of PTCE 95-60.

For more information, including whether an underwriter’s exemption is likely to provide relief for a particular class of notes or certificates, see “Certain ERISA Considerations” in the applicable prospectus supplement. If you are a benefit plan fiduciary considering the purchase of the notes or certificates, you should consult with your counsel with respect to whether the issuing entity will be deemed to hold plan assets and the applicability of the underwriter’s exemption or another exemption from the prohibited transaction rules and determine on your own whether all conditions have been satisfied and whether the notes or certificates are an appropriate investment for a benefit plan under ERISA and the Internal Revenue Code.

UNDERWRITING

The depositor may offer and sell the securities of a series, or may cause the related issuing entity to sell the securities of a series, in one or more of the following ways: (1) directly to one or more purchasers; (2) through agents; or (3) through underwriters. Subject to the terms and conditions set forth in one or more underwriting agreements with respect to the securities of a series that are offered and sold through underwriters, the depositor will agree to sell or cause the related issuing entity to sell to the underwriter(s) named in the applicable prospectus supplement, and each of the underwriters will severally agree to purchase, the principal amount of each class of securities, as the case may be, of the related series set forth in the related underwriting agreement and in the applicable prospectus supplement. One or more classes of a series may not be subject to an underwriting agreement. Any of these classes may be retained by the depositor or will be sold in private placement.

Any underwriter or agent participating in the distribution of securities, including notes offered by this prospectus, is, and any agent participating in the distribution of securities, including notes offered by this prospectus, may be deemed to be, an underwriter of those securities under the Securities Act of 1933 and any discounts or commissions received by it and any profit realized by it on the sale or resale of the securities may be deemed to be underwriting discounts and commissions.

In the underwriting agreement with respect to any given series of securities, the applicable underwriter(s) will agree, subject to the terms and conditions set forth in the underwriting agreement, to purchase all the securities offered by the applicable prospectus supplement if any of those securities are purchased. In the event of a default by any underwriter, each underwriting agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

Each applicable prospectus supplement will either:

•

set forth the price at which each class of securities being offered thereby initially will be offered to the public and any concessions that may be offered to dealers participating in the offering of the securities; or

•

specify that the related securities are to be resold by the underwriter(s) in negotiated transactions at varying prices to be determined at the time of sale. After the initial public offering of any securities, the public offering prices and concessions may be changed.

Each underwriting agreement will provide that the applicable originator and/or the depositor, as specified, will indemnify the related underwriters against specified civil liabilities, including liabilities under the Securities Act or contribute to payments the several underwriters may be required to make in respect thereof. Except to the extent set forth in the applicable prospectus supplement, each issuing entity may invest funds in its Issuing Entity Accounts in Permitted Investments acquired from the underwriters or from the applicable originator, the depositor or any of their affiliates.

Underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the securities in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. The underwriters do not have an “overallotment” option to purchase additional securities in the offering, so syndicate sales in excess of the offering size will result in a naked short position. The underwriters must close out any naked short position through syndicate covering transactions in which the underwriters purchase securities in the open market to cover the syndicate short position. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that would adversely affect investors who purchase in the offering. Stabilizing transactions permit bids to purchase the security so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction. These over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the securities to be higher than they would otherwise be in the absence of these transactions. Neither the depositor nor any of the underwriters will represent that they will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice.

Pursuant to each underwriting agreement with respect to a given series of securities, the closing of the sale of any class of securities subject to the underwriting agreement will be conditioned on the closing of the sale of all other classes of securities of that series also subject to the underwriting agreement.

FORWARD-LOOKING STATEMENTS

This prospectus, including information included or incorporated by reference in this prospectus, may contain certain forward-looking statements. In addition, certain statements made in future SEC filings by the applicable originator, the issuing entity or the depositor, in press releases and in oral and written statements made by or with the applicable originator’s, the issuing entity’s or the depositor’s approval may constitute forward-looking statements. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements include information relating to, among other things, continued and increased business competition, an increase in delinquencies (including increases due to worsening of economic conditions), changes in demographics, changes in local, regional or national business, economic, political and social conditions, regulatory and accounting initiatives, changes in customer preferences, and costs of integrating new businesses and technologies, many of which are beyond the control of the applicable originator, FTH LLC, the sponsor, the issuing entity or the depositor. Forward-looking statements also include statements using words such as “expect,” “anticipate,” “hope,” “intend,” “plan,” “believe,” “estimate” or similar expressions. The applicable originator, the issuing entity and the depositor have based these forward-looking statements on their current plans, estimates and projections, and you should not unduly rely on them.

Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions, including the risks discussed below. Future performance and actual results may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond the ability of the applicable originator, FTH LLC, the sponsor, the issuing entity or the depositor to control or predict. The forward-looking statements made in this prospectus speak only as of the date stated on the cover of this prospectus. The applicable originator, the issuing entity and the depositor undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

REPORTS TO SECURITYHOLDERS

Unless and until securities in definitive registered form are issued, monthly and annual reports containing information concerning the issuing entity and prepared by the servicer will be sent on behalf of the issuing entity to Cede & Co., as nominee of DTC and the registered holder of the related global securities, pursuant to the related servicing agreement or other applicable transaction documents. These reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The servicer does not intend to send any financial reports of the originators to securityholders. The servicer will file with the SEC all required annual, monthly and special SEC reports and other information about the issuing entity.

WHERE YOU CAN FIND MORE INFORMATION

Fifth Third Holdings Funding, LLC, as depositor, has filed a registration statement with the SEC relating to the securities. This prospectus and the applicable prospectus supplement for each series are parts of our registration statement. This prospectus does not contain, and the applicable prospectus supplement will not contain, all of the information in our registration statement. For further information, please see our registration statement and the accompanying exhibits which we have filed with the SEC. This prospectus and any applicable prospectus supplement may summarize contracts and/or other documents. For further information, please see the copy of the contract or other document filed as an exhibit to the registration statement. You can obtain copies of the registration statement from the SEC upon payment of the prescribed charges, or you can examine the registration statement free of charge at the SEC’s offices. Reports and other information filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F. Street, NE, Washington, D.C., 20549. Copies of the material can be obtained from the Public Reference Section of the SEC at 100 F. Street, NE, Washington D.C., 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Section by calling 1-800-732-0330. The SEC also maintains a site on the World Wide Web at http://www.sec.gov at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the EDGAR system. Our SEC filings may be located by using the SEC Central Index Key (CIK) for the depositor, 0001405332. For purposes of any electronic version of this prospectus, the preceding uniform resource locator, or URL, is an inactive textual reference only. We have taken steps to ensure that this URL was inactive at the time we created any electronic version of this prospectus.

At such time as may be required or permitted under relevant SEC rules and regulations, we may provide static pool information otherwise required to be set forth in this prospectus through an Internet web site. If we determine to do so, the prospectus supplement accompanying this prospectus will disclose the specific Internet address where the information is posted.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Such information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the most recently printed information rather than contradictory information included in this prospectus or the applicable prospectus supplement. Information that will be incorporated by reference with respect to a series will be filed under the name of the issuing entity for that series.

As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing us at Fifth Third Holdings Funding LLC, c/o Fifth Third Bank Legal Department, 38 Fountain Square Plaza, MD 10AT76, Cincinnati, Ohio 45263 or calling us at (800) 972-3030.

LEGAL MATTERS

Relevant legal matters relating to the issuance of the securities of any series will be passed upon for the depositor by Mayer Brown LLP.

GLOSSARY

“Closing Date” means, with respect to any series of securities, the date of initial issuance of that series of securities.

“collection period” means a fiscal month of the servicer immediately preceding the month in which the related payment date occurs or a calendar month, as specified in the applicable prospectus supplement; however, the initial collection period will begin and end on the dates specified in the applicable prospectus supplement.

“Controlling Class” means, with respect to any issuing entity, the class or classes of notes and/or certificates designated as the initial “controlling class” in the applicable prospectus supplement so long as they are outstanding, and thereafter each other class or classes of notes and/or certificates in the order of priority designated in the applicable prospectus supplement.

“defaulted receivable” has the meaning set forth in the applicable prospectus supplement.

“Financial Institution” means any securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business.

“Foreign Person” means any person other than (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia, (iii) an estate the income of which is includable in gross income for United States federal income tax purposes, regardless of its source, or (iv) a trust, if a United States court is able to exercise primary supervision over the administration of such trust and one (1) or more U.S. Persons has the authority to control all substantial decisions of the trust or if it has made a valid election under U.S. Treasury regulations to be treated as a domestic trust.

“Issuing Entity Accounts” means the collection account and any other accounts to be established with respect to an issuing entity, including any principal distribution account, certificate distribution account, pre- funding account, reserve account, spread account or yield supplement account, which accounts will be described in the applicable prospectus supplement.

“Net Pool Balance” means, as of any date, with respect to any issuing entity, the aggregate outstanding principal balance of the related receivables (other than defaulted receivables) as of that date.

“Note Factor” means, with respect to any class of securities issued by an issuing entity, a six-digit decimal which the servicer may compute each month indicating the outstanding note balance of that class of securities at the end of the month as a fraction of the original outstanding balance of that class of securities.

“Partnership Certificates” means certificates or membership interests, including Strip Certificates, and Strip Notes issued by a Tax Partnership. Reference to a holder of these certificates shall be to the beneficial owner thereof.

“Payment Date” means, with respect to any series of securities, the day on which a principal or interest payment is to be made on those securities (or if that day is not a business day on the next succeeding business day).

“Permitted Investments” has the meaning set forth in the applicable prospectus supplement.

“Pool Factor” means, with respect to any issuing entity, a six-digit decimal which the servicer may compute each month indicating the Net Pool Balance at the end of the month as a fraction of the original Net Pool Balance plus the aggregate outstanding principal balance of any subsequent receivables added to the issuing entity as of the applicable subsequent cutoff date.

“Prepayment Assumption” means the method used to assume the anticipated rate of prepayments in pricing a debt instrument.

“Rating Agency Condition” has the meaning set forth in the applicable prospectus supplement.

“Record Date” means, with respect to any payment date or redemption date, (i) for any definitive securities, the close of business on the last business day of the calendar month immediately preceding the calendar month in which such payment date or redemption date occurs, (ii) for any book-entry securities, the close of business on the business day immediately preceding such payment date or redemption date, or (iii) any other day specified in the applicable prospectus supplement.

“Scheduled Interest Method” means the method of calculating interest due on a motor vehicle receivable without regard to the period of time which has elapsed since the preceding payment was made, using a method which may consist of (i) the method known as the Rule of 78s or sum-of-the-digits method, (ii) the method known as the actuarial method and applying a pre-determined interest payment schedule or (iii) the method known as the actuarial method determining interest when payments are received (in variation of the Simple Interest Method).

“Scheduled Interest Receivables” are receivables that provide for amortization of the amount financed over a series of fixed, level-payment monthly installments and for which interest is calculated using the Scheduled Interest Method. Each monthly installment, including the monthly installment representing the final payment on the receivable, consists of an amount of interest equal to 1/12 of the contract rate of the amount financed multiplied by the unpaid principal balance of the amount financed, and an amount of principal equal to the remainder of the monthly payment.

“SEC” means the Securities and Exchange Commission.

“Short-Term Note” means any note that has a fixed maturity date of not more than one year from the issue date of that note.

“Simple Interest Method” means the method of calculating interest due on a motor vehicle retail installment sale contract and/or installment loan on a daily basis based on the actual outstanding principal balance of the receivable on that date.

“Simple Interest Receivables” means receivables pursuant to which the payments due from the obligors during any month are allocated between interest, principal and other charges based on the actual date on which a payment is received and for which interest is calculated using the Simple Interest Method.

“Special Tax Counsel” means Mayer Brown LLP, as special tax counsel to the depositor.

“Strip Certificates” means any class of certificates entitled to principal distributions with disproportionate, nominal or no interest distributions, or interest distributions with disproportionate, nominal or no principal distributions.

“Strip Notes” means any class of notes entitled to principal distributions with disproportionate, nominal or no interest distributions, or interest distributions with disproportionate, nominal or no principal distributions.

“Tax Non-Entity” means a trust or limited liability company in which all of the certificates or membership interests in that trust or limited liability company are owned by the depositor, and the depositor and the servicer agree to treat the trust or limited liability company as a division of the depositor and hence disregarded as a separate entity for purposes of federal, state and local income and franchise taxes.

“Tax Non-Entity Certificates” means certificates or membership interests issued by a Tax Non-Entity. References to a holder of these certificates means to the beneficial owner thereof.

“Tax Partnership” means a trust or limited liability company in which the depositor, the servicer and the applicable holders agree to treat certificates or membership interests, including Strip Certificates, and Strip Notes as equity interests in a partnership for purposes of federal, state and local income and franchise taxes.

“Tax Trust” means a trust in which the depositor, the servicer and the applicable certificateholders agree to treat the certificates of the trust as equity interests in a grantor trust for purposes of federal, state and local income and franchise taxes.

“Trust Certificates” means certificates issued by a Tax Trust. References to a holder of these certificates are intended to be references to the beneficial owner of the Trust Certificates.

INDEX OF PRINCIPAL TERMS

Acting General Counsel	52
administration agreement	28
amortization period	25
Assessment of Compliance	34
Attestation Report	34
Autodialer	17
Bancorp	14
Bankruptcy Code	47
benefit plan	67
CFPB	14
chattel paper	40
Clearstream	25
Closing Date	76
collection period	76
contribution agreement	28
Controlling Class	76
dealers	16
defaulted receivable	76
depositor	12, 14
disqualified persons	67
Dodd-Frank Act	51
DTC	22, 25
eligible counterparty	70
eligible swap	70
ERISA	67
Euroclear	25
event of default	37
Exchange Act	20
Exemption Rating Agency	68
FATCA	59
FDAP	59
FDIC	14
FDIC Rule	48
FDIC Rule Covenant	48
Federal Reserve Board	14
Fifth Third	16
Fifth Third Bank	12, 14
Financial Institution	76
Foreign Person	57, 76
FTC Rule	44
FTH LLC	14
HDC Rule	44
Initial Certificateholder	55
Internal Revenue Code	37
IRS	54
Issuing Entity Accounts	76
issuing entity property	12
Net Pool Balance	76
Note Factor	21, 76

NRSRO	68
OID	56
OLA	51
parties in interest	67
Partnership Certificates	55, 76
Payment Date	76
Permitted Investments	76
Pool Factor	21, 76
Prepayment Assumption	76
prohibited transaction	67
PTCE	67
purchase agreement	28
QPAM	70
qualified plan investor	70
Rating Agency Condition	77
receivables pool	19
Record Date	77
regulation	67
Relief Act	9, 46
restricted group	69
revolving period	24
sale agreement	28
sale agreements	28
Scheduled Interest Method	77
Scheduled Interest Receivables	77
SEC	77
Securities Act	31
servicing agreement	28
servicing agreements	28
Short Term Note	77
Simple Interest Method	77
Simple Interest Receivables	77
Special Tax Counsel	77
sponsor	14
Strip Certificates	77
Strip Notes	77
stripped bonds	61
swap	70
swap agreement	70
Tax Non-Entity	55, 77
Tax Non-Entity Certificates	55, 77
Tax Partnership	55, 77
Tax Trust	55, 78
transfer agreement	28
transfer agreements	28
transferor	28
Trust Certificates	78
U.S. Person	55
United States Person	55

I-1

No dealer, salesperson or other person has been authorized to give any information or to make any representations not contained in this prospectus supplement and the accompanying prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor, the servicer or the underwriters. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the notes offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus supplement and the prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this prospectus supplement or the accompanying prospectus, respectively.

Fifth Third Auto Trust 2014-3

Issuing Entity

Class A-1 Notes		$	218,000,000
Class A-2-A Notes Class A-2-B Notes	}	$	340,000,000
Class A-3 Notes		$	340,000,000
Class A-4 Notes		$	102,000,000

Fifth Third Holdings Funding, LLC

Depositor

Fifth Third Bank

Sponsor and Servicer

PROSPECTUS

SUPPLEMENT

Barclays	Credit Suisse	Deutsche Bank Securities	Wells Fargo Securities

Joint Bookrunners

Fifth Third Securities

Manager

Until                     , 2015, all dealers effecting transactions in the notes, whether or not participating in this distribution, may be required to deliver a prospectus supplement and the prospectus to which it relates. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.